UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

$5,819.73

(2)	Form, Schedule or Registration Statement No.:

Registration Statement on Form S-4

(3)	Filing Party:

Tower Group, Inc.

(4)	Date Filed:

July 31, 2009

120 Broadway 31st Floor New York, NY 10271	222 S. Riverside Plaza Suite 1600 Chicago, IL 60606-6001

PROPOSED MERGER — YOUR VOTE IS VERY IMPORTANT

To the stockholders of Specialty Underwriters’ Alliance, Inc., which we refer to as “SUA”:

On June 21, 2009, Tower Group, Inc., which we will refer to as “Tower,” Tower S.F. Merger Sub Corporation, which we refer to as “Merger Sub,” a wholly-owned subsidiary of Tower, and SUA entered into an Agreement and Plan of Merger and on July 22, 2009, Tower, Merger Sub and SUA executed an Amended and Restated Agreement and Plan of Merger effective as of June 21, 2009, which we refer to as the “merger agreement.”

Subject to stockholder approval as described herein and satisfaction or waiver of the other conditions specified in the merger agreement, on the closing date of the merger, which we refer to as the “closing date,” Merger Sub will be merged with and into SUA upon the terms and subject to the conditions set forth in the merger agreement, which we refer to as the “merger,” and SUA will continue as the surviving corporation and will succeed to and assume all the rights and obligations of Merger Sub.

Under the terms of the merger agreement, each share of SUA common stock, par value $0.01, which we refer to as “SUA common stock,” and each share of SUA Class B common stock, par value $0.01, which we refer to as “SUA Class B common stock” and, collectively with the SUA common stock, as “SUA stock,” excluding any shares held in treasury by SUA, owned by Tower or any wholly-owned subsidiary of Tower, owned by any direct or indirect subsidiary of SUA (other than SUA stock held in an investment portfolio), and any shares of SUA Class B common stock as to which appraisal rights have been exercised pursuant to Section 262 of the General Corporation Law of the State of Delaware, will be converted into the right to receive, subject to adjustment as set forth in the merger agreement, a fraction of a share of Tower common stock equal to the product of one share of SUA stock and the exchange ratio. The exchange ratio is determined by reference to the average Tower stock price, which is the volume-weighted average price per share of Tower common stock on the NASDAQ Global Select Market for the 15 trading day window immediately preceding the fifth business day prior to the closing date, and will be fixed at 0.28 if the average Tower stock price is greater than or equal to $23.25 and less than or equal to $27.75. If the average Tower stock price is greater than $27.75, the exchange ratio will be adjusted downward to provide SUA stockholders with a fixed value per share of $7.77. If the average Tower stock price is less than $23.25 but greater than or equal to $20.00, the exchange ratio will be adjusted upward to provide SUA stockholders with a fixed value per share of $6.51. However, if the average Tower stock price is less than $20.00, the exchange ratio will be fixed at 0.3255, and SUA will have the right, for a limited period, to terminate the merger agreement, unless Tower elects to add additional shares of Tower common stock to provide SUA stockholders with a value per share of $6.51, as described in “The Merger Agreement — Terms of the Merger — SUA Walk-Away Right; Tower Top-Up Right” below. Tower will not issue any fractional shares; instead, SUA stockholders will receive an amount in cash in lieu of the fractional share interest to which such stockholders would otherwise be entitled pursuant to the merger agreement.

SUA will hold a special meeting of stockholders, which we refer to as the “SUA special meeting”, on November 10, 2009 at 9:00 a.m. central standard time, at 222 South Riverside Plaza, 19th Floor, in the Cook County Room, Chicago, IL 60606. At the SUA special meeting, SUA will ask you (i) to adopt the merger agreement; and (ii) approve the adjournment or postponement of the SUA special meeting for the solicitation of additional proxies in the event there are not sufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement.

Before the merger can be completed, holders of the outstanding shares of SUA common stock must adopt the merger agreement by the requisite stockholder vote at the SUA special meeting.

As of October 7, 2009, directors and executive officers of SUA held and were entitled to vote 290,632 shares of SUA common stock or approximately 2.0% of the voting power of the issued and outstanding shares of SUA common stock. Please see the sections of this proxy statement/prospectus entitled “SUA Special Meeting — Voting by SUA Directors and Executive Officers” for additional information. It is currently expected that SUA’s directors and executive officers will vote their shares in favor of adopting the merger agreement and other proposals described in this proxy statement/prospectus, although none of them have entered into any agreements obligating them to do so.

Immediately following the merger, based upon Tower’s present capitalization, and assuming an average Tower stock price between $23.25 and $27.75, SUA stockholders will own approximately 10% of the issued and outstanding shares of Tower common stock. Based upon the closing price of a share of Tower common stock on the NASDAQ Global Select

Market on October 7, 2009, the most recent practicable date before the printing of this proxy statement/prospectus, we estimate that Tower will issue approximately 4,460,099 shares of Tower common stock, in the aggregate, in the merger.

Tower common stock is traded on the NASDAQ Global Select Market under the symbol “TWGP”, and the closing price of a share of Tower common stock on October 7, 2009 was $23.90 per share. Shares of SUA common stock, which are currently traded on the NASDAQ Global Market under the symbol “SUAI”, will be delisted upon completion of the merger. The closing price of a share of SUA common stock on October 7, 2009 was $6.40 per share.

SUA’s board of directors has approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of SUA and its stockholders and resolved to recommend that SUA’s stockholders vote in favor of the adoption of the merger agreement. SUA’s board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment or postponement of the SUA special meeting for the solicitation of additional proxies in the event there are not sufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement.

This proxy statement/prospectus provides SUA stockholders with detailed information about the special meeting and the proposed merger. You can also obtain information from publicly available documents filed by Tower and SUA with the Securities and Exchange Commission, which we refer to as the “SEC.” Tower and SUA encourage you to read this entire document carefully, including the section entitled “Risk Factors” below.

Your vote is very important. Whether or not you plan to attend the SUA special meeting, please take time to vote on the proposal by completing and mailing the enclosed proxy card.

Sincerely,

Michael H. Lee Chairman of the Board of Directors, President and Chief Executive Officer of Tower Group, Inc.	Courtney C. Smith President, Chief Executive Officer and Chairman of the Board of Directors of Specialty Underwriters’ Alliance, Inc.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger, approved or disapproved of the transaction, passed upon the merits or fairness of the transaction or determined if this proxy statement/prospectus is adequate, accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated October 9, 2009 and is first being mailed to stockholders of SUA on or about October 13, 2009.

SOURCES OF ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference information set forth in documents filed by Tower and SUA with the SEC, and those documents include important business and financial information about each company that is not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this document through the SEC website at www.sec.gov or by requesting them in writing or by telephone at the appropriate address or telephone number below:

Tower Group, Inc. 120 Broadway 31st Floor New York, NY 10271 Attention: Elliot S. Orol Telephone Number: (212) 655-2000	Specialty Underwriters’ Alliance, Inc. 222 S. Riverside Plaza Suite 1600 Chicago, IL 60606-6001 Attention: Scott W. Goodreau Telephone Number: (312) 277-1600

If you would like to request documents, in order to ensure timely delivery, you must do so at least five business days before the date of the SUA special meeting. This means SUA stockholders must request this information no later than November 3, 2009. Tower or SUA, as the case may be, will mail properly requested documents to requesting stockholders by first class mail, or another equally prompt means, within one business day after receipt of such request.

For further information, see “Where You Can Find More Information” below.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 10, 2009

To the Stockholders of Specialty Underwriters’ Alliance, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Specialty Underwriters’ Alliance, Inc. (“SUA”) will be held on November 10, 2009 at 9:00 a.m. central standard time, at 222 South Riverside Plaza, 19th Floor, in the Cook County Room, Chicago, IL 60606 for the following purposes:

•	to adopt the Amended and Restated Agreement and Plan of Merger (the “merger agreement”), executed on July 22, 2009 and effective as of June 21, 2009, among SUA, Tower Group, Inc. (“Tower”) and Tower S.F. Merger Corporation, a wholly-owned subsidiary of Tower (“Merger Sub”); and

•	to approve the adjournment or postponement of the special meeting for the solicitation of additional proxies in the event there are not sufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement.

Only those persons who were holders of record of SUA’s common stock, par value $0.01 (“SUA common stock”), at the close of business on September 25, 2009 will be entitled to notice of, to attend and to vote at, the special meeting and any adjournment or postponement thereof. Holders of Class B common stock, par value $0.01 (“SUA Class B common stock”), are not entitled to vote at the special meeting or any adjournment or postponement thereof. As of September 25, 2009, the SUA record date, there were 14,574,596 shares of SUA common stock outstanding. Each holder of SUA common stock is entitled to one vote for each share of SUA common stock owned on the SUA record date. If you own shares through a broker or other nominee and you want to have your vote counted, you must instruct your broker or nominee to vote. Approval of the proposal to adopt the merger agreement requires the affirmative vote of a majority of the outstanding shares of SUA common stock entitled to vote thereon at the SUA special meeting. Approval of the adjournment or postponement of the special meeting for solicitation of additional proxies in the event there are not sufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement requires the affirmative vote of a majority of the of the shares of SUA common stock entitled to vote thereon at the SUA special meeting and present, in person or represented by proxy, at the special meeting.

For more information about the merger of Merger Sub with and into SUA upon the terms and subject to the conditions set forth in the merger agreement, the “merger”, and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement/prospectus and the merger agreement attached to it as Annex A.

SUA’s board of directors has approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of SUA and its stockholders and resolved to recommend that SUA’s stockholders vote in favor of the adoption of the merger agreement.

SUA’s board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment or postponement of the SUA special meeting for the solicitation of additional proxies in the event there are not sufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement.

By Order of the Board of Directors,

/s/  Courtney C. Smith
Chairman of the Board of Directors

Dated: October 9, 2009
Chicago, Illinois

IMPORTANT:

REGARDLESS OF HOW MANY SHARES OF SUA COMMON STOCK YOU OWN AS OF THE SUA RECORD DATE, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

Page

SUA CORPORATE GOVERNANCE	92
Independence	92
Corporate Governance Guidelines and Principles	92
Code of Business Conduct and Ethics	92
Board Committees	92
Director and Executive Officer Stock Ownership Guidelines	96
Communication with the Board of Directors	96
Certain Relationships and Transactions	97
SUA SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	98
Security Ownership	98
Section 16(a) Beneficial Ownership Reporting Compliance	100
STOCKHOLDER PROPOSALS	100
DESCRIPTION OF TOWER CAPITAL STOCK	101
COMPARISON OF RIGHTS OF TOWER STOCKHOLDERS AND SUA STOCKHOLDERS	105
LEGAL MATTERS	108
EXPERTS	108
WHERE YOU CAN FIND MORE INFORMATION	108
List of Annexes
Annex A Amended and Restated Agreement and Plan of Merger, executed on July 22, 2009 and effective as of June 21, 2009, by and among Tower, SUA and Merger Sub	A-1
Annex B Fairness Opinion of FBR Capital Markets & Co., dated June 21, 2009	B-1
Annex C Section 262 of the General Corporation Law of the State of Delaware	C-1
Annex D CastlePoint Audited Historical Consolidated Financial Statements as at December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006	D-1
Annex E HIG, Inc. Audited Historical Consolidated Financial Statements for the years ended December 31, 2008 and 2007	E-1
Annex F  Hermitage Insurance Company and Subsidiary Audited Historical Consolidated Financial Statements for the years ended December 31, 2007 and 2006 and for the periods January 1, 2005 through June 2, 2005 (predecessor) and June 3, 2005 through December 31, 2005 (successor)
F-1

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:	When and where is the SUA special meeting?

A:	The SUA special meeting will take place on November 10, 2009 at 9:00 a.m. central standard time, at 222 South Riverside Plaza, 19th Floor, in the Cook County Room, Chicago, IL 60606.

Q:	On what am I being asked to vote?

A:	At the SUA special meeting, holders of shares of SUA common stock will be asked (1) to adopt the merger agreement, which is also referred to as the “merger proposal”; and (2) to approve the adjournment or postponement of the SUA special meeting for the solicitation of additional proxies in the event there are not sufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement.

Q:	What will happen in the merger?

A:	If SUA stockholder approval as described herein is obtained and all other conditions to the merger have been satisfied or waived, Merger Sub will merge with and into SUA, upon the terms and subject to the conditions set forth in the merger agreement. Upon the completion of the merger, the separate corporate existence of Merger Sub will cease and SUA will continue as the surviving corporation in the merger, succeed to and assume all the rights and obligations of Merger Sub and be a wholly-owned subsidiary of Tower.

Q:	Why are the parties proposing to merge?

A:	SUA and Tower believe that the merger will (a) provide the opportunity to share profit center resources in the specialty property and casualty insurance market and consolidate certain functions, resulting in cost savings to the combined company, (b) provide the opportunity to create long-term stockholder value by increasing the growth of SUA’s business by cross-selling products with Tower and accessing Tower’s higher “A−” A.M. Best Company rating (the 4th highest of 15 rating levels) instead of SUA’s lower “B+” A.M. Best Company rating (the 6th highest of 15 rating levels) and Tower’s higher capital base, (c) allow Tower and SUA to manage market cycles through diversity of lines of business and geography while maintaining a culture of disciplined underwriting and pricing and (d) provide the opportunity to achieve enhanced growth opportunities and leverage SUA’s scalable infrastructure.

In addition, Tower believes that the merger will, among other benefits, (a) allow for the expansion of Tower’s underwriting capacity in the specialty property and casualty insurance market, which will further broaden Tower’s product offerings and (b) provide the opportunity for Tower to utilize SUA’s office headquarters to develop Tower’s brokerage business written through retail and wholesale agents in the midwestern United States.

SUA further believes that the merger consideration payable to SUA stockholders represents a significant premium to the price of SUA’s common stock prior to the announcement of the transaction and that the market for Tower common stock represents a significantly more liquid market than the market for SUA common stock prior to the announcement of the transaction.

Please see “The Merger — SUA’s Reasons for the Merger” and “The Merger — Tower’s Reasons for the Merger” below for additional information.

Q:	What will SUA stockholders receive in the merger?

A:	Under the terms of the merger agreement, each outstanding share of SUA common stock and each outstanding share of SUA Class B common stock, excluding any shares held in treasury by SUA, owned by Tower or any wholly-owned subsidiary of Tower, owned by any direct or indirect subsidiary of SUA (other than SUA stock held in an investment portfolio), and any shares of SUA Class B common stock as to which appraisal rights have been exercised pursuant to Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL,” will be converted into the right to receive, subject to adjustment as set forth in the merger agreement, a fraction of a share of Tower common stock equal to the product of one share of SUA stock and the exchange ratio, which we refer to as the “merger consideration.” The exchange ratio is determined by reference to the “average Tower stock price,” which is the volume-weighted average price per share of Tower common stock on the NASDAQ Global Select Market for the 15 trading day window immediately preceding the fifth business day prior to the closing date, and will be fixed at 0.28 if the average Tower stock price is greater than or equal to $23.25 and less than or equal to $27.75. If the average stock price is greater than $27.75, the exchange ratio will be adjusted downward to provide SUA stockholders with a fixed value per share of $7.77. If the average Tower stock price is less than $23.25 but greater than or equal to $20.00, the exchange ratio will be adjusted upward to provide SUA stockholders with a fixed value per share of $6.51. However, if the average Tower stock price falls below $20.00, the exchange ratio will be fixed at 0.3255, and SUA will have the right, for a limited period, to terminate the merger agreement, unless Tower elects to add additional shares of Tower common stock to provide SUA stockholders with a value per share of $6.51. SUA stockholders will not receive any fractional shares of Tower common stock in the merger. Instead, SUA stockholders will be paid cash in lieu of the fractional share interest to which such stockholders would otherwise be entitled as described under the section entitled “The Merger Agreement — Terms of the Merger” below.

Q:	Are SUA stockholders able to exercise appraisal rights?

A:	With respect to SUA Class B common stock, yes. Under the DGCL, which governs the merger, holders of shares of SUA Class B common stock have the right to seek appraisal of their issued and outstanding SUA Class B common stock. In order to exercise appraisal rights, holders of SUA Class B common stock must, within twenty days after the date of mailing this proxy statement/prospectus, demand in writing the appraisal of their shares of SUA Class B common stock from SUA. The right to seek appraisal requires strict compliance with the procedures contained in Section 262 of the DGCL. Failure to follow any of these procedures may result in the termination or waiver of appraisal rights.

With respect to SUA common stock, no. Under the DGCL, holders of SUA common stock will not be entitled to exercise any appraisal rights in connection with the merger. For more information, see the section entitled “The Merger — Appraisal Rights” below.

Q:	When do the parties expect to complete the merger?

A:	The parties expect to complete the merger in December of 2009, although there can be no assurance that the parties will be able to do so.

Q:	How will the combined company be managed?

A:	It is expected that the current senior management team of Tower, including Michael H. Lee, who is currently serving as the chairman of the board of directors, president and chief executive officer of Tower, will continue in their respective positions and manage the combined company.

Q:	What will be the composition of the board of directors of Tower following the merger?

A:	The composition of the board of directors of Tower is not expected to change as a result of the merger.

Q:	Why is my vote important?

A:	If you do not submit a proxy or vote in person at the special meeting, it will be more difficult for SUA to obtain the necessary quorum to hold the meeting. Your failure to submit a proxy or to vote in person will have the same effect as a vote against the merger proposal. If you hold your shares through a broker, your broker will not be able to cast a vote on the adoption of the merger agreement without instructions from you.

Q:	What constitutes a quorum for the meeting?

A:	A majority of the outstanding shares having voting power being present, in person or represented by proxy constitutes a quorum for the meeting.

v

Q:	What stockholder vote is required to approve the items to be voted on at the SUA special meeting?

A:	Merger proposal: The affirmative vote of a majority of the outstanding shares of SUA common stock entitled to vote at the SUA special meeting is required to adopt the merger agreement.

Adjournment of meeting: The affirmative vote of a majority of the shares of SUA common stock entitled to vote and present, in person or represented by proxy, at the special meeting is required to adjourn or postpone the special meeting for solicitation of additional proxies in the event there are not sufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement.

Holders of shares of SUA Class B common stock are not entitled to vote at the SUA special meeting, including with respect to the merger proposal.

Q:	Does the board of directors recommend adoption of the merger agreement?

A:	Yes. The SUA board of directors approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the approval of a proposal to adjourn or postpone the special meeting for solicitation of additional proxies in the event there are not sufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement.

Q:	What is the record date for the special meeting?

A:	The record date for the SUA special meeting is September 25, 2009, which we refer to as the “SUA record date.” Holders of SUA common stock and holders of SUA Class B common stock on the record date are entitled to notice of the SUA special meeting, but only holders of shares of SUA common stock at the close of business on the SUA record date are entitled to vote at the SUA special meeting or any adjournment or postponement thereof.

Q:	What do I need to do now?

A:	The parties urge you to read carefully this proxy statement/prospectus, including its annexes hereto and the documents incorporated by reference herein. You also may want to review the documents referenced under the section “Where You Can Find More Information” below and consult with your accounting, legal and tax advisors.

Q:	How do I vote my shares?

A:	Holders of shares of SUA common stock may indicate how they want to vote on their proxy card and then sign, date and mail their proxy card in the enclosed return envelope or as otherwise set forth in the proxy card as soon as possible so that their SUA common stock may be represented at the SUA special meeting. Holders of shares of SUA common stock may also attend the SUA special meeting in person instead of submitting a proxy.

Holders of shares of SUA Class B common stock may attend the SUA special meeting but are not entitled to vote at the SUA special meeting and need not complete a proxy card.

Q:	Who may attend the meeting?

A:	SUA stockholders (or their authorized representatives) and SUA’s invited guests may attend the meeting. Verification of stock ownership will be required at the meeting. If you own your shares in your own name or hold them through a broker (and can provide documentation showing ownership such as a letter from your broker or a recent account statement) at the close of business on the record date (September 25, 2009), you will be permitted to attend the meeting.

Q:	How do I obtain directions to attend the special meeting in person?

A:	You may contact SUA Investor Relations at (312) 277-1600 or contact InvestorRelations@SUAInsurance.com to obtain directions to the special meeting.

Q:	What if I abstain from voting or do not vote?

A:	Abstentions of shares of SUA common stock will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists for a vote on any particular proposal, but will not be counted as votes cast in favor of such proposal. Accordingly, an abstention from voting a share of SUA common stock will have the same legal effect as a vote “AGAINST” the proposal. If a holder of shares of SUA common stock fails to return its proxy card, such shares will not be counted for purposes of such vote.

Q:	If my SUA common stock is held in a brokerage account or in “street name,” will my broker vote my shares for me?

A:	If you are an SUA stockholder, and if you do not provide your bank or broker with instructions on how to vote your street name shares, your bank or broker will not be permitted to vote them unless your bank or broker already has discretionary authority to vote such street name shares. Also, if your bank or broker has indicated on the proxy that it does not have discretionary authority to vote such street name shares, your bank or broker will not be permitted to vote them. Either of these situations results in a “broker non-vote.”

Q:	How are broker non-votes for the merger proposal treated?

A:	Broker non-votes for the adoption of the merger agreement will have the same legal effect as a vote “AGAINST” the adoption of the merger agreement and will have no effect on the proposal to approve the adjournment or postponement of the SUA special meeting. Holders of shares of SUA common stock, therefore, should provide their bank or broker with instructions on how to vote their shares, or arrange to attend the SUA special meeting and vote their shares in person to avoid a broker non-vote. If the bank or broker holds the shares and the holder of shares of SUA common stock attends the special meeting in person, the holder of shares of SUA common stock should bring a letter from his bank or broker identifying him as the beneficial owner of the shares and authorizing him to vote his shares at the meeting.

Q:	What do I do if I want to change my vote or revoke my proxy?

A:	Unless your proxy is irrevocable, you may change your vote at any time before the vote takes place at the SUA special meeting. To do so, you may either complete and submit a new proxy card with a later date or send a written notice to the corporate secretary of SUA stating that you would like to revoke your proxy. In addition, you may elect to attend the SUA special meeting and vote in person, as described above. However, if you hold your shares of SUA common stock through a bank, broker or other nominee, you may revoke your instructions only by informing the bank, broker or nominee in accordance with any procedures established by such nominee.

Q:	How will my shares be represented at the meeting?

A:	At the meeting, the officers named in your proxy card will vote your shares in the manner you requested if you correctly submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the SUA board of directors recommends, which is:

• FOR the adoption of the merger agreement; and

• FOR the approval of a proposal to adjourn or postpone the special meeting for solicitation of additional proxies in the event there are not sufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement.

Q:	Should I send in my SUA stock certificates now?

A:	No. If the merger is completed, written instructions will be sent to stockholders of SUA with respect to the exchange of their share certificates for the merger consideration described in the merger agreement.

Q:	Do I have to take any action now to exchange my shares held in book-entry form?

A:	No. SUA stockholders who hold their shares in book-entry form will receive instructions for the exchange of their shares for the merger consideration following the completion of the merger.

Q.	Are there risks associated with the merger that I should consider in deciding how to vote?

A.	Yes. There are a number of risks related to the merger and the other transactions contemplated by the merger agreement that are discussed in this proxy statement/prospectus and in other documents incorporated by reference or referred to in this proxy statement/prospectus. Please read with particular care the detailed description of the risks described in “Risk Factors” and in the Tower SEC filings and the SUA SEC filings referred to in “Where You Can Find More Information” below.

Q:	Will a proxy solicitor be used?

A:	Yes. SUA has engaged the Altman Group, Inc. to assist in the solicitation of proxies for the special meeting and SUA estimates it will pay the Altman Group, Inc. a fee of approximately $10,000. SUA has also agreed to reimburse the Altman Group, Inc. for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify the Altman Group, Inc. against certain losses, costs and expenses. In addition, our officers and employees may request the return of proxies by telephone or in person, but no additional compensation will be paid to them.

Q:	Who can I contact with any additional questions?

A:	If you have additional questions about the merger, you should contact SUA at:

Specialty Underwriters’ Alliance, Inc.
222 S. Riverside Plaza
Suite 1600
Chicago, IL 60606-6001
Attention: Scott W. Goodreau, Senior Vice President, General Counsel, Administration & Corporate Relations and Secretary
Telephone Number: (312) 277-1600

If you would like additional copies of this proxy statement/prospectus, or if you need assistance voting your shares, you should contact:

THE ALTMAN GROUP, INC. 1200 Wall Street West, 3rd Fl. Lyndhurst, NJ 07071 Call Toll-Free (866) 620-5668 Banks or Brokers Call Collect (201) 806-7300 Email: proxyinfo@altmangroup.com

Q:	Where can I find more information about the companies?

A:	You can find more information about Tower and SUA in the documents described under the section entitled “Where You Can Find More Information” below.

SUMMARY

This summary highlights selected information from this statement and may not contain all the information that is important to you. To fully understand the merger proposal and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the annexes hereto and documents incorporated by reference herein, and the other documents to which the parties have referred you. For information on how to obtain the documents that the parties have filed with the SEC, see the section entitled “Where You Can Find More Information” below.

Information About the Companies

SUA

SUA, through its wholly-owned subsidiary, SUA Insurance Company, offers specialty commercial property and casualty insurance products through independent general agents, or partner agents, that serve niche groups of insureds. These targeted customer groups require specialized knowledge due to their unique risk characteristics. Examples include tow trucks, professional employer organizations, public entities, and contractors. SUA’s innovative approach provides products and claims handling, allowing its partner agents to focus on distribution and customer relationships.

SUA is a Delaware corporation. SUA’s common stock trades on the NASDAQ Global Market under the symbol “SUAI.” SUA has an A.M. Best Company rating of “B+” (Good), which is the 6th highest of 15 rating levels. SUA’s principal executive offices are located at 222 South Riverside Plaza, Suite 1600, Chicago, Illinois 60606 and its telephone number is (888) 782-4672.

Tower

Tower, a Delaware corporation, through its subsidiaries, offers a broad range of specialized property and casualty insurance products and services to small to mid-sized businesses and to individuals primarily in the Northeast, Florida, Texas and California. Tower provides coverage for many different market segments, including nonstandard risks that do not fit the underwriting criteria of standard risk carriers due to factors such as type of business, location and premium per policy. Tower provides, on both an admitted and excess and surplus lines basis, commercial lines products comprised of commercial package, general liability, workers’ compensation, commercial auto and commercial umbrella policies to businesses such as residential and commercial buildings, retail and wholesale stores, food services and restaurants, artisan contractors and garage automotive services. Tower also provides personal lines products that insure modestly valued homes and dwellings as well as personal automobiles. These products are distributed through approximately 1,147 active retail agents that are serviced through twelve branch offices. Tower also distributes products through approximately 210 wholesale agents.

Tower common stock trades on the NASDAQ Global Select Market under the symbol “TWGP.” Tower has an A.M. Best Company rating of “A-” (Excellent), which is the 4th highest of 15 rating levels. Tower’s principal executive offices are located at 120 Broadway, 31st Floor, New York, New York 10271 and its telephone number is (212) 655-2000.

Merger Sub

Merger Sub, a Delaware corporation, is a wholly-owned subsidiary of Tower that was formed solely for the purpose of effecting the merger. Merger Sub has not conducted and will not conduct any business prior to the merger. Merger Sub’s principal executive offices are located at 120 Broadway, 31st Floor, New York, New York 10271 and its telephone number is (212) 655-2000.

Further details relating to Tower, Merger Sub and SUA are described in “Information About the Companies” below.

The Merger

Pursuant to the merger agreement, Merger Sub will merge with and into SUA, with SUA continuing as the surviving corporation and succeeding to and assuming all of the rights and obligations of Merger Sub. Immediately following the merger, based on Tower’s present capitalization and assuming an average Tower stock price between $23.25 and $27.75, SUA stockholders will own approximately 10% of the issued and outstanding shares of Tower common stock. The merger agreement is attached as Annex A to this proxy statement/prospectus. You should read the merger agreement in its entirety because it, and not this proxy statement/prospectus, is the legal document that governs the merger.

Under the terms of the merger agreement, each share of SUA stock, excluding any shares held in treasury by SUA, owned by Tower or any wholly-owned subsidiary of Tower, owned by any direct or indirect subsidiary of SUA (other than SUA stock held in an investment portfolio), and any shares of SUA Class B common stock as to which appraisal rights have been exercised pursuant to Section 262 of the DGCL, will be converted into the right to receive, subject to adjustment as set forth in the merger agreement, a fraction of a share of Tower common stock equal to the product of one share of SUA stock and the exchange ratio. The exchange ratio is determined by reference to the average Tower stock price, and will be fixed at 0.28 if the average Tower stock price is greater than or equal to $23.25 and less than or equal to $27.75. If the average Tower stock price is greater than $27.75, the exchange ratio will be adjusted downward to provide SUA stockholders with a fixed value per share of $7.77. If the average Tower stock price is less than $23.25 but greater than or equal to $20.00, the exchange ratio will be adjusted upward to provide SUA stockholders with a fixed value per share of $6.51. However, if the average Tower stock price is less than $20.00, the exchange ratio will be fixed at 0.3255, and SUA will have the right, for a limited period, to terminate the merger agreement, unless Tower elects to add additional shares of Tower common stock to provide SUA stockholders with a value per share of $6.51, as described in “The Merger Agreement — Terms of the Merger — SUA Walk-Away Right; Tower Top-Up Right” below. Please refer to the table set forth below in “The Merger Agreement — Terms of the Merger” for examples of the exchange ratio and the amount of consideration to be received by SUA stockholders for each share of SUA stock, based in each case on various examples of the average Tower stock price. Tower will not issue any fractional shares; instead, SUA stockholders will receive an amount in cash in lieu of the fractional share interest to which such stockholders would otherwise be entitled pursuant to the merger agreement.

It is currently expected that the merger will be completed after the adoption of the merger agreement by the SUA stockholders, if all other conditions, including requisite regulatory approvals, have been satisfied (or are capable of being satisfied) or waived by that time. Tower and SUA expect to complete the merger in late 2009, although there can be no assurance that the parties will be able to do so.

Further details relating to the structure of the merger, the exchange ratio and the merger consideration are described in “The Merger Agreement — Terms of the Merger” below.

Treatment of SUA Stock Options and Other Equity Awards

SUA periodically has granted stock options and deferred stock awards to employees and non-employee directors pursuant to SUA’s 2004 Stock Option Plan and SUA’s 2007 Stock Incentive Plan. As of the record date for the SUA special meeting, there were approximately 718,066 shares of SUA common stock subject to outstanding stock options under the 2004 Stock Option Plan and 329,960 SUA deferred stock awards granted under the 2007 Stock Incentive Plan to the current employees and non-employee directors of SUA.

At the effective time of the merger, each outstanding SUA stock option that remains unexercised as of the completion of the merger, whether or not the option is vested or unvested, and each deferred stock award, will be assumed by Tower and will automatically be converted into an equivalent option to acquire, or a deferred stock award with respect to, a number of shares of Tower common stock at the award exchange ratio. SUA stock options and SUA deferred stock awards will be converted into Tower options and Tower deferred stock awards at a different ratio than the ratio used to convert outstanding shares of SUA common stock into the merger consideration, as described in “The Merger Agreement — Treatment of SUA Stock Options and Other Equity Awards.” The terms and conditions of any converted stock option and deferred stock award generally will continue to be governed by the applicable SUA plans and will be the same as the terms and conditions of the original award, including with respect to vesting, duration and the effect of termination of service.

For a more detailed discussion of the terms of the merger agreement with respect to the treatment of outstanding SUA equity awards in connection with the merger, please see the section captioned “The Merger Agreement — Treatment of SUA Stock Options and Other Equity Awards” below.

SUA’s Reasons for the Merger

In the course of reaching its decision, SUA’s board of directors consulted with its legal and financial advisors and considered a range of factors, including the fact that the merger consideration payable to SUA stockholders represents a significant premium to the price of SUA’s common stock prior to the announcement of the transaction and that the market for Tower common stock represents a significantly more liquid market than the market for SUA common stock prior to the announcement of the transaction. SUA also believes that the merger will provide SUA stockholders with greater value in the near term than if SUA were to remain independent because the merger will allow SUA (a) to increase the growth of its business by cross-selling products with Tower and accessing Tower’s higher “A−” A.M. Best Company rating (the 4th highest of 15 rating levels) instead of SUA’s lower “B+” A.M. Best Company rating (the 6th highest of 15 rating levels) and Tower’s higher capital base; (b) to achieve enhanced growth opportunities and leverage its scalable infrastructure; (c) the opportunity to share profit center resources with Tower in the specialty property and casualty insurance market and consolidate certain functions, resulting in cost savings to the combined company and (d) to manage market cycles through diversity of lines of business and geography while maintaining a culture of disciplined underwriting and pricing.

Further details relating SUA’s reasons for approving and recommending the merger are described in “The Merger — SUA’s Reasons for the Merger” below, which is not intended to be exhaustive.

Recommendations of the SUA Board of Directors with Respect to the Merger

SUA’s board of directors recommends that holders of SUA common stock vote “FOR” the adoption of the merger agreement and “FOR” the approval of the adjournment or postponement of the special meeting for the solicitation of additional proxies if there are not sufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement.

For further discussion of SUA’s reasons for the merger and the recommendation of the SUA board of directors, see “The Merger — Background of the Merger,” “The Merger — SUA’s Reasons for the Merger” and “The Merger — Recommendations of the SUA Board of Directors with Respect to the Merger” below.

Opinion of SUA’s Financial Advisor

FBR Capital Markets & Co., which we refer to as “FBR,” delivered its opinion, dated June 21, 2009, to the SUA board of directors that, as of such date, subject to certain assumptions and qualifications set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the holders of the shares of SUA stock.

The full text of the FBR opinion is attached to this proxy statement/prospectus as Appendix B. Stockholders are urged to read the FBR opinion in its entirety. FBR provided its opinion for the information and assistance of the SUA board of directors in connection with its consideration of the proposed merger. The FBR opinion addresses only the fairness, from a financial point of view, as of the date of the opinion, of the exchange ratio pursuant to the merger agreement to holders of the SUA stock in the proposed merger, and does not address any other aspect of the merger nor any other matter. The FBR opinion is not intended to be and does not constitute a recommendation to any stockholders as to how to vote on the merger or any other matter and should not be relied upon by any stockholder as a recommendation.

Under the terms of FBR’s engagement, SUA agreed to pay to FBR certain fees for its services, some of which were payable in connection with rendering its opinion and a significant portion of which is contingent upon completion of the merger.

Further details relating FBR’s opinion and a description of the fees payable in connection with the merger are included in “The Merger — Opinion of SUA’s Financial Advisor” below.

Tower’s Reasons for the Merger

In determining that the merger was advisable and in the best interest of Tower, the Tower board of directors considered a number of factors, including that (a) the merger allows for the expansion of Tower’s underwriting capacity in the specialty property and casualty insurance market, which will further broaden Tower’s product offerings, (b) the merger provides the opportunity to share profit center resources with SUA in the specialty property and casualty insurance market and consolidate certain functions, resulting in cost savings to the combined company, (c) the merger provides the opportunity for Tower to utilize SUA’s office headquarters to develop Tower’s brokerage business written through retail and wholesale agents in the midwestern United States and (d) the merger provides the opportunity to create long-term stockholder value by increasing the growth of SUA’s business by cross-selling products with Tower and accessing Tower’s higher “A-” A.M. Best Company rating (the 4th highest of 15 rating levels) instead of SUA’s lower “B+” A.M. Best Company rating (the 6th highest of 15 rating levels) and Tower’s higher capital base. Further details relating to Tower’s reasons for approving the merger are described in “The Merger — Tower’s Reasons for the Merger” below, which are not intended to be exhaustive.

Interests of SUA Executive Officers and Directors in the Merger

You should be aware that certain executive officers and directors of SUA have interests in the merger that are different from, or in addition to, the interests of stockholders generally. These interests relate to existing employment and change in control agreements between SUA and certain executive officers, one of whom is currently also a director of SUA and another of whom was also a director of SUA as of the date of the merger agreement, but is not currently a director of SUA, that provide for certain benefits upon the completion of the merger and after a qualifying event, such as certain types of terminations that could occur after the merger, including accelerated vesting of deferred stock awards and/or certain severance benefits. Further details relating to SUA directors’, officers’ and employees’ interests in the merger are described in “The Merger — Interests of SUA Executive Officers and Directors in the Merger” below.

Material U.S. Federal Income Tax Consequences

The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Code, and it is a condition to the completion of the merger that Tower and SUA receive written opinions from their respective counsel to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that Tower and SUA will each be a party to the reorganization. Assuming the merger qualifies as such a reorganization and that Tower and SUA are parties to such reorganization, holders of SUA common stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their SUA common stock for Tower common stock pursuant to the merger, except with respect to cash received in lieu of fractional shares of Tower stock.

For a further discussion of the material U.S. federal income tax consequences of the merger, see “Material U.S. Federal Income Tax Consequences” below.

SUA stockholders are strongly urged to consult their own tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of U.S. federal, state, local, non-U.S. income and other tax laws. Holders of shares of SUA Class B common stock and persons holding options on SUA common stock are also strongly urged to consult their own tax advisors about the consequences of the merger and related transactions.

Accounting Treatment

Tower will account for the merger under the purchase method of accounting for business combinations. Tower will be considered the acquirer of SUA for accounting purposes. Further details relating to the accounting treatment of the merger are described in “The Merger — Accounting Treatment” below.

Regulatory Approvals Required for the Merger

The merger is subject to the expiration or termination of the applicable waiting periods under certain state law insurance regulatory approvals and non-disapprovals. Subject to the terms and conditions of the merger agreement, each party agreed to use its reasonable best efforts to prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain, as promptly as practicable, all consents, clearances, waivers, licenses, orders, registrations, authorizations, approvals and permits required in order to complete the merger or any of the other transactions contemplated by the merger agreement. On July 17, 2009, the Federal Trade Commission granted early termination under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”). Tower received approvals from the California and Illinois departments of insurance for its Form As on October 2, 2009 and October 5, 2009, respectively. The required regulatory approvals may not be obtained before holders of shares of SUA common stock vote on the merger proposal. For further discussion of regulatory matters relating to the merger, see the section entitled “The Merger — Regulatory Approvals Required for the Merger” below.

Appraisal Rights

Because the SUA Class B common stock is not listed on a national securities exchange, under Section 262 of the DGCL, such holders will have appraisal rights in connection with the merger. Holders of SUA common stock are not entitled to exercise any appraisal rights in connection with the merger. For further discussion of appraisal rights, see the section entitled “The Merger — Appraisal Rights” below.

Conditions to Completion of the Merger

The parties expect to complete the merger after all of the conditions to the merger in the merger agreement are satisfied or waived, including after SUA receives stockholder approval of the adoption of the merger agreement at its special meeting and the parties receive all required regulatory approvals. The parties currently expect to complete the merger in December of 2009. It is possible, however, that factors outside of each party’s control could require them to complete the merger at a later time or not to complete it at all.

The merger is subject to the satisfaction or waiver of a number of conditions, including the following:

•	adoption by holders of SUA common stock of the merger agreement;

•	receipt of required regulatory approvals, including approvals by the California and Illinois departments of insurance;

•	absence of any injunctions or other legal restraints, having the effect of making the merger illegal or preventing the completion of the merger;

•	the absence of any event or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on SUA;

•	receipt of a legal opinion by each of Tower and SUA from their respective counsel to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code and that Tower and SUA will each be a party to the reorganization;

•	effectiveness of this proxy statement/prospectus and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose; and

•	other customary closing conditions.

The merger agreement provides that the respective conditions of Tower and Merger Sub or SUA may be waived, in whole or in part, by Tower and Merger Sub or SUA, as applicable, to the extent legally allowed.

In the event that either Tower or SUA were to waive a condition to the completion of the merger set forth above that would require material changes to the disclosure set forth in this proxy statement/prospectus, Tower and SUA will recirculate this proxy statement/prospectus and resolicit adoption of the merger agreement by the holders of SUA common stock. Accordingly, if either or both of Tower and SUA waives the condition to completion of the merger that opinions are received from Tower’s and SUA’s respective counsel to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code and that Tower and SUA will each be a party to the reorganization, Tower and SUA intend to recirculate this proxy statement/prospectus and resolicit the adoption of the merger agreement by the holders of SUA common stock. Neither Tower nor SUA currently intends to waive any material condition to the completion of the merger, including the condition that the above referenced opinions are received. For further discussion of the conditions to the merger, see “The Merger Agreement — Conditions to Completion of the Merger” below.

No Solicitation of Other Offers by SUA

The merger agreement contains provisions prohibiting SUA and its subsidiaries from taking actions to solicit, respond to or negotiate for competing transaction proposals, with certain exceptions, including with respect to an unsolicited bona fide written “superior proposal,” as described in “The Merger Agreement — No Solicitation of Other Offers by SUA” below.

Termination of the Merger Agreement

Tower and SUA may jointly agree to terminate the merger agreement at any time without completing the merger, even after adoption by the SUA stockholders of the merger agreement. In addition, either Tower or SUA may terminate the merger agreement, if, among other things:

•	the merger shall not have been consummated on or before December 31, 2009, as such date may be extended pursuant to the merger agreement;

•	a required regulatory approval has been denied, a law is in effect which has the effect of prohibiting consummation of the merger or any governmental entity in the United States has taken action permanently restraining, enjoining or otherwise prohibiting the merger; or

•	the SUA stockholders have not adopted the merger agreement at the SUA special meeting.

In addition, SUA may terminate the merger agreement if, among other things:

•	the average Tower stock price is less than $20.00, unless Tower elects to increase the merger consideration pursuant to the terms of the merger agreement, as described in “The Merger Agreement — Terms of the Merger — SUA Walk-Away Right; Tower Top-Up Right” below; or

•	subject to Tower’s option to cause SUA to promptly give notice of, convene and hold the SUA special meeting for the purpose of obtaining SUA stockholder adoption of the merger agreement, if SUA has received an unsolicited bona fide written “superior proposal” prior to the approval by its stockholders of the merger proposal and has complied with the provisions of the merger agreement applicable to superior proposals, as described in “The Merger Agreement — No Solicitation of Other Offers by SUA” and “The Merger Agreement — Recommendation of the SUA Board of Directors” below; or

•	if Tower has breached the merger agreement in certain respects.

In addition, Tower may terminate the merger agreement if, among other things:

•	the board of directors of SUA has withdrawn its recommendation or SUA has breached its covenants relating to providing notice of or holding of the SUA special meeting or non-solicitation of competing transactions; or

•	if SUA has breached the merger agreement in certain respects.

Termination Fees and Expenses

Each of Tower and SUA has agreed that, if the merger agreement is terminated in certain circumstances described in the merger agreement, one party will be obligated to pay the other party’s reasonable out-of-pocket transaction expenses up to a cap of $1,000,000. In addition, if the merger agreement is terminated in certain circumstances described in the merger agreement, SUA must pay Tower a termination fee of $3,000,000.

SUA may be required to pay certain of Tower’s transaction expenses up to a cap of $1,000,000 if:

•	subject to certain exceptions, the merger agreement is terminated because SUA stockholders have not adopted the merger agreement at the SUA special meeting; or

•	Tower terminates the merger agreement because SUA has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement.

In addition to the payment of certain of Tower’s transaction expenses up to a cap of $1,000,000, in the circumstances described above, SUA may be required to pay Tower a termination fee of $3,000,000 if SUA enters into an agreement with certain third parties or consummates an alternative acquisition proposal involving 75% or more of its stock or all or substantially all of its assets within one year after termination of the merger agreement.

Under the following circumstances, SUA may be required to pay Tower both a termination fee of $3,000,000 and certain of Tower’s transaction expenses up to a cap of $1,000,000:

•	subject to certain conditions, the merger agreement is terminated because of a failure of the merger to be consummated by December 31, 2009 or February 28, 2010, as applicable, and SUA enters into an agreement with certain third parties or consummates an alternative acquisition proposal involving 75% or more of its stock or all or substantially all of its assets within one year after termination of the merger agreement;

•	SUA terminates the merger agreement to accept a superior proposal, as described in “The Merger Agreement — No Solicitation of Other Offers by SUA” and “The Merger Agreement — Recommendation of the SUA Board of Directors”; or

•	Tower terminates the merger agreement because SUA (i) has changed, or failed to include in this proxy statement/prospectus, its recommendation to its stockholders or (ii) has materially breached certain of the no solicitation obligations applicable to it under the merger agreement, as described in “The Merger Agreement — No Solicitation of Other Offers by SUA” and “The Merger Agreement — Recommendation of the SUA Board of Directors”.

Tower may be required to pay certain of SUA’s transaction expenses up to a cap of $1,000,000 if SUA terminates the merger agreement because Tower has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement.

For a more detailed description of the circumstances under which SUA and Tower may be required to pay the termination fees and certain transaction expenses of the other, see “The Merger Agreement — Termination Fees and Expenses” below.

Purpose of the SUA Special Meeting

Holders of SUA common stock will be asked to vote on the following proposals:

•	to adopt the merger agreement; and

•	to approve the adjournment or postponement of the SUA special meeting for the solicitation of additional proxies in the event there are not sufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement.

SUA’s board of directors recommends that SUA’s stockholders vote “FOR” the proposals set forth in the two bullets above.

Voting by SUA Directors and Executive Officers

As of October 7, 2009, directors and executive officers of SUA held and were entitled to vote 290,632 shares of SUA common stock, or approximately 2.0% of the voting power of the issued and outstanding shares of SUA common stock. Please see the sections of this proxy statement/prospectus entitled “SUA Special Meeting — Voting by SUA Directors and Executive Officers” for additional information. It is currently expected that SUA’s directors and executive officers will vote their shares in favor of adopting the merger agreement and other proposals described in this proxy statement/prospectus, although none of them have entered into any agreements obligating them to do so.

Rights of SUA Stockholders

SUA stockholders receiving merger consideration will have different rights once they become Tower stockholders, due to differences between the governing documents of Tower and SUA. These differences are described in detail under “Comparison of Rights of Tower Stockholders and SUA Stockholders” below.

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” above, you should carefully consider the following risk factors before deciding whether to vote to adopt the merger agreement. In addition to the risk factors set forth below, you should read and consider other risk factors specific to each of the Tower and SUA businesses that will also affect the combined company after the merger. These risk factors are described in Item IA of each company’s Annual Report on Form 10-K for the year ended December 31, 2008, each of which has been filed by Tower or SUA, as applicable, with the SEC, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q, all of which are incorporated by reference into this proxy statement/prospectus. If any of the risks described below or in the periodic reports incorporated by reference into this proxy statement/prospectus actually materialize, the businesses, financial conditions, results of operations, prospects or stock prices of SUA, Tower or the combined company could be materially adversely affected. See “Where You Can Find More Information” below.

Risks Relating to the Pending Merger

Failure to complete the merger may negatively impact Tower’s and SUA’s respective businesses, financial conditions, results of operations, prospects and stock prices.

The merger is subject to the satisfaction or waiver of a number of conditions and there can be no assurance that the conditions to the completion of the merger will be satisfied or waived. These conditions include:

•	adoption by holders of SUA common stock of the merger agreement;

•	the absence of any injunctions or other legal restraints, having the effect of making the merger illegal or preventing the completion of the merger;

•	the absence of any event or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on SUA;

•	receipt of a legal opinion by each of Tower and SUA from their respective counsel to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code and that Tower and SUA will each be a party to the reorganization;

•	effectiveness of this proxy statement/prospectus and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose; and

•	other customary closing conditions.

If the merger is not completed, Tower and SUA will be subject to several risks, including:

•	the current market price of the companies’ common stock may reflect a market assumption that the merger will occur and a failure to complete the merger could result in a negative perception of either or both companies by equity investors and a resulting decline in the respective market prices of the common stock of that company;

•	Tower or SUA may be required to reimburse the other for certain reasonable, out-of-pocket transaction expenses, up to $1,000,000 and, in addition, SUA may be required to pay a termination fee of $3,000,000, if the merger agreement is terminated under certain circumstances;

•	Tower and SUA are expected to incur substantial transaction costs in connection with the merger; and

•	neither SUA nor Tower would realize any of the anticipated benefits of having completed the merger.

If the merger is not completed, these risks may materialize and materially adversely affect either or both companies’ respective businesses, financial conditions, results of operations, prospects and stock prices. Due to the difference in size of Tower and SUA, these risks could have a greater negative impact on SUA’s business, financial condition, results of operation, prospects and stock price.

In addition, if the merger agreement is not completed because of the termination of the merger agreement in certain circumstances described in the merger agreement, one party will be obligated to pay the other party’s reasonable out-of-pocket transaction expenses up to a cap of $1,000,000. In addition, if the merger agreement is terminated in certain circumstances described in the merger agreement, SUA must pay Tower a termination fee of $3,000,000.

SUA may be required to pay certain of Tower’s transaction expenses up to a cap of $1,000,000 if:

•	subject to certain exceptions, the merger agreement is terminated because SUA stockholders have not adopted the merger agreement at the SUA special meeting; or

•	Tower terminates the merger agreement because SUA has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement.

In addition to the payment of certain of Tower’s transaction expenses up to a cap of $1,000,000, in the circumstances described above, SUA may be required to pay Tower a termination fee of $3,000,000 if SUA enters into an agreement with certain third parties or consummates an alternative acquisition proposal involving 75% or more of its stock or all or substantially all of its assets within one year after termination of the merger agreement.

Under the following circumstances, SUA may be required to pay Tower both a termination fee of $3,000,000 and certain of Tower’s transaction expenses up to a cap of $1,000,000:

•	subject to certain conditions, the merger agreement is terminated because of a failure of the merger to be consummated by December 31, 2009 or February 28, 2010, as applicable, and SUA enters into an agreement with certain third parties or consummates an alternative acquisition proposal involving 75% or more of its stock or all or substantially all of its assets within one year after termination of the merger agreement;

•	SUA terminates the merger agreement to accept a superior proposal, as described in “The Merger Agreement — No Solicitation of Other Offers by SUA” and “The Merger Agreement — Recommendation of the SUA Board of Directors”; or

•	Tower terminates the merger agreement because SUA (i) has changed, or failed to include in this proxy statement/prospectus, its recommendation to its stockholders or (ii) has materially breached certain of the no solicitation obligations applicable to it under the merger agreement, as described in “The Merger Agreement — No Solicitation of Other Offers by SUA” and “The Merger Agreement — Recommendation of the SUA Board of Directors”.

Tower may be required to pay certain of SUA’s transaction expenses up to a cap of $1,000,000 if SUA terminates the merger agreement because Tower has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement.

For a more detailed description of the circumstances under which SUA and Tower may be required to pay the termination fees and certain transaction expenses of the other, see “The Merger Agreement — Termination Fees and Expenses” below.

The announcement and pendency of the merger could have an adverse effect on Tower’s or SUA’s stock price, businesses, financial conditions, results of operations or business prospects.

The announcement and pendency of the merger could disrupt SUA’s and/or Tower’s businesses in the following ways, among others:

•	employees may experience uncertainty regarding their future roles with the combined company, which might adversely affect SUA’s and/or Tower’s ability to retain, recruit and motivate key personnel;

•	the attention of SUA and/or Tower management may be directed toward the completion of the merger and transaction-related considerations and may be diverted from the day-to-day business operations of their respective companies, and matters related to the merger may require commitments of time and resources that could otherwise have been devoted to other opportunities that might have been beneficial to Tower or SUA; and

•	third parties with business relationships with Tower or SUA may seek to terminate and/or renegotiate their relationships with Tower or SUA as a result of the merger, whether pursuant to the terms of their existing agreements with SUA and/or Tower or otherwise.

The merger agreement also restricts SUA from engaging in certain actions and taking certain actions without Tower’s approval, which could prevent SUA from pursuing opportunities that may arise prior to the closing of the merger or termination of the merger agreement.

Any of these matters could adversely affect either or both companies’ respective businesses, financial conditions, results of operations, prospects and stock prices.

Because the market price of Tower common stock will fluctuate, SUA stockholders cannot be sure of the precise value of the merger consideration.

Under the terms of the merger agreement, each share of SUA stock, excluding any shares held in treasury by SUA, owned by Tower or any wholly-owned subsidiary of Tower, owned by any direct or indirect subsidiary of SUA (other than shares of SUA stock held in an investment portfolio), and any shares of SUA Class B common stock as to which appraisal rights have been exercised pursuant to Section 262 of the DGCL, will be converted into the right to receive, subject to adjustment as set forth in the merger agreement, a fraction of a share of Tower common stock equal to the product of one share of SUA stock and the exchange ratio. The exchange ratio is determined by reference to the average Tower stock price subject to certain adjustments for fluctuation in the Tower stock price as described in “The Merger Agreement — Terms of the Merger — SUA Walk-Away Right; Tower Top-Up Right” below. The average Tower stock price may differ from the closing price per share of Tower common stock on the date that the parties entered into the merger agreement, on the date that the parties announced the merger, on the date that this document was mailed, on the date of the SUA special meeting, on the date that is the deadline for any SUA stockholder to exercise its rights to seek an appraisal of the fair value of its SUA Class B common stock, at the effective time of the merger, and on the date that you receive the merger consideration.

Accordingly, at the time of the SUA special meeting, SUA stockholders will not be able to calculate the precise value of the merger consideration that they would receive upon completion of the merger. Changes in the average Tower stock price and stock prices of Tower and SUA generally may result from a variety of factors, including general market, economic and political conditions, changes in the parties’ respective businesses, operations and prospects, regulatory considerations, legal proceedings and developments, market assessments of the benefits of the merger and the likelihood that the merger will be consummated and the timing of such consummation, the prospects of post-merger operations and other factors. Many of these factors are beyond the parties’ control. Tower and SUA generally are not permitted to terminate the merger agreement solely because of changes in the market prices of either company’s stock, though SUA will have the right, for a limited period, to terminate the merger agreement if the average Tower stock price is less than $20.00, unless Tower elects to increase the merger consideration pursuant to the terms of the merger agreement, as described in “The Merger Agreement — Terms of the Merger — SUA Walk-Away Right; Tower Top-Up Right” below.

In the event that Tower’s stock price is less than $20.00, SUA’s board of directors likely would consider the following factors in determining whether SUA should exercise its walk-away right: (i) the then-current and recent price of SUA common stock relative to the then-current and recent price of Tower common stock, (ii) SUA’s business prospects, (iii) Tower’s business prospects, (iv) the economy in general, (v) the insurance industry as a whole, and the commercial property and casualty industry in particular, and (vi) subject to the no solicitation and similar obligations in the merger agreement, potential alternative strategic opportunities, if any.

You should obtain current market quotations for shares of Tower common stock and SUA common stock.

Some of the executive officers and directors of SUA have interests in seeing the merger completed that are different from, or in addition to, those of the other SUA stockholders. Therefore, some of the directors and executive officers of SUA may have a conflict of interest in recommending that SUA stockholders vote to adopt the merger agreement.

Some of the executive officers and directors of SUA have arrangements that provide them with interests in the merger that are different from, or in addition to, those of the other stockholders of SUA. These interests relate to existing employment and change in control agreements between SUA and certain executive officers, one of whom is also a director of SUA and another of whom was also a director of SUA as of the date of the merger agreement, but is not currently a director of SUA, that provide for certain benefits upon the completion of the merger and after a qualifying event, such as certain types of terminations that could occur after the merger, including accelerating vesting of deferred stock awards and/or certain severance benefits, as described in “The Merger — Interests of SUA Executive Officers and Directors in the Merger”. These interests, among others, may influence the executive officers and directors of SUA to support or approve the merger proposal.

The merger agreement contains provisions that could discourage a potential acquirer that might be willing to acquire or merge with SUA.

The merger agreement contains “no shop” provisions and other restrictions, subject to certain exceptions, that restrict SUA’s ability to, among other things:

•	solicit, initiate or knowingly encourage, or knowingly facilitate an alternative acquisition proposal (as described under the section entitled “The Merger Agreement — No Solicitation of Other Offers by SUA”) with respect to it;

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public material information with respect to an alternative acquisition proposal;

•	withdraw (or modify or qualify in a manner adverse to Tower), the SUA board of directors recommendation regarding the merger proposal;

•	approve, adopt or recommend, or publicly propose to approve, adopt or recommend an alternative acquisition proposal; or

•	enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture, partnership agreement or similar contract providing for, with respect to or in connection with, an alternative acquisition proposal.

The merger agreement also contains a “force the vote” provision that requires SUA to submit the merger proposal to its stockholders regardless of its receipt of a superior alternative proposal. There are only limited exceptions to SUA’s agreement that its board of directors will not withdraw or adversely modify its recommendation regarding the merger, and any such change must be in response to a superior alternative proposal or based on the SUA board of directors’ good faith determination that a failure to do so would be inconsistent with its fiduciary duties.

In addition, in the event that the merger agreement is terminated at any time prior to the SUA special meeting, due to the board of directors of SUA adversely withdrawing or modifying its recommendation regarding the merger proposal or the merger agreement is terminated in connection with SUA entering into definitive agreements with respect to an alternative acquisition proposal, Tower will be entitled to collect a termination fee of $3,000,000 from SUA, as well as the reimbursement of certain reasonable, out-of-pocket transaction expenses, up to a cap of $1,000,000. Further, if a third party makes an alternative acquisition proposal for SUA, under certain circumstances, if the merger agreement is terminated for certain reasons specified in the merger agreement, Tower will be entitled to reimbursement of certain reasonable, out-of-pocket transaction expenses, up to a cap of $1,000,000 and, if SUA enters into an agreement with certain third parties or consummates an alternative acquisition proposal involving 75% or more of its stock or all or substantially all of its assets within a year after termination, SUA will be required to pay Tower a termination fee of $3,000,000 and, to the extent not previously paid, to reimburse Tower for certain reasonable, out-of-pocket transaction expenses, up to a cap of $1,000,000.

These provisions could discourage other potential acquirers of SUA even if those parties might be willing to offer a greater amount of consideration than that proposed to be paid in the merger, or may result in a potential competing acquirer proposing to pay a lower per share price than it may otherwise have proposed to pay because of the added expense of the termination fee and expense reimbursement.

Risk Factors Relating to the Combined Company Following the Merger

If the merger is completed, Tower and SUA will operate as a combined company in a market environment that is difficult to predict and involves significant risks, many of which will be beyond the control of the combined company. In determining whether you should vote to adopt the merger agreement, you should carefully read and consider the following risk factors. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, the combined company’s business, financial condition, results of operations, prospects or stock price could be adversely affected.

The parties must obtain governmental and other consents to complete the merger. If these consents are delayed, not granted or granted with unacceptable conditions, it may jeopardize or postpone the completion of the merger, result in additional expenditures of money and resources and/or reduce the anticipated benefits of the merger.

The parties must obtain approvals and consents in a timely manner from federal and some state authorities prior to the completion of the merger. These approvals or consents include: (i) the termination or expiration of any waiting period (and any extension thereof) applicable to the merger under the HSR Act, which occurred on July 17, 2009, (ii) approvals by the California and Illinois departments of insurance, which occurred on October 2, 2009 and October 5, 2009, respectively. (iii) the effectiveness of this proxy statement/prospectus and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose. If the parties do not receive these approvals, or do not receive them on terms that satisfy the conditions set forth in the merger agreement, then the parties will not be obligated to complete the merger. The governmental agencies from which the parties will seek these approvals have broad discretion in administering the governing regulations. As a condition to approval of the merger, these agencies may impose terms, conditions, obligations or restrictions that could negatively affect Tower’s ability to integrate SUA’s operations into Tower’s operation and the way the combined company conducts business following the merger. If Tower or SUA agrees to any material term, condition, obligation or restriction in order to obtain any approval required to complete the merger, these terms, conditions, obligations or restrictions could adversely affect the ability to integrate SUA’s operations into Tower’s operations or could reduce the anticipated benefits of the merger. This could result in a material adverse effect on the business, financial condition, operating results, prospects and stock price of the combined company following the merger. If any such term, condition, obligation or restriction would, individually or in the aggregate, reasonably be expected to have a “regulatory material adverse effect,” either Tower or SUA may refuse to complete the merger.

There may be unexpected delays in the consummation of the merger, which would delay SUA stockholders’ receipt of the merger consideration and could impact Tower’s ability to timely achieve cost savings associated with the merger.

The merger is expected to close in late 2009. However, certain events may delay the consummation of the merger, including, without limitation, the inability to obtain regulatory approvals of the merger on the proposed terms or the failure of SUA to obtain the stockholder approval required to complete the merger. If these events were to occur, the receipt of shares of Tower common stock by SUA stockholders would be delayed. In addition, a delay in the consummation of the merger could impact Tower’s ability to timely realize cost savings associated with the merger.

Combining Tower and SUA may be more difficult than expected.

Tower and SUA agreed to merge their businesses with the expectation that the merger would result in various benefits, including, among other things, that the merger will (a) provide the opportunity to share profit center resources in the specialty property and casualty insurance market and consolidate certain functions, resulting in cost savings to the combined company, (b) provide the opportunity to create long-term stockholder value by increasing the growth of SUA’s business by cross-selling products with Tower and accessing Tower’s higher “A−” A.M. Best Company rating (the 4th highest of 15 rating levels) instead of SUA’s lower “B+” A.M. Best Company rating (the 6th highest of 15 rating levels) and Tower’s higher capital base, (c) allow Tower and SUA to manage market cycles through diversity of lines of business and geography while maintaining a culture of disciplined underwriting and pricing, (d) provide the opportunity to achieve enhanced growth opportunities and leverage SUA’s scalable infrastructure, (e) allow for the expansion of Tower’s underwriting capacity in the specialty property and casualty insurance market, which will further broaden Tower’s product offerings and (f) provide the opportunity for Tower to utilize SUA’s office headquarters to develop Tower’s brokerage business written through retail and wholesale agents in the midwestern United States. Please see “The Merger — SUA’s Reasons for the Merger” and “The Merger — Tower’s Reasons for the Merger” below for additional information.

Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether Tower and SUA are integrated in an efficient and effective manner, and general competitive factors in the marketplace. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could negatively impact the combined company’s business, financial condition, results of operations, prospects and stock price.

Adverse economic factors including recession, inflation, periods of high unemployment or lower economic activity could result in the combined company selling fewer policies than expected and/or an increase in premium defaults which, in turn, could affect the combined company’s growth and profitability.

Negative economic factors may also affect the combined company’s ability to receive the appropriate rate for the risk it insures with its policyholders and may impact its policy flow. In an economic downturn, the degree to which prospective policyholders apply for insurance and fail to pay all balances owed may increase. Existing policyholders may exaggerate or even falsify claims to obtain higher claims payments. These outcomes would reduce the combined company’s underwriting profit to the extent these effects are not reflected in the rates charged by the combined company.

The loss of key personnel could have a material adverse effect on the combined company’s business, financial condition, results of operations or business prospects.

The success of the merger will depend in part on the combined company’s ability to retain key Tower and SUA employees who continue employment with the combined company after the merger. It is possible that these employees might decide not to remain with the combined company after the merger is completed. If these key employees terminate their employment, the combined company’s sales, marketing or development activities might be adversely affected, management’s attention might be diverted from successfully integrating SUA’s operations to recruiting suitable replacements and the combined company’s business, financial condition, results of operations or business prospects could be adversely affected. In addition, the combined company might not be able to locate suitable replacements for any such key employees who leave the combined company or offer employment to potential replacements on reasonable terms.

Each of Tower and SUA maintain employment agreements with certain of their key personnel. With respect to SUA employees with employment agreements or change in control agreements, the merger would constitute a change in control under each of those agreements. These agreements provide for certain benefits upon completion of the merger and after a qualifying event, such as certain terminations that could occur after the merger, including accelerated vesting of deferred stock awards and/or certain severance benefits. The merger does not constitute a change of control or otherwise entitle the relevant employees of Tower to enhanced severance benefits under the employment agreements maintained by Tower. For a description of the term and termination provisions of the SUA and Tower employment agreements, see “The Merger — Interests of SUA Executive Officers and Directors in the Merger” and “Information About the Companies — Tower”, respectively.

Future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this proxy statement/prospectus.

The future results of the combined company may be materially different from those shown in the unaudited pro forma financial statements presented in this proxy statement/prospectus — which show only a combination of the historical results of Tower and SUA.

The market price of Tower common stock after the merger may be affected by factors different from those affecting SUA common stock currently.

If the merger is completed, holders of SUA stock will become holders of Tower common stock. The results of operations and market price of Tower common stock may be affected by factors different from those currently affecting the results of operations and market prices of SUA common stock. These factors include:

•	a greater number of shares outstanding;

•	different stockholders;

•	different businesses, including with respect to the types of business written, geographical areas of operation and underwriting guidelines; and

•	different assets, including investment portfolios, and capitalizations.

Accordingly, the historical market prices and financial results of SUA, which SUA stockholders considered when investing in SUA, may not be indicative of the market prices and financial results for the combined company after the merger.

For a discussion of the businesses of Tower and SUA and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information” below.

The market price of Tower common stock and Tower’s earnings per share may decline as a result of the merger.

The market price of Tower common stock may decline as a result of, among other things, the merger if Tower does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the merger on Tower’s financial results is not consistent with the expectations of financial or industry analysts. In addition, the failure to achieve expected benefits and unanticipated costs relating to the merger could reduce Tower’s future earnings per share.

Ownership will be diluted and voting power will decline.

As a result of the merger, the voting power of SUA stockholders will substantially decline. Assuming the average Tower stock price is greater than or equal to $23.25 and less than or equal to $27.75, following the merger, SUA stockholders will own approximately 10% of the issued and outstanding shares of Tower common stock, as opposed to 100% of the issued and outstanding shares of SUA common stock that they currently own.

The shares of Tower common stock to be received by SUA stockholders as a result of the merger will have different rights from the shares of SUA common stock.

Upon completion of the merger, SUA stockholders will become Tower stockholders, and their rights as stockholders will be governed by Tower’s certificate of incorporation and by-laws. The rights associated with Tower common stock are different from the rights associated with SUA common stock and SUA Class B common stock and the rights associated with Tower common stock may be less advantageous than the rights associated with SUA common stock and SUA Class B common stock in certain respects, including:

•	Tower’s board of directors is divided into three classes and members of only one of three classes of Tower’s directors are elected each year, whereas SUA’s board of directors is not classified. This means that the SUA stockholders are able to vote on the election of every director of SUA each year, whereas Tower stockholders are only able to vote on the election of certain directors of Tower each year.

•	Any action required or permitted to be taken at any annual or special meeting of stockholders of Tower may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, and may not be taken by written consent of the stockholders, whereas an action by the stockholders of SUA may be taken without a meeting if a consent or consents in writing setting forth the action so taken, is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Thus, SUA stockholders have access to a broader range of methods to take stockholder actions than do Tower stockholders.

•	The affirmative vote of at least 75% of the voting power of all of the then outstanding shares of capital stock of Tower is required to adopt any amendment pertaining to certain sections of Tower’s amended and restated certificate of incorporation, whereas the approval of only the holders of a majority of the outstanding stock of each class entitled to vote thereon is required to amend SUA’s amended and restated certificate of incorporation.

For a discussion of these different rights, see “Comparison of Rights of Tower Stockholders and SUA Stockholders” below.

Currently pending or future litigation or governmental proceedings could result in material adverse consequences, including injunctions, judgments or settlements.

Tower and SUA are and from time to time become involved in lawsuits, regulatory inquiries and governmental and other legal proceedings arising out of the ordinary course of their businesses. Many of these matters raise difficult and complicated factual and legal issues and are subject to uncertainties and complexities. The timing of the final resolutions to these types of matters is often uncertain. Additionally, the possible outcomes or resolutions to these matters could include adverse judgments or settlements, either of which could require substantial payments, adversely affecting the combined company’s business, financial condition, results of operations, prospects and stock price.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SUA

Set forth below is certain selected historical consolidated financial data relating to SUA. The financial data has been derived from the unaudited financial statements filed as part of SUA’s Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2009 and the audited financial statements filed as part of SUA’s Annual Report on Form 10-K for the year ended December 31, 2008. This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in that Form 10-Q and Form 10-K, each of which is incorporated by reference into this proxy statement/prospectus. More comprehensive financial information, including management’s discussion and analysis of SUA’s financial condition and results of operations, is contained in other documents filed by SUA with the SEC, and the following summary is qualified in its entirety by reference to such other documents and all of the financial information and notes contained in those documents. See “Where You Can Find More Information” below.

								Predecessor
							Nov 23	Jan 1
	Six Months						to	to
	Ended June 30,		Year ended December 31,				Dec. 31	Nov. 22
	2009	2008	2008	2007	2006	2005	2004	2004
	(In thousands, except per share amounts)
	(unaudited)

Results of Operations
Earned insurance premiums	$70,140	$69,945	$143,465	$152,469	$110,891	$26,611	$—	$—
Net investment income	5,549	5,323	10,837	9,553	6,087	3,558	278	1,329
Net realized gains (losses) on investments	168	38	(811)	(27)	275	(4)	2	390
Other than temporary impairment losses	(1,835)	—	—	—	—	—	—	—
Portion of loss recognized in other comprehensive income	1,259	—	—	—	—	—	—	—

Net impairment recognized in earnings	(576)	—	—	—	—	—	—	—

Total revenues	75,281	75,306	153,491	161,995	117,253	30,165	280	1,719

Net income (loss)	$517	$5,715	$7,425	$12,589	$8,408	$(17,996)	$(8,155)	$650

Net income (loss) per share
Basic	$0.03	$0.37	$0.48	$0.82	$0.55	$(1.22)	$(4.59)	$—
Diluted	$0.03	$0.36	$0.47	$0.82	$0.55	$(1.22)	$(4.59)	$—

	As of
	June 30,	As of December 31,
	2009	2008	2007	2006	2005	2004
	(In thousands, except per share amounts)
	(unaudited)

Financial Condition
Investments	$265,044	$263,405	$229,387	$164,058	$102,991	$97,835
Total assets	462,532	454,737	422,534	363,297	277,163	217,231
Total liabilities	321,819	318,448	291,397	249,315	176,348	98,301
Total stockholders’ equity	140,713	136,289	131,137	113,982	100,815	118,930
Book value data
Book value per share	$8.85	$8.62	$8.42	$7.42	$6.76	$8.09
Tangible book value per share	$8.17	$7.94	$7.73	$6.72	$6.04	$7.36

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF TOWER

Set forth below is certain selected historical consolidated financial data relating to Tower. The financial data has been derived from the unaudited financial statements filed as part of Tower’s Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2009 and the audited financial statements filed as part of Tower’s Annual Report on Form 10-K for the year ended December 31, 2008. This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in that Form 10-Q and the Annual Report on Form 10-K for the year ended December 31, 2008, each of which is incorporated by reference into this proxy statement/prospectus. More comprehensive financial information, including management’s discussion and analysis of Tower’s financial condition and results of operations, is contained in other documents filed by Tower with the SEC, and the following summary is qualified in its entirety by reference to such other documents and all of the financial information and notes contained in those documents. See “Where You Can Find More Information” below.

	Six Months
	Ended June 30,		Year ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(In thousands, except for per share amounts)
	(unaudited)

Income Statement Data
Gross premiums written	$460,685	$301,076	$634,820	$524,015	$432,663	$300,107	$177,766
Ceded premiums written	38,603	150,095	290,777	264,832	187,593	88,325	79,691

Net premiums written	422,082	150,981	344,043	259,183	245,070	211,782	98,075

Net premiums earned	397,541	138,544	314,551	286,106	223,988	164,436	45,564
Ceding commission revenue	20,741	42,145	79,162	71,010	43,130	25,218	39,983
Insurance services revenue	3,983	23,902	68,156	33,300	7,973	14,103	16,381
Policy billing fees	1,320	1,133	2,347	2,038	1,134	892	679
Net investment income	31,950	18,162	34,568	36,699	23,026	14,983	5,070
Net realized gains (losses) on investments	7,124	4,133	8,297	(7,417)	12	122	13
Other-than-temporary impairment losses	(14,871)	(10,729)	(22,651)	(10,094)	—	—	—
Portion of loss recognized in other accumulated comprehensive net loss	7,517	—	—	—	—	—	—

Net impairment losses recognized in earnings	(7,354)	(10,729)	(22,651)	(10,094)	—	—	—

Total revenues	455,305	217,290	484,430	411,642	299,263	219,754	107,690
Losses and loss adjustment expenses	210,083	74,219	162,739	157,906	135,125	96,614	27,060
Operating expenses:
Direct and ceding commission expenses	99,949	56,634	132,445	101,030	60,558	43,839	32,825
Other operating expenses	58,163	43,858	91,491	77,319	53,675	42,632	29,954
Interest expense	8,442	4,484	8,449	9,290	6,870	4,853	3,128

Total expenses	376,637	179,195	395,124	345,545	256,228	187,938	92,967
Equity income (loss) in unconsolidated affiliate	(777)	1,522	269	2,438	914	—	—
Acquisition-related transactions costs	(11,348)	—	—	—	—	—	—
Gain on investment in acquired unconsolidated affiliate	7,388	—	—	—	—	—	—
Gain from issuance of common stock by unconsolidated affiliate	—	—	—	2,705	7,883	—	—
Warrant received from unconsolidated affiliate	—	—	—	—	4,605	—	—

Income before income taxes	73,931	39,617	89,575	71,240	56,437	31,816	14,723
Income tax expense	25,327	14,595	32,102	26,158	19,673	11,062	5,694

Net income	$48,604	$25,022	$57,473	$45,082	$36,764	$20,754	$9,029

Per Share Data
Basic	$1.31	$1.08	$2.49	$1.95	$1.85	$1.06	$1.23
Diluted	$1.30	$1.07	$2.47	$1.93	$1.82	$1.03	$1.06
Weighted average outstanding
Basic	37,110	23,268	23,040	22,715	19,750	19,571	7,335
Diluted	37,256	23,461	23,251	22,968	20,147	20,147	8,566
Selected Insurance Ratios:
Gross loss ratio	54.7%	50.1%	49.9%	50.7%	55.0%	56.8%	55.2%
Gross underwriting expense ratio	31.2%	30.4%	30.4%	29.2%	28.7%	30.8%	31.1%

Gross combined ratio	85.9%	80.5%	80.3%	80.0%	83.7%	87.6%	86.3%

Net loss ratio	52.8%	53.6%	51.7%	55.2%	60.3%	58.8%	59.4%
Net underwriting expense ratio	32.7%	29.7%	30.7%	28.5%	27.3%	29.3%	16.2%

Net combined ratio	85.5%	83.3%	82.4%	83.7%	87.6%	88.1%	75.6%

	As of	As of December 31,
	June 30,2009	2008	2007	2006	2005	2004
	(In thousands, except for per share amounts)
	(unaudited)

Balance Sheet Data
Cash, cash equivalents and investments at fair value	$1,581,576	$677,226	$696,747	$564,618	$395,933	$283,635
Reinsurance recoverable	136,760	272,606	207,828	118,003	104,811	101,173
Intangible assets	38,963	20,464	21,670	5,423	5,835	4,978
Goodwill	236,407	18,962	13,281	—	—	—
Deferred acquisition costs, net	146,008	53,080	39,271	35,811	29,192	18,740
Total assets	2,576,254	1,538,381	1,355,649	954,082	657,457	494,147
Loss and loss adjustment expenses	833,175	534,991	501,183	302,541	198,724	128,722
Unearned premium	523,113	328,847	272,774	227,017	157,779	95,505
Long-term debt and redeemable preferred stock	235,058	101,036	101,036	68,045	47,426	47,426
Total stockholders’ equity	847,299	335,204	309,387	223,920	144,822	129,447
Per Share Data:
Book value per common share	$20.93	$14.36	$13.34	$9.23	$7.29	$6.56
Dividends declared per share
Common Stock	$0.12	$0.20	$0.15	$0.10	$0.10	$0.03
Class A Stock	—	—	—	—	—	$0.11
Class B Stock	—	—	—	—	—	$0.11

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
INFORMATION OF TOWER

The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Tower, CastlePoint Holdings, Ltd. (“CastlePoint”), HIG, Inc. (“Hermitage”) and SUA, after giving effect to the merger and the acquisitions of CastlePoint and Hermitage by Tower, which were consummated on February 5, 2009 and February 27, 2009, respectively.

The unaudited pro forma condensed consolidated financial information gives effect to the merger as if it had occurred (i) on June 30, 2009 for the purposes of the unaudited pro forma condensed consolidated balance sheet as of June 30, 2009 and (ii) on January 1, 2008 for the purposes of the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2008 and January 1, 2009 for the six months ended June 30, 2009. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2008 and the six months ended June 30, 2009 give effect to the acquisitions of CastlePoint and Hermitage as if they had occurred on January 1, 2008 and January 1, 2009, respectively. The unaudited pro forma condensed consolidated financial information has been prepared by and is the responsibility of Tower’s management. Certain amounts from SUA’s historical consolidated financial statements have been reclassified to conform to Tower’s presentation.

The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single entity as of or for the periods presented. The unaudited pro forma condensed consolidated financial information should be read together with the historical financial statements and related notes of Tower and SUA that each has filed with the SEC.

Tower Group, Inc.

Unaudited Condensed Consolidated Pro forma Balance Sheet
June 30, 2009

	Historical		Pro Forma			Pro Forma
	Tower	SUA	Adjustments	Notes		Combined

Assets
Investments & cash	$1,581,576	$266,427				$1,848,003
Investment income receivable	14,982	2,554				17,536
Premiums receivable	213,901	68,484				282,385
Reinsurance recoverable	136,760	79,725				216,485
Prepaid reinsurance premiums	64,438	245				64,683
Deferred acquisition costs, net of ceding commission revenue	146,008	16,982	(16,982)	4	(c)
			12,419	4	(c)	158,427
Deferred income taxes	58,550	1,602	(184)	4	(a)
			3,131	4	(b)
			1,597	4	(c)
			(1,367)	4	(d)
						63,329
Intangible assets	38,963	10,745	525	4	(a)	50,233
Goodwill	236,407		(341)	4	(a)
			5,814	4	(b)
			2,966	4	(c)
			(2,539)	4	(d)
			(33,168)	4	(e)
			27,268	2
						236,407
Fixed assets, net	46,590	12,901	(8,945)	4	(b)	50,546
Investment in subsidiaries	—	—	107,545	2
			(107,545)	4	(e)	—
Other assets	38,079	2,867				40,946
Total assets	$2,576,254	$462,532	$(9,806)			$3,028,980

Liabilities
Loss and loss adjustment expenses	$833,175	$218,400	$(3,906)	4	(d)	$1,047,669
Unearned premium	523,113	79,247				602,360
Reinsurance balances payable	51,419					51,419
Payable to issuing carriers	47					47
Insured deposit funds	—	13,737				13,737
Funds held under reinsurance agreements	15,558					15,558
Accounts payable, accrued liabilities and other liabilities	70,585	10,435				81,020
Subordinated debentures	235,058					235,058

Total liabilities	1,728,955	321,819	(3,906)			2,046,868
Stockholders’ equity
Common stock ($0.01 par value)	405	161	—	2
			(161)	4	(e)	405
Treasury stock	(1,330)	(1,003)	1,003	4	(e)	(1,330)
Paid-in capital	642,047	138,088	107,545	2
			(138,088)	4	(e)	749,592
Accumulated other comprehensive loss	(4,655)	894	(894)	4	(e)	(4,655)
Retained earnings	210,832	2,573	(2,573)	4	(e)
			27,268	2
						238,100

Total stockholders’ equity	847,299	140,713	(5,900)			982,112

Total liabilities and stockholders’ equity	$2,576,254	$462,532	$(9,806)			$3,028,980

See “Notes to Unaudited Pro forma Condensed Consolidated Financial Statements” below.

Tower Group, Inc.

Unaudited Condensed Consolidated Pro forma Statement of Income
Six months ended June 30, 2009

		Pro Forma						Tower/SUA
	Historical	Adjustments —	Pro Forma		Tower Pro Forma			Pro Forma
	Tower	CastlePoint Hermitage(a)	Combined	SUA	Adjustments — SUA	Notes		Combined

Revenues
Net premiums earned	$397,541	$52,650	$450,191	$70,140				$520,331
Ceding commission revenue	20,741	(5,842)	14,899	—				14,899
Insurance services revenue	3,983	(4,276)	(293)	—				(293)
Policy billing fees	1,320		1,320	—				1,320
Net investment income	31,950	2,991	34,941	5,549				40,490
Net realized gains (losses) on investments	7,124	57	7,181	168				7,349
Other-than-temporary impairment losses	(14,871)		(14,871)	(1,835)				(16,706)
Portion of loss recognized in other accumulated comprehensive net loss	7,517		7,517	1,259				8,776

Net impairment losses recognized in earnings	(7,354)	—	(7,354)	(576)	—			(7,930)

Total revenues	455,305	45,580	500,885	75,281	—			576,166
Expenses
Loss and loss adjustment expenses	210,083	27,300	237,383	43,979	643	4	(d)	282,005
Underwriting expenses	158,112	23,717	181,829	30,610	247	4	(a)
					(2,190)	4	(c)
					(678)	4	(b)	209,818
Interest expense	8,442	—	8,442	—	—			8,442

Total expenses	376,637	51,017	427,654	74,589	(1,979)			500,264
Other Income (expense)
Equity income in unconsolidated affiliate	(777)	777	—	—				—
Acquisition-related transaction costs	(11,348)	11,348	—	—				—
Gain on investment in acquired unconsolidated affiliate	7,388	(7,388)	—	—				—

Income before income taxes	73,931	(700)	73,231	692	1,979			75,902
Income tax expense (benefit)	25,327	(75)	25,252	175	(86)	4	(a)
					237	4	(b)
					767	4	(c)
					(225)	4	(d)
					67	4	(f)	26,187

Net income	$48,604	($625)	$47,979	$517	$1,219			$49,715

Basic and diluted earnings per share
Basic	$1.31		$1.19	$0.03				$1.11
Diluted	$1.30		$1.19	$0.03				$1.11

Weighted average common shares outstanding
Basic	37,110	3,283	40,292	15,843				44,750
Diluted	37,256	3,283	40,438	15,941				44,896

(a)	The Pro forma adjustments are made to reflect the results of operations of CastlePoint and Hermitage assuming their acquisition by Tower had occurred on January 1, 2009. Certain one-time charges were excluded from the pro forma results including, (i) transaction costs of $11.4 million and $3.6 million, respectively, related to the acquisition of CastlePoint and Hermitage, (ii) CastlePoint’s severance expenses of $2.0 million and (iii) Tower’s gain of $7.4 million related to the acquisition of CastlePoint.

See “Notes to Unaudited Pro forma Condensed Consolidated Financial Statements” below.

Tower Group, Inc.

Unaudited Condensed Consolidated Pro forma Statement of Income
Year ended December 31, 2008

				Eliminations of	Pro Forma
				Tower CastlePoint	Adjustments —			Tower		Pro Forma			Tower/SUA
	Historical			Intercompany	Tower/			Pro Forma	Historical	Adjustments —			Pro Forma
	Tower	CastlePoint	Hermitage	Amounts	CastlePoint	Notes		Combined	SUA	SUA	Notes		Combined

Revenues
Net premiums earned	$314,551	$444,719	$84,148					$843,418	$143,465				$986,883
Ceding commission revenue	79,162	—	—	(71,191)		3	(c)	7,971	—				7,971
Insurance services revenue	68,156	37,827	—	(63,293)		3	(b)		—
				(37,827)		3	(b)	4,863					4,863
Policy billing fees	2,347	—	—					2,347	—				2,347
Net investment income	34,568	31,457	7,045		(1,148)	3	(d)		10,837
					5,733	3	(g)
					(2,285)	3	(j)	75,370					86,207
Net realized gains (losses) on investments	8,297	(741)						7,556	—				7,556
Other-than-temporary impairment losses	(22,651)	(16,690)	(3,065)					(42,406)	(811)				(43,217)

Total revenues	484,430	496,572	88,128	(172,311)	2,300			899,119	153,491	—			1,052,610
Expenses
Loss and loss adjustment expenses	162,739	261,807	48,736		(3,125)	3	(l)	470,157	89,385	1,285	4	(d)	560,827
Underwriting expenses	223,936	222,462	38,528		2,391	3	(a)		56,122	494	4	(a)
				(63,293)		3	(b)			(3,301)	4	(c)
				(37,827)		3	(b)			(3,640)	4	(b)
				(71,191)		3	(c)
					5,500	3	(e)
					(6,849)	3	(k)
					(11,238)	3	(m)	302,419					352,093
Interest expense	8,449	11,418						19,867	—				19,867

Total expenses	395,124	495,687	87,264	(172,311)	(13,321)			792,443	145,507	(5,163)			932,787
Other Income (expense)
Equity income in unconsolidated affiliate	269	—	—		(269)	3	(f)	—					—

Income before income taxes	89,575	885	864	—	15,352			106,676	7,984	5,163			119,823
Income tax expense (benefit)	32,102	554	(128)		(837)	3	(a)		559	(173)	4	(a)
					(402)	3	(d)			1,274	4	(b)
					(1,925)	3	(e)			1,156	4	(c)
					(94)	3	(f)			(450)	4	(d)
					2,007	3	(g)			2,235	4	(f)
					(244)	3	(h)
					430	3	(i)
					(800)	3	(j)
					2,397	3	(k)
					1,094	3	(l)
					3,933	3	(m)	38,087					42,689

Net income	$57,473	$331	$992	$—	$9,793			$68,589	$7,425	$1,120			$77,134

Basic and diluted earnings per share
Basic	$2.49							$1.72	$0.48				$1.74
Diluted	$2.47							$1.71	$0.47				$1.73

Weighted average common shares outstanding
Basic	23,040				16,878			39,919	15,608				44,377
Diluted	23,251				16,878			40,129	15,776				44,588

See “Notes to Unaudited Pro forma Condensed Consolidated Financial Statements” below.

Tower Group, Inc.

Notes to Unaudited Pro forma Condensed Consolidated Financial Statements

1.	BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial information gives effect to the merger as if it had occurred (i) on June 30, 2009 for the purposes of the unaudited pro forma condensed consolidated balance sheet and (ii) on January 1, 2008 for the purposes of the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2008 and January 1, 2009 for the six months ended June 30, 2009. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2008 and the six months ended June 30, 2009 give effect to the acquisitions of CastlePoint and Hermitage, which were consummated on February 5, 2009 and February 27, 2009, respectively, as if they had occurred on January 1, 2008 and January 1, 2009, respectively. The unaudited pro forma condensed consolidated financial information has been prepared by Tower’s management. Certain amounts from SUA’s historical consolidated financial statements have been reclassified to conform to Tower’s presentation.

General

This unaudited pro forma condensed consolidated financial information has been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”). The unaudited pro forma condensed consolidated balance sheet as of June 30, 2009 and the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2008 and the six months ended June 30, 2009 have been prepared using the following information:

•	Unaudited historical consolidated financial statements of Tower as of June 30, 2009 and for the six months ended June 30, 2009;

•	Unaudited historical consolidated financial statements of SUA as of June 30, 2009 and for the six months ended June 30, 2009;

•	Audited historical consolidated financial statements of Tower for the year ended December 31, 2008;

•	Audited historical consolidated financial statements of CastlePoint for the year ended December 31, 2008;

•	Audited historical consolidated financial statements of Hermitage for the year ended December 31, 2008;

•	Audited historical consolidated financial statements of SUA for the year ended December 31, 2008;

•	Such other supplementary information as considered necessary to reflect the proposed merger in the unaudited pro forma condensed consolidated financial information.

The pro forma adjustments reflecting the merger and the acquisitions of CastlePoint and Hermitage by Tower under the purchase method of accounting are based on certain estimates and assumptions. The unaudited pro forma condensed consolidated adjustments may be revised as additional information becomes available. The actual adjustments upon consummation of the merger and the allocation of the final purchase price of SUA, CastlePoint and Hermitage will depend on a number of factors, including additional financial information available at such time, changes in values and changes in SUA’s operating results between the date of preparation of this unaudited pro forma condensed consolidated financial information and the closing date. Therefore, the actual adjustments will differ from the pro forma adjustments and it is possible that the differences may be material. Tower’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information does not include financial benefits or expenses from operating expense efficiencies or revenue enhancements arising from the merger and the

Tower Group, Inc.

Notes to Unaudited Pro forma Condensed Consolidated Financial Statements — (Continued)

acquisitions of CastlePoint and Hermitage by Tower nor does the unaudited pro forma condensed consolidated financial information include the portion of restructuring and integration costs to be incurred by Tower, CastlePoint, Hermitage and SUA, except for certain fair value adjustments.

The unaudited pro forma condensed consolidated financial information is not intended to reflect the results of operations or the financial position that would have resulted had the merger and the acquisitions of CastlePoint and Hermitage by Tower been effected on the dates indicated and if the companies had been managed as one entity. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements of Tower included in Tower’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2009 and the historical consolidated financial statements of SUA included in SUA’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2009 and the historical consolidated financial statements of CastlePoint and Hermitage for the year ended December 31, 2008, attached hereto as Annexes D and E.

2.	PURCHASE PRICE AND RELATED CONSIDERATIONS

Pursuant to the merger agreement and subject to the terms and conditions set forth therein, Merger Sub will merge into SUA, with SUA continuing as the surviving corporation and a wholly-owned subsidiary of Tower.

At the effective time of the merger, SUA stockholders will receive for each share of SUA stock a fraction of a share of Tower common stock equal to the product of one share of SUA stock and the exchange ratio. The exchange ratio is determined by reference to the “average Tower stock price,” which is the volume-weighted average price per share of Tower common stock on the NASDAQ Global Select Market for the 15 trading day window immediately preceding the fifth business day prior to the closing date. The exchange ratio will be fixed at 0.28 if the average Tower stock price is greater than or equal to $23.25 and less than or equal to $27.75. If the average Tower stock price is greater than $27.75, the exchange ratio will be adjusted downward to provide SUA stockholders with a fixed value per share of $7.77. If the average Tower stock price is less than $23.25 but greater than or equal to $20.00, the exchange ratio will be adjusted upward to provide SUA stockholders with a fixed value per share of $6.51. However, if the average Tower stock price falls below $20.00, the exchange ratio will be fixed at 0.3255, and SUA will have the right, for a limited period, to terminate the merger agreement, unless Tower elects to add additional shares of Tower common stock to provide SUA stockholders with a value per share of $6.51.

The boards of directors of Tower and SUA have approved the merger agreement, the merger and the other transactions contemplated thereby and the board of directors of SUA has recommended the adoption of the merger agreement to the SUA stockholders.

The merger is expected to close in late 2009 subject to regulatory approvals of the merger, stockholder approval required to complete the merger and other customary conditions.

Under the merger agreement, SUA is required to pay Tower a termination fee of $3,000,000 plus Tower’s expenses up to a cap of $1,000,000 in certain customary circumstances, including if SUA terminates the merger agreement to accept a superior alternative proposal. Similarly, under the merger agreement, Tower is required to reimburse SUA’s expenses up to a cap of $1,000,000 in the event that SUA terminates the merger agreement for Tower’s breach, subject to certain exceptions.

Tower Group, Inc.

Notes to Unaudited Pro forma Condensed Consolidated Financial Statements — (Continued)

For purposes of presentation in the unaudited pro forma condensed consolidated financial information, the financing of the merger and allocation of purchase consideration is assumed to be as follows:

($ in thousands)

Purchase Consideration(a)
Purchase price paid	$106,596
Estimated fair value of outstanding SUA stock options and deferred stock awards(b)	949

Total purchase consideration	107,545

Allocation of Purchase Consideration at June 30, 2009(c)
Total assets	446,768
Total liabilities	(319,280)
Estimated fair value adjustments, net of taxes of $3,945	7,326

Estimated fair value of net assets acquired	134,813

Negative goodwill	(27,268)
Recognized in earnings as gain on acquisition of SUA	27,268

Goodwill	$—

(a)	Based on the exchange rate of 0.28 shares of Tower common stock for each share of SUA stock, using a price of 23.90 per share of Tower common stock, the closing price per share on October 7, 2009. Based on an exchange ratio of 0.28, the purchase price consideration will consist of approximately 4,460,099 shares of Tower common stock with an aggregate value of approximately $106.6 million.

(b)	The purchase price includes the estimated fair value of Tower stock options to be issued as of the closing date in exchange for vested stock options of SUA. SUA stock options will be converted to Tower stock options at the award exchange ratio and the exercise price will be the exercise price of the SUA stock options divided by the award exchange ratio. Vested stock options issued by Tower in respect of vested SUA stock options held by employees of SUA are considered part of the purchase price. Accordingly, the purchase price includes an estimated fair value of Tower stock options of $0.5 million. The fair value of vested Tower stock options that will be issued in respect of vested SUA stock options was estimated by using the Black-Scholes option pricing model with market assumptions. Option pricing models require the use of highly subjective market assumptions, including expected stock price volatility, which if changed can materially affect fair value estimates. The more significant assumptions used in estimating the fair value of Tower options include volatility of 44%, an expected life of two years based on the age of the original award, a dividend yield of 1%, and a risk-free interest rate of 1.6%. The fair value of the Tower unvested stock options to be issued to holders of SUA stock options as of June 30, 2009 is de minimis. Also included in the purchase price is the estimated fair value of the vested portion of the deferred stock awards held by SUA employees of $0.5 million.

(c)	The purchase price is allocated to balance sheet assets acquired (including identifiable intangible assets arising from the merger) and liabilities assumed based on their estimated fair value. The fair value adjustments to the SUA historical consolidated balance sheet in connection with the merger are described below in Note 4.

(d)	The fair value adjustments to balance sheet assets acquired and liabilities assumed are preliminary in nature. Among other items, the fair value of SUA’s loss reserves as estimated by Tower’s management could result in an adjustment within the range of reasonable loss reserve estimates previously disclosed by SUA in its Form 10-K for the year ended December 31, 2008. The high end estimate of such range was approximately $15 million greater than the net reserves carried by SUA at December 31, 2008. Such an adjustment to loss reserves would result in a reduction in the amount of negative goodwill.

Tower Group, Inc.

Notes to Unaudited Pro forma Condensed Consolidated Financial Statements — (Continued)

3.	PRO FORMA ADJUSTMENTS RELATED TO TOWER, CASTLEPOINT AND HERMITAGE

As discussed above, these pro forma adjustments are based on certain estimates and assumptions made as of the date of the unaudited pro forma condensed consolidated financial information. As the values of certain assets and liabilities are preliminary in nature, they are subject to adjustment as additional information is obtained, including, but not limited to, the valuation of separately identifiable intangible assets, the valuation of the business acquired, fixed assets, loss reserves and deferred taxes. The valuations will be finalized within the measurement period, generally defined as 12 months from the close of the acquisition. When the valuations are finalized, any changes to the preliminary valuation of assets acquired or liabilities assumed may result in adjustments to separately identifiable intangible assets and goodwill.

(a) In connection with the CastlePoint and Hermitage acquisitions, intangible assets were recorded by Tower in the amount of $20.0 million in the first quarter of 2009. The pro forma statement of income has been adjusted to reflect amortization expense for intangibles of $2.4 million for the year ended December 31, 2008.

(b) Insurance services revenues earned (primarily consisting of direct commission revenue) as a result of placing business through Tower Risk Management Corp. or CastlePoint Management Corp. on behalf of CastlePoint’s or Tower’s respective insurance subsidiaries has been eliminated with a corresponding elimination of CastlePoint’s underwriting expenses for the year ended December 31, 2008.

(c) Ceding commission revenue recognized by Tower on business ceded to CastlePoint has been eliminated with a corresponding elimination of underwriting expenses for the year ended December 31, 2008.

(d) This amount represents the loss of investment income on $65.4 million of cash consideration which was paid to CastlePoint shareholders on February 5, 2009 for the acquisition of CastlePoint, at an assumed investment rate of 1.76%.

(e) Deferred acquisition costs, including related tax effect, were reduced for pro forma purposes as the acquisition of CastlePoint would eliminate certain costs charged by Tower Risk Management Corp. to CastlePoint Insurance Company, which had previously been deferred by CastlePoint Insurance Company.

(f) This amount represents the elimination of Tower’s equity income from CastlePoint as an unconsolidated affiliate for the year ended December 31, 2008 and the related income tax effect.

(g) Net investment income has been increased, net of income tax effect, representing the accretion of an additional estimated purchase discount arising from the fair value of certain of CastlePoint’s fixed maturity investments that is approximately $50.0 million less than amortized cost as of February 5, 2009. The fair value of these investments became Tower’s cost when the acquisition of CastlePoint closed. The additional estimated discount will be amortized over the estimated remaining years to maturity of the identified investments. The additional estimated discount assumes Tower will continue to hold the identified investments and there will be no loss of principal.

(h) For pro forma purposes, CastlePoint’s marginal tax rate was increased to Tower’s statutory income tax rate of 35%.

(i) For pro forma purposes, Hermitage’s marginal tax rate was increased to Tower’s statutory income tax rate of 35%.

(j) This amount represents the loss of investment income on $130.1 million of funds which were used on February 27, 2009 to purchase Hermitage, at an assumed investment rate of 1.76%.

Tower Group, Inc.

Notes to Unaudited Pro forma Condensed Consolidated Financial Statements — (Continued)

(k) Underwriting expenses were reduced by $6.8 million for the year ended December 31, 2008. This adjustment reflects lower acquisition costs for the value of business acquired (“VOBA”) as compared to CastlePoint’s and Hermitage’s deferred acquisition costs.

(l) The pro forma statement of income for the year ended December 31, 2008 has been adjusted to reflect $3.1 million of amortization of the fair value adjustment for loss and loss adjustment expenses (“LAE”) which is being amortized over the loss and LAE payout pattern and reflected as a component of loss and LAE.

(m) This amount reflects acquisition-related transaction expenses and one-time severance costs totaling $11.2 million recorded by CastlePoint.

4.	PRO FORMA ADJUSTMENTS RELATED TO TOWER AND SUA

As discussed above, these pro forma adjustments are based on certain estimates and assumptions made as of the date of the unaudited pro forma condensed consolidated financial information. The actual adjustments will depend on a number of factors, including changes in the estimated fair value of balance sheet assets, liabilities and operating results of SUA between June 30, 2009 and the closing date. Tower expects to make such actual adjustments at the closing date. These actual adjustments may be different from the adjustments to the unaudited pro forma condensed consolidated financial information and such differences may be material. The fair value adjustments to balance sheet assets acquired and liabilities assumed are preliminary in nature. Among other items, the fair value of SUA’s loss reserves as estimated by Tower’s management could result in an adjustment within the range of reasonable loss reserve estimates previously disclosed by SUA in its Form 10-K for the year ended December 31, 2008. The high end estimate of such range was approximately $15 million greater than the net reserves carried by SUA at December 31, 2008. Such an adjustment to loss reserves would result in a reduction in the amount of negative goodwill.

(a) Identifiable intangible assets increased by $0.5 million to $11.3 million and are comprised principally of $3.8 million relating to SUA’s distribution network, $0.4 million related to SUA’s trademark and name and $7.1 million relating to insurance licenses. The intangible asset related to the distribution network acquired and trade name will be amortized over approximately 25 years and 1 year, respectively. The intangible asset related to the insurance licenses is indefinite. All intangible assets and goodwill will be tested for impairment whenever events or change in circumstances indicate that a carrying amount may be impaired. Indefinite lived intangible assets and goodwill will be subject to annual impairment testing. The pro forma statements of income reflect amortization expense for intangibles of $0.2 million for the six months ended June 30, 2009 and $0.5 million for the year ended December 31, 2008.

(b) Fixed assets were reduced by $8.9 million to $4.0 million. Of this amount SUA’s policy and claims administration system was decreased by $9.1 million and the adjustment represents what a market participant would be willing to pay for such system. The fair value for personal property, which includes computer hardware and off-the-shelf software, was increased by $0.2 million to $1.6 million. The pro forma statements of income reflect net depreciation expense (reduction) of $0.7 million for the six months ended June 30, 2009 and a reduction of $3.6 million for the year ended December 31, 2008, giving effect to the reversal of depreciation expense on the reduction of fixed assets described above.

(c) Deferred acquisition costs (“DAC”), which includes VOBA decreased by $4.6 million. The valuation for the policies that were in force on the acquisition date has been determined by using a cash flow model rather than an observable market price, as a liquid market for valuing the in force business could not be determined. The valuation model uses an estimate of the expected underwriting profit and the net nominal future cash flows associated with the in force policies that a market participant would expect as of the date of the merger. The fair value of the VOBA recorded on June 30, 2009 was $12.4 million and replaced SUA’s carried DAC of $17.0 million as part of the business combination adjustments. The fair value adjustment will be amortized in proportion to the timing of the expected underwriting profit associated with the in force

Tower Group, Inc.

Notes to Unaudited Pro forma Condensed Consolidated Financial Statements — (Continued)

policies acquired. The cash flow or interest component of the VOBA asset will be amortized in proportion to the expected underwriting profit associated with the in force policies acquired. The amortization will be reflected as a component of underwriting expenses. As a result of this business combination adjustment, the Company’s underwriting expenses were reduced by $2.2 million for the six months ended June 30, 2009 and $3.3 million for the year ended December 31, 2008.

(d) The fair value of the loss and LAE reserves decreased by $3.9 million to $214.5 million. The required valuation of loss and LAE reserves acquired has been determined by using a cash flow model rather than an observable market price as a liquid market for such underwriting liabilities could not be determined. The valuation model uses an estimate of net nominal future cash flows related to liabilities for losses and LAE that a market participant would expect as of the closing date. These future cash flows are adjusted for the time value of money at a risk free rate and a risk margin to compensate an acquirer for bearing the risk associated with the liabilities. The fair value adjustment for loss and LAE reserves of $3.9 million will be amortized over the loss and LAE payout pattern and reflected as a component of loss and LAE incurred. The pro forma statements of income reflect the amortization of the fair value adjustments of $0.6 million for the six months ended June 30, 2009 and $1.3 million for the year ended December 31, 2008.

(e) This amount reflects elimination of SUA’s historical equity balances.

(f) For pro forma purposes, SUA’s marginal tax rate was increased to Tower’s statutory income tax rate of 35%.

5.	EARNINGS PER COMMON SHARE

(a) Pro forma earnings per share of common stock for the six months ended June 30, 2009 and the year ended December 31, 2008 have been calculated based on the estimated weighted average number of shares of Tower’s common stock outstanding on a pro forma basis, as described below. The historical weighted average number of shares of Tower’s common stock outstanding, after giving effect to the shares of Tower common stock issued in connection with the CastlePoint acquisition, was 40,391,878 and 40,537,703, basic and diluted, respectively, for the six months ended June 30, 2009 and 39,918,906 and 40,129,052, basic and diluted, respectively, for the year ended December 31, 2008.

(b) The pro forma weighted average number of shares of Tower’s common stock outstanding for the six months ended June 30, 2009, after giving effect to 4,458,462 shares of Tower’s common stock issued to SUA stockholders is 44,850,340 and 44,996,165, basic and diluted, respectively. The pro forma weighted average number of shares of Tower’s common stock outstanding for the year ended December 31, 2008, after giving effect to 16,878,410 and 4,458,462 shares of Tower common stock issued to CastlePoint’s and SUA’s stockholders, respectively is 44,377,368, and 44,587,514, basic and diluted, respectively.

CERTAIN FINANCIAL PROJECTIONS

In connection with Tower’s review of SUA and SUA’s review of Tower and in the course of the negotiations between Tower and SUA described in “The Merger — Background of the Merger,” both Tower and SUA provided to each other certain nonpublic business and financial information. The nonpublic information included projections of Tower’s and SUA’s future earnings and SUA’s assets, liabilities and shareholders’ equity. Such projections of Tower also were provided to FBR in its capacity as financial advisor to SUA. The information set forth below has been summarized from the materials provided to Tower, SUA or FBR in order to provide SUA stockholders certain previously nonpublic information that was provided to Tower, SUA or FBR for the purpose of considering and evaluating the merger.

Except as set forth in this proxy statement/prospectus, Tower has not publicly provided guidance for future earnings beyond 2010. SUA has never publicly provided guidance for future earnings, assets, liabilities or shareholders’ equity. However, in connection with Tower and SUA’s respective evaluation of the potential transaction, Tower prepared and is responsible for the Tower projections included in this proxy statement/prospectus and SUA prepared and is responsible for the SUA projections included in this proxy statement/prospectus. The projections were not prepared with a view to public disclosure and are included in this proxy statement/prospectus only because such information was made available in connection with Tower’s and SUA’s mutual due diligence investigations and the proposed merger. The projections were not prepared with a view to compliance with the published guidelines of the SEC regarding projections, nor were they prepared in accordance with generally accepted accounting principles or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections.

Neither Johnson Lambert & Co., LLP, Tower’s independent registered public accounting firm nor PricewaterhouseCoopers LLP, SUA’s independent registered public accounting firm have examined, compiled or performed any procedures with respect to the accompanying projections and, accordingly, neither of Johnson Lambert & Co. LLP nor PricewaterhouseCoopers LLP express an opinion or any other form of assurance with respect to the projections. The audit reports included or incorporated by reference into this proxy statement/prospectus related to Tower, SUA, CastlePoint and Hermitage historical financial information do not extend to the projections and should not be read to do so.

In compiling the projections, Tower and SUA took into account historical performance, combined with projections regarding development activities. The projections were developed in a manner consistent with Tower, and SUA’s view on the historical development of budgets and long-range operating projections. Although the projections were presented with numerical specificity, the projections reflect numerous assumptions and estimates as to future events made by Tower and SUA that each, respectively, believed were reasonable at the time the projections were prepared. No assurances can be given that these assumptions and estimates will reflect future conditions. Failure to realize any such assumptions would impact the accuracy of the projections. In addition, factors such as industry performance and general business, economic, regulatory, market and financial conditions and other factors described under “Cautionary Statement Regarding Forward-Looking Statements” below, all of which are difficult to predict and are beyond the control of Tower and SUA, may cause the projections or the underlying assumptions to be materially inaccurate. Accordingly, there can be no assurance that the projections will be realized, and actual results may differ materially from those contained in the projections. You should read Tower’s and SUA’s most recent filings on Form 10-K and Form 10-Q, each of which is incorporated by reference into this proxy statement/prospectus, for a description of risk factors with respect to their respective businesses. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. None of Tower, SUA, or any of their respective affiliates, advisors or representatives have made or make any representation to any SUA stockholder regarding the ultimate performance of Tower or SUA compared to the information contained in these projections. See “Cautionary Statement Regarding Forward-Looking Statements,” below.

Neither Tower nor SUA intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even if any or all of the assumptions underlying the projections are shown to be in error.

Tower Financial Projections

In connection with SUA’s review of Tower and in the course of the negotiations between Tower and SUA, Tower’s management team prepared the Tower financial projections that were provided to FBR in its capacity as financial advisor to SUA. The information set forth below has been summarized from the financial projections provided by Tower to SUA in order to provide SUA stockholders certain non-public information that was provided to FBR.

	Projections(1)
	Year Ended December 31,
	2010E	2011E
	($ in millions except
	per share amounts)

Gross Premiums Written	$1,322.6	$1,454.9
Net Premiums Written	$1,217.5	$1,361.7
Loss Ratio	56.9%	57.6%
Expense Ratio	32.9%	31.7%
Investment Yield	5.3%	5.0%
Net Income(2)	$143.6	$170.5
Earnings per Share(2)(3)	$3.56	$4.23

(1)	Projections were prepared by Tower Management on June 12, 2009 in response to a due diligence request from SUA’s advisors. The information set forth above does not include projections of Tower’s future earnings for 2009 since the 2009 year will have substantially concluded prior to the required stockholder vote of SUA.

(2)	The projections do not assume the realization of any investment gains or losses. Earnings per share (EPS) figures are provided on a diluted basis.

(3)	Projected 2009 operating EPS of $3.28 was provided to SUA. This figure was within the range of $3.10 to $3.30 per diluted share guidance provided on May 7, 2009 in Tower’s first quarter earnings release. For Tower’s second quarter earnings release on August 5, 2009, projected 2009 operating EPS guidance was provided in a range between $3.15 and $3.25 per diluted share.

SUA Financial Projections

In connection with the market test that SUA conducted in early 2009, SUA’s management team prepared the SUA financial projections as part of its confidential offering memorandum provided to certain prospective purchasers of SUA for the purpose of considering and evaluating a potential transaction. The projections were prepared on both a stand-alone basis, reflecting SUA management’s view of the future operations of SUA should it remain independent and continue to execute its then-current business plan, and on a basis assuming that SUA would receive an upgrade of it’s A.M. Best rating to “A−” should it become an operating unit of a larger entity. The information set forth below has been summarized from the confidential offering memorandum in order to provide SUA stockholders certain non-public information that was provided to potential purchasers. It does not include financial projections for 2009 since the 2009 year will have substantially concluded prior to the required stockholder vote of SUA and those projections would vary substantially from actual results because of the significant costs and expenses associated with the proposed merger.

	Year Ended December 31,
	2010	2011
	(In thousands except ratios and per share data)

Gross premiums written
SUA stand-alone(1)(3)	$190,000	$208,300
A.M. Best upgrade(2)(3)	335,917	388,864
Net premiums written
SUA stand-alone(3)	$180,800	$198,700

	Year Ended December 31,
	2010	2011
	(In thousands except ratios and per share data)

A.M. Best upgrade(2)(3)	325,516	377,265
Loss ratio
SUA stand-alone(4)	61.6%	58.9%
A.M. Best upgrade(4)	62.7%	60.0%
Expense ratio
SUA stand-alone(5)	36.9%	36.9%
A.M. Best upgrade(5)(6)(7)	32.6%	32.6%
Net income
SUA stand-alone	$12,876	$17,934
A.M. Best upgrade	22,012	35,088
Diluted earnings per share
SUA stand-alone	$0.82	$1.14
A.M. Best upgrade	*	*
Total assets
SUA stand-alone	$541,445	$618,545
A.M. Best upgrade	713,145	917,945
Total shareholders’ equity
SUA stand-alone	$159,345	$177,545
A.M. Best upgrade	171,045	207,445

*	These figures were not included in the confidential offering memorandum because it was assumed SUA would be a wholly-owned subsidiary of another entity and would not have separately reportable earnings per share.

(1)	SUA stand-alone projections were developed to reflect SUA management’s view of the future operations of SUA should it remain independent and continue to execute its then-current business plan.

(2)	The premium growth in the projected periods takes into account an upgrade to an “A-” A.M. Best rating from SUA Insurance Company’s current, “B+” rating and assumes SUA would have access to a larger capital base. On a stand-alone basis, however SUA would not be able to support the projected premium growth without additional capital.

(3)	SUA management projected gross written premiums assuming an 80% persistency rate, consistent with experience for 2008 and anticipated experience for 2009. No further rate increases or decreases were assumed, other than those needed to cover payroll or benefit inflation. Assuming an upgrade to “A-” from A.M. Best, an increase in new business was assumed to result in an increase of over 100% in new business written in 2010. Reinsurance costs were assumed to be in line with historical rates for the projection period and were based on April 1, 2009 renewal terms.

(4)	SUA management projected a net loss ratio of approximately 62% for 2010, equal to the net loss ratio booked in 2008 and anticipated for 2009. Going forward, the net loss ratio was projected to improve by approximately 3% year-over-year in 2011. This decline was assumed from a general market hardening.

(5)	SUA management expected general and administrative expenses to grow annually at the rate of inflation, assumed to be approximately 4%.

(6)	SUA management expected to incur incremental general and administrative expenses of approximately 3% of new premiums produced.

(7)	SUA management believed that with an upgrade to “A-” from A.M. Best, SUA would eliminate approximately $2.7 million of annual costs. These would include the elimination of a current fronting fee of 6% on approximately $20 million of premium that requires an “A-” rated carrier, which would equal approximately $1.2 million, and the elimination of approximately $1.5 million of expenses related to operating as a stand-alone public company.

COMPARATIVE PER SHARE DATA

The historical per share earnings, dividends, and book value of Tower and SUA shown in the table below are derived from their respective audited consolidated financial statements as of and for the year ended December 31, 2008 and their respective unaudited financial statements for the six months ended June 30, 2009. The pro forma comparative basic and diluted earnings per share and dividends per share data give effect to the merger using the purchase method of accounting as if the merger had been completed on January 1, 2008 for the year ended December 31, 2008 and January 1, 2009 for the six months ended June 30, 2009. The pro forma book value per share information was computed as if the merger had been completed on June 30, 2009. You should read this information in conjunction with the historical financial information of Tower and of SUA included or incorporated elsewhere in this proxy statement/prospectus, including Tower’s and SUA’s financial statements and related notes. The per share pro forma information assumes that all shares of SUA common stock are converted into shares of Tower common stock at the exchange ratio. The pro forma data is not necessarily indicative of actual results had the merger occurred during the periods indicated. The pro forma data is not necessarily indicative of future operations of the combined entity.

	Six Months	Year
	Ended	Ended
	June 30,	December 31,
	2009	2008

Basic earnings per share
TGI historical	$1.31	$2.49
TGI pro forma (including CastlePoint and Hermitage)	1.19	1.72
SUA historical	0.03	0.48
Pro forma combined	1.11	1.74
Equivalent pro forma for one share of SUA common stock(1)	0.31	0.49
Diluted earnings per share
TGI historical	$1.30	$2.47
TGI pro forma (including CastlePoint and Hermitage)	1.19	1.71
SUA historical	0.03	0.47
Pro forma combined	1.11	1.73
Equivalent pro forma for one share of SUA common stock(1)	0.31	0.48
Cash dividends declared per share(2)
TGI historical	$0.12	$0.20
SUA historical	—	—
Pro forma combined	0.12	0.20
Equivalent pro forma for one share of SUA common stock(1)	0.03	0.06
Book value per share (at period end)
TGI historical	$19.46	$14.36
SUA historical	8.85	8.62
Pro forma combined	21.85	N/A
Equivalent pro forma for one share of SUA common stock(1)	6.12	N/A

(1)	The pro forma equivalent was calculated by multiplying the pro forma combined EPS by the exchange ratio of 0.28 shares of Tower common stock for each share of SUA common stock.

(2)	TGI’s cash dividends per share of common stock were $0.05 in the first quarter and were increased in the second quarter of 2009 to $0.07 per share.

MARKET PRICE AND DIVIDEND INFORMATION

Tower common stock is listed on the NASDAQ Global Select Market and SUA common stock is listed on the NASDAQ Global Market. The following table sets forth for the periods indicated the high and low transaction prices per share of Tower and SUA common stock, and the cash dividends declared during each period.

	Tower			SUA
	High	Low	Dividend	High	Low	Dividend

Year Ended December 31, 2006
First Quarter	$24.46	$16.80	$0.025	$6.80	$5.77	$—
Second Quarter	32.00	22.50	0.025	7.03	6.18	—
Third Quarter	34.47	25.87	0.025	9.00	6.28	—
Fourth Quarter	36.49	29.18	0.025	10.56	8.25	—
Year Ended December 31, 2007
First Quarter(1)	35.93	28.10	0.025	8.64	7.11	—
Second Quarter	33.32	29.44	0.025	8.52	7.52	—
Third Quarter	32.57	24.11	0.050	8.07	6.67	—
Fourth Quarter	35.50	27.02	0.050	7.41	5.06	—
Year Ended December 31, 2008
First quarter	33.73	23.17	0.050	5.86	4.11	—
Second quarter	28.26	21.03	0.050	6.14	4.25	—
Third quarter	27.53	17.83	0.050	5.72	4.61	—
Fourth Quarter	28.69	15.76	0.050	4.81	2.00	—
Year Ending December 31, 2009
First Quarter	31.05	24.34	0.050	3.90	2.40	—
Second Quarter	28.32	22.70	0.070	6.35	2.71	—
Third Quarter (through
October 7, 2009)	26.10	22.88	0.070	7.04	6.09	—

The following table presents trading information for Tower and SUA common stock for June 19, 2009 and October 7, 2009. June 19, 2009 was the last full trading day prior to the public announcement of the proposed merger. October 7, 2009 was the last practicable trading day for which information was available prior to the date of the first mailing of this proxy statement/prospectus.

	Common Stock Close
	Tower	SUA

June 19, 2009	$24.00	$3.96
October 7, 2009	$23.90	$6.40

SUA stockholders are encouraged to obtain current market quotations for Tower common stock prior to making any decision with respect to the merger. No assurance can be given concerning the market price for Tower common stock before or after the date on which the merger is consummated. The market price for Tower common stock will fluctuate between the date of this proxy statement/prospectus and the date on which the merger is consummated and thereafter. The average Tower common stock price, on which the exchange ratio is based, may differ from the closing price per share of Tower common stock on the date that the parties entered into the merger agreement, on the date that the parties announced the merger, on the date that this document was mailed, on the date of the SUA special meeting, on the date that is the deadline for any SUA stockholder to apply to the court to appraise the fair value of its shares of SUA Class B common stock, at the effective time of the merger, and on the date that SUA stockholders receive the merger consideration.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking information about Tower and SUA and the combined company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this proxy statement/prospectus or may be incorporated into this proxy statement/prospectus by reference to other documents and may include statements for the period after the completion of the merger. Representatives of Tower and SUA may also make forward-looking statements. Forward-looking statements are statements that are not historical facts. Words such as “expect,” “believe,” “will,” “may,” “anticipate,” “plan,” “estimate,” “intend,” “should,” “can,” “likely,” “could” and similar expressions are intended to identify forward-looking statements. These statements include statements about the expected benefits of the merger, information about the combined company’s objectives, plans and expectations, the likelihood of satisfaction of certain conditions to the completion of the merger and whether and when the merger will be completed. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of the management of each of Tower and SUA and are subject to risks and uncertainties, including the risks described in this proxy statement/prospectus under the section “Risk Factors” and those that are incorporated by reference into this proxy statement/prospectus, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

In light of these risks, uncertainties, assumptions and factors, the results anticipated by the forward-looking statements discussed in this proxy statement/prospectus or made by representatives of Tower or SUA may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof or, in the case of statements incorporated by reference, on the date of the document incorporated by reference, or, in the case of statements made by representatives of Tower or SUA, on the date those statements are made. All subsequent written and oral forward-looking statements concerning the merger or the combined company or other matters addressed in this proxy statement/prospectus and attributable to Tower or SUA or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, neither Tower nor SUA undertakes any obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date hereof or the date of the forward-looking statements or to reflect the occurrence of unanticipated events.

THE MERGER

The following is a description of the material aspects of the background and history behind the merger. This description may not contain all of the information that is important to you. You are encouraged to carefully read this entire proxy statement/prospectus, including the merger agreement attached hereto as Appendix A, for a more complete understanding of the merger.

Background of the Merger

Since SUA’s initial public offering in 2004, as part of an ongoing evaluation of SUA’s business, SUA’s board of directors and SUA’s chief executive officer, Courtney Smith, SUA’s chief financial officer, Peter Jokiel, SUA’s chief underwriting officer, Daniel Cacchione, SUA’s chief information officer, Barry Cordeiro, SUA’s chief claims officer, Gary Ferguson, SUA’s general counsel, Scott Goodreau, SUA’s chief actuary, Scott Charbonneau, and SUA’s controller, Daniel Rohan have regularly reviewed and assessed opportunities to further SUA’s long-term goals and to maximize stockholder value, including strategic opportunities and opportunities for organic growth. From time to time, SUA’s board of directors and Messrs. Smith, Jokiel, Cacchione, Cordeiro, Ferguson, Goodreau, Charbonneau and Rohan have evaluated a variety of strategic alternatives in light of the business trends and regulatory conditions impacting SUA and the insurance industry as a whole. Attributes that SUA considered attractive when assessing potential strategic transactions included the potential party having (i) an “A-” or higher A.M. Best rating, (ii) existing premiums that could be processed through SUA in order to better leverage SUA’s infrastructure to reduce its operating expense ratio, (iii) higher stock trading volume and an (iv) existing book of business that would further diversify SUA’s book of business. SUA considered various types of transactions, including going-private transactions, cash and stock mergers and various types of alternative transaction structures such as reverse mergers and tender offers.

During mid-2008 and again in the first quarter of 2009, as described below, Messrs. Smith, Jokiel, and Goodreau, were approached by representatives of certain third parties interested in the possibility of entering into strategic transactions with SUA, including potential business combinations or other transactions that could result in a sale of SUA.

By a letter to SUA’s board of directors dated June 16, 2008, Hallmark Financial Services, Inc., which we refer to as “Hallmark,” made an unsolicited, non-binding and conditional proposal to acquire SUA pursuant to a merger in which SUA stockholders would receive shares of Hallmark common stock. The letter proposed that SUA stockholders would receive per share merger consideration of $6.50 per share, payable in Hallmark stock, for each share of SUA common stock and SUA Class B common stock. After receipt of such proposal letter, SUA’s board of directors retained FBR as its financial advisor to assist SUA’s board of directors in evaluating the Hallmark proposal. Also, on June 23, 2008, Hallmark and certain related parties filed a Schedule 13D with the SEC in which such parties disclosed the Hallmark proposal and that Hallmark and such related parties had acquired approximately 9.6% of the outstanding SUA common stock. SUA issued a press release on June 23, 2008 acknowledging the receipt of Hallmark’s unsolicited proposal. Between June 17 and June 25, 2008, SUA’s board of directors, in consultation with FBR and Stroock & Stroock & Lavan LLP, SUA’s legal advisors, held several meetings to evaluate the Hallmark proposal. On June 26, 2008, SUA issued a press release stating that SUA’s board of directors had reviewed Hallmark’s proposal to acquire SUA and, after a thorough deliberation, the SUA board of directors had unanimously concluded that the Hallmark proposal should be rejected and that SUA should remain independent and continue with the execution of its then-current business strategy, which the board of directors believed represented a better long-term value for SUA’s stockholders.

On November 25, 2008, at an FBR-sponsored investment conference, representatives from FBR introduced Messrs. Smith, Jokiel and Goodreau, to representatives from a private investment fund seeking to invest in the insurance industry, which we refer to as “Company 1,” interested in investing in companies similar to SUA. During that brief meeting, representatives of Company 1 and the officers of SUA had a general discussion about SUA’s operations. There was no discussion of any potential transaction between SUA and Company 1.

Also on November 25, 2008, Mr. Smith, Mr. Jokiel and Mr. Goodreau had lunch with a representative of an investment bank other than FBR, who told the SUA officers that he represented an investment fund interested in the insurance industry. Mr. Smith, Mr. Jokiel and Mr. Goodreau stated that SUA was not for sale but did generally discuss SUA’s current operations.

From December 2008 through March 2009, Messrs. Smith, Jokiel and Goodreau received other informal inquiries about potential business combinations from representatives of other companies and funds, including one such inquiry in writing from a private equity fund, which we refer to as “Private Equity Fund 1,” with experience investing in the insurance industry, which indicated that it might be interested in sponsoring a “going-private” transaction. Private Equity Fund 1 stated that it managed over $1.8 billion in private equity capital and concentrated in management buy-out transactions. Private Equity Fund 1 represented that certain persons affiliated with the fund had experience in transactions involving wholesale and retail brokers and insurance carriers. Private Equity Fund 1 indicated an interest in discussing an all cash transaction that would be subject to certain contingencies including a financing contingency. The preliminary indication of interest included a per share valuation range, the upper end of which did not exceed the $6.50 per share proposed by Hallmark. Based on prior instructions from SUA’s board, Mr. Smith responded to these various informal inquiries, including the inquiry from Private Equity Fund 1, by stating that SUA was not for sale and that SUA’s board of directors had instructed Mr. Smith to reject any proposed transaction that the members of SUA management deemed inadequate and to continue SUA’s focus on execution of SUA’s current business plan.

By letter dated February 4, 2009, SUA received from Company 1 a letter setting forth an unsolicited, non-binding, conditional proposal to enter into a business combination transaction wherein Company 1 would launch a partial tender for SUA stock, following which Company 1 would merge into SUA, with Company 1’s equity holders becoming the majority holders of SUA common stock and receiving SUA common stock. SUA’s board of directors again retained FBR to act as SUA’s financial advisor to assist the SUA board of directors in evaluating this new proposal. In consultation with FBR and Stroock & Stroock & Lavan LLP, SUA’s legal advisor, SUA’s board of directors considered this proposal at a special meeting of the board of directors held on February 12, 2009. SUA’s board of directors considered the material terms of the transaction and determined that, even though the proposed transaction purported to add capital to the company, it would be dilutive to the existing stockholders of the company and did not provide significant liquidity for existing SUA stockholders. Company 1 is a private investment fund with approximately $150 million in capital and is externally managed by an institutional asset manager with over $5 billion under management. After thorough deliberations, the SUA board of directors determined not to agree to the an exclusivity period that was being insisted upon by Company 1 to continue discussions of its proposal, and Company 1 was so advised. Company 1 did not take further action at that time.

Due in part to the general downturn in the economy in the second half of 2008 and early 2009, the general negative economic outlook for the remainder of 2009, SUA’s prospects for internal growth and the worsening conditions of the insurance market generally, in March 2009 SUA’s board of directors considered creating a committee to examine SUA’s strategic opportunities as part of its ongoing evaluation of SUA’s business, especially in light of interest expressed by third parties during the previous nine months regarding potential business combinations. On March 19, 2009, SUA’s board of directors established the Strategic Review Committee, appointing Raymond Groth, Robert Dean and Paul Philp as members, with Mr. Groth serving as its chairman, and adopted a charter for the Strategic Review Committee. The purpose of the Strategic Review Committee was to assist SUA’s full board of directors with respect to strategic planning, including reviewing opportunities that could arise for strategic transactions or other transactions outside the ordinary course of SUA’s business.

The Strategic Review Committee’s responsibilities, included reviewing and evaluating long-range objectives and strategic businesses for SUA, meeting with, and providing guidance and oversight to, management with respect to SUA’s strategic planning process and initiatives to achieve SUA’s long-term financial and strategic objectives and to review and approve (or recommend to the full board of directors, as the case may be), any major corporate transactions outside the ordinary course of business, including potential debt and equity financings, proposed mergers, acquisitions or divestitures or investments that might arise from time to time. The Strategic Review Committee also was granted the authority to select and retain outside legal counsel, investment bankers, financial advisors, business consultants or other experts or consultants, as it deemed appropriate, including sole authority to approve fees and other retention terms.

The Strategic Review Committee held its first meeting on March 19, 2009, and during that meeting, decided to have weekly telephonic meetings with Messrs. Smith, Jokiel and Goodreau. In addition, at that meeting the committee decided to engage FBR to assist in its review of strategic opportunities for SUA. FBR had served as the lead managing underwriter in SUA’s initial public offering in 2004, provided advice in connection with the recent unsolicited proposals and was familiar with SUA’s operating history and management. The Strategic Review Committee subsequently engaged FBR to assist the committee, executing an engagement letter on March 20, 2009. Pursuant to the engagement letter, FBR received an initial fee of $50,000 and, if a transaction were to be consummated, would be paid a transaction success fee equal to the greater of $750,000 and 1.25% of the aggregate consideration paid to SUA or its stockholders. The initial fee, plus $50,000 which had been paid to FBR in connection with its prior engagements in connection with the unsolicited proposals described above, would be credited against the transaction success fee. In addition, if FBR were to issue a fairness opinion at the request of the SUA board of directors in connection with a transaction, FBR would receive a fee of $500,000 for such fairness opinion.

In addition, FBR previously acted as the sole bookrunner and lead manager of SUA’s initial public offering in 2004 and served as its financial advisor in connection with evaluating unsolicited merger proposals in 2008 and 2009, and FBR acted as a bookrunner and sole lead manager in connection with the initial public offering and follow-on offering of common stock of Tower in 2004 and 2007, acted as the sole initial purchaser and placement agent in the initial equity offering of CastlePoint, an affiliate of Tower, in 2006 and advised CastlePoint in 2008 regarding its acquisition by Tower, which closed earlier this year. In the last two completed fiscal years, FBR shared, as bookrunner and sole lead manager, in the aggregate underwriting discounts and commissions of $4,757,188 in the follow-on common stock offering of Tower and received, as sole initial purchaser and placement agent, an aggregate $8,538,330 in discounts and placement fees in connection with the initial equity offering of CastlePoint. FBR also received a fee of $500,070 from CastlePoint in April of 2009 for advice to CastlePoint in connection with its acquisition by Tower. SUA has not paid any fees to FBR other than in connection with the merger and evaluating merger proposals during the last two completed fiscal years. However, in 2004 FBR did share, as bookrunner and sole lead manager, in the aggregate underwriting discounts and commissions of $8,445,500 in SUA’s initial public offering.

On March 23, 2009, representatives of FBR met with the Strategic Review Committee to discuss SUA’s current situation and market conditions. FBR also discussed SUA’s peer group stock performance and selected recent merger and acquisition transactions in the property and casualty insurance industry. FBR also reviewed with the committee a number of potential partners for strategic transactions, including transactions that might result in a sale of SUA, and possible rationales for such transactions. FBR presented additional industry and financial information to the Strategic Review Committee at a follow-up meeting on March 27, 2009, including presenting an initial valuation of SUA, reviewing current market conditions and again discussing potential partners for strategic transactions.

On March 26, 2009, Michael Lee, chairman of the board of directors, president and chief executive officer of Tower, contacted Mr. Smith to discuss Tower’s possible interest in acquiring SUA. He mentioned that Tower was currently reviewing its acquisition opportunities. Mr. Lee and Mr. Smith discussed certain of Tower’s reasons for considering a potential transaction and the possible benefits of such a transaction, including, (a) allowing for the expansion of Tower’s underwriting capacity in the specialty property and casualty insurance market and further broadening Tower’s product offerings, (b) providing the opportunity to share profit center resources with SUA in the specialty property and casualty insurance market and to consolidate certain functions, resulting in cost savings, (c) providing the opportunity for Tower to utilize SUA’s office headquarters to develop Tower’s brokerage business written through retail and wholesale agents in the midwestern United States and (d) providing the opportunity to create long-term stockholder value by increasing the growth of SUA’s business by cross-selling products with Tower and accessing Tower’s higher “A-” A.M. Best Company rating (the 4th highest of 15 rating levels) instead of SUA’s lower “B+” A.M. Best Company rating (the 6th highest of 15 rating levels) and Tower’s higher capital base. Mr. Lee emphasized that Tower was experienced in acquiring and integrating companies and that he would be interested in continuing the conversation after SUA had an opportunity to discuss the matter internally.

On April 1, 2009, Mr. Lee again contacted Mr. Smith to reiterate Tower’s interest in discussing a potential transaction, and Mr. Lee and Mr. Smith agreed that they would schedule a time in the future to discuss the matter.

On April 3, 2009, at a regular meeting of the Strategic Review Committee, representatives of FBR again discussed potential third parties that might be interested in exploring a potential transaction with SUA and described the process FBR would propose to employ to initiate discussions with such parties. FBR suggested that a representative of FBR would contact by phone (on a no-names basis) certain third parties approved by the Strategic Review Committee in order to ascertain whether such party may be interested in considering a potential transaction with a client of FBR. If a third party expressed interest in a potential transaction and would agree to maintain the appropriate confidentiality, FBR would disclose that SUA was the client in question. Upon receipt of an executed confidentiality agreement from the third party, a detailed confidential information memorandum about SUA would be sent to interested third parties. Those receiving the confidential information memorandum would be requested to review the memorandum and submit a written initial indication of interest, and the Strategic Review Committee, in consultation with SUA’s full board of directors, would then select a subset of those submitting written initial indications of interest to conduct due diligence on SUA and meet with Messrs. Smith, Jokiel, Cacchione, Cordeiro, Goodreau, Charbonneau and Rohan and Peter Slavin, SUA’s director of claims. The Strategic Review Committee directed FBR to begin the process as outlined by FBR and approved an initial list of third parties that FBR should contact on SUA’s behalf, including Tower, Private Equity Fund 1 and Company 1. The list of potential parties included both strategic and financial purchasers. The Strategic Review Committee directed FBR to contact certain parties that had an “A−” or higher rating by A.M. Best, were capable of financing a transaction without any financing contingencies and had either previously expressed interest in acquiring SUA or had an established record of acquiring property and casualty insurance companies. FBR contacted some additional parties that had previously contacted the company but lacked certain of above-mentioned criteria, as well as a limited number of additional companies that FBR believed might be interested in pursuing a strategic transaction with SUA.

Over approximately the next two weeks, FBR worked with Messrs, Smith, Jokiel and Goodreau and members of the Strategic Review Committee to prepare and finalize the confidential information memorandum.

On April 9, 2009, Mr. Lee and Elliot Orol, senior vice president, general counsel and secretary of Tower, visited SUA and met with Mr. Smith, Mr. Jokiel and Mr. Goodreau. Frank Colalucci, a senior vice president, the chief financial officer, treasurer and a director of Tower, and Thomas Song, Tower’s managing vice president, also participated by telephone. The officers of Tower and SUA discussed various matters relating to a potential transaction, including the possibility of structuring the merger as an all-stock transaction, the relative attractiveness of a Tower offer as compared to offers from third parties and the benefits of a possible transaction between Tower and SUA, including those discussed during the March 26, 2009 telephone call, which are described above.

During April and May 2009, FBR contacted 34 prospective parties previously approved by the Strategic Review Committee, including Tower, Hallmark, Private Equity Fund 1 and Company 1, to discuss potential strategic opportunities with SUA. Of those prospective parties, nine entered into confidentiality agreements and were given a confidential information memorandum, which included projections prepared by SUA management. The projections were prepared on both a stand-alone basis, reflecting SUA management’s view of the future operations of SUA should it remain independent and continue to execute its then-current business plan, and on a basis assuming that SUA would receive an upgrade of it’s A.M. Best rating to “A−” should it become an operating unit of a larger entity. For more information regarding these projections, please see “Certain Financial Projections — SUA Financial Projections”.

On April 21, 2009, Tower entered into a confidentiality agreement and received a copy of the confidential information memorandum. On June 12, 2009, in connection with SUA’s due diligence review, Tower and SUA entered into a substantially similar confidentiality agreement to cover certain non-public materials and information that Tower would provide to SUA.

On April 30, 2009, FBR sent letters to each of the parties that had received a confidential information memorandum informing them that written initial indications of interest were due by May 7, 2009.

As of the deadline on May 7, 2009, Tower, one of the nine interested parties that had received the confidential information memorandum, submitted a written initial indication of interest. SUA received two additional indications of interest on May 8, 2009, from Company 1 and from a foreign insurance company seeking to expand into the United States, which we refer to as Company 2. Company 2 was initially capitalized by a private equity firm with over $700 million in capital and has operations in Bermuda, the United Kingdom and the United States. Company 2’s indication of interest contemplated a purchase of SUA stock for a fixed sum of cash. After reviewing these initial indications of interest at a meeting on May 8, 2009, the Strategic Review Committee decided to allow two of those parties, Tower and Company 2, to conduct due diligence by accessing an online data room made available by SUA and by meeting with Messrs. Smith, Jokiel, Cacchione, Cordeiro, Goodreau, Charbonneau, Rohan and Slavin. Company 1 was not invited to conduct due diligence as its initial indication of interest was substantially the same proposal that SUA’s board of directors had considered and determined not to be adequate earlier in 2009 for the reasons described above and was significantly less favorable to SUA and its stockholders than the indications of interest submitted by Tower and Company 2.

On May 9, 2009, SUA received an additional indication of interest from another insurance company with operations in the United States and Bermuda, which we refer to as Company 3. Company 3 is a private company partially owned by a private investment fund currently managing over $150 million, and provides a range of specialized property and casualty insurance products and related services to businesses and individuals in the United States and Bermuda. Company 3’s indication of interest, which was dated as of May 7, 2009, contemplated a purchase of SUA stock for all cash. The Strategic Review Committee discussed Company 3’s indication of interest and at its next meeting on May 19, 2009 judged this indication of interest to be inadequate in comparison to the other indications of interest that had been received to date, taking into account that Company 3’s indication of interest was contingent on financing and was at a per share valuation that was significantly less than proposed by Tower and Company 2. On May 19, 2009, the Strategic Review Committee decided not to continue further discussions with Company 3.

On May 13, 2009, Tower began conducting due diligence by accessing the data room provided by SUA.

On May 18, 2009, Company 2 began conducting due diligence by accessing the data room provided by SUA.

On May 18, 2009, Messrs. Smith, Jokiel, Cacchione, Cordeiro, Goodreau, Charbonneau, Rohan and Slavin met with the chief executive and two financial advisor representatives from Company 2 at SUA’s offices to conduct initial on-site due diligence. Nine employees from Company 2, including junior executives and consultants, returned to SUA’s offices on May 28, 2009 to conduct more extensive due diligence.

On May 27, 2009, nine employees from Tower, including Mr. Lee and Mr. Colalucci, met with Messrs. Smith, Jokiel, Cacchione, Cordeiro, Goodreau, Charbonneau, Rohan and Slavin at SUA’s offices to conduct on-site due diligence.

On June 1, 2009, at a regularly scheduled weekly meeting, the Strategic Review Committee determined that FBR should send Tower and Company 2 a letter requesting final non-binding proposals by Wednesday, June 10, 2009 at the close of business and that the Strategic Review Committee and SUA’s board of directors would convene on Friday, June 12, 2009 to discuss any such proposals received.

On June 5, 2009, another party, which we refer to as Company 4, submitted an indication of interest for a business combination transaction with its privately held United States insurance subsidiary that, if consummated, would have resulted in then-current stockholders of SUA receiving an amount of cash and continuing to hold a minority of the common stock of the combined entity. Company 4’s proposal was subject to financing and other contingencies. Company 4 is a private company that is the parent of several U.S. insurance companies which has stockholders’ equity of approximately $300 million. The Strategic Review Committee determined that the proposal was inadequate in light of Tower’s proposal primarily due to the total value of the proposed transaction being substantially lower than the Tower proposal and the fact that a portion of the consideration to be paid to SUA stockholders was subject to a financing contingency, unlike the Tower proposal which contained no such contingency.

On June 10, 2009, SUA received a non-binding proposal from Tower for a stock-for-stock merger under which each share of SUA stock would be converted into the right to receive, subject to adjustment as set forth in the merger agreement, a fraction of a share of Tower common stock equal to the product of one SUA share and the exchange ratio, which was: (i) 0.27, if the average price of Tower’s common stock during a 15-day reference period prior to consummation of the merger was greater than or equal to $23.00 and less than or equal to $28.00; (ii) if the average price of Tower’s common stock during the reference period was greater than $28.00, that fraction equal to the quotient obtained by dividing $7.56 by the average price of Tower’s common stock; (iii) if the average price of Tower’s common stock during the reference period was greater than or equal to $20.50 and less than $23.00, that fraction equal to the quotient obtained by dividing $6.21 by the price of Tower’s common stock during the reference period; or (iv) 0.3029, if the average price of Tower’s common stock during the reference period was less than $20.50. With its non-binding indication of interest, Tower provided a draft agreement and plan of merger marked against a form of agreement previously provided by SUA. After review by SUA’s board of directors of the terms of the non-binding indication of interest, and after consulting with its financial and legal advisors, SUA’s board of directors directed FBR to negotiate with Tower a more favorable exchange ratio, including a “floor” so as to protect the valuation to SUA stockholders if the average Tower stock price for the relevant reference period prior to closing was below $20.50.

Tower delivered a revised non-binding indication of interest the following day, June 11, 2009. The proposal adjusted the exchange ratio and the upper and lower collars to increase the potential value of the merger consideration to be paid to SUA stockholders based on Tower’s recent average trading price and imposed a floor below the $20.00 average Tower stock price whereby if the reference price of Tower’s common stock used in determining the exchange ratio were to fall below the specified threshold, SUA would have the right, for a limited period of time, to terminate the merger agreement unless Tower agreed to “top-up” the merger consideration so that SUA stockholders would receive a minimum dollar value of Tower common stock. In particular, Tower’s revised non-binding indication of interest adjusted the exchange ratio as follows: (i) 0.28, if the average price of Tower’s common stock during the 15-day reference period prior to consummation of the merger was greater than or equal to $23.25 and less than or equal to $27.75, (ii) if the average price of Tower’s common stock during the reference period was greater than $27.75, that fraction equal to the quotient obtained by dividing $7.77 by the average price of Tower’s common stock during the reference period, (iii) if the average price of Tower’s common stock during the reference period was less than $23.25 but greater than or equal to $20.00, that fraction equal to the quotient obtained by dividing $6.51 by the average price of Tower’s common stock during the reference period; provided, however, that, if Tower’s average stock price during the reference period was below $20.00, the exchange ratio would be fixed at 0.3255, and SUA would have the right, for a limited period, to terminate the agreement, unless Tower elected to add Tower shares to provide SUA stockholders with a value per share of $6.51. Shortly after providing the revised non-binding proposal, Tower’s counsel, Debevoise & Plimpton LLP, provided a revised markup of the agreement and plan of merger reflecting those changes to the proposal. In connection with its revised proposal, Tower requested that SUA grant Tower an exclusivity period in which to negotiate a definitive merger agreement.

On June 12, 2009, Francis M. Colalucci and Thomas Song, on behalf of Tower, provided Tower’s income statement projections for 2009 through 2011 to FBR, in connection with FBR’s and SUA’s due diligence with respect to Tower. The projections included Tower’s projected gross and net premiums written, loss ratio, expense ratio, investment yield, net income and earnings per share for the years 2009, 2010 and 2011. For a summary of the financial projections provided by Tower, see “Certain Financial Projections” above.

On June 12, 2009, representatives of FBR informed the Strategic Review Committee that Company 2 had advised FBR of its decision not to continue with the process and therefore Company 2 would not be submitting a final non-binding proposal. Also on June 12, 2009, the Strategic Review Committee considered the indication of interest submitted by Company 4 and determined that it was inadequate in light of the superior proposal submitted by Tower.

On June 12, 2009, SUA’s board of directors held a telephonic special meeting to discuss the proposal received from Tower. At that meeting the board of directors discussed in detail, and consulted with its financial and legal advisors, the substantive terms of the Tower proposal and reviewed the terms of the draft merger agreement submitted by Tower, copies of which had been provided to the board of directors in advance of the meeting. The meeting was adjourned to allow the Strategic Review Committee to convene a meeting to discuss the proposed transaction and determine whether it would recommend to the full board of directors that SUA agree to an exclusivity period with Tower to negotiate a definitive agreement.

After completion of the meeting of the Strategic Review Committee, the full SUA board of directors reconvened. The Strategic Review Committee then recommended to the full board of directors that it pursue negotiating a merger agreement based on the proposal received from Tower and recommended that Tower and SUA enter into an exclusivity agreement until 5:00 p.m. Eastern time on June 19, 2009 to negotiate and finalize a definitive agreement. SUA’s board of directors determined that Tower’s offer presented the best value available to SUA stockholders from other indications of interest received, based primarily on four factors. First, the value of the Tower merger consideration was comparatively attractive, particularly in light of the fact that SUA stockholders could potentially receive up to $7.77 in value and could benefit from the “soft-floor” that the “top-up” provision could provide, as described in greater detail in “The Merger Agreement — Terms of the Merger — Exchange Ratio” below. Second, Tower’s offer included fewer contingencies than the other indications of interest and did not contain a financing contingency. In addition, SUA’s board of directors believed that Tower’s business model and operations provided SUA with a better platform for continued expansion and growth. Finally, SUA’s board of directors believed that the Tower offer provided more liquidity for existing SUA stockholders than certain of the other indications of interest. Upon a unanimous vote of the board of directors following the Strategic Review Committee’s recommendation, SUA’s board of directors gave its outside legal counsel and financial advisors direction with respect to negotiating the merger agreement and entering into an exclusivity agreement. During the evening of June 12, 2009, Tower and SUA executed an exclusivity agreement wherein SUA agreed not to negotiate, solicit, initiate, engage, encourage, discuss or enter into a potential transaction with any party other than Tower until after 5:00 p.m. Eastern time on June 19, 2009.

Based on the direction received from SUA’s board of directors in response to Tower’s mark-up of the proposed definitive merger agreement, on June 13, 2009, SUA’s counsel provided Tower’s counsel with a revised draft of the definitive merger agreement. The parties continued to negotiate the draft merger agreement during the week of June 14, 2009.

On June 18, 2009, Mr. Goodreau, representatives from SUA’s outside legal counsel and representatives of FBR met at the offices of Stroock & Stroock & Lavan LLP with Thomas Song, Susan Eylward, corporate counsel at Tower, and representatives of Tower’s outside legal counsel to negotiate remaining open issues with respect to the draft merger agreement. Mr. Lee also participated in a portion of those discussions by teleconference.

During the evening of June 18, 2009, SUA’s board of directors held another telephonic meeting to discuss the progress of the negotiations with Tower and the remaining open business issues, to receive a detailed presentation of the terms and conditions of the draft merger agreement (copies of which had been provided to the board of directors prior to the meeting) by SUA’s outside legal counsel and to receive a financial presentation from representatives of FBR, which included a financial overview of SUA, a financial overview of Tower and a discussion of the financial terms of the proposed transaction, including the proposed exchange ratio. After giving its outside legal counsel further instructions with respect to the remaining open business issues in the draft merger agreement, SUA’s board of directors adjourned the meeting until 5:00 p.m. Eastern time on June 19, 2009. When SUA’s board of directors reconvened on the evening of June 19, 2009, SUA’s outside legal counsel provided an update on the negotiations with Tower’s advisors, and representatives of FBR made a detailed presentation to the board of directors regarding the financial terms of the proposed transaction and discussed the draft fairness opinion that had been previously circulated to the board of directors. Representatives of Stroock & Stroock & Lavan LLP advised SUA’s board of directors that it anticipated the final draft of the merger agreement would be ready for execution by the evening of June 21, 2009. Based on this report, SUA’s board of directors gave its legal counsel further guidance with respect to the unresolved issues and authorized an extension of the exclusivity period until 9:00 a.m. Eastern time on June 22, 2009.

During the weekend of June 20-21, 2009, the parties and their advisors completed their negotiations regarding the definitive merger agreement and related exhibits and schedules.

On the evening of June 21, 2009, SUA’s board of directors held another telephonic special meeting to discuss the definitive merger agreement between Tower, Merger Sub and SUA. SUA’s outside legal counsel reviewed the final changes to the terms of the merger agreement, a revised version of which had been provided to the directors in advance of the meeting. Representatives of FBR provided the board of directors with its fairness opinion, which was confirmed in a written opinion, that as of June 21, 2009, the exchange ratio offered by Tower was fair from a financial point of view to holders of SUA’s common stock and Class B common stock. After discussion, the board of directors then unanimously determined that the merger agreement was advisable, fair to, and in the best interests of SUA’s stockholders and unanimously approved it and recommended that it be submitted to the stockholders to vote on adoption of the merger agreement.

Following the board of directors meeting on June 21, 2009, the merger agreement was executed on behalf of SUA, Tower and Merger Sub. On the following day, June 22, 2009, the parties issued a joint press release announcing the execution of the merger agreement and filed Forms 8-K with the SEC describing the merger agreement and the transactions contemplated thereunder.

On July 21, 2009, the board of directors of SUA unanimously approved the Amended and Restated Agreement and Plan of Merger and on July 22, 2009 Tower, Merger Sub and SUA executed the Amended and Restated Agreement and Plan of Merger to (i) correct the number of shares of SUA common stock outstanding, the amount of deferred stock awards of SUA issued and outstanding and the number of shares of SUA common stock held by SUA in treasury, each as set forth in section 3.5 of the merger agreement, (ii) correct certain typographical errors and (iii) make certain conforming changes as to the date of the merger agreement.

SUA’s Reasons for the Merger

SUA’s board of directors believes that the merger is advisable, fair to, and in the best interests of SUA and its stockholders. Accordingly, SUA’s board of directors has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and unanimously recommends that SUA stockholders vote “FOR” the adoption of the merger agreement.

In deciding to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, SUA’s board consulted with management, as well as its outside legal counsel and financial advisors, and considered numerous factors, including the following:

•	Form and Value of Per Share Merger Consideration and Business Condition and Prospects of SUA

•	The all stock merger consideration represented a per share value for SUA stockholders of $6.72 (based on the closing price of Tower common stock on June 19, 2009, the trading day before public announcement of the transaction), a premium of approximately 87% to the closing price of SUA’s volume weighted average closing price of its common stock for the thirty-day trading period ending on June 19, 2009.

•	After an extensive market test conducted by SUA and FBR, which was overseen by SUA’s Strategic Review Committee, Tower’s offer was viewed by SUA’s board of directors as presenting the best value available to SUA stockholders.

•	The performance of Tower’s and SUA’s stock price relative to each other and general market indices, which showed that Tower’s stock price has generally outperformed SUA and Tower’s peers while SUA’s stock price had tended to under-perform Tower and SUA’s peers.

•	Because of Tower’s substantially larger market capitalization, Tower’s common stock is more liquid than SUA’s common stock.

•	Through their receipt of Tower common stock as the merger consideration, SUA stockholders would have the option to sell shares into the market to realize cash or to participate in any appreciation in Tower’s common stock price.

•	The board of directors’ belief, based upon discussions with SUA’s management and after a thorough review of SUA’s strategic alternatives, including the market-check overseen by SUA’s Strategic Review Committee, that the merger would provide greater value to the stockholders of SUA within a shorter timeframe than other potential strategic alternatives available to SUA, including the continued operation of SUA as a stand-alone company, particularly during the current economic recession and the current soft insurance market which has led to greater competition and slowed premium growth.

•	As a standalone public company, SUA has been generating a low return on equity and SUA’s common stock had been trading at a low price-to-earnings ratio and a low price-to-book multiple.

•	The merger was expected to be treated as a “reorganization” within the meaning of Section 368(a) of the Code, so that the receipt of the merger consideration (other than cash in lieu of fractional shares) generally would be tax-free to holders of SUA common stock.

•	The perceived risks and uncertainties attendant to SUA’s execution of its strategic growth plans as a stand-alone company, including its ability to develop and implement internal growth opportunities through new product offerings and its ability to seek external growth at a time of increased market competition.

•	The financial presentations of FBR and its oral opinion, which was subsequently confirmed in writing, that as of June 21, 2009 and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio was fair from a financial point of view to the holders of SUA stock.

•	Strategic and Other Business Advantages

•	The opportunity to create long-term stockholder value by increasing the growth of SUA’s business by cross-selling products with Tower and accessing Tower’s higher “A−” A.M. Best Company rating (the 4th highest of 15 rating levels) instead of SUA’s lower “B+” A.M. Best Company ratings (the 6th highest of 15 rating levels) and Tower’s higher capital base and reallocating capital to higher margin businesses, which would lead to more and better premium opportunities and the elimination of fronting fees that SUA currently pays.

•	The opportunity to achieve enhanced growth opportunities for SUA’s business arising from improved financial flexibility and strong cash flow.

•	The opportunity to leverage SUA’s highly scalable infrastructure across an increased premium base.

•	The opportunity to reduce costs and improve efficiency by combining businesses, including costs associated with maintaining SUA as a public company, which costs SUA estimates are approximately $1,500,000 per year currently, consisting of SUA’s NASDAQ listing fees, transfer agent fees, legal and accounting fees related to SEC filings and stockholder mailings, printing and mailing expenses for periodic reports and proxy statements, annual meeting expenses and other investor relations related expenses, and the fact that such cost savings will inure to the benefit of the combined company.

•	The opportunity to manage market cycles based on the diversity of the lines of business and geography while maintaining a culture of disciplined underwriting and pricing.

•	The opportunity to share profit center resources in the specialty property and casualty insurance market and consolidate certain functions, resulting in additional cost savings to the combined company.

•	Terms of the Merger Agreement

•	The terms and conditions of the merger agreement, including the representations and warranties and conditions to closing, were within the range of reasonableness.

•	The view of SUA’s board of directors, after consultation with SUA’s outside legal advisors and financial advisors, that as a percentage of the merger consideration to be paid in the merger, the termination fee and reimbursable expenses were within the range of reasonableness for termination fees and reimbursable expenses provided in recent acquisition transactions.

•	The fact that SUA has the right, for a two-business-day period following the fifth business day prior to the date initially established as the closing date, to exercise its “walk-away” right and terminate the merger agreement if the average Tower stock price is less than $20.00, subject to Tower’s “top-up” right; as described in “The Merger Agreement — Terms of the Merger — SUA Walk-Away Right; Tower Top-Up Right” below.

•	The fact that, subject to compliance with certain obligations under the merger agreement, the SUA board of directors is permitted to change its recommendation to the SUA stockholders; in addition, in certain circumstances, the SUA board of directors may explore and respond to an alternative transaction proposed by a third party and terminate the merger agreement in order to accept a superior proposal, subject to Tower’s option to force the merger proposal to be put to a vote at the SUA special meeting and to payment to Tower of a termination fee of $3,000,000, plus Tower’s expenses not to exceed $1,000,000.

•	The fact that the conditions to effecting the merger as described in “The Merger Agreement — Conditions to Completion of the Merger” below, appeared limited and capable of being satisfied, thus increasing the likelihood that the merger will be consummated.

•	The fact that no external financing is required for the transaction, thus increasing the likelihood that the merger will be consummated.

•	Other Considerations

•	The strong commitment on the part of both Tower and SUA to complete the merger pursuant to their respective obligations under the terms of the merger agreement, including both parties’ reciprocal commitments to use reasonable best efforts to obtain regulatory and any other governmental approvals required to complete the merger.

•	Tower’s strong track record for completing acquisitions and integrating acquired companies.

SUA’s board of directors has also considered a variety of risks and other potentially negative factors concerning the merger. These factors included the following:

•	The ceiling on the merger consideration, which limits the merger consideration to a value of $7.77 per share of SUA stock even if the average Tower stock price were to be greater than $27.75.

•	The effect of the public announcement of the merger on SUA’s stock price if stockholders of Tower or SUA do not view the merger positively.

•	That the merger is subject to a number of closing conditions of Tower and there can be no assurance that these conditions to the completion of the merger will be satisfied or waived.

•	The possibility that the merger might not be completed due to difficulties in obtaining sufficient SUA stockholder approval, obtaining requisite regulatory approvals or the occurrence of a material adverse effect on SUA’s business, or that completion might be unduly delayed by regulatory authorities’ withholding consent or seeking to block the merger, or that governmental authorities could attempt to condition their approvals or clearances of the merger on one or more parties’ compliance with certain conditions, which may be burdensome.

•	The restrictions on the conduct of SUA’s business prior to completion of the merger, which could delay or prevent SUA from undertaking business opportunities that may arise pending completion of the merger.

•	The possibility that combining Tower and SUA may be more difficult than expected.

•	The potential disruption to SUA’s business that could result from the announcement of the merger and the completion of the transactions required to effect the merger, including the diversion of management and employee attention, employee attrition, the potential inability of SUA to retain, recruit and motivate its key personnel and the potential negative effect on business and customer relationships, particularly relationships with SUA’s partner agents.

•	The risks and costs to SUA if the merger does not close, and the potential effect of the resulting public announcement of termination of the merger agreement on, among other things, the market price for SUA common stock, which may reflect a market assumption that the merger will occur, and the perception of SUA by equity investors, its operating results, its ability to attract and retain key personnel and producers and its ability to complete an alternative transaction.

•	If the merger is not completed, SUA may be required to pay its fees and expenses associated with the transaction as well as reimburse Tower for its out-of-pocket fees and expenses associated with the transaction up to $1,000,000 in certain limited circumstances, as described in “The Merger Agreement — Termination of the Merger Agreement — Effects of Termination; Termination Fees and Expenses” below.

•	The possibility that provisions of the merger agreement restricting delivery of information to, and discussions with, third parties regarding an alternative transaction, and provisions requiring payment of a termination fee and reimbursement of expenses in certain circumstances, including in the event SUA’s board of directors decides to terminate the merger agreement to accept a superior proposal, may have the effect of discouraging other persons potentially interested in a combination with SUA from pursuing any such opportunity.

•	The merger consideration, even at the maximum valuation of $7.77 per share, would constitute a discount to the book value per share of SUA stock.

•	The possibility of significant costs and delays resulting from seeking regulatory approvals necessary for completion of the transaction, and the possibility of not completing the transaction if these approvals are not obtained, including any approval by an insurance regulatory authority.

•	The possibility that the SUA stockholders may not react favorably to the merger, and the execution risk and additional costs that would be required to complete the merger as a result of any derivative suits brought by the SUA stockholders.

The foregoing discussion of the information and factors considered by the SUA board of directors is not intended to be exhaustive, but includes the material factors considered by the SUA board of directors. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the transactions contemplated by the merger agreement, the SUA board of directors did not find it practicable to, and did not, quantify or otherwise assign specific weights to the factors considered in reaching its determination. In addition, each of the members of the SUA board of directors may have given differing weights to different factors. On balance, the SUA board of directors believed that the positive factors discussed above outweighed the negative factors discussed above.

SUA’s board of directors determined that Tower’s offer presented the best value available to SUA stockholders from other indications of interest received based primarily on four factors. First, the value of the Tower merger consideration was comparatively attractive, particularly in light of the fact that SUA stockholders could potentially receive up to $7.77 in value and could benefit from the “soft-floor” that the “top-up” provision could provide as described in “The Merger Agreement — Terms of the Merger — Exchange Ratio” below. Second, Tower’s offer included fewer contingencies than the other indications of interest and did not contain a financing contingency. In addition, SUA’s board of directors believed that Tower’s business model and operations provided SUA with a better platform for continued expansion and growth. Finally, SUA’s board of directors believed that the Tower offer provided more liquidity for existing SUA stockholders than certain of the other indications of interest. Therefore, SUA’s board of directors unanimously recommends that SUA stockholders vote to adopt the merger agreement.

Recommendations of the SUA Board of Directors with Respect to the Merger

On June 21, 2009, SUA’s board of directors, by a unanimous vote, determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of, SUA and its stockholders and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement. Accordingly, SUA’s board of directors recommends that you vote “FOR” the adoption of the merger agreement at the special meeting. SUA’s board of directors also recommends that you vote “FOR” the approval of the adjournment or postponement of the special meeting for the solicitation of additional proxies if there are not sufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement.

Opinion of SUA’s Financial Advisor

Pursuant to its charter, the Strategic Review Committee of the board of directors of SUA was delegated the authority to select and retain financial advisors as it deemed appropriate for the purposes of assisting the committee in its review of strategic opportunities for SUA. The Strategic Review Committee selected FBR as its financial advisor in connection with the merger due to FBR’s qualifications, expertise, reputation and its knowledge of the business of SUA and the property and casualty insurance industry. Pursuant to FBR’s engagement letter with SUA, dated March 20, 2009, SUA requested that FBR evaluate the fairness, from a financial point of view, of the exchange ratio to be received by the holders of SUA stock. On June 21, 2009, FBR delivered its oral opinion and subsequently confirmed in writing on the same date to the SUA board of directors that, based on and subject to the factors, limitations and assumptions set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of SUA stock (other than SUA, Tower or their respective subsidiaries).

The full text of FBR’s written opinion dated June 21, 2009, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is included as Appendix B to this proxy statement/prospectus. FBR’s opinion was directed to SUA’s board of directors and was limited solely to the fairness to SUA stockholders of the exchange ratio from a financial point of view as of the date of the opinion. FBR expressed no opinion as to the underlying business decision of SUA to effect the merger, the structure or accounting treatment or taxation consequences of the merger or the availability of any alternatives to the merger. FBR expressed no opinion as to any other reasons, legal, business or otherwise, that may support the decision of the SUA board of directors to approve or cause SUA to consummate the merger. FBR’s opinion addressed only the fairness, from a financial point of view, of the exchange ratio. The opinion did not address the fairness of the merger or any specific aspect of the merger (including, without limitation, as to the fairness of the amount or nature of any compensation paid or payable to the officers, directors or employees of SUA or its subsidiaries) other than the exchange ratio to be received by holders of shares of SUA stock (other than shares of SUA stock held by SUA, Tower or their respective subsidiaries). Neither FBR’s opinion nor the related analyses constituted a recommendation of the proposed merger to the SUA board of directors. FBR makes no recommendation to any SUA stockholder as to how to vote or act on any matters relating to the proposed merger. FBR was not requested to consider, and its opinion does not address, the relative merits of the merger compared to any alternative business strategies that might exist for SUA or the effect of any other transaction in which SUA might engage. You are urged to read FBR’s opinion carefully and in its entirety.

In arriving at its opinion, FBR, among other things:

•	reviewed a draft of the merger agreement, dated June 21, 2009;

•	reviewed publicly available financial and business information relating to Tower and SUA;

•	reviewed the reported stock prices and trading histories of SUA common stock and Tower common stock and a comparison of these trading histories with each other and those of other companies FBR deemed relevant;

•	met with certain members of SUA’s management (i.e., Courtney Smith, SUA’s chief executive officer, Peter Jokiel, its chief financial officer, Scott Goodreau, its general counsel and Scott Charbonneau, its chief actuary) to discuss the business and prospects of SUA;

•	met with certain members of Tower’s management to discuss the business and prospects of Tower;

•	held discussions with certain members of SUA’s management concerning the amounts and timing of cost savings and related expenses expected to result from the merger as furnished to FBR by SUA’s management (the “expected synergies”);

•	reviewed certain pro forma financial effects of the merger on Tower, including the expected synergies;

•	reviewed certain historical and forward-looking business, financial and other information relating to Tower and SUA, provided to or discussed with FBR by the respective managements of Tower and SUA;

•	reviewed certain financial and stock market data and other information of Tower and SUA and compared that data and information with corresponding data and information for companies with publicly traded securities that FBR deemed relevant;

•	reviewed the financial terms of the proposed merger and compared those terms with the financial terms of certain other business combinations and other transactions which have recently been effected or announced; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that FBR deemed, in its sole judgment, to be necessary, appropriate or relevant to render its opinion.

In preparing its opinion, FBR, with the consent of SUA’s board of directors, relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information it reviewed, and did not assume any responsibility for the independent verification of any of such information. With respect to the financial forecasts provided to or discussed with FBR by the management of SUA, including the expected synergies, the financial forecasts provided to or discussed with FBR by the management of Tower, and the unaudited interim financial statements and other financial information provided to FBR by the management of SUA or the management of Tower, as applicable, FBR assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Tower or SUA, as applicable. FBR assumed no responsibility for the assumptions, estimates and judgments on which such forecasts, expected synergies and interim financial statements and other financial information were based and did not make any independent verification thereof. In addition, FBR was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of SUA or any of its subsidiaries or of Tower or any of its subsidiaries, independently or combined, nor was FBR furnished with any such evaluations or appraisals. FBR expressed no opinion as to the future prospects, plans or viability of Tower or SUA, independently or combined. With regard to the information provided to FBR by Tower or SUA, FBR assumed that all such information was complete and accurate in all material respects and relied upon the assurances of the management of Tower or SUA, as applicable, that they were unaware of any facts or circumstances that would make such information incomplete or misleading. FBR made no independent evaluation of any legal matters involving Tower or SUA and assumed the correctness of all statements with respect to legal matters made or otherwise provided to SUA and FBR by SUA’s counsel, and, with respect to legal matters relating to Tower, Tower’s counsel. FBR also assumed that there has been no change in the assets, liabilities, business, condition (financial or otherwise), results of operations or business prospects of SUA or of Tower since the date of the most recent financial statements made available to FBR that would be material to its analysis. FBR assumed, with the consent of SUA’s board of directors, that the merger will qualify for federal income tax purposes as a reorganization under Section 368(a) of the Code. With the consent of SUA’s board of directors, FBR also assumed that the merger agreement, when executed, would conform to the draft reviewed by FBR in all respects material to its analyses, that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on SUA, Tower or the proposed merger and that the merger will be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any term, condition or agreement therein that is material to FBR’s analysis. FBR’s opinion was necessarily based on financial, economic, market and other circumstances and conditions as they existed on and the information made available to FBR as of the date of its opinion. FBR’s opinion can be evaluated only as of June 21, 2009 and any change in such circumstances and conditions, including a change in stock price of Tower, would require a reevaluation of the opinion, which FBR is under no obligation to undertake. FBR assumes no responsibility to update, revise or reaffirm its opinion based upon events or circumstances occurring after the date of the opinion. FBR’s opinion was provided for the information and use of SUA’s board of directors in evaluating the merger and does not confer rights or remedies upon Tower. FBR did not express any opinion as to the value of the Tower common stock upon the announcement or consummation of the merger or the price at which shares of Tower common stock will trade at any time.

Description of Valuation Analysis of SUA

FBR assessed the fairness of the exchange ratio to the holders of shares of SUA stock in connection with the merger by assessing the value of SUA using several methodologies, including a comparable companies analysis using valuation multiples from selected publicly traded companies, a comparable acquisitions analysis and an implied premium analysis, each of which is described in more detail below. Each of these methodologies was used to generate imputed valuation ranges that were then compared to the 0.28 Tower share of common stock per share of SUA stock exchange ratio (which exchange ratio was used based on the volume-weighted average price of Tower common stock for the 15 trading days ending on the fifth trading day prior to the date of the opinion).

The following table shows the ranges of imputed valuation per share of the SUA stock derived using each of these methodologies. No company or transaction reviewed was directly comparable to SUA or the proposed merger. Accordingly, this analysis involved complex considerations and judgments concerning differences in financial and operating characteristics of SUA relative to the selected companies and to the targets in the selected transactions and other factors that would affect their values. The table should be read together with the more detailed summary of each of the valuation analyses discussed below.

	Implied Valuation of Shares of SUA Stock
Valuation Methodology (as Applied to the Indicated Metric)	Minimum	Median	Maximum

Comparable Companies Analysis (2009 EPS estimate(1))	$2.75	$4.54	$5.73
Comparable Companies Analysis (book value)	$2.02	$7.24	$12.86
Comparable Companies Analysis (tangible book value)	$1.92	$9.16	$16.02
Comparable Acquisitions Analysis (LTM Net Income)	$1.35	$4.35	$9.11
Comparable Acquisitions Analysis (book value)	$4.17	$14.49	$24.07
Comparable Acquisitions Analysis (tangible book value)	$3.84	$14.32	$22.20
Implied Premium Analysis (one month prior)	$3.61	$4.78	$6.55

(1)	As provided by SUA management

Comparable Companies Analysis

FBR compared the financial and operating performance of SUA with publicly available information of selected property and casualty insurance companies. Each of these companies was selected because (1) it provides property and casualty insurance, (2) it focuses on niche groups of insureds, (3) workers’ compensation insurance accounts for a significant percentage, and in some cases a majority, of its business and (4) it has a market capitalization of between approximately $25 million and $1 billion. The companies selected were:

•	Tower Group, Inc.

•	AmTrust Financial Services, Inc.

•	Safety Insurance Group, Inc.

•	Meadowbrook Insurance Group, Inc.

•	AMERISAFE, Inc.

•	National Interstate Corporation

•	SeaBright Insurance Holdings, Inc.

•	Hallmark Financial Services, Inc.

•	Eastern Insurance Holdings, Inc.

•	CRM Holdings, Ltd.

These companies were selected, among other reasons, for their size, target market, focus and performance. None of the companies utilized in the analysis, however, is identical to SUA.

For each selected company, using publicly available information, FBR calculated the ratio of (a) its estimated earnings per share for 2009, (b) its estimated earnings per share for 2010, (c) its book value per share as of the most recent reported quarter and (d) its tangible book value per share as of the most recent reported quarter, in each case, to its stock price as of June 17, 2009. For 2009, FBR calculated earnings per share multiples of the selected companies as ranging from a low of 4.6x to a high of 9.5x with a median of 7.5x and an average of 7.4x. For 2010, FBR calculated earnings per share multiples of the selected companies as ranging from a low of 4.4x to a high of 9.1x with a median of 7.0x and an average of 7.1x. For the most recent reported quarter, FBR calculated book value per share multiples of the selected companies as ranging from a low of 0.23x to a high of 1.47x with a median of 0.83x and an average of 0.90x. For the most recent reported quarter, FBR calculated tangible book value per share multiples of the selected companies as ranging from a low of 0.24x to a high of 1.99x with a median of 1.14x and an average of 1.12x.

By applying the range of multiples for 2009 for the selected companies to SUA’s 2009 estimated earnings per share as provided by SUA’s management, FBR derived a range of equity values for the share of SUA stock of between $2.75 and $5.73 per share with a median of $4.54 per share. By applying the range of multiples for the selected companies for the most recent reported quarter to SUA’s estimated book value per share as of March 31, 2009, FBR derived a range of equity values for SUA of between $2.02 and $12.86 per share with a median of $7.24 per share. By applying the range of multiples for the selected companies for the most recent reported quarter to SUA’s estimated tangible book value per share as of March 31, 2009, FBR derived a range of equity values for SUA of between $1.92 and $16.02 per share with a median of $9.16 per share.

Comparable Acquisitions Analysis

Using publicly available information, FBR examined the following selected transactions within the insurance industry announced since June 30, 2006, each of which had a transaction value of greater than $20 million. Each of these transactions involved the acquisition of a property and casualty insurance company during the previous three years where the relevant accounting information under generally accepted accounting principles and purchase price information were announced publicly. These transactions were considered relevant transactions for purposes of FBR’s analysis:

Target	Acquiror

HSB Group, Inc.	Munich Re
HIG, Inc.	CastlePoint Reinsurance Company, Ltd.
CastlePoint Holdings, Ltd.	Tower Group, Inc.
Philadelphia Consolidated Holding Corp.	Tokio Marine Holdings, Inc.
Darwin Professional Underwriters, Inc.	Allied World Assurance Company Holdings, Ltd.
Quanta Capital Holdings Ltd.	Catalina Holdings (Bermuda) Ltd.
Safeco Corporation	Liberty Mutual Holding Company, Inc.
National Atlantic Holdings Corporations	Palisades Safety and Insurance Association
ProCentury Corporation	Meadowbrook Insurance Group, Inc.
AmCOMP Incorporated	Employers Holdings, Inc.
North Pointe Holdings Corp.	QBE Insurance Group Limited
Commerce Group, Inc.	Fundacion Mapfre
Midland Company	Munich Re
SCPIE Holdings Inc.	Doctors Company, An Interinsurance Exchange
RTW, Inc.	Rockhill Holding Company
Alfa Corporation	Alfa Mutual Group
Professionals Direct, Inc.	Hanover Insurance Group, Inc.
James River Group, Inc.	D. E. Shaw & Company, LP
Ohio Casualty Corporation	Liberty Mutual Holding Company, Inc.
Bristol West Holdings, Inc.	Zurich Financial Services, AG
21st Century Insurance Group	American International Group, Inc.
Direct General Corporation	Elara Holdings, Inc.
Merchants Group, Inc.	American European Group
Republic Companies Group, Inc.	Delek Group Ltd.

FBR then calculated the equity values with respect to the transactions (a) as a multiple of the earnings of the target company for the last twelve months, which we refer to as “LTM,” prior to the transaction, (b) as a multiple of the estimated earnings of the target company for the year in which the transaction was announced, (c) as a multiple of the book value of the target company as of the most recent reported quarter prior to announcement of the transaction and (d) as a multiple of the tangible book value of the target company as of the most recent reported quarter prior to announcement of the transaction. No transaction reviewed was directly comparable to the proposed merger. Accordingly, this analysis involved complex considerations and judgments concerning differences in financial and operating characteristics of SUA relative to the targets in the selected transactions and other factors that would affect the acquisition values in the precedent transactions.

FBR calculated the multiples of transaction purchase price to LTM earnings for the target companies as ranging from a low of 4.5x to a high of 30.4x, with a median of 14.5x and an average of 14.4x. FBR calculated the multiples of purchase price to the estimated current year earnings for the target companies as ranging from a low of 6.9x to a high of 22.9x, with a median of 14.2x and an average of 13.9x. FBR calculated the multiples of transaction equity value to the book value for the target companies as ranging from a low of 0.48x to a high of 2.76x, with a median of 1.66x and an average of 1.60x. FBR calculated the multiples of transaction equity value to the tangible book value for the target companies as ranging from a low of 0.48x to a high of 2.76x, with a median of 1.78x and an average of 1.70x.

Based on the multiples set forth above, and taking into account differences between SUA’s business and the businesses of the target companies in the precedent transactions and such other factors as FBR deemed appropriate, FBR derived an appropriate range of multiples for LTM earnings to be applied to SUA’s earnings per share for the twelve months ended March 31, 2009, an appropriate range of multiples for current earnings to be applied to SUA’s estimated earnings per share for 2009 as provided by SUA’s management and an appropriate range of price to book and price to tangible book multiples to be applied to SUA’s estimated book and tangible book values as of as of March 31, 2009.

Based upon the multiples derived from this analysis, FBR derived a range of implied equity values for the shares of SUA stock of between $1.35 and $9.11 per share with a median of $4.35 per share when the multiples derived from the analysis of the LTM earnings of the target companies in the precedent transactions were applied to SUA’s earnings per share for the last twelve months ended March 31, 2009, between $4.17 and $24.07 per share with a median of $14.49 per share when the multiples derived from the analysis of the book value of the target companies in the precedent transactions were applied to SUA’s estimated book value as of March 31, 2009, and between $3.84 and $22.20 per share with a median of $14.32 per share when the multiples derived from the transaction equity value to tangible book value of the target companies in the precedent transactions were applied to SUA’s estimated tangible book value as of March 31, 2009.

Implied Premium Analysis

FBR reviewed publicly available information for transactions in the insurance industry during the three years leading up to the date of FBR’s opinion. For each of these transactions, FBR derived and compared with similar information for the merger the per share premium or discount paid or proposed to be paid to the target company’s stockholders based on the closing price per share of the target company’s common stock one day, one week and one month prior to the announcement of the transaction. The results of this analysis were:

	Premium
	One Day	One Week	One Month

Low	(1.9)%	2.1%	0.4%
Median	34.3%	34.1%	32.8%
Average	34.0%	35.8%	36.1%
High	80.1%	89.8%	82.0%
SUA Merger (Implied Premium)	95.0%	89.1%	91.7%

Based on premiums paid as compared to market prices one month before the relevant announcement date, FBR derived a range of equity values for the shares of SUA stock of between $3.61 and $6.55 per share with a median of $4.78. FBR noted that the merger consideration payable to SUA stockholders pursuant to the merger agreement was within or above this range.

Miscellaneous

In connection with the review of the merger by SUA’s board of directors, FBR performed a variety of financial and comparative analyses for the purpose of rendering its opinion. The above summary of these analyses, while describing the material analyses performed by FBR, does not purport to be a complete description of the analyses performed by FBR in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, FBR considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, FBR believes that selecting any portion of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying its analyses and the opinion. In addition, FBR may have given various analyses or factors more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be FBR’s view of the actual value of SUA.

In performing its analyses, FBR made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Tower or SUA. Any estimates contained in the analyses performed by FBR are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. Such analyses were prepared solely as a part of FBR’s analysis of the fairness from a financial point of view of the consideration to be offered to the holders of shares of SUA stock pursuant to the merger agreement and were provided to SUA’s board of directors in connection with the delivery of the FBR opinion. The analyses do not purport to be appraisals of value or to reflect the prices at which the stock of Tower or SUA might actually trade. In addition, as described above, the FBR opinion was one of the many factors taken into consideration by SUA’s board of directors in making its determination to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement. The consideration pursuant to the merger agreement was determined through arm’s-length negotiations between Tower and SUA and was approved by SUA’s board of directors. FBR did not recommend any specific consideration to SUA or advise that any given consideration constituted the only appropriate consideration for the merger. Consequently, the FBR analyses as described above should not be viewed as determinative of the opinion of SUA’s board of directors with respect to the value of SUA or of whether SUA’s board of directors would have been willing to agree to a different consideration.

FBR, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. FBR has acted as financial advisor to SUA in connection with the proposed merger and proposals received by SUA in 2008 and 2009 and received an aggregate of $100,000 in retainers for its services. FBR received a fee of $500,000 in connection with the delivery of its opinion and will receive a fee equal to 1.25% of the aggregate consideration of the merger as of the consummation thereof, less any retainer and fairness opinion fees. Assuming an average Tower stock price of $25.00, the total fee to FBR (including the retainer fees and opinion fee previously paid) would be approximately $1,392,000. In addition, SUA has agreed to indemnify FBR and certain related parties against certain liabilities and to reimburse FBR for certain expenses arising in connection with or as a result of its engagement. FBR and its affiliates provide a wide range of investment banking and financial services, including financial advisory, securities trading, brokerage and financing services. In that regard, FBR and its affiliates have in the past provided and may in the future provide investment banking and other financial services to SUA, Tower and their respective affiliates for which FBR and its affiliates would expect to receive compensation. In particular, FBR acted as the sole bookrunner and lead manager of SUA’s initial public offering in 2004 and served as its financial advisor in connection with evaluating unsolicited merger proposals in 2008 and 2009, and FBR acted as a bookrunner and sole lead manager in connection with the initial public offering and follow-on offering of common stock of Tower in 2004 and 2007, acted as the sole initial purchaser and placement agent in the initial equity offering of CastlePoint, an affiliate of Tower, in 2006 and advised CastlePoint in 2008 regarding its acquisition by Tower, which closed earlier this year. In the last two completed fiscal years, FBR shared, as bookrunner and sole lead manager, in the aggregate underwriting discounts and commissions of $4,757,188 in the follow-on common stock offering of Tower and received, as sole initial purchaser and placement agent, an aggregate $8,538,330 in discounts and placement fees in connection with the initial equity offering of CastlePoint. FBR also received a fee of $500,070 from CastlePoint in April of 2009 for advice to CastlePoint in connection with its acquisition by Tower. SUA has not paid any fees to FBR other than in connection with the merger and evaluating merger proposals during the last two completed fiscal years. However, in 2004 FBR did share, as bookrunner and sole lead manager, in the aggregate underwriting discounts and commissions of $8,445,500 in SUA’s initial public offering. In the ordinary course of business, FBR and its affiliates may trade in the securities and financial instruments of the SUA, Tower and their affiliates for its and its affiliates’ own accounts and the accounts of customers. Accordingly, FBR may at any time hold a long or short position in such securities and financial instruments.

Tower’s Reasons for the Merger

In deciding to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, Tower’s board consulted with management and considered numerous factors, including the following:

•	Financial, Strategic and Other Business Advantages

•	The possible inability of Tower to access equity and debt capital markets on attractive terms, which would restrict Tower’s ability to access capital in order to grow organically and through acquisitions.

•	The merger provides Tower with an opportunity to enhance its profile in the specialty business segment.

•	The opportunity to strengthen Tower’s brokerage division by (1) shifting certain resources of Tower currently supporting its specialty insurance business to its brokerage division and (2) utilizing SUA’s office headquarters to develop Tower’s brokerage business written through retail and wholesale agents in the midwestern United States.

•	The opportunity to utilize SUA for the expansion of Tower’s underwriting capacity in the specialty property and casualty insurance market and to further broaden Tower’s product offerings.

•	The potential expansion and diversification of revenues and distribution channels of Tower by expanding (1) product lines and industry classes of business; (2) geographically and leveraging existing products; (3) access to market segments based upon premium size, pricing and coverage tier; and (4) access to distributions systems.

•	The increased market capitalization resulting from the merger will provide Tower with strategic flexibility in a consolidating environment.

•	The opportunity to create long-term stockholder value by increasing the growth of SUA’s business by cross-selling products with Tower and accessing Tower’s higher “A−” A.M. Best Company rating (the 4th highest of 15 rating levels instead of SUA’s lower “B+” A.M. Best Company rating (the 6th highest of 15 rating levels) and Tower’s higher capital base and reallocating capital to higher margin businesses, which would lead to more and better premium opportunities and the elimination of fronting fees that SUA currently pays.

•	The opportunity to achieve enhanced growth opportunities for SUA’s business arising from improved financial flexibility and strong cash flow.

•	The opportunity to leverage SUA’s highly scalable infrastructure across an increased premium base.

•	The opportunity to reduce costs and improve efficiency by combining businesses, including costs associated with maintaining SUA as a public company, which costs SUA estimates are approximately $1,500,000 per year currently, consisting of SUA’s NASDAQ listing fees, transfer agent fees, legal and accounting fees related to SEC filings and stockholder mailings, printing and mailing expenses for periodic reports and proxy statements, annual meeting expenses and other investor relations related expenses, and the fact that such cost savings will inure to the benefit of the combined company.

•	The opportunity to manage market cycles based on the diversity of the lines of business and geography while maintaining a culture of disciplined underwriting and pricing.

•	The opportunity to share profit center resources in the specialty property and casualty insurance market and consolidate certain functions, resulting in additional cost savings to the combined company.

•	Terms of the Merger Agreement

•	The Tower board of directors’ belief that the exchange ratio represented the lowest per share merger consideration that could be negotiated.

•	The merger consideration, even at the maximum valuation of $7.77 per share, would constitute a discount to the book value per share of SUA stock.

•	That, if the average Tower stock price is greater than $27.75, Tower is required to deliver a fixed value of $7.77 in merger consideration rather than a fixed number of shares of Tower common stock, as described in “The Merger Agreement — Terms of the Merger — Exchange Ratio” below.

•	That the merger agreement allows Tower the option, to be exercised at its sole discretion, to increase the merger consideration with Tower common stock in the event that the average Tower stock price is less than $20.00 and SUA delivers a “walk-away” termination notice, as described in “The Merger Agreement — Terms of the Merger — SUA Walk-Away Right; Tower Top-Up Right” below.

•	The terms and conditions of the merger agreement, including the representations and warranties and conditions to closing, were within the range of reasonableness.

•	The fact that the conditions to effecting the merger as described in “The Merger Agreement — Conditions to Completion of the Merger” below, appeared limited and capable of being satisfied, thus increasing the likelihood that the merger will be consummated.

•	The fact that no external financing is required for the transaction, thus increasing the likelihood that the merger will be consummated.

•	Other Considerations

•	The strong commitment on the part of both Tower and SUA to complete the merger pursuant to their respective obligations under the terms of the merger agreement, including both parties’ reciprocal commitments to use reasonable best efforts to obtain regulatory and any other governmental approvals required to complete the merger.

•	Tower’s strong track record for completing acquisitions and integrating acquired companies.

Tower’s board of directors has also considered a variety of risks and other potentially negative factors concerning the merger. These factors included the following:

•	The fact that, in the future, conditions in the debt or equity capital markets might permit Tower to access capital on more favorable terms than at present.

•	The effect of the public announcement of the merger on Tower’s stock price if stockholders of Tower or SUA do not view the merger positively.

•	That the merger is subject to a number of closing conditions of SUA and there can be no assurance that these conditions to the completion of the merger will be satisfied or waived.

•	The possibility that the merger might not be completed due to difficulties in obtaining sufficient SUA stockholder approval, obtaining requisite regulatory approvals or the occurrence of a material adverse effect on SUA’s business, or that completion might be unduly delayed by regulatory authorities’ withholding consent, seeking to block the merger or that governmental authorities could attempt to condition their approvals or clearances of the merger on one or more parties’ compliance with certain conditions, which may be burdensome.

•	The possibility that combining Tower and SUA may be more difficult than expected.

•	The fact that SUA has the right, for a two-business-day period following the fifth business day prior to the date initially established as the closing date, to exercise its “walk-away” right and terminate the merger agreement if the average Tower stock price is less than $20.00, subject to Tower’s “top-up” right; as described in “The Merger Agreement — Terms of the Merger — SUA Walk-Away Right; Tower Top-Up Right” below.

•	The potential disruption to Tower’s business that could result from the announcement of the merger and the completion of the transactions required to effect the merger, including the diversion of management and employee attention, employee attrition, the potential inability of Tower to retain, recruit and motivate its key personnel, and the potential negative effect on business and customer relationships.

•	The risks and costs to Tower if the merger does not close, and the potential effect of the resulting public announcement of termination of the merger agreement on, among other things, the market price for Tower common stock, which may reflect a market assumption that the merger will occur, and the perception of Tower by equity investors, its operating results, its ability to attract and retain key personnel and producers and its ability to complete an alternative transaction.

•	If the merger is not completed, Tower may be required to pay its fees and expenses associated with the transaction, as well as reimburse SUA for its out-of-pocket fees and expenses associated with the transaction up to $1,000,000 in certain limited circumstances, as described in “The Merger Agreement — Termination of the Merger Agreement — Effects of Termination; Termination Fees and Expenses” below.

•	The possibility of significant costs and delays resulting from seeking regulatory approvals necessary for completion of the transaction, and the possibility of not completing the transaction if these approvals are not obtained, including any approval by an insurance regulatory authority.

•	The fact that, subject to compliance with certain obligations under the merger agreement, the SUA board of directors is permitted to change its recommendation to the SUA stockholders and the SUA stockholders may fail to adopt the merger agreement; in addition, in certain circumstances, the SUA board of directors may explore and respond to an alternative transaction proposed by a third party and terminate the merger agreement in order to accept a superior proposal, subject to Tower’s option to force the merger proposal to be put to a vote at the SUA special meeting and to payment to Tower of a termination fee of $3,000,000, plus Tower’s expenses not to exceed $1,000,000.

•	The possibility that the SUA stockholders may not react favorably to the merger, and the execution risk and additional costs that would be required to complete the merger as a result of any derivative suits brought by the SUA stockholders.

The foregoing discussion of the information and factors considered by the Tower board of directors is not intended to be exhaustive, but includes the material factors considered by the Tower board of directors. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the transactions contemplated by the merger agreement, the Tower board of directors did not find it practicable to, and did not, quantify or otherwise assign specific weights to the factors considered in reaching its determination. In addition, each of the members of the Tower board of directors may have given differing weights to different factors. On balance, the Tower board of directors believed that the positive factors discussed above outweighed the negative factors discussed above.

Interests of SUA Executive Officers and Directors in the Merger

In considering the recommendation of SUA’s board of directors with respect to the adoption of the merger agreement and the approval of the merger, SUA’s stockholders should be aware that SUA’s executive officers and directors have interests in the merger that are different from, or in addition to, those of SUA stockholders generally.

Employment Agreements

Each of Courtney Smith, SUA’s chairman of the board and chief executive officer, Peter Jokiel, SUA’s chief financial officer, and Gary Ferguson, SUA’s chief claims officer, has an employment agreement that provides for certain benefits upon and after the completion of the merger, including accelerated vesting of deferred stock awards and/or certain severance benefits upon qualifying terminations that could occur in connection with the merger. The term of Mr. Smith’s and Mr. Jokiel’s employment agreements commenced on April 7, 2008 and will automatically extend each January 1st for an additional calendar year unless, at least 15 months prior to the end of the then-current term, SUA delivers to Mr. Smith or Mr. Jokiel, as applicable, a written notice that the agreement will not be so extended, provided that employment under the agreement may be terminated on an earlier date in accordance with the provisions of the agreement. The term of Mr. Ferguson’s employment agreement commenced on April 7, 2008 and will automatically terminate on December 31, 2009, provided that employment under the terms of the agreement may be terminated on an earlier date in accordance with the provisions of that agreement.

Each employment agreement (other than Mr. Ferguson’s employment agreement) provides that if the person is terminated by SUA without cause, or by the executive with good reason, within 24 months of a change in control, then the officer will be entitled to receive, in addition to accrued salary and benefits, 300%

of the officer’s base salary if the change in control occurs on or before December 31, 2009, or 200% of the officer’s base salary if the change in control occurs after December 31, 2009. Upon a termination within 24 months of a change in control, Mr. Ferguson will be entitled to receive, in addition to accrued salary and benefits, 200% of his base salary if the change in control occurs on or before December 31, 2009. Moreover, upon such a termination after a change in control, all stock options, deferred stock awards or other types of equity-based compensation then held by the executive that were not previously vested or exercisable shall become fully vested and/or exercisable.

The merger, if consummated, would constitute a change in control under Mr. Smith’s, Mr. Jokiel’s and Mr. Ferguson’s employment agreements. As such, after consummation of the merger, if Mr. Smith’s employment is terminated without cause or by Mr. Smith for good reason within the 24 months after the merger, he would be entitled to receive a lump sum severance payment of $1,389,000, if the change in control occurred on or before December 31, 2009 or $926,000, if the change in control occurred after December 31, 2009 and the termination occurred prior to the end of the term of his employment agreement, in addition to accrued salary and benefits. If Mr. Jokiel’s employment is terminated by SUA without cause or by Mr. Jokiel for good reason, he would be entitled to receive a lump sum severance payment of $1,215,000, if the change in control occurred before December 31, 2009 or $810,000, if the change in control occurred after December 31, 2009 and the termination occurred prior to the end of the term of his employment agreement, in addition to accrued salary and benefits. Finally, if Mr. Ferguson’s employment is terminated without cause by SUA or by Mr. Ferguson for good reason, he would be entitled to receive a lump sum severance payment of $250,000, if the change in control occurred before December 31, 2009 in addition to accrued salary and benefits. Further, unvested deferred stock awards in the amounts of 78,000 shares of SUA common stock for Mr. Smith, 54,600 shares of SUA common stock for Mr. Jokiel and 31,200 shares of SUA common stock for Mr. Ferguson would become fully vested and/or exercisable.

Change in Control Agreements

Each of Daniel Cacchione, SUA’s chief underwriting officer, Scott Charbonneau, SUA’s chief actuary, Barry Cordeiro, SUA’s chief information officer, Scott Goodreau, SUA’s general counsel, and Daniel Rohan, SUA’s controller, has a change in control agreement that provides for certain benefits upon and after the completion of the merger, including accelerated vesting of deferred stock awards and/or certain severance benefits upon qualifying terminations that could occur in connection with the merger. The agreements do not include term and termination provisions and will remain in force so long as such individual is employed by SUA. Upon a termination of employment by SUA without cause, or by the executive with good reason, within 24 months of a change in control, Messrs. Cordeiro, Goodreau and Cacchione would be entitled to receive 200% of his respective base salary and Messrs. Charbonneau and Rohan would be entitled to 100% of his base salary. Upon such a termination of employment due to a change in control, all stock options, deferred stock awards or other types of equity-based compensation then held by the executive which were not previously vested or exercisable would become fully vested and/or exercisable. The change in control agreements also provide that if employment is terminated as a result of a change in control, each will not compete with SUA for a period of one year.

The merger, if consummated, would constitute a change in control under Messrs. Cacchione, Charbonneau, Cordeiro, Goodreau and Rohan’s change in control agreements. As such, after consummation of the merger, if Mr. Cordeiro and Mr. Goodreau’s employment is terminated by SUA without cause or by such executive officer for good reason, each would be entitled to receive a lump sum severance payment of $580,000, in addition to accrued salary and benefits. If Mr. Cacchione’s, Mr. Charbonneau’s or Mr. Rohan’s employment is terminated without cause or by such executive officer for good reason, each would be entitled to receive a lump sum severance payment of $520,000, $260,000 and $205,000, respectively, in addition to accrued salary and benefits. Further, unvested deferred stock awards in the amounts of 31,200 shares of SUA common stock for Mr. Cordeiro, 31,200 shares of SUA common stock for Mr. Goodreau, 19,500 shares for Mr. Cacchione, 25,360 shares for Mr. Charbonneau and 20,800 shares for Mr. Rohan would become fully vested and/or exercisable.

Section 280G of the Internal Revenue Code

Notwithstanding the preceding, if the benefits and payments under the employment and change in control agreements, either alone or together with other benefits and payments that the executive has the right to receive either directly or indirectly from SUA or any of its affiliates, would constitute an excess parachute payment under Section 280G of the Code, the executive has agreed that his or her benefits and payments will be reduced (but not below zero) by the amount necessary to prevent any such benefits and payments to the executive from constituting an excess payment, but only if such reduction would result in a higher net after-tax benefit to the executive.

Certain Definitions in the Employment Agreements and Change in Control Agreements

The following definitions apply to the employment and change in control agreements:

“Cause” means that the executive: (1) has committed an act constituting a misdemeanor involving moral turpitude or a felony under the laws of the United States or any state or political subdivision thereof; (2) has committed an act constituting a breach of fiduciary duty, gross negligence or willful misconduct; (3) has engaged in conduct that violated SUA’s then-existing material internal policies or procedures and which is detrimental to the business, reputation, character or standing of SUA or any of its affiliates; (4) has committed an act of fraud, self dealing, conflict of interest, dishonesty or misrepresentation; or (5) in the case of the employment agreements, has materially breached his obligations as set forth in his employment agreement or in the case of the change in control agreement, has materially breached the duties of his employment; provided, however, that SUA must provide the executive with notice specifying the nature of the breach or behavior, and, if the breach or behavior is pursuant to (2), (3) or (5) above, the executive will have ten days after receipt of the notice to correct the breach or behavior.

“Good Reason” will apply if the executive sends SUA (in the case of the employment agreements, within 90 days of the initial existence of the event or circumstances that constitute good reason), written notice setting forth the alleged good reason and after a 60-day cure period there continues to be: (1) a material adverse change in the executive’s title, position or responsibilities; and/or (2) in the case of the employment agreement, a material breach by SUA of any material provision of the employment agreement or in the case of the change in control agreements, a material reduction of the employee’s base salary.

“Change in Control” is defined as:

•	any person or group of persons acquiring direct or indirect beneficial ownership of securities of SUA representing 50% or more of the combined voting power of the then-outstanding securities of SUA;

•	a merger or consolidation with any other corporation, other than a merger or consolidation that would result in all or substantially all of the holders of SUA’s voting securities immediately prior thereto continuing to hold at least 50% of the combined voting power of SUA’s or the surviving entity’s outstanding voting securities immediately after such merger or consolidation;

•	SUA’s board of directors approving a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of SUA’s assets, other than any such sale or disposition where all or substantially all of the holders of SUA’s voting securities immediately prior thereto continue to hold at least 50% of the combined voting power of the outstanding voting securities of the acquiror or transferee entity immediately after such sale or disposition; or

•	individuals who are currently directors ceasing for any reason to constitute a majority of directors of SUA; provided, however, that if the appointment or election (or nomination for election) of any new director was approved or recommended by a majority vote of the current board of directors, the new director(s) will be considered a member of the current board of directors, unless the new director’s initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the current board of directors.

Accounting Treatment

SFAS 141(R) requires the use of the purchase method of accounting for business combinations. In applying the acquisition method, it is necessary to identify the acquiree and the acquirer for accounting purposes. Tower will be considered the acquirer of SUA for accounting purposes. The purchase price will be allocated to the identifiable assets acquired and liabilities assumed from SUA based on their fair values as of the date of the completion of the transaction, with any excess being allocated to goodwill. Reported financial condition and results of operations of Tower issued after completion of the merger will reflect SUA’s balances and results after completion of the merger, but will not be restated retroactively to reflect the historical financial position or results of operations of SUA. Following the completion of the merger, the earnings of the combined company will reflect purchase accounting adjustments; for example, additional depreciation of property, plant and equipment, amortization of identified intangible assets or other impacts from the purchase price allocation.

Regulatory Approvals Required for the Merger

Subject to the terms and conditions of the merger agreement, Tower and SUA have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the merger agreement and applicable laws, rules and regulations to consummate the merger and the other transactions contemplated by the merger agreement as soon as reasonably possible after the date of the merger agreement, as discussed in “The Merger Agreement — Reasonable Best Efforts to Obtain Required Approvals” below.

Notwithstanding the foregoing, under the merger agreement, Tower shall not be required to and none of SUA or its subsidiaries may, without the prior written consent of Tower, take any action if doing so would, individually or in the aggregate, reasonably be expected to result in a “regulatory material adverse effect.”

Antitrust

Under the HSR Act, Tower and SUA cannot consummate the merger until Tower and SUA have notified the Department of Justice and the Federal Trade Commission, which we refer to as the “DOJ” and the “FTC,” respectively, of the merger, furnished them with certain information and materials relating to the merger and the applicable waiting periods have terminated or expired. The termination of the waiting period means the parties have satisfied the regulatory requirements under the HSR Act. Tower and SUA filed notification and report forms under the HSR Act with the DOJ and the FTC on July 8, 2009. On July 17, 2009, the FTC granted early termination of the waiting period under the HSR Act with respect to the merger.

At any time before or after consummation of the merger, notwithstanding the early termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Tower and SUA. At any time before or after the consummation of the merger, and notwithstanding the early termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Tower and SUA. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Insurance Regulations

The insurance laws and regulations of all 50 U.S. states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands generally require that, prior to the acquisition of control of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party must obtain approval from the insurance commissioner of the insurance company’s state of domicile and any state in which the insurance company is commercially domiciled.

SUA currently has one insurance company subsidiary, SUA Insurance Company, which is domiciled in Illinois and commercially domiciled in California. Accordingly, Tower has made the necessary applications with the insurance commissioners of Illinois and California. Tower has received approvals from the Illinois and California departments of insurance for its Form As on October 2, 2009 and October 5, 2009, respectively.

Although Tower and SUA do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that Tower and SUA will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that would reasonably be expected to have a regulatory material adverse effect.

Other than the filings described above, neither Tower nor SUA is aware of any regulatory approvals required to be obtained, or waiting periods required to expire, to complete the merger. If the parties discover that other approvals or waiting periods are necessary, they will seek to obtain or comply with them. If any additional approval or action is needed, however, Tower or SUA may not be able to obtain it, as is the case with respect to the other necessary approvals. Even if Tower and SUA obtain all necessary approvals, and the merger agreement is adopted and the merger is approved by SUA stockholders, conditions may be placed on any such approval that could cause either Tower or SUA to abandon the merger.

Appraisal Rights

Because SUA’s Class B common stock is not listed on a national securities exchange, under Delaware law, such holders have the right to dissent from the merger and to receive payment in cash for the fair value of their shares of SUA Class B common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the merger consideration. These rights are known as appraisal rights. Holders of SUA common stock do not have appraisal rights. Holders of SUA Class B common stock electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. SUA will require strict compliance with the statutory procedures. The following is intended as a brief summary of the material provisions of the DGCL statutory procedures required to be followed by a holder of Class B common stock in order to perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement/prospectus. Failure of any holder of SUA Class B common stock to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of their appraisal rights.

Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than twenty (20) days before the special meeting to vote on the merger with respect to which appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement/prospectus constitutes SUA’s notice to holders of SUA Class B common stock of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL. If a holder of SUA Class B common stock wishes to consider exercising their appraisal rights, the holder should carefully review the text of Section 262 of the DGCL contained in Annex C to this proxy statement/prospectus since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of the holder’s appraisal rights under Delaware law.

•	If a holder of SUA Class B common stock elects to demand appraisal of their shares, the holder must satisfy each of the conditions listed below.

•	Holders of SUA Class B common stock must deliver to SUA a written demand for appraisal of their shares before the vote with respect to the merger is taken.

•	Holders of shares of SUA Class B common stock must also continue to hold the shares of SUA Class B common stock through the effective time of the merger. Therefore, a stockholder who is the book-entry record holder of shares of SUA Class B common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective time of the merger will lose any right to appraisal with respect to such shares.

If a holder of SUA Class B common stock fails to comply with any of these conditions and the merger is completed, the holder will be entitled to receive the merger consideration, but will have no appraisal rights with respect to their shares of SUA Class B common stock.

All demands for appraisal should be addressed to Specialty Underwriters’ Alliance, Inc., 222 South Riverside Plaza, Suite 1600, Chicago, Illinois 60606, Attn: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the book-entry record holder of the shares of SUA Class B common stock. The demand must reasonably inform SUA of the identity of the stockholder and the intention of the stockholder to demand appraisal of his shares.

To be effective, a demand for appraisal by a holder of SUA Class B common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears in book-entry.

Within ten (10) days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each holder of SUA Class B common stock who has properly filed a written demand for appraisal and who did not vote in favor of the adoption of the merger agreement. At any time within sixty (60) days after the effective time, any holder of SUA Class B common stock who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the merger consideration specified by the merger agreement for his shares of SUA Class B common stock; after this period, the holder of SUA Class B common stock may withdraw such demand for appraisal only with the consent of the surviving corporation. Within one-hundred twenty (120) days after the effective time of the merger, any holder of SUA Class B common stock who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares of SUA Class B common stock with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the requesting holder of SUA Class B common stock within ten (10) days after such written request is received by the surviving corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal, whichever is later. Within one-hundred twenty (120) days after the effective time, either the surviving corporation or any holder of SUA Class B common stock who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all holders of SUA Class B common stock entitled to appraisal. Upon the filing of the petition by a holder of SUA Class B common stock, service of a copy of such petition shall be made upon SUA, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting holders of SUA Class B common stock. Accordingly, the failure of a holder of SUA Class B common stock to file such a petition within the period specified could nullify the holder’s previously written demand for appraisal. There is no present intent on the part of SUA to file an appraisal petition, and holders of SUA Class B common stock seeking to exercise appraisal rights should not assume that SUA will file such a petition or that SUA will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of SUA Class B common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is duly filed by a holder of SUA Class B common stock and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within twenty (20) days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all holders of SUA Class B common stock who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting holders of SUA Class B common stock who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those holders of SUA Class B common stock who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided thereby.

After determination of the holders of SUA Class B common stock entitled to appraisal of their shares of SUA Class B common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the closing date through the date of payment of the judgment shall be compounded quarterly and shall accrue at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the holders of SUA Class B common stock entitled to receive the same, upon cancellation of the book entry shares.

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Holders of SUA Class B common stock should be aware that the fair value of their shares of SUA Class B common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that such holder is entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the holders of SUA Class B common stock participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable under the circumstances. Upon the application of a holder of SUA Class B common stock, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any holder of SUA Class B common stock in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any holder of SUA Class B common stock who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within one-hundred twenty (120) days after the effective time of the merger, or if the holder of SUA Class B common stock delivers a written withdrawal of his demand for appraisal and an acceptance of the terms of the merger within sixty (60) days after the effective time of the merger, then the right of that holder of SUA Class B common stock to appraisal will cease and that holder of SUA Class B common stock will be entitled to receive the merger consideration for shares of his shares of SUA Class B common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any holder of SUA Class B common stock without the prior approval of such court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the merger consideration that such holder would have received pursuant to the merger agreement within sixty (60) days after the effective time of the merger.

In view of the complexity of Section 262 of the DGCL, holders of SUA Class B common stock who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

NASDAQ Listing of Tower Common Stock; Delisting and Deregistration of SUA Common Stock

Tower has agreed to use its reasonable best efforts to cause the shares of Tower common stock to be issued in the merger and the shares of Tower common stock to be reserved for issuance upon exercise of stock options, to be approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance. If the merger is completed, SUA common stock will cease to be listed on the NASDAQ Global Market or registered under the Securities Exchange Act of 1934.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion sets forth the material U.S. federal income tax consequences of the merger to U.S. Holders (as defined below) of SUA common stock. This discussion addresses only those U.S. Holders that hold SUA common stock as a capital asset. It does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder of SUA common stock in light of that stockholder’s particular circumstances or to a holder of SUA common stock that is subject to special rules, including, without limitation:

•	a financial institution or insurance company;

•	a tax-exempt organization;

•	certain U.S. expatriates;

•	a person that is not a U.S. Holder;

•	a regulated investment company;

•	a pass-through entity or an investor in such an entity;

•	a trader in securities that elects mark-to-market accounting;

•	a dealer or broker in securities or currencies;

•	a person that holds SUA common stock as part of a hedge, straddle, constructive sale or conversion transaction;

•	a person that acquired its shares of SUA common stock pursuant to the exercise of employee stock options or otherwise in connection with the performance of services;

•	a person that has a functional currency other than the U.S. dollar;

•	a person liable for the alternative minimum tax; and

•	a person that exercises dissenters’ rights.

For purposes of this discussion “U.S. Holder” refers to a beneficial holder of SUA common stock that, for U.S. federal income tax purposes, is (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (x) that is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in section 7701(a)(30) of the Code or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds SUA common stock, the tax treatment of a partner in such entity will generally depend upon the status and activities of both the partner and the partnership. A partner in a partnership holding SUA common stock is urged to consult its tax advisor regarding the tax consequences of the merger.

This discussion and the opinions of Debevoise & Plimpton LLP and Stroock & Stroock & Lavan LLP described below are based upon the Code, the Treasury regulations issued thereunder, relevant legislative history and administrative and judicial interpretations thereof, all as in effect on the date of the Registration Statement of which this proxy statement/prospectus forms a part. The discussion and such opinions assume that there will be no change through the effective time of the merger in any of these authorities or interpretations. No assurance can be given that any of the foregoing authorities or interpretations will not be modified, revoked, supplemented or overruled, possibly with retroactive effect, in a manner that could adversely affect the current and continuing validity of this discussion or such opinions, or that the IRS will agree with the discussion or the opinions or that, if the IRS were to take a contrary position, such positions will not be ultimately sustained by the courts. In addition, neither this discussion nor any of the opinions described below addresses any state, local or non-US tax consequences of the merger.

SUA stockholders are strongly urged to consult their own tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of U.S. federal, state, local, non-U.S. income and other tax laws. Holders of shares of SUA Class B common stock and persons holding options on SUA common stock are also strongly urged to consult their own tax advisors about the consequences of the merger and related transactions.

General

Subject to the limitations, assumptions and qualifications set forth in this section entitled “Material U.S. Federal Income Tax Consequences”, it is the opinion of each of Debevoise & Plimpton LLP, counsel to Tower, and Stroock & Stroock & Lavan LLP, counsel to SUA, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that Tower and SUA will each be a party to the reorganization. In rendering the foregoing opinions, each of Debevoise & Plimpton LLP and Stroock & Stroock & Lavan LLP has assumed (i) that all parties to the merger agreement and to any other documents examined by them have acted, and will act, in accordance with the terms of such merger agreement and documents and that the merger will be consummated at the effective time of the merger pursuant to the terms and conditions set forth in the merger agreement without the waiver or modification of any such terms and conditions and will be effective under applicable state law, (ii) that all representations contained in the merger agreement and exhibits thereto (which exhibits include tax representation certificates from each of Tower and SUA) are, and through the effective time of the merger will be, true and complete in all material respects, and that any representation made in any of the relevant transaction documents “to the best of the knowledge” (or similar qualification) of any person or party is, and through the effective time of the merger will be, correct without such qualification, (iii) that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is and will be no such plan, intention, understanding, or agreement, (iv) the authenticity and completeness of all documents submitted to them as originals, (v) the genuineness of all signatures on all documents that they examined, (vi) the conformity to authentic originals and completeness of documents submitted to them as certified, conformed or reproduction copies, and (vii) the legal capacity of all natural persons executing documents.

Material U.S. Federal Income Tax Consequences to U.S. Holders of SUA Common Stock Who Participate in the Merger

As a result of the merger qualifying as a reorganization within the meaning of Section 368(a) of the Code and Tower and SUA being parties to such reorganization, the material U.S. federal income tax consequences of the merger to U.S. Holders will be as follows:

•	a U.S. Holder whose shares of SUA common stock are exchanged in the merger for shares of Tower common stock will not recognize gain or loss with respect to such SUA common stock, except as to cash, if any, received in lieu of a fractional share of Tower common stock (as discussed below);

•	a U.S. Holder’s aggregate tax basis in shares of Tower common stock received in the merger in exchange for SUA common stock (including any fractional shares deemed received and exchanged for cash as described below) will equal the aggregate tax basis of the SUA common stock surrendered in the merger;

•	a U.S. Holder’s holding period for shares of Tower common stock received in the merger (including any fractional shares deemed received and exchanged for cash, as described below) will include the holding period for the shares of SUA common stock surrendered in exchange therefor in the merger;

•	if a U.S. Holder acquired different blocks of SUA common stock at different times or at different prices, such stockholder’s tax basis and holding periods in its Tower common stock will be determined with reference to each block of SUA common stock; and

•	to the extent that a U.S. Holder receives cash in lieu of a fractional share of Tower common stock, the U.S. Holder will be deemed to have received that fractional share in the merger and then to have received such cash in redemption of that fractional share. The stockholder will generally recognize capital gain or loss equal to the difference between the cash received and the tax basis allocable to that fractional share of Tower common stock. This capital gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period for its shares of SUA common stock exchanged exceeds one year at the closing date.

Certain Conditions to Completing the Merger

It is a condition to Tower’s obligation to complete the merger that Tower receive, on the closing date of the merger, a written opinion of its counsel, Debevoise & Plimpton LLP, to the effect that the merger will be treated as a reorganization within the meaning of Section 368 (a) of the Code and that Tower and SUA will each be a party to the reorganization. Similarly, it is a condition to SUA’s obligation to complete the merger that, on the closing date of the merger, SUA receive an opinion of its counsel, Stroock & Stroock & Lavan LLP, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that Tower and SUA will each be a party to the reorganization.

The opinions will be subject to assumptions, qualifications and limitations substantially similar to those set forth at “Material U.S. Federal Income Tax Consequences of the Merger — General” above (including an assumption as to the accuracy of tax representation certificates to be provided by Tower and SUA). If events occur between the date of this document and the closing of the merger that render Tower and/or SUA unable to make the representations required by Debevoise & Plimpton LLP and Stroock & Stroock & Lavan LLP or there is a change in applicable law, either or both of Debevoise & Plimpton LLP and Stroock & Stroock & Lavan LLP may be unable to deliver an opinion on the closing date that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. If either or both of Tower and SUA waives this condition to the completion of the merger, Tower and SUA intend to recirculate this proxy statement/prospectus and to resolicit the adoption of the merger agreement by the holders of SUA common stock. Neither Tower nor SUA currently intends to waive this condition.

None of the tax opinions given in connection with the merger will be binding on the IRS. Neither Tower nor SUA intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the merger. In addition, if any of the representations or assumptions upon which those opinions are based is inconsistent with the actual facts, or there is a change in applicable law, the U.S. federal income tax consequences of the merger could be materially different. If the merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code, then a U.S. Holder generally would recognize gain or loss on the exchange of SUA common stock for Tower common stock measured by the difference between the fair market value of the Tower common stock (together with any cash received in lieu of a fractional share of Tower common stock) received by such U.S. Holder and such U.S. Holder’s adjusted tax basis in the SUA common stock surrendered.

Backup Withholding and Information Reporting

Non-corporate U.S. Holders may be subject to information reporting and backup withholding on any cash payments received in lieu of a fractional share interest in Tower. These U.S. Holders will not be subject to backup withholding, however, if they furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the Form W-9 or successor form included in the letter of transmittal to be delivered to the holders following the completion of the merger or are otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that holder’s U.S. federal income tax liability, provided the required information or appropriate claim for refund is furnished to the IRS. U.S. Holders receiving Tower common stock as a result of the merger generally will be required to retain records pertaining to the merger and certain U.S. Holders will be required to file with their U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

THE MERGER AGREEMENT

Terms of the Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, upon the completion of the merger, Merger Sub will merge with and into SUA, with SUA continuing as the surviving corporation and succeeding to and assuming all of the rights and obligations of Merger Sub. Upon the completion of the merger, outstanding shares of SUA stock, excluding any shares held in treasury by SUA, owned by Tower or any wholly-owned subsidiary of Tower, owned by any direct or indirect subsidiary of SUA (other than SUA stock held in an investment portfolio), and any shares of SUA Class B common stock as to which appraisal rights have been exercised pursuant to Section 262 of the DGCL, will be converted into the right to receive, subject to adjustment as set forth in the merger agreement, a fraction of a share of Tower common stock equal to the exchange ratio. The following table sets forth the exchange ratio and the amount of consideration to be received by SUA stockholders for each share of SUA stock, in each case based on various examples of the average Tower stock price.

Average		Merger
Tower		Consideration
Stock	Exchange	per Share of SUA
Price(1)	Ratio(2)	Stock(3)

$30.00	0.2590	$7.77
$29.00	0.2679	$7.77
$28.00	0.2775	$7.77
$27.00	0.2800	$7.56
$26.00	0.2800	$7.28
$25.00	0.2800	$7.00
$24.00	0.2800	$6.72
$23.00	0.2830	$6.51
$22.00	0.2959	$6.51
$21.00	0.3100	$6.51
$20.00	0.3255	$6.51
$19.00	0.3255	$6.18 (4)
$18.00	0.3255	$5.86 (4)

(1)	The average Tower stock price is the volume-weighted average price per share of Tower common stock on the NASDAQ Global Select Market for the 15-business-day window immediately preceding the fifth business day prior to the closing date.

(2)	The exchange ratio is subject to adjustment based on the average Tower stock price. See “The Merger Agreement — Terms of the Merger — Exchange Ratio” below.

(3)	SUA stockholders (subject to certain exceptions) will receive a fraction of a share of Tower common stock equal to the exchange ratio (the value of which is determined by multiplying the average Tower stock price by the exchange ratio).

(4)	If the average Tower stock price is less than $20.00 and SUA exercises its walk-away right, but Tower elects to “top-up” by adding additional shares of Tower common stock, SUA stockholders would receive a value per share of $6.51, but there can be no assurance that Tower will top-up. In such circumstances, if Tower elects not to top-up, the merger agreement would terminate. See “The Merger Agreement — Terms of the Merger — SUA Walk-Away Right; Tower Top-Up Right” below.

Exchange Ratio

The exchange ratio is determined by reference to the average Tower stock price and will be fixed at 0.28 if the average Tower stock price is greater than or equal to $23.25 and less than or equal to $27.75. If the average Tower stock price is greater than $27.75, the exchange ratio will be adjusted downward to provide

SUA stockholders with a fixed value per share of $7.77. If the average Tower stock price is less than $23.25 but greater than or equal to $20.00, the exchange ratio will be adjusted upward to provide SUA stockholders with a fixed value per share of $6.51. However, if the average Tower stock price is less than $20.00, the exchange ratio will be fixed at 0.3255, and SUA will have the right, for a limited period, to terminate the merger agreement, unless Tower elects to add additional shares of Tower common stock to provide SUA stockholders with a value per share of $6.51.

SUA Walk-Away Right; Tower Top-Up Right

If the average Tower stock price is less than $20.00, the exchange ratio will be fixed at 0.3255, and SUA will have the right, for a two-business-day period following the fifth business day prior to the date initially established as the closing date, to terminate the merger agreement, which we refer to as the “walk-away right.” In such event, SUA must give Tower written notice of its election to terminate the merger agreement prior to 5:00 p.m. on the second business day after the average Tower stock price is determined, which election will be irrevocable (unless Tower otherwise consents in writing) and effective at 5:00 p.m. on the second business day following Tower’s receipt of that termination notice, unless during such two-business-day period Tower elects by written notice to SUA to add additional shares of Tower common stock (which we refer to as the “top-up right”) to provide SUA stockholders with a value per share of $6.51.

It is not possible to know until shortly prior to the closing whether the average Tower stock price will be less than $20.00. Neither SUA nor Tower can predict whether or not SUA would exercise its walk-away right, or whether Tower would exercise its top-up right, if the average Tower stock price were less than $20.00 at that time. In determining whether or not to exercise its walk-away right, SUA would consult with its financial and legal advisors and carefully consider the interests of SUA and its stockholders, the factors discussed in “The Merger — SUA’s Reasons for the Merger,” and such other information as it is legally permitted to consider including: (i) the then-current and recent price of SUA common stock relative to the then-current and recent price of Tower common stock, (ii) SUA’s business prospects, (iii) Tower’s business prospects, (iv) the economy in general, (v) the insurance industry as a whole, and the commercial property and casualty industry in particular, and (vi) subject to the no solicitation and similar obligations in the merger agreement, potential alternative strategic opportunities, if any. Similarly, in determining whether or not to exercise its top-up right, Tower would consult with its financial and legal advisors and carefully consider the interests of Tower and its stockholders, the factors discussed in “The Merger — Tower’s Reasons for the Merger” and such other information as it is legally permitted to consider. To the extent that the average Tower stock price were below $20.00 and SUA elected not to exercise its walk-away right, the implied value of the merger consideration for a share of SUA stock will be less than $6.51.

The merger agreement does not require, and SUA would not expect to seek, further approval from SUA’s stockholders in the event that the average Tower stock price is less than $20.00 and SUA nonetheless determines to complete the transaction. Therefore, adoption of the merger agreement by SUA stockholders will give Tower and SUA the ability to complete the transaction even if the average Tower stock price is less than $20.00 without any further action by, or further solicitation of the SUA stockholders, and FRB will not be obligated to update its June 21, 2009 opinion.

Fractional Shares

Tower will not issue any fractional shares of Tower common stock in connection with the merger. Instead, any SUA stockholder who would otherwise have been entitled to a fraction of a share of Tower common stock in connection with the merger will be paid an amount in cash determined by multiplying such fraction by the average Tower common stock price.

Example of Merger Consideration

For example, if the average Tower stock price was 23.90, which was the closing price of Tower common stock on October 7, 2009, the exchange ratio would be 0.28 and an SUA stockholder owning 100 shares of

SUA common stock would receive total consideration with an implied value at October 7, 2009 of 28 shares of Tower common stock and $0.00 in cash instead of fractional shares.

Exchange of SUA Stock Certificates; Book-Entry Shares

Not less than five business days prior to the mailing of this proxy statement/prospectus to SUA stockholders, Tower will designate an exchange agent for the purpose of paying the merger consideration to SUA stockholders. At or prior to the effective time, Tower will deposit cash and shares of Tower common stock in an amount sufficient to pay the merger consideration to holders of SUA stock.

Within three business days of the completion of the merger, Tower’s exchange agent will mail you a letter of transmittal and instructions for use in surrendering your SUA stock (including any stock certificates if you hold shares in certificated form) for common stock of Tower and a fractional share payment in lieu of any fractional shares of Tower common stock. When you deliver your SUA stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your SUA stock certificates will be cancelled.

PLEASE DO NOT SUBMIT YOUR SUA STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

If you own SUA stock in book-entry form or through a broker, bank or other holder of record, you will not need to obtain stock certificates to submit for exchange to the exchange agent. However, you or your broker or other nominee will need to follow the instructions provided by the exchange agent in order to properly surrender your shares of SUA stock.

Holders of SUA stock will not be entitled to receive any dividends or other distributions on Tower common stock until the merger is completed and you have surrendered your SUA stock in exchange for Tower common stock. If Tower effects any dividend or other distribution on the Tower common stock with a record date occurring after the time the merger is completed and a payment date before the date you surrender your SUA stock, you will receive the dividend or distribution, without interest, with respect to the whole shares of Tower common stock issued to you after you surrender your SUA stock and the shares of Tower common stock are issued in exchange. If Tower effects any dividend or other distribution on the Tower common stock with a record date after the date on which the merger is completed and a payment date after the date you surrender your SUA stock, you will receive the dividend or distribution, without interest, on that payment date with respect to the whole shares of Tower common stock issued to you. After the effective time of the merger, subject to applicable appraisal rights under the DGCL, each certificate and book-entry formerly representing shares of SUA stock that has not been surrendered will represent only the right to receive the merger consideration.

If your SUA stock certificate has been lost, stolen or destroyed, you may receive shares of Tower common stock upon the making of an affidavit to that fact. The surviving corporation may, in its discretion, require you to deliver an indemnification agreement in a form reasonably acceptable to the surviving corporation as indemnity against any claim that may be made against the surviving corporation, Tower, or the exchange agent with respect to the lost, stolen or destroyed SUA stock certificate. Tower will issue stock (or make a fractional share payment) in a name other than the name in which a surrendered SUA stock certificate is registered only if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

At any time more than six months after the effective time, Tower will have the right to have the exchange agent return to it any portion of the merger consideration that remains unclaimed by holders of SUA stock. Thereafter, a holder of SUA stock must look only to Tower for payment of the merger consideration to which the holder is entitled under the terms of the merger agreement. Any portion of the merger consideration remaining unclaimed by holders of SUA stock as of the date that is five years after the effective time (or the date that is immediately prior to such time as such amount would otherwise escheat to or become property of any governmental entity) will, to the extent permitted by law, become the property of Tower, free and clear of any claims or interest of any person previously entitled to such merger consideration. Tower, the surviving corporation and the exchange agent will not be liable to any holder of shares of SUA stock for any amount paid to a public official or governmental entity under any applicable abandoned property, escheat or similar law.

Treatment of SUA Stock Options and Other Equity Awards

At the effective time of the merger, each outstanding SUA stock option that remains unexercised as of the completion of the merger, whether or not the option is vested or unvested, and each deferred stock award, will be assumed by Tower and will automatically be converted into an equivalent option to acquire, or a deferred stock award with respect to, a number of shares of Tower common stock at the award exchange ratio. The “award exchange ratio” is equal to the per share cash value of the merger consideration (valuing Tower common stock for such purposes based on the closing price per share of Tower common stock on the NASDAQ Global Select Market on last business day prior to the closing date) divided by the closing price per share of Tower common stock on the NASDAQ Global Select Market on last business day prior to the closing date. The per share exercise price for each converted option to acquire shares of Tower common stock will be equal to the exercise price per share of the SUA stock option immediately prior to the effective time divided by the award exchange ratio (rounded up to the nearest whole cent). The converted options will otherwise have the same terms and conditions (including vesting dates, expiration date and exercise periods) as were in effect before the merger was effective.

At the effective time of the merger, outstanding deferred stock awards will be assumed by Tower and will automatically be converted into deferred stock awards with respect to Tower common stock at the award exchange ratio (rounded down to the nearest number of whole shares). The Tower deferred stock awards received for such SUA deferred stock awards will remain subject to the same restrictions that applied before the merger was effective and will otherwise have the same terms and conditions (including vesting dates) as were in effect before the merger was effective.

Governance Matters upon Completion of the Merger

Articles of Incorporation and By-laws of the Surviving Corporation

At the effective time, the Articles of Incorporation of SUA shall by virtue of the merger be amended and restated to be identical to the articles of incorporation set forth as Exhibit A to the merger agreement. Such articles, as amended and restated, will be the articles of incorporation of the surviving corporation until thereafter amended as provided therein and by applicable law. The by-laws of Merger Sub in effect immediately prior to the effective time shall be the by-laws of the surviving corporation (other than references to Merger Sub’s name, which will be replaced by references to SUA’s name) until thereafter amended as provided in accordance with the organizational documents of the surviving corporation and by applicable law.

Directors and Officers

The directors of Merger Sub at the effective time will be the directors of the surviving corporation until their successors have been elected or until their earlier death, resignation or removal in accordance with the organizational documents of the surviving corporation. SUA’s officers at the effective time will be the officers of the surviving corporation until their successors have been appointed or until their earlier death, resignation or removal in accordance with the organizational documents of the surviving corporation.

The composition of the board of directors of Tower is not expected to change as a result of the merger.

Completion of the Merger

Unless Tower and SUA agree otherwise, the parties are required to complete the merger on the fifth business day after satisfaction or, to the extent permitted by law, waiver of all the conditions described under “The Merger Agreement — Conditions to Completion of the Merger” below. The merger will be effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as is agreed upon by the parties and specified in the certificate of merger.

Conditions to Completion of the Merger

The respective obligations of SUA, Tower and Merger Sub to complete the merger are subject to the satisfaction of certain conditions.

Conditions to each party’s obligation to effect the merger.  The obligations of Tower, Merger Sub and SUA to complete the merger are each subject to the satisfaction or waiver of the following conditions:

•	approval by holders of SUA common stock of the merger proposal;

•	receipt of required regulatory approvals, including approvals by the California and Illinois departments of insurance;

•	the termination or expiration of any waiting period (and any extension thereof) applicable to the merger under the HSR Act, which occurred on July 17, 2009;

•	absence of any injunctions or other legal restraints, having the effect of making the merger illegal or preventing the completion of the merger; and

•	effectiveness of this proxy statement/prospectus and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose.

Conditions to the obligations of Tower and Merger Sub to effect the merger.  The obligations of Tower and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the truth and correctness of certain other of SUA’s representations and warranties in the merger agreement (in certain circumstances, subject to materiality or material adverse effect qualifications) as of the date of the merger agreement and as of the closing date as though made on and as of the closing date;

•	the prior performance by SUA, in all material respects, of all of its obligations under the merger agreement;

•	receipt of a certificate executed by an executive officer of SUA as to the satisfaction of the conditions described in the preceding two bullets;

•	the absence of any event or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on SUA;

•	receipt of a legal opinion from Tower’s counsel to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code and that Tower and SUA will each be a party to the reorganization; and

•	the absence of any material litigation brought by any U.S. governmental entity of competent jurisdiction challenging the acquisition by Tower or Merger Sub of the shares of SUA common stock, seeking to restrain or prohibit the completion of the merger or seeking to prohibit or limit the ownership or operation by SUA or any of its subsidiaries or by Tower or any of its subsidiaries of any material portion of any business or assets of SUA and its subsidiaries, taken as a whole, or Tower and its subsidiaries, taken as a whole, where such prohibition or limitation would, individually or in the aggregate, reasonably be likely to have a regulatory material adverse effect.

Conditions to the obligations of SUA to effect the merger.  The obligations of SUA to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the truth and correctness of certain of Tower’s representations and warranties in the merger agreement (in certain circumstances, subject to materiality or material adverse effect qualifications) as of the date of the merger agreement and as of the closing date as though made on and as of the closing date;

•	the prior performance by Tower, in all material respects, of all of its obligations under the merger agreement;

•	receipt of a certificate executed by an executive officer of Tower as to the satisfaction of the conditions described in the preceding two bullets; and

•	receipt of a legal opinion from SUA’s counsel to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code and the Tower and SUA will each be a party to the reorganization.

The merger agreement provides that any or all of the respective conditions of Tower and Merger Sub or SUA may be waived, in whole or in part, by Tower and Merger Sub or SUA, as applicable, to the extent legally allowed. In the event that either Tower or SUA were to waive a condition to the completion of the merger set forth above that would require material changes to the disclosure set forth in this proxy statement/prospectus, Tower and SUA will recirculate this proxy statement/prospectus and resolicit the adoption of the merger agreement by the holders of SUA common stock. Accordingly, if either or both of Tower and SUA waives the condition to completion of the merger that opinions are received from Tower’s and SUA’s respective counsel to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code and that Tower and SUA will each be a party to the reorganization, Tower and SUA intend to recirculate this proxy statement/prospectus and resolicit the adoption of the merger agreement by the holders of SUA common stock. Neither Tower nor SUA currently intends to waive any material condition to the completion of the merger, including the condition that the above referenced opinions are received.

Representations and Warranties

The merger agreement contains representations and warranties made by SUA relating to, among other things, the following:

(a)	due incorporation, good standing, qualification and corporate power, organizational documents and governmental licenses, authorizations, permits and approvals to conduct its business;

(b)	corporate power and authority to enter into, and perform its obligations under, the merger agreement, enforceability of the merger agreement, approval of the merger agreement by the SUA board of directors, the recommendation of the SUA board of directors that SUA stockholders vote to adopt the merger agreement;

(c)	required governmental filings and approvals;

(d)	the absence of conflicts between the execution, delivery or performance of the merger agreement and SUA’s or its subsidiaries’ organizational documents, any applicable law or order, certain of SUA’s contracts, or any governmental licenses, authorizations, permits or approvals, and the absence of any liens resulting from the execution, delivery or performance of the merger agreement;

(e)	capitalization and outstanding stock options and deferred stock awards;

(f)	SUA’s subsidiaries;

(g)	filings with the SEC and internal controls and procedures;

(h)	financial statements;

(i)	statutory statements of SUA’s insurance subsidiaries filed with state insurance departments;

(j)	the accuracy of information contained in this proxy statement/prospectus and compliance with SEC rules and regulations;

(k)	the absence of a material adverse effect on SUA since December 31, 2008;

(l)	the absence of undisclosed liabilities;

(m)	compliance with applicable laws, including insurance laws;

(n)	the absence of material litigation;

(o)	conduct of, and matters related to, SUA’s partner agents and its insurance subsidiaries, reinsurance matters, actuarial analyses, policy forms and marketing materials and the acquisition of Potomac Insurance Company of Illinois by SUA;

(p)	the absence of material claims and assessments by any state insurance guaranty association;

(q)	the determination of reserves;

(r)	SUA’s leases for real property;

(s)	receipt of the fairness opinion from FBR;

(t)	tax matters;

(u)	employee benefit plan matters, post-employment compensation and deferred compensation matters;

(v)	employee and labor matters;

(w)	environmental matters;

(x)	intellectual property rights;

(y)	material contracts of SUA and its subsidiaries;

(z)	finders’ fees due in connection with the merger;

(aa)	the absence of any threatened ratings downgrades by A.M. Best Company; and

(bb)	the absence of certain affiliate transactions between SUA and its directors, officers or stockholders.

The merger agreement also contains representations and warranties made by each of Tower and Merger Sub relating to, among other things, the following:

(i)	due incorporation, good standing, qualification and corporate power, and governmental licenses, authorizations, permits and approvals to conduct its business;

(ii)	corporate power and authority to enter into, and perform its obligations under, the merger agreement, enforceability of the merger agreement and approval of the merger agreement by the board of directors of Tower and Merger Sub;

(iii)	required governmental filings and approvals;

(iv)	the absence of conflicts between the execution, delivery or performance of the merger agreement and Tower’s or Merger Sub’s organizational documents, any applicable law or order, or certain agreements of Tower or Merger Sub and the absence of any liens resulting from the execution, delivery or performance of the merger agreement;

(v)	capitalization, ownership and operations of Merger Sub;

(vi)	filings with the SEC by Tower and internal controls and procedures of Tower;

(vii)	financial statements of Tower;

(viii)	accuracy of information supplied by Tower or Merger Sub for inclusion in this proxy statement/prospectus;

(vix)	the absence of a material adverse effect on Tower since December 31, 2008;

(x)	the absence of undisclosed liabilities;

(xi)	compliance with applicable laws, including insurance laws;

(xii)	the absence of certain material litigations or governmental orders;

(xiii)	tax matters; and

(xiv)	the absence of finders’ fees due in connection with the merger.

All of the representations and warranties of SUA are qualified in whole or in part as to “materiality” or “material adverse effect”; except for the representations and warranties of SUA identified in items (b), (e), (s),

(z), (aa) and (bb) above. All of the representations and warranties of Tower and Merger Sub are qualified as to “materially” or “material adverse effect” except for the representatives and warranties of Tower and Merger Sub identified in items (v) and (iv) above.

For purposes of the merger agreement, “material adverse effect” means, with respect to Tower or SUA, as the case may be, any event, change, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition or results of operations of the party and its subsidiaries, taken as a whole.

In determining whether a material adverse effect on SUA and its subsidiaries, on the one hand, or Tower and Merger Sub and their subsidiaries, on the other hand, has occurred, none of the following shall be considered:

•	changes or fluctuations in the economy or the securities, credit or financial markets generally in the U.S.;

•	national or international political conditions or changes therein (including the commencement, continuation or escalation of acts of war, armed hostilities, sabotage or other acts of terrorism);

•	changes generally affecting the property and casualty insurance industry or the geographic areas in which SUA and its subsidiaries operate;

•	any loss of, or adverse change in, the relationship of such party or any of its subsidiaries with its customers, employees, agents or other producers, suppliers, financing sources, business partners or regulators caused by the identity of the other party or the announcement, negotiation or performance of the transactions contemplated by the merger agreement;

•	changes in generally accepted accounting practices, which we refer to as “GAAP,” or statutory accounting practices, which we refer to as “SAP,” the rules or policies of the Public Company Accounting Oversight Board, or any interpretation or application of any of the foregoing after the date of the merger agreement;

•	any failure by the party to meet any internal or external projections, forecasts or estimates of revenues or earnings for any period (except that this exception does not preclude a determination that any event, change, circumstance or effect underlying such decline has resulted in, or contributed to, a material adverse effect);

•	the suspension of trading in securities on the NYSE or NASDAQ or a decline in the price, or a change in the trading volume, of the party’s common stock on NASDAQ (except that this exception does not preclude a determination that any event, change, circumstance or effect underlying such decline has resulted in, or contributed to, a material adverse effect); or

•	any adverse effect resulting from compliance by the party with the terms of the merger agreement, or any actions taken, or failure to take any action, which Tower has requested in writing.

However, the exceptions in the first, second, third and fifth bullet points in the preceding list apply only to the extent that any such event, change, circumstance or effect does not (1) relate only to the party and its subsidiaries, taken as a whole, or (2) disproportionately adversely affect the party and its subsidiaries, taken as a whole, compared to other companies of similar size operating in the property and casualty insurance industry in similar geographic areas in which the party and its subsidiaries operate.

The representations and warranties of each of SUA, on the one hand, and Tower and Merger Sub, on the other hand, are subject to information disclosed in the confidential disclosure schedules delivered by SUA to Tower and Merger Sub, on the one hand, and by Tower and Merger Sub to SUA, on the other hand, and to the information in SUA’s SEC filings or Tower’s SEC filings, as the case may be, filed or furnished with the SEC prior to the date of the merger agreement, excluding information contained in the “Risk Factors” sections or any “forward-looking” disclaimers included in such SEC filings.

The representations and warranties in the merger agreement do not survive the completion of the merger.

Conduct of Business Prior to Closing

SUA has agreed to covenants in the merger agreement that affect the conduct of its business between the date the merger agreement was signed and the closing date. Prior to the closing date, subject to specified exceptions, SUA and each of its subsidiaries are required to conduct business in the ordinary course consistent with past practices and, to the extent consistent therewith, use commercially reasonable efforts to preserve their business organization and goodwill and relationships with customers, third party payors, including governmental entities, and others with which it has material business dealings (including partner agents). In addition, without the prior written consent of Tower (which consent shall not be unreasonably withheld, conditioned or delayed) and subject to specified exceptions which are set forth in detail in the merger agreement, SUA will not, and will not permit any of its subsidiaries to take numerous actions, including the following:

•	amend or propose or agree to amend, in any material respect, any of its certificate of incorporation, by-laws or similar charter or governing documents;

•	declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its capital stock, except for dividends or distributions by any wholly-owned subsidiary of SUA to SUA or to any other wholly-owned subsidiary of SUA;

•	adjust, split, combine or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock;

•	repurchase, redeem or otherwise acquire any SUA securities or securities of an SUA subsidiary;

•	issue, sell, grant, pledge, amend, grant any rights in respect of or otherwise encumber, any SUA securities or securities of an SUA subsidiary or make any changes (by combination, merger, consolidation, reorganization, liquidation or otherwise) in the capital structure of SUA or any of its subsidiaries;

•	merge or consolidate with any other person or acquire any material assets or make a material investment in (whether through the acquisition of stock, assets or otherwise) any other person;

•	sell, lease, license, subject to a material lien or otherwise dispose of any material assets, product lines or businesses of SUA or any of its subsidiaries (including capital stock or other equity interests of any subsidiary);

•	make any loans, advances or capital contributions to any other person;

•	create, incur, guarantee or assume any indebtedness;

•	make or commit to make any capital expenditure other than capital expenditures set forth in SUA’s capital budget for fiscal 2009;

•	cancel any debts of any person to SUA or any subsidiary of SUA or waive any claims or rights of material value, except for cancellations or waivers in the ordinary course of business;

•	increase the compensation or other benefits payable or provided to SUA’s directors or to employees at or above the vice president level, except pursuant to existing contracts;

•	increase the compensation or other benefits payable or provided to SUA’s employees below the vice president level;

•	enter into any employment, change of control, severance or retention agreement with any employee of SUA;

•	establish, adopt, enter into or amend any company benefit plan for the benefit of any current or former directors, officers or employees or any of their beneficiaries;

•	settle or compromise any material claim, audit, arbitration, suit, investigation, complaint or other proceeding in excess of the amount of the corresponding reserve established on the consolidated balance sheet of SUA as most recently filed with the SEC prior to the date of the merger agreement plus any applicable third party insurance proceeds;

•	enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material claim or audit that would materially restrict the operations of the business after the consummation of the merger;

•	modify or amend in any materially adverse respect or terminate certain contracts material to SUA;

•	effect or permit any plant closing or mass layoff;

•	enter into any successor agreement to such contract that is expiring and that changes the terms of the expiring contract in a way that is materially adverse to SUA or any subsidiary of SUA;

•	enter into certain new agreements that would be material to SUA;

•	materially change any of its accounting policies (whether for financial accounting or tax purposes), except as required by applicable law or changes in GAAP or SAP;

•	make or rescind any tax election, settle or compromise any claims related to taxes, enter into any binding agreement with a taxing authority relating to taxes or amend any tax return;

•	request a written ruling of a taxing authority relating to taxes or change any of its methods of reporting income or deductions for federal income tax purposes;

•	take any action that would reasonably be expected to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

•	enter into, renew or extend any agreements or arrangements that materially limit or otherwise restrict SUA or any subsidiary of SUA or any of their respective affiliates or any successor thereto, or that would, after the effective time, limit or restrict Tower or any of its affiliates (including the surviving corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

•	terminate, cancel, amend or modify any insurance policies maintained by it which are not replaced by a comparable amount of insurance coverage;

•	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of SUA or any of its subsidiaries;

•	alter or amend in any material respect any existing reinsurance, underwriting, claim handling, loss control, investment, actuarial, financial reporting or accounting practices, guidelines or policies (including compliance policies) or any material assumption underlying an actuarial practice or policy, in each case except as may be required by applicable law, GAAP or SAP; or

•	take any action that would reasonably be expected to (i) result in any condition to the merger not being satisfied or (ii) prevent, materially delay or materially impede the consummation of the merger or any other transactions contemplated by the merger agreement.

Tower also has agreed to covenants in the merger agreement that affect the conduct of its business between the date the merger agreement was signed and the closing date. Prior to the closing date, subject to specified exceptions which are set forth in detail in the merger agreement, without the prior written consent of SUA, Tower will not, and will not permit any of its subsidiaries to take the following actions:

•	amend, propose or agree to amend any of its certificate of incorporation, by-laws or similar charter or governing documents in such a manner that would cause holders of SUA stock that receive Tower common stock pursuant to the merger to be treated differently than holders of Tower common stock;

•	declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to such shares of capital stock or other ownership interests, except a wholly-owned subsidiary may pay a dividend to Tower and Tower may declare and pay regular quarterly dividends in the ordinary course of business;

•	take any action that would reasonably be expected to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

•	adopt a plan of complete or partial liquidation or dissolution with respect to Tower or resolutions providing for or authorizing such a liquidation or dissolution; or

•	take any action that would reasonably be expected to (i) result in any condition to the merger not being satisfied or (ii) prevent, materially delay or materially impede the consummation of the merger or any other transactions contemplated by the merger agreement.

No Solicitation of Other Offers by SUA

The merger agreement provides that SUA will, and will cause its subsidiaries, directors, officers and employees to, and use its reasonable best efforts to cause its other representatives to, immediately cease and terminate all existing discussions or negotiations with any third party conducted prior to the date of the merger agreement with respect to any takeover proposal. Under the terms of the merger agreement, subject to certain exceptions described below, SUA has also agreed that it will not, and will cause its subsidiaries, directors, officers and employees not to, and will use its reasonable best efforts to cause its other representatives not to, directly or indirectly:

•	solicit, initiate or knowingly encourage, or knowingly facilitate, any takeover proposal or the making or consummation of a takeover proposal; or

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish any non-public material information in connection with, any takeover proposal.

Under the merger agreement, a “takeover proposal” is any proposal or offer from any third party (other than Tower or its subsidiaries) relating to:

•	any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, by any third party or the stockholders of any third party (other than Tower and its subsidiaries) of shares of voting securities or equity securities of SUA representing more than 20% of the voting securities or such class of equity securities of SUA, including pursuant to a tender offer or exchange offer;

•	any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of assets (including equity securities of any subsidiary of SUA) or businesses that constitute more than 20% of the assets or account for more than 20% of the net income of SUA and its subsidiaries, taken as a whole, or;

•	any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other similar transaction involving SUA or any of its subsidiaries, pursuant to which any third party or the stockholders of any third party other than Tower and its subsidiaries would own 20% or more of the voting securities or any class of equity securities of SUA or of any resulting parent company of SUA.

SUA has agreed that as promptly as practicable (and in any event within 24 hours) after the receipt of any takeover proposal, SUA will provide oral and written notice to Tower of such proposal setting forth the material terms and conditions of such proposal. Similarly, SUA has agreed that as promptly as practicable (and in any event within 24 hours) after the receipt of any request for non-public information relating to SUA or any of its subsidiaries (other than requests not reasonably expected to be related to a takeover proposal), SUA will provide oral and written notice to Tower of such request. Additionally, SUA is required to keep Tower reasonably informed on a reasonably current basis of the status of any such takeover proposal, including any material changes to the terms of the takeover proposal or request.

If, following the execution of the merger agreement and prior to the adoption of the merger agreement by SUA stockholders, SUA receives an unsolicited, bona fide written takeover proposal which did not arise as a result of a breach of SUA’s no solicitation obligations under the merger agreement, then SUA and its representatives may:

•	contact the third party making the takeover proposal (and its representatives) solely to clarify the terms and conditions of the takeover proposal; and

•	if the SUA board of directors determines in good faith (after consultation with outside legal counsel) that the failure to take such action would, or would reasonably be expected to, be inconsistent with its fiduciary duties:

•	furnish information regarding SUA and its subsidiaries to the third party making the takeover proposal (and its representatives) pursuant to a confidentiality agreement containing standstill terms and conditions no less restrictive to the third party than the standstill provisions contained in SUA’s confidentiality agreement with Tower are to Tower, so long as any information provided to the third party has already been provided or made available to Tower or is provided or made available to Tower substantially concurrent with the third party, and

•	participate in discussions or negotiations with the third party making the takeover proposal.

SUA Special Meeting

Except as provided in the merger agreement, SUA agreed to duly call, give notice of, convene and hold a special meeting of the stockholders of SUA within forty-five (45) days of the SEC advising that SUA may mail this proxy statement/prospectus for the purpose of obtaining stockholder adoption of the merger agreement and will, subject to certain exceptions, include in this proxy statement/prospectus SUA’s board of directors recommendation set forth in “The Merger — Recommendations of the SUA Board of Directors with Respect to the Merger” above. SUA also will use its reasonable best efforts to solicit and secure stockholder adoption of the merger agreement in accordance with applicable legal requirements.

Recommendation of the SUA Board of Directors

Under the merger agreement, SUA’s board of directors has agreed to recommend that the holders of SUA common stock vote to adopt the merger agreement, which is set forth in “The Merger — Recommendations of the SUA Board of Directors with Respect to the Merger” above. Subject to the provisions described below, the merger agreement provides that none of the SUA board of directors or any committee thereof will:

•	withdraw (or modify or qualify in a manner adverse to Tower), the SUA board of directors recommendation regarding the merger proposal;

•	fail to include the SUA board of directors recommendation in this proxy statement/prospectus;

•	approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any takeover proposal (each of the actions set forth in this bullet point or in the two preceding bullet points is referred to in this proxy statement/prospectus as a “SUA recommendation withdrawal”) (provided that Tower and SUA have agreed that the provision of factual information by SUA to SUA stockholders will not constitute an SUA recommendation withdrawal so long as the disclosure through which such factual information is conveyed, taken as a whole, is not contrary to or materially inconsistent with the SUA board of directors recommendation); or

•	allow SUA or any of its subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract (other than a confidentiality agreement in accordance with the terms of SUA’s no solicitation obligations) providing for, with respect to, or in connection with, any takeover proposal.

However, at any time prior to the adoption of the merger agreement by the SUA stockholders:

•	the SUA board of directors may effect an SUA recommendation withdrawal if the SUA board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the SUA board of directors’ fiduciary duties under applicable law; provided, however, that the SUA board of directors may not make an SUA recommendation withdrawal, unless SUA provides Tower with four business days prior written notice advising Tower of the SUA board of directors’ intention to effect such SUA recommendation withdrawal and specifying the reasons for the SUA recommendation withdrawal; and

•	in response to an unsolicited, bona fide, written takeover proposal which did not arise as a result of a breach of SUA’s no solicitation obligations under the merger agreement, if the SUA board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that the takeover proposal constitutes a superior proposal, SUA may terminate the merger agreement and concurrently with such termination enter into a definitive agreement with respect to such superior proposal; provided, however, that SUA may not effect an SUA recommendation withdrawal in connection with a superior proposal or terminate the merger agreement and enter into a definitive agreement with respect to a superior proposal, unless SUA provides Tower with four business days prior written notice advising Tower of the SUA board of directors’ intention to take such action and specifying the reasons therefor and the material terms and conditions of any superior proposal (including the identity of the third party making the superior proposal and copies of all documents and correspondence evidencing the superior proposal), and, if requested by Tower, negotiates in good faith with Tower regarding any amendment to the merger agreement proposed in writing by Tower during such four-business-day period, and at the end of such four-business-day period, taking into account any changes to the terms and conditions of the merger agreement proposed by Tower during the four-business-day period, the takeover proposal in question continues to constitute (in the good faith judgment of the SUA board of directors) a superior proposal; provided, further, that Tower has the option exercisable within such four-day period to cause SUA to promptly give notice of, convene and hold the SUA stockholder meeting for the purpose of adopting the merger agreement and, in such circumstances, SUA will not be entitled to terminate the merger agreement and concurrently with such termination enter into a definitive agreement with respect to such superior proposal.

A “superior proposal” is any written takeover proposal (with all references to “more than 20%” when referring to voting securities or equity securities of SUA (or any resulting parent company of the SUA) in the definition of takeover proposal being deemed to be references to “more than 75%” and all references to “more than 20%” when referring to assets or net income of SUA and its subsidiaries in the definition of takeover proposal being deemed to be references to “all or substantially all”) that the board of directors of SUA determines in good faith (after consultation with its financial advisor and outside legal counsel) taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the takeover proposal and the third party making the takeover proposal (including break-up fees, expense reimbursement provisions and conditions to consummation is more favorable to SUA stockholders than the transactions contemplated by the merger agreement (including any written offer by Tower to amend the merger agreement that is made in accordance with the merger agreement) and is fully financed or reasonably capable of being financed, reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed.

Reasonable Best Efforts to Obtain Required Approvals

Subject to the terms and conditions of the merger agreement, SUA, Tower and Merger Sub have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations to consummate the transactions contemplated by the merger agreement as soon as reasonably possible, including (i) preparing and filing all documents to effect all necessary applications, notices, petitions, filings and other documents and registrations, authorizations, approvals and permits contemplated by the merger agreement and (ii) taking all reasonable steps as may be reasonably necessary or advisable to make all necessary filings and obtain all consents, clearances, waivers, licenses, orders, registrations, authorizations, approvals and permits, including filings required to obtain regulatory approvals and all other necessary filings with any other governmental entities.

To the extent permitted by applicable law, rules and regulations, SUA, Tower and Merger Sub will also use their reasonable best efforts to (i) cooperate with each other party in connection with any filing or submission in connection with any investigation or inquiry, (ii) keep the other parties apprised of the status of matters relating to the completion of the transactions contemplated in the merger agreement and promptly inform the other parties of any communication received from any governmental entity, (iii) permit the other parties to review any filings or communications given to it any governmental entity, (iv) consult with the other parties in advance of any meetings with any governmental entity and (v) give the other parties the opportunity to attend and participate in any such meetings.

Each of SUA, Tower and Merger Sub also shall use its reasonable best efforts to resolve any objections or challenges to the merger brought by a governmental entity or a private party so as to permit consummation of merger on the terms set forth in the merger agreement as soon as reasonably possible.

Notwithstanding the foregoing, under the merger agreement, Tower shall not be required to and none of SUA or its subsidiaries may, without the prior written consent of Tower, take any action if doing so would, individually or in the aggregate, reasonably be expected to result in a regulatory material adverse effect.

Employee Benefits Matters

Tower and SUA have agreed that until the second anniversary of the closing of the merger, the surviving corporation will provide, or cause to be provided, continuing employees either (i) employee benefits substantially similar in the aggregate to the employee benefits in effect immediately prior to the merger, (ii) Tower’s employee benefit plans on the same terms as similarly situated employees of Tower and its subsidiaries or (iii) a combination of (i) and (ii), in the discretion of Tower. Until December 31, 2010, the surviving corporation will provide, or cause to be provided, to continuing employees compensation opportunities (including salary, wages and bonus opportunities but excluding equity incentive opportunities) substantially similar in the aggregate to the compensation opportunities in effect immediately prior to the merger.

To the extent applicable, Tower has agreed to (i) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any Tower or surviving corporation replacement or successor welfare benefit plan that a continuing employee is eligible to participate in following the merger, (ii) provide each continuing employee with credit for any co-payments and deductibles paid prior to the merger in satisfying any applicable deductible or out-of-pocket requirements, and (iii) recognize service prior to the merger with SUA and any of its subsidiaries for purposes of eligibility to participate and vesting and level of benefits to the same extent such service was recognized by SUA or any of its subsidiaries under their analogous benefit plans.

After the merger, except as otherwise agreed in writing between Tower and an SUA employee, Tower will cause the surviving corporation and its subsidiaries to honor, in accordance with its terms, (i) each existing employment, change in control, severance and termination protection plan or agreement, (ii) all obligations in effect as of the closing under any bonus, bonus deferral and vacation plans, programs or agreements of SUA or any of its subsidiaries and (iii) all obligations in effect as of the closing pursuant to any outstanding retention or equity based plans, programs or agreements, and all vested and accrued benefits under any employee benefit, employment compensation or similar plans, programs, agreements or arrangements of SUA or any of its subsidiaries.

Other Covenants and Agreements

The merger agreement contains other covenants and agreements, including covenants and agreements relating to:

Expenses

Except as provided in the merger agreement, each of Tower and SUA will pay their own expenses incurred in connection with the merger.

Transfer Taxes

Tower and SUA will reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer and stamp taxes, and transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by the merger agreement.

Tax Treatment of the Merger

Each of SUA, Tower and Merger Sub will use commercially reasonable efforts to cause the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the United States Internal Revenue Code and the regulations promulgated thereunder.

Directors’ and Officers’ Indemnification and Insurance

After the closing, the surviving corporation will, and Tower will cause the surviving corporation to, to the fullest extent permitted by law, indemnify and hold harmless (and advance expenses to) the present and former directors and officers of SUA and its subsidiaries against any and all costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of, relating to or in connection with any circumstances, developments or matters in existence, or acts or omissions occurring or alleged to occur prior to or at the time of the consummation of the merger, to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of the merger agreement by SUA pursuant to its certificate of incorporation and by-laws and the existing indemnification agreements.

In addition, subject to certain limitations set forth in the merger agreement, the surviving corporation will, and Tower will cause the surviving corporation to, at no expense to the beneficiaries, either (i) continue to maintain in effect for six (6) years from the consummation of the merger directors’ and officers’ liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the officers and directors as SUA’s currently existing directors’ and officers’ liability insurance and fiduciary liability insurance with respect to matters existing or occurring at or prior to the consummation of the merger (including the transactions contemplated by the merger agreement), or (ii) purchase a six (6) year extended reporting period endorsement with respect to the current SUA directors and officers insurance.

The certificate of incorporation and by-laws of the surviving corporation will include provisions for indemnification, advancement of expenses and exculpation of directors and officers on the same basis as set forth in such constituent documents of SUA in effect on the date of the merger agreement.

Public Announcements Regarding the Merger

Subject to certain limited exceptions set forth in the merger agreement, Tower and SUA will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated the merger agreement.

Notification of Certain Events

SUA will promptly notify Tower, and Tower will promptly notify SUA, of (i) any notice or other communication received by such party from any governmental entity in connection with the transactions contemplated by the merger agreement or from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to have a material adverse effect on Tower or SUA, as the case may be, (ii) any matter (including a breach of any representation, warranty, covenant or agreement contained in the merger agreement) that would reasonably be expected to lead to the failure to satisfy any of the conditions to consummation of the merger and (iii) any action, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the transactions contemplated the merger agreement.

Section 16(b) Issues

Tower and SUA will take all steps reasonably necessary to cause the transactions contemplated by the merger agreement and any other dispositions of equity securities of SUA or acquisitions of equity securities of Tower in connection with the transactions contemplated by the merger agreement by each individual who is a director or executive officer of Tower or SUA to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Listing of Tower’s Common Stock

Tower will use its reasonable best efforts to cause the shares of Tower common stock to be issued in the merger and the shares of Tower common stock to be reserved for issuance upon exercise of stock options to be approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance.

Delisting of SUA’s Common Stock

Each of SUA, Tower and Merger Sub will cooperate with each other in taking, or causing to be taken, all actions necessary to delist the SUA common stock from the NASDAQ Global Market and terminate its registration under the Exchange Act.

Certain Partner Agent Program Agreement Amendments and Other Partner Agent Matters

SUA agreed to use its reasonable best efforts to negotiate and enter into certain amendments with certain SUA partner agents to each of the applicable partner agent program agreements and to negotiate and enter into certain other agreements with certain SUA partner agents.

Termination of the Merger Agreement

The merger agreement may be terminated, at any time prior to the consummation of the merger:

•	by mutual consent of Tower and SUA;

•	subject to certain limitations described in the merger agreement, by either Tower or SUA, if:

•	the merger shall not have been consummated on or before December 31, 2009, as such date may be extended pursuant to the merger agreement;

•	a required regulatory approval has been denied or a law is in effect which has the effect of prohibiting consummation of the merger or any governmental entity in the United States has taken action permanently restraining, enjoining or otherwise prohibiting the merger; or

•	the SUA stockholders have not adopted the merger agreement at the SUA special meeting.

In addition, SUA may terminate the merger agreement if, among other things:

•	Tower or Merger Sub has breached a representation, warranty, covenant or agreement that would preclude the satisfaction of certain conditions to the consummation of the merger and such breach is not remedied within the applicable cure period;

•	subject to Tower’s option to cause SUA to promptly give notice of, convene and hold the SUA special meeting for the purpose of the adoption of the merger agreement by SUA stockholders, if SUA has received an unsolicited bona fide written “superior proposal” prior to the approval by its stockholders of the merger proposal, has complied with the notice and matching provisions under the merger agreement, has paid the termination fee to Tower and reimbursed Tower for certain of its reasonable out-of-pocket transactions expenses, all as described in “The Merger Agreement — No Solicitation of

Other Offers by SUA” and “The Merger Agreement — Recommendation of the SUA Board of Directors” above; or

•	the average Tower stock price is less than $20.00 and SUA elects to exercise its walk-away right, unless Tower elects by written notice to SUA to add additional shares of Tower common stock to provide SUA stockholders with a value per share of at least $6.51, as described in “The Merger Agreement — Terms of the Merger — SUA Walk-Away Right; Tower Top-Up Right.”

In addition, Tower may terminate the merger agreement if, among other things:

•	SUA has breached a representation, warranty, covenant or agreement that would preclude the satisfaction of certain conditions to the consummation of the merger and such breach is not remedied within the applicable cure period; or

•	the board of directors of SUA has made an SUA recommendation withdrawal or SUA has breached its covenants relating to providing notice of or holding of the SUA special meeting or non-solicitation of competing transactions.

Termination Fees and Expenses

If the merger agreement is terminated as described in “The Merger Agreement — Termination of the Merger Agreement” above, the merger agreement will become void, and there will be no liability or obligation of any party or its officers and directors under the merger agreement except as to certain limited provisions set forth in the merger agreement, including the payment of termination fees and the reimbursement of reasonable out-of-pocket transaction expenses, up to a cap of $1,000,000 (including reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants) in connection with a termination of the merger agreement, as described below, which will survive the termination, and except that no party will be relieved or released from any liabilities or damages arising out of its material and intentional breach of the merger agreement.

If either party terminates the merger agreement as a result of the failure of the merger to be consummated by December 31, 2009 or February 28, 2010, as applicable, and (i) an acquisition proposal for all or substantially all of SUA’s consolidated assets or net income (including, without limitation, stock of its subsidiaries) or 75% or more of SUA’s total voting power or the voting power of its subsidiaries was publicly proposed or announced by any person after the date of the merger agreement but before such termination and not withdrawn or abandoned as of the time of such termination, and within twelve (12) months after such termination of the merger agreement, SUA enters into a definitive agreement with any person pursuant to which there is eventually consummated such a transaction, or there is consummated such a transaction, or (ii) an acquisition proposal for all or substantially all of SUA’s consolidated assets (including, without limitation, stock of its subsidiaries) or net income or 75% or more of SUA’s total voting power or the voting power of its subsidiaries was publicly proposed or announced by any person after the date of the merger agreement but before such termination and such proposal was withdrawn or abandoned prior to the time of such termination, and within twelve (12) months after such termination of the merger agreement, SUA enters into a definitive agreement with the person that publicly proposed or announced such acquisition proposal pursuant to which there is eventually consummated such a transaction, or there is consummated a transaction constituting such an acquisition with such person, then, in each case SUA will be required to pay Tower a termination fee of $3,000,000 plus Tower’s reasonable out-of-pocket transaction expenses up to a cap of $1,000,000 on the date of the consummation of a competing proposal.

If either party terminates the merger agreement because the SUA stockholders have not adopted the merger agreement at the SUA special meeting, then SUA will be required to pay Tower’s reasonable out-of-pocket transaction expenses up to a cap of $1,000,000 within two business days of such termination, unless at the time of the SUA stockholders meeting volume weighted average price per share of Tower common stock on the NASDAQ Global Select Market for the 15 trading day window immediately preceding the SUA special meeting is less than $20.00 and Tower has not delivered a top-up notice. In addition, if (i) an acquisition proposal for all or substantially all of SUA’s consolidated assets (including, without limitation, stock of its subsidiaries) or net income or 75% or more of SUA’s total voting power or the voting power of its subsidiaries was publicly proposed or announced by any person after the date of the merger agreement but before such termination and not withdrawn or abandoned as of the time of the SUA meeting, and (ii) SUA enters into a definitive agreement with any person pursuant to which there is eventually consummated such a transaction, or there is consummated such a transaction, within 12 months of the date of such termination of the merger agreement, SUA will be required to pay Tower a termination fee of $3,000,000 on the date of the consummation of a competing proposal.

If Tower terminates the merger agreement because SUA has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, then SUA will be required to pay Tower’s reasonable out-of-pocket transaction expenses up to a cap of $1,000,000 within two business days of such termination and, if SUA consummates an acquisition of all or substantially all of SUA’s consolidated assets (including, without limitation, stock of its subsidiaries) or net income or 75% or more of SUA’s total voting power or the voting power of its subsidiaries within 12 months of the date of such termination of the merger agreement, SUA will be required to pay Tower a termination fee of $3,000,000 on the date of the consummation of such transaction.

If SUA terminates the merger agreement because Tower or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, then Tower will be required to pay SUA’s reasonable out-of-pocket transaction expenses up to a cap of $1,000,000 within two business days of such termination.

If SUA terminates the merger agreement to accept a superior proposal, as described in “The Merger Agreement — No Solicitation of Other Offers by SUA” and “The Merger Agreement — Recommendation of the SUA Board of Directors” above, SUA will be required to pay Tower a termination fee of $3,000,000 plus Tower’s reasonable out-of-pocket transaction expenses up to a cap of $1,000,000 as a condition to such termination of the merger agreement becoming effective.

If Tower terminates the merger agreement because SUA has changed, or failed to include in this proxy statement/prospectus, its recommendation to its stockholders or has materially breached certain of the no solicitation obligations applicable to it under the merger agreement, as described in “The Merger Agreement — No Solicitation of Other Offers by SUA” and “The Merger Agreement — Recommendation of the SUA Board of Directors” above, SUA will be required to pay Tower a termination fee of $3,000,000 plus Tower’s reasonable out-of-pocket transaction expenses up to a cap of $1,000,000 within two business days of such termination of the merger agreement.

Amendment, Extension and Waiver

Tower and SUA have agreed that the merger agreement may be amended by the parties, as authorized by their respective boards of directors, in writing, at any time before the adoption of the merger agreement by the SUA stockholders. After such approval, no amendment may be made to the merger agreement without the approval of SUA stockholders, if such approval is required by law or under rules of any relevant stock exchange.

The parties have also agreed that, prior to the consummation of the merger, with the authorization of their respective boards of directors, the parties will be allowed, in writing, to the extent permitted by law, to extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and to the extent permitted by applicable law, waive compliance with any of the agreements or conditions contained in the merger agreement.

Governing Law

The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware.

INFORMATION ABOUT THE COMPANIES

SUA

SUA, a Delaware corporation headquartered in Chicago, Illinois, was incorporated in April 2003, and through its wholly-owned subsidiary, SUA Insurance Company, offers specialty commercial property and casualty insurance products through independent general agents, or partner agents, that serve niche groups of insureds. These targeted customer groups require specialized knowledge due to their unique risk characteristics. Examples include tow trucks, professional employer organizations, public entities, and contractors. SUA’s innovative approach provides products and claims handling, allowing its partner agents to focus on distribution and customer relationships.

SUA’s business model emphasizes its relationship with a select number of partner agents, who have specialized business knowledge in the types of business classes SUA underwrites. SUA relies on these partner agents for industry insights and their understanding of the specific risks in the niche markets SUA serves. SUA’s business model is designed to realign the interests of carriers, agents and insureds. SUA’s partner agents are required to enter into agreements that provide that in exchange for marketing and pre-qualifying business for SUA, they receive an up-front commission and an underwriting profit-based commission paid over several years. The agreements further provide SUA’s partner agents with a five year exclusive arrangement (generally allowing partner agents to offer other companies’ products if SUA declines to offer coverage to a prospective insured) covering a specific class of business and territory. These agreements do not contain change in control or termination provisions that will be triggered by the merger. In addition, each partner agent is required to purchase Class B common stock pursuant to a separate securities purchase agreement. Pursuant to the terms of these agreements, each partner agent’s Class B common stock will be converted into Tower common stock at the effective time of the merger, and therefore, after the merger, none of SUA’s partner agents will be obligated to continue to hold equity in Tower. SUA does consider certain of these agreements to be material and has filed such agreements as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2008 as material contracts pursuant to Item 601(b)(10) of Regulation S-K. See “Where You Can Find More Information” below.

For the year ended December 31, 2008, SUA had revenues of $153.5 million and net income of $7.43 million.

SUA’s common stock trades on the NASDAQ Global Market under the symbol “SUAI.” SUA has an A.M. Best Company Rating of “B+” (Good), which is the 6th highest of 15 rating levels. SUA’s principal executive offices are located at 222 South Riverside Plaza, Suite 1600, Chicago, Illinois 60606 and its telephone number is (888) 782-4672.

Tower

Tower, a Delaware corporation with its headquarters in New York City, was incorporated in 1989. Through its subsidiaries, Tower Insurance Company of New York, Tower National Insurance Company, Tower Risk Management Corp., Preserver Insurance Company, Mountain Valley Indemnity Company, North East Insurance Company, CastlePoint Insurance Company, CastlePoint Florida Insurance Company, Hermitage Insurance Company and Kodiak Insurance Company, Tower offers a broad range of specialized property and casualty insurance products and services to small to mid-sized businesses and to individuals primarily in the Northeast, Florida, Texas and California. Tower provides coverage for many different market segments, including nonstandard risks that do not fit the underwriting criteria of standard risk carriers due to factors such as type of business, location and premium per policy. Tower provides, on both an admitted and excess and surplus lines basis, commercial lines products comprised of commercial package, general liability, workers’ compensation, commercial auto and commercial umbrella policies to businesses such as residential and commercial buildings, retail and wholesale stores, food services and restaurants, artisan contractors and garage automotive services. Tower also provides personal lines products that insure modestly valued homes and dwellings as well as personal automobiles. These products are distributed through approximately 1147 active retail agents that are serviced through twelve branch offices. Tower also distributes products through approximately 210 wholesale agents.

Tower has completed two acquisitions in 2009, which have expanded its business offerings. On February 5, 2009, Tower announced that it had completed the acquisition of CastlePoint, a Bermuda holding company that provides property and casualty insurance and reinsurance business solutions, products and services primarily to small insurance companies and program underwriting agents in the United States through its operating subsidiaries, CastlePoint Reinsurance Company, Ltd. and CastlePoint Insurance Company. The acquisition of CastlePoint provides Tower with additional capital to support organic growth as well as external growth from acquisitions. The CastlePoint acquisition also provides Tower with access to program underwriting agents focused on specialty classes of business and to small insurance companies that need reinsurance solutions. Historical financial statements and related notes of CastlePoint as at December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 are attached to this proxy statement/prospectus as Annex D.

On February 27, 2009, Tower announced that it had completed the acquisition of HIG, Inc., a specialty property and casualty insurance holding company. Hermitage offers both admitted and excess and surplus lines products to small commercial customers throughout the eastern United States through its two operating subsidiaries Hermitage Insurance Company and Kodiak Insurance Company. This transaction further expands Tower’s wholesale distribution system nationally and establishes a network of retail agents in the Southeast. Historical financial statements and related notes of Hermitage for the years ended December 31, 2008 and 2007 and historical financial statements and related notes of Hermitage Insurance Company and subsidiary for the period from January 1, 2005 to June 3, 2005, the period from June 3, 2005 to December 31, 2005 and the years ended December 31, 2006 and 2007 are attached to this proxy statement/prospectus as Annexes E and F.

Tower common stock trades on the NASDAQ Global Select Market under the symbol “TWGP.” Tower has an A.M. Best Company rating of “A-” (Excellent), which is the 4th highest of 15 rating levels. Tower’s principal executive offices are located at 120 Broadway, 31st Floor, New York, New York 10271 and its telephone number is (212) 655-2000.

Employment Agreements

Tower maintains employment agreements with certain of its key employees.

Under Michael Lee’s employment agreement, dated as of August 1, 2004, Mr. Lee has agreed to serve as chairman of the board of directors, president and chief executive officer of Tower. Mr. Lee’s term of service under this agreement continues for five years followed by automatic additional one-year terms unless notice not to extend the term is provided by Tower or Mr. Lee at least one year prior to the end of the term.

If Mr. Lee’s employment terminates as a result of disability or death, Mr. Lee’s employment agreement automatically terminates, and he or his designated beneficiary or administrator, as applicable, is entitled to accrued salary through the termination date and a prorated target bonus. Additionally, all of Mr. Lee’s stock-based awards will vest and his stock options will remain exercisable for one year after the date his employment terminates (or until the last day of the stock option term, whichever occurs first).

If Tower terminates Mr. Lee’s employment agreement for cause, which includes conviction of, or Mr. Lee’s pleading nolo contendere to, a crime involving moral turpitude or a felony, gross negligence or gross misconduct, all of Tower’s obligations under the agreement cease. Mr. Lee will only be entitled to receive his accrued base salary and all outstanding incentive awards are forfeited. If Mr. Lee voluntarily terminates his employment agreement with Tower without good reason and not due to death, disability or retirement, all of Tower’s obligations under the agreement cease, and Mr. Lee will be entitled to receive his accrued base salary plus a prorated target bonus. In the case of voluntary termination by Mr. Lee, he will have three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options, and all unvested incentive awards will be forfeited.

If Tower terminates Mr. Lee’s employment without cause or if Mr. Lee terminates his employment with good reason, as defined in the employment agreement, then Mr. Lee is entitled to (i) his accrued base salary and a prorated target bonus, (ii) a cash severance payment equal to 300% of the sum of his annual base salary and the highest annual bonus paid to him within the preceding three years, (iii) the continuation of life, accident and health insurance coverage for three years, and (iv) at least three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. If Tower terminates Mr. Lee’s employment agreement without cause, or if Mr. Lee terminates his employment with good reason, in anticipation of, or within the 24-month period following, a change of control, as defined in the employment agreement, Mr. Lee is also entitled to receive the foregoing benefits and an immediate vesting of his previously unvested stock awards. The employment agreement also provides that if payments received under the agreement and other payments received under other agreements or employee benefit plans result in the imposition of an excise tax under section 4999 of the Code, Mr. Lee will receive a gross-up payment to cover the cost of the excise tax.

Under their respective employment agreements, each executive officer of Tower (other than Bruce W. Sanderson, its Managing Vice President, NY & Mid-Atlantic Territory, who does not have an employment agreement with Tower) has agreed to serve in his current position and/or in such other positions as Tower may assign. The term of service under the agreements continues for one year for Francis Colalucci, senior vice president, chief financial officer and treasurer of Tower, Gary Maier, senior vice president, and chief underwriting officer of Tower, Christian Pechmann, senior vice president, underwriting of Tower, Laurie Ranegar, senior vice president of operations of Tower, Ron Libby, managing vice president, New England territory of Tower and James Dulligan, managing vice president, of finance of Tower and two years for Elliot Orol, senior vice president, general counsel and secretary of Tower, Joel Weiner, senior vice president, chief actuary and strategic planning officer of Tower, Salvatore Abano, senior vice president and chief information officer of Tower, Richard Barrow, chief accounting officer of Tower and Michael Haines, managing vice president of financial operations of Tower, followed by automatic additional one-year terms unless a notice not to extend the term is provided by Tower or the employee three months (in the case of Messrs. Colalucci, Pechmann, Abano and Dulligan), six months (in the case of Messrs. Maier, Libby and Haines) or one year (in the case of Messrs. Orol, Weiner and Barrow, and Ms. Ranegar) prior to the end of the term.

If an executive officer’s (other than Mr. Sanderson’s, who does not have an employment agreement with Tower) employment terminates as a result of disability or death, his employment agreement automatically terminates, and he or his designated beneficiary or administrator, as applicable, is entitled to accrued salary through the termination date and a prorated target bonus. Additionally, all stock-based awards will vest and his stock options will remain exercisable for one year after the date his employment terminates (or until the last day of the stock option term, whichever occurs first).

If Tower terminates the employment of the executive officer (other than Mr. Sanderson, who does not have an employment agreement with Tower) without cause or if the executive officer terminates his employment with good reason, as defined in his employment agreement, then the terminated employee is entitled to (i) his accrued base salary and a prorated target bonus, (ii) a cash severance payment equal to 100% of the sum of his annual base salary and his target annual bonus, (iii) the continuation of health and welfare benefits for one year and (iv) three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. If Tower terminates an executive officer’s employment agreement without cause, or if the executive officer terminates his employment with good reason, in anticipation of, or within the 24-month period following, a change in control as defined in the employment agreement, the executive officer is entitled to receive the foregoing benefits and is also entitled to immediate vesting of his previously unvested stock awards. The employment agreements also provide that if payments received under the agreement and other payments received under other agreements or employee benefit plans result in the imposition of an excise tax under section 4999 of the Code, the executive officer will receive a tax gross-up payment to cover the cost of the excise tax.

The merger does not constitute a change of control or otherwise entitle the relevant employee of Tower to enhanced severance benefits under the employment agreements described above.

Planned Retirement of Key Personnel

Tower currently anticipates that Francis M. Colalucci, senior vice president, chief financial officer, treasurer and director of Tower will retire from his position as the senior vice president, chief financial officer and treasurer of Tower during the 2010 calendar year. Tower currently anticipates that Mr. Colalucci will continue as a director of Tower until his current term expires in May of 2010. Tower is currently engaged in a process to identify a new senior vice president, chief financial officer and treasurer.

Merger Sub

Merger Sub, a Delaware corporation, is a wholly-owned subsidiary of Tower that was formed solely for the purpose of effecting the merger. Merger Sub has not conducted and will not conduct any business prior to the merger. Michael H. Lee is the president, chief executive officer and a director of Merger Sub. Mr. Lee also serves as the chairman of the board of directors, president and chief executive officer of Tower. Francis M. Colalucci is the senior vice president, chief financial officer, treasurer and a director of Merger Sub. Mr. Colalucci also serves as senior vice president, chief financial officer, treasurer and a director of Tower. Elliot S. Orol is the senior vice president, general counsel, secretary and a director of Merger Sub. Mr. Orol is also the senior vice president, general counsel and secretary of Tower. Joel S. Weiner is the senior vice president, chief actuary and strategic planning officer of Merger Sub. Mr. Weiner also serves as the senior vice president, chief actuary and strategic planning officer of Tower. Gary S. Maier is the senior vice president and chief underwriting officer of Merger Sub. Mr. Maier also serves as senior vice president and chief underwriting officer of Tower.

Merger Sub’s principal executive offices are located at 120 Broadway, 31st Floor, New York, New York 10271 and its telephone number is (212) 655-2000.

Important business and financial information about Tower is incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” below.

SUA SPECIAL MEETING

Date, Time and Place

This proxy statement/prospectus is being furnished to SUA’s stockholders as part of the solicitation of proxies by SUA’s board of directors for use at the special meeting to be held on November 10, 2009 at 9:00 a.m. central standard time at, 222 South Riverside Plaza, 19th Floor, in the Cook County Room, Chicago, IL 60606.

Purpose of the SUA Special Meeting

The purpose of the special meeting will be to consider and vote upon the proposal to adopt the merger agreement. In addition, SUA is also asking for you to approve the adjournment or postponement of the SUA special meeting, for the solicitation of additional proxies in the event there are not sufficient votes present, in person or represented by proxy, at the time of the SUA special meeting to adopt the merger agreement.

SUA Record Date; Shares Entitled to Vote

Holders of SUA stock on the record date are entitled to notice of the SUA special meeting, but only holders of shares of SUA common stock at the close of business on the SUA record date are entitled to vote at the SUA special meeting or any adjournment or postponement thereof. The holders of SUA Class B common stock will be entitled to receive notice of the SUA special meeting, but are not entitled to vote at the SUA special meeting or any adjournment or postponement thereof. As of the SUA record date, there were 14,574,596 shares of SUA common stock outstanding.

The SUA record date is earlier than the date of the SUA special meeting and the date that the merger is expected to be completed. If you transfer your SUA common stock after the SUA record date but before the special meeting, you will retain the right to vote at the SUA special meeting, but you will have transferred the right to receive the merger consideration. To receive the merger consideration, you must beneficially own your SUA stock through the completion of the merger.

Quorum

A quorum of stockholders is necessary to take action at the SUA special meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on the particular matter constitutes a quorum. Votes cast in person or by proxy at the special meeting will be tabulated by the inspectors of election appointed for the SUA special meeting. The inspectors of election will determine whether a quorum is present at the special meeting. In the event that a quorum is not present at the SUA special meeting, SUA expects that the meeting will be adjourned or postponed to solicit additional proxies.

Required Vote

Each outstanding share of SUA common stock on the SUA record date entitles the holder to one vote at the SUA special meeting. Completion of the merger requires, among other conditions, the adoption of the merger agreement by the affirmative vote of a majority of the outstanding shares of SUA common stock entitled to vote at the SUA special meeting. In the event the special meeting will need to be adjourned or postponed for the solicitation of additional proxies in the event there are not sufficient votes present, in person or represented by proxy, at the time of the SUA special meeting to adopt the merger agreement, the affirmative vote of a majority of the shares of SUA common stock entitled to vote and present, in person or represented by proxy, at the SUA special meeting will be required.

Treatment of Abstentions, Not Voting and Incomplete Proxies

Abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum, but will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Once a share is represented at the SUA special meeting, it will be counted for the purpose of determining a quorum at the SUA special meeting and any adjournment or postponement of the SUA special meeting, unless the holder is present solely to object at the beginning of the SUA special meeting to the transaction of any business because the meeting is not lawfully called or convened. However, if a new record date is set for the adjourned or postponed SUA special meeting, then a new quorum will have to be established.

If you are a stockholder of record, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by SUA’s board of directors on all matters listed in the notice for the SUA special meeting. If you hold your shares in street name and do not provide your broker with voting instructions (including by returning a blank voting instruction card), your shares may be treated as “broker non-votes.”

Voting by SUA Directors and Executive Officers

As of October 7, 2009, directors and executive officers of SUA held and were entitled to vote, 290,632 shares of SUA common stock, or approximately 2.0% of the voting power of the issued and outstanding shares of SUA common stock. It is currently expected that SUA’s directors and executive officers will vote their shares in favor of adopting the merger agreement and other proposals described in this proxy statement/prospectus, although none of them have entered into any agreements obligating them to do so.

Voting of Proxies by Registered Holders

Giving a proxy means that an SUA stockholder authorizes the persons named in the enclosed proxy card to vote its shares at the SUA special meeting in the manner it directs. An SUA stockholder may vote by proxy or in person at the SUA special meeting. To vote by proxy, an SUA stockholder may, if it is a registered holder (that is, it holds its stock in its own name), submit a proxy by mail by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Shares Held in Street Name

If you are an SUA stockholder and your shares are held in “street name” in a stock brokerage account or by a bank or nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to SUA or by voting in person at the SUA special meeting unless you provide a “legal proxy,” which you must obtain from your bank or broker. Further, brokers who hold shares of SUA common stock on behalf of their customers may not give a proxy to SUA to vote those shares with respect to the merger without specific instructions from their customers, as brokers do not have discretionary voting power on such proposals.

Therefore, if you are an SUA stockholder and you do not instruct your broker or other nominee on how to vote your shares:

•	your broker or other nominee may not vote your shares on the proposal to adopt the merger agreement, which broker non-votes will have the affect of a vote AGAINST such proposal; and

•	your broker or other nominee may vote your shares on the other proposals to be considered at the SUA special meeting.

Revocability of Proxies and Changes to an SUA Stockholder’s Vote

Stockholders of SUA may change their vote or revoke their proxy at any time before the proxy is voted at the SUA special meeting. Stockholders of record may change their vote or revoke their proxy by: (1) delivering to SUA (Attention: Corporate Secretary) at the address on the first page of this proxy statement/prospectus a written notice of revocation of the proxy, (2) delivering to SUA an authorized proxy bearing a later date, or (3) attending the SUA special meeting and voting in person. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause a previously granted proxy to be revoked. For shares held in street name, stockholders may change their vote by submitting new voting instructions to their broker, bank or other nominee or, if a stockholder obtains a legal proxy from their broker, bank or other nominee giving the stockholder the right to vote their shares at the SUA special meeting, by attending the meeting and voting in person.

Solicitation of Proxies

The expense of soliciting proxies will be borne by SUA. Proxies will be solicited by mail and may be solicited, for no additional compensation, by officers, directors or employees of SUA or its subsidiaries, by telephone, facsimile, electronic mail or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of SUA common stock, and will be reimbursed for their related expenses.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

As permitted by applicable law, only one copy of the proxy materials, which includes the proxy statement/prospectus, is being delivered to SUA’s stockholders residing at the same address, unless such stockholders have notified SUA of their desire to receive multiple copies of the proxy materials. SUA will promptly deliver within thirty (30) days, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you are a stockholder at a shared address to which SUA delivered a single copy of the proxy materials and you desire to receive a separate copy of this proxy statement/prospectus, please submit your request by mail to Investor Relations, Specialty Underwriters’ Alliance, Inc., 222 South Riverside Plaza, Suite 1600, Chicago, Illinois 60606 or by calling (312) 277-1600. If you desire to receive a separate proxy statement/prospectus and/or annual report in the future, or if you are a stockholder at a shared address to which SUA delivered multiple copies of the proxy materials and you desire to receive one copy in the future, submit a request in writing to American Stock Transfer & Trust Co., 59 Maiden Lane, New York, NY 10038 or by calling (712) 921-8200.

If you are the beneficial owner, but not the record holder, of shares of SUA common stock, your broker, bank or other nominee may only deliver one copy of this proxy statement/prospectus to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. SUA will deliver promptly, upon written or oral request, a separate copy of this proxy statement/prospectus to a beneficial holder at a shared address to which a single copy of the documents was delivered. If you are a beneficial owner at a shared address to which only one copy of the proxy statement/prospectus was delivered and you desire to receive a separate proxy statement/prospectus and/or annual report in the future, or if you are a beneficial owner at a shared address to which SUA delivered multiple copies of this proxy statement/prospectus and you desire to receive one copy in the future you will need to contact your broker, bank or other nominee to request such change.

Attending the SUA Special Meeting

You are entitled to attend the SUA special meeting only if you are a holder of record or a beneficial owner of SUA stock as of the close of business on September 25, 2009, or you hold a valid proxy for the SUA special meeting. If you are the stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the SUA special meeting. You should be prepared to present photo identification for admission. If you hold your shares in street name, you should provide proof of beneficial ownership on the SUA record date, such as a brokerage account statement showing that you owned SUA’s common stock as of the SUA record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the SUA record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the SUA special meeting.

SUA CORPORATE GOVERNANCE

SUA’s board of directors has adopted a comprehensive set of corporate governance principles to reflect its commitment to corporate governance and the role of such principles in building and sustaining stockholder value. These principles are discussed more fully below and are set forth in SUA’s Corporate Governance Guidelines and Principles, SUA’s Code of Business Conduct and Ethics and the committee charters for SUA’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these documents, including each of the committee charters, is available under the heading “Corporate Governance” in the “Investor Relations” section of SUA’s website located at www.suainsurance.com or by written request to Specialty Underwriters’ Alliance, Inc., Investor Relations, 222 South Riverside Plaza, Suite 1600, Chicago, IL 60606. SUA’s board of directors regularly reviews corporate governance developments and modifies SUA’s Corporate Governance Guidelines and Principles, SUA’s Code of Business Conduct and Ethics and the committee charters as warranted.

Independence

The board of directors has determined that each of its directors other than Mr. Smith, including all those serving on each of the above-referenced committees, meets the standards for independence as defined in the applicable SEC rules and applicable listing standards. The members of the Audit Committee also meet the independence standards of Section 10A(m)(3) of the Securities Exchange Act of 1934.

Corporate Governance Guidelines and Principles

SUA’s Corporate Governance Guidelines and Principles sets forth overall standards and policies for the responsibilities and practices of SUA’s board of directors and its committees, including reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions; ensuring processes are in place for maintaining SUA’s integrity; assessing SUA’s major risks and reviewing options for their mitigation; selecting, monitoring and evaluating the performance of SUA’s board of directors members and committees; selecting, evaluating and compensating SUA’s chief executive officer and overseeing succession planning; and providing counsel and oversight on the selection, evaluation, development and compensation of senior management.

Code of Business Conduct and Ethics

All of SUA’s employees, including its chief executive officer, chief financial officer and principal accounting officer, and directors are required to comply with its Code of Business Conduct and Ethics. It is SUA’s intention to disclose any amendments to, or waivers from, any provisions of this code as it applies to its named executive officers and directors in a Form 8-K within four days of such amendment or waiver as well as on SUA’s website.

Board Committees

The board of directors has established an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating and Corporate Governance Committee and a Strategic Review Committee.

Audit Committee

SUA’s current Audit Committee consists of Messrs. Zimmermann, Dean and Whitehead. The board of directors has determined that Mr. Zimmermann is an “audit committee financial expert” as defined by the applicable SEC rules. The board of directors has determined that all members of the Audit Committee are independent and satisfy the relevant SEC and NASDAQ independence requirements for members of the Audit Committee. SUA monitors the independence of members of the Audit Committee through the use of annual questionnaires and a requirement for committee members to inform SUA of any changes or developments during the year that may have a bearing on their independence. The principal responsibilities of the Audit Committee are:

•	to assist the board of directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information SUA provides to any governmental body or the public; SUA’s systems of internal controls, established by management and the board of directors, regarding finance, accounting, legal compliance and ethics; and SUA’s auditing, accounting and financial reporting processes generally;

•	to serve as an independent and objective body to monitor SUA’s financial reporting process and internal control system;

•	to select, evaluate and, when appropriate, replace SUA’s independent auditor; and

•	to review and appraise the audit efforts of SUA’s independent auditor and internal auditors; and to provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditors, and the board of directors.

At least annually, the Audit Committee reviews the Audit Committee Charter. The charter was last amended in early 2008 and approved by the full board of directors.

Compensation Committee

SUA’s current Compensation Committee consists of Messrs. Dean, Groth and Philp. Each member of the Compensation Committee is an independent director under applicable listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee” director as defined in Rule 16b-3 under the Securities Exchange Act of 1934. SUA monitors the independence of members of the Compensation Committee through the use of annual questionnaires and a requirement for committee members to inform SUA of any changes or developments during the year that may have a bearing on their independence. The board of directors adopted a charter for the Compensation Committee in 2004. The Compensation Committee reviews the Compensation Committee Charter annually. The charter was last revised in 2007 and approved by the full board of directors. The principal responsibilities of the Compensation Committee are:

•	to determine the level of compensation paid to SUA’s chief executive officer;

•	to approve the level of compensation paid to SUA’s other executive officers;

•	to determine award grants under, and administer, SUA’s equity incentive plans and review and establish any and all other executive compensation plans adopted from time to time by SUA;

•	to ensure SUA’s executive officers are compensated effectively in a manner consistent with SUA’s stated compensation strategy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies; and

•	to communicate to stockholders SUA’s compensation policies and the reasoning behind such policies, as required by the SEC.

Robert Dean, as Chairman of the Compensation Committee, schedules the meetings of the committee and sets the agenda for each meeting. The Compensation Committee often invites members of management to attend part of its meetings to provide information and feedback concerning compensation issues. At each of the six meetings of the Compensation Committee in 2008, the committee met in executive session, at which no members of management were present, for at least part of the meeting. Although the Compensation Committee Charter allows the committee to delegate some or all of its duties to sub-committees comprised of one or more of its members, the Compensation Committee has never exercised this power. All actions of the committee have been taken by the full Compensation Committee.

Role of Executives in Establishing Compensation

Members of management are regularly invited to attend meetings of the Compensation Committee; however, members of management do not attend executive sessions of the committee. Courtney Smith, SUA’s chief executive officer, provides recommendations directly to the Compensation Committee regarding the compensation to be paid to other officers, including all the other executive officers of SUA. In addition, SUA’s general counsel assists the committee in setting agendas, gathering information and materials and drafting proposals, plans and memoranda.

Compensation Consultant

Pursuant to its charter, the Compensation Committee is vested with the authority to retain advisors and approve such person’s fees and terms. During 2008, the Compensation Committee retained Frederic W. Cook & Co., Inc. to provide advice to the committee. Frederic W. Cook consults directly with, and reports directly to, the Compensation Committee and provides no other services to SUA. No other compensation consultants were retained by the Compensation Committee, the board of directors or management during 2008.

Frederic W. Cook was retained in 2006 and 2007 principally to evaluate SUA’s current compensation programs and to make recommendations regarding potential changes to be implemented in the future. It currently provides the Compensation Committee with competitive data and business and technical considerations and provides information on industry and comparable company compensation trends when requested by the Compensation Committee. Frederic W. Cook & Co., Inc. does not recommend particular pay levels for particular executives, but does provide feedback to the Compensation Committee when requested on compensation issues related to SUA’s executives.

Compensation Committee Interlocks and Insider Participation

Robert E. Dean, Raymond C. Groth and Paul A. Philp are members of the Compensation Committee. No committee member (i) was, during 2008, an officer or employee of SUA, (ii) was formerly an officer of SUA, or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions (Item 404 of Regulation S-K). No executive officer of SUA served as a director or member of the compensation committee of another entity whose directors or executive officers served as a member of SUA’s board of directors or the Compensation Committee.

Executive Committee

SUA’s Executive Committee consists of Messrs. Whitehead and Smith. The principal duties of the Executive Committee are:

•	to exercise certain authority of the board of directors with respect to matters requiring action between meetings of the board of directors; and

•	to decide issues from time to time delegated by the board of directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Groth, Philp and Zimmermann. Each member of this committee is an independent director under applicable SEC rules and applicable listing standards. SUA monitors the independence of members of the Nominating and Corporate Governance Committee through the use of annual questionnaires and a requirement for committee members to inform SUA of any changes or developments during the year that may have a bearing on their independence. The board of directors adopted a charter for the Nominating and Corporate Governance Committee in 2004. At least annually, the committee reviews its charter. The charter was last revised in 2007. The principal duties of the Nominating and Corporate Governance Committee are:

•	to recommend to the board of directors’ proposed nominees for election to the board of directors by the stockholders at annual meetings, including an annual review as to the re-nomination of incumbents and proposed nominees for election by the board of directors to fill vacancies which occur between stockholder meetings;

•	to develop and recommend to the board of directors a Code of Business Conduct and Ethics and to review the code at least annually;

•	to make recommendations to the board of directors regarding corporate governance matters and practices and to oversee an annual evaluation of the performance of the board of directors and management;

•	to annually evaluate this committee’s performance and charter; and

•	to approve certain related person transactions.

Strategic Review Committee

During 2009, the board of directors established a Strategic Review Committee to assist the board of directors in fulfilling its responsibilities with respect to strategic planning. The members of the Strategic Review Committee are Messrs. Raymond C. Groth (Chair), Robert E. Dean and Paul A. Philp. The Committee’s responsibilities include:

•	to review and evaluate long-range objectives and the strategic business plan for SUA;

•	to meet with, and provide guidance to, management with respect to the strategic planning process and initiatives to achieve SUA’s long-term financial and strategic objectives;

•	to review and consult with management regarding strategic options available to SUA, including with respect to possible acquisitions, mergers, divestitures, financings and changes in capital structure;

•	to review, evaluate and discuss with management potential inquiries or proposals received by SUA with respect to possible strategic transactions and the status thereof and the development of procedures for responding to such potential inquires or proposals;

•	to monitor and apprise the board of directors regarding significant developments and conditions in the insurance industry and capital markets that may have an impact upon SUA; and

•	to review and approve (or recommend approval by the full board of directors, as the case may be), any major corporate transactions outside the ordinary course of business, including potential debt equity financings, proposed mergers, acquisitions, divestitures or investments that may arise from time to time.

Director Qualifications

The board of directors as a whole is responsible for nominating individuals for election to the board of directors by the stockholders and for filling vacancies on the board of directors that may occur between annual meetings of the stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire board of directors based upon the appropriate skills and characteristics required of board members in the context of the current make-up of the board of directors. The Committee may consider suggestions for potential directors from other directors and stockholders.

In evaluating a person as a potential nominee to serve as a director of SUA, the Nominating and Corporate Governance Committee considers, among other factors, the following:

•	whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with SUA, its management or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing companies;

•	whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a director of SUA;

•	the contribution which the person can make to the board of directors and SUA, with consideration being given to the person’s business and professional experience, education and such other factors as the Nominating and Corporate Governance Committee may consider relevant; and

•	the character and integrity of the person.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the board of directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and, if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board of directors, and the board of directors determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

Director and Executive Officer Stock Ownership Guidelines

The board of directors approved amended stock ownership guidelines for SUA’s executive officers and non-employee directors in November 2008. The guidelines are intended to further align the interests and actions of the executive officers and non-employee directors with the interests of SUA’s stockholders. The CEO and CFO are expected to hold an amount of common stock equal to the lesser of (a) fifty percent of all vested grants of equity awards to the executive officer after March 2007, net of applicable taxes, or (b) an amount of common stock with a market value equal to two times his or her base salary. All other executive officers are expected to hold an amount of common stock equal to the lesser of (a) fifty percent of all vested grants of equity awards to the executive officer after March 2007, net of applicable taxes, or (b) an amount of common stock with a market value equal to one times his or her base salary. The non-employee directors are expected to hold an amount of common stock equal to the lesser of (a) fifty percent of all vested grants of equity awards to the director after March 2007, net of applicable taxes, or (b) an amount of common stock with a market value equal to two times his or her annual retainer.

Communication with the Board of Directors

SUA’s stockholders who wish to communicate with the board of directors or any individual director can write to:
Scott Goodreau
Senior Vice President, General Counsel,
Administration & Corporate Relations and Secretary
Specialty Underwriters’ Alliance, Inc.
222 South Riverside Plaza
Chicago, Illinois 60606

Your letter should indicate that you are a stockholder of SUA. Depending on the subject matter of your inquiry, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, as might be the case if you request information about SUA or it is a stockholder-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the board of directors, a member of management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to any requesting director.

Certain Relationships and Transactions

SUA has adopted written policies and procedures with respect to the approval of related person transactions. Pursuant to this policy, subject to certain exceptions, the Nominating and Corporate Governance Committee of SUA’s board of directors must approve any interested transaction between SUA and any related person (as defined in the applicable SEC rules). SUA’s policy defines an “interested transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year,

•	SUA is a participant, and

•	any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

In determining whether to approve an interested transaction, the Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If an interested transaction will be ongoing, the Nominating and Corporate Governance Committee may establish guidelines for SUA’s management to follow in its ongoing dealings with the related person. Thereafter, the Nominating and Corporate Governance Committee, on at least an annual basis, reviews and assesses ongoing relationships with the related person to see that they are in compliance with the guidelines and that the interested transaction remains appropriate.

SUA’s policy deems the following types of transactions to be pre-approved by the Nominating and Corporate Governance Committee:

•	employment agreements with executive officers that meet certain criteria,

•	director compensation that meet certain criteria,

•	any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $50,000, or 2 percent of that company’s total annual revenues,

•	transactions where all stockholders receive proportional benefits, and

•	transactions involving competitive bids.

In addition, SUA’s policy requires that its general counsel institute and maintain specific procedures, including but not limited to the use of questionnaires, to ensure that SUA maintains records of related persons and interested transactions so that all related person interested transactions that are required to be disclosed in its filings with the SEC are disclosed in accordance with all applicable laws, rules and regulations.

Since the beginning of 2008, there have been no transactions in excess of $120,000 between SUA and a related person in which the related person had a direct or indirect material interest.

SUA SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The following table provides information as of October 7, 2009, with respect to ownership of SUA common stock by (i) each beneficial owner of five percent or more of SUA common stock known to SUA, (ii) each of SUA’s most highly compensated executive officers in fiscal 2008, (iii) each director of SUA and (iv) all directors and executive officers as a group. Except as otherwise noted, each person named below has sole investment and voting power with respect to the securities shown. Also, unless otherwise indicated, the business address for each person below is 222 South Riverside Plaza, Suite 1600, Chicago, Illinois 60606.

	Number of Shares	Percent of Stock
Name and Address	Beneficially Owned(1)	Outstanding

Hallmark Financial Services, Inc.	1,429,615(2)	9.90%
Aegis Financial Corporation	1,421,838(3)	9.85%
North Run Capital, LP	1,327,300(4)	9.19%
The Philip Stephenson Revocable Living Trust	954,167(5)	6.61%
Wellington Management Company, LLP	772,102(6)	5.35%
Renaissance Technologies, LLC	770,400(7)	5.34%
Whitebox Advisors, LLC	759,996(8)	5.26%
Peter E. Jokiel	245,069(9)	1.67%
Courtney C. Smith	222,974(10)	1.51%
Gary J. Ferguson	87,689(11)	*
Barry G. Cordeiro	76,297(12)	*
Scott W. Goodreau	40,687(13)	*
Robert E. Dean	31,500(14)	*
Mark E. Pape	0(15)	*
Robert H. Whitehead	30,000(16)	*
Russell E. Zimmermann	30,500(17)	*
Raymond C. Groth	30,000(18)	*
Paul A. Philp	30,000(19)	*
All executive officers and directors as a group	885,032(20)	5.83%

(1)	Shares beneficially owned as reported for each of the named executive officers, each director and all directors and executive officers as a group include shares underlying options exercisable within 60 days of October 7, 2009.

(2)	This information is based upon a Schedule 13D/A filing with the SEC dated June 9, 2009 made by Hallmark Financial Services, Inc., setting forth information as of June 9, 2008 and includes shares which may be deemed to be beneficially held by Mark E. Schwarz, American Hallmark Insurance Company of Texas and Hallmark Specialty Insurance Company. The address for Hallmark Financial Services, Inc. is 777 Main Street, Suite 1000, Fort Worth, TX 76102.

(3)	This information is based upon a Schedule 13G filing with the SEC dated February 12, 2009 made by Aegis Financial Corporation, setting forth information as of December 31, 2008 and includes shares which may be deemed to be beneficially held by Scott L. Barbee. The address for Aegis Financial Corporation is 1100 North Glebe Road, Suite 1040, Arlington, VA, 22201.

(4)	This information is based upon a Schedule 13G/A filing with the SEC dated February 17, 2009 made by North Run Capital, LP setting forth information as of December 31, 2008 and represents shares held by North Run Master Fund, LP (“NRM Fund”), for which North Run Capital, LP is the investment manager. North Run Advisors, LLC is the general partner of North Run Capital, LP and of North Run GP, LP which is the special general partner of NRM Fund. Todd B. Hammer and Thomas B. Ellis are the sole members of North Run Advisors, LLC. Mr. Hammer, Mr. Ellis, North Run Capital, LP, North Run GP,

LP and North Run Advisors, LLC have shared voting and dispositive power with respect to the shares and, as sole members of North Run Advisors, LLC, Messrs. Hammer and Ellis may direct the vote and disposition of such shares. The address of North Run Capital, LP is One International Place, Suite 2401, Boston, MA 02110.

(5)	This information is based upon a Schedule 13D/A filing with the SEC dated November 28, 2008 made by The Philip Stephenson Revocable Living Trust, and includes shares which may be deemed to be held by George Philip Stephenson. The address of The Philip Stephenson Revocable Living Trust is 99 Canal Center Plaza, Suite 420, Alexandria, VA 22314.

(6)	This information is based upon a Schedule 13G filing with the SEC dated February 17, 2009 made by Wellington Management Company, LLP, setting forth information as of December 31, 2008. The address for Wellington Management Company, LLP is 75 State Street, Boston MA 02109.

(7)	This information is based upon a Schedule 13G filing with the SEC dated February 13, 2009 made by Renaissance Technologies, LLC, setting forth information as of December 31, 2008 and includes shares that may be deemed to be beneficially held by James H. Simons. The address for Renaissance Technologies, LLC is 800 Third Avenue, New York, New York 10022.

(8)	This information is based upon a Schedule 13G filing with the SEC dated February 17, 2009 made by Whitebox Advisors, LLC, setting forth information as of December 31, 2008 and includes shares that may be deemed to be beneficially held by Whitebox Combined Advisors, LLC, Whitebox Combined Partners, L.P., Whitebox Combined Fund, L.P., Whitebox Combined Fund, Ltd., Whitebox Intermarket Advisors, LLC, Whitebox Intermarket Partners, L.P., Whitebox Intermarket Fund, L.P., and Whitebox Intermarket Fund, Ltd. The address for Whitebox Advisors, LLC is 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416.

(9)	Peter E. Jokiel is SUA’s executive vice president and chief financial officer. The number of shares beneficially owned includes 136,000 shares issuable upon exercise of options that are currently exercisable.

(10)	Courtney C. Smith is SUA’s president, chief executive officer and chairman of the board of directors. The number of shares beneficially owned includes 190,000 shares issuable upon exercise of options that are currently exercisable.

(11)	Gary J. Ferguson is a senior vice president and chief claims officer. The number of shares beneficially owned includes 64,000 shares issuable upon exercise of options that are currently exercisable.

(12)	Barry G. Cordeiro is a senior vice president and chief information officer. The number of shares beneficially owned includes 30,000 shares issuable upon exercise of options that are currently exercisable.

(13)	Scott W. Goodreau is a senior vice president, general counsel, administration & corporate relations and secretary. The number of shares beneficially owned includes 30,000 shares issuable upon exercise of options that are currently exercisable.

(14)	Robert E. Dean is a Director. The number of shares beneficially owned includes 11,500 shares held in living trust as to which Mr. Dean has shared voting and dispositive power with his wife and also includes 20,000 shares issuable upon exercise of options that are currently exercisable.

(15)	Mark E. Pape is a Director.

(16)	Robert H. Whitehead is a Director. The number of shares beneficially owned includes 20,000 shares issuable upon exercise of options that are currently exercisable.

(17)	Russell E. Zimmermann is a Director. The number of shares beneficially owned includes 20,000 shares issuable upon exercise of options that are currently exercisable.

(18)	Raymond C. Groth is a Director. The number of shares beneficially owned includes 20,000 shares issuable upon exercise of options that are currently exercisable.

(19)	Paul A. Philp is a Director. The number of shares beneficially owned includes 20,000 shares issuable upon exercise of options that are currently exercisable.

(20)	The total shares beneficially owned by all executive officers and directors as a group (13 people) includes 594,400 shares issuable upon exercise of options that are currently exercisable. The only executive officers of SUA included in this total but not otherwise shown on this table are Daniel A. Cacchione, senior vice president and chief underwriting officer; Scott K. Charbonneau, vice president and chief actuary; and Daniel J. Rohan, vice president and controller. Mr. Cacchione beneficially owned 12,142 shares, which includes 10,000 shares issuable upon exercise of options that are currently exercisable. Mr. Charbonneau beneficially owned 28,741 shares, which includes 20,000 shares issuable upon exercise of options that are currently exercisable. Mr. Rohan beneficially owned 18,460 shares, which includes 14,400 shares issuable upon exercise of options that are currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the U.S. securities laws, SUA’s officers, directors and holders of more than 10% of its common stock are required to report their initial ownership of common stock and any subsequent changes in that ownership to the SEC. Due dates for those reports are specified by those laws, and SUA is required to disclose in this document any failure in the past year to file by the required due dates. Based solely on written representations of its directors, officers and holders of more than 10% of SUA’s common stock and on copies of reports that have been filed with the SEC, SUA believes all directors, officers and holders of more than 10% of SUA’s common stock have complied with all filing requirements applicable to them with respect to transactions in its common stock during 2008, except as described below.

On May 4, 2008, each of SUA’s executive officers, including Courtney C. Smith, Peter E. Jokiel, Gary J. Ferguson, Barry G. Cordeiro, Scott W. Goodreau, Daniel A. Cacchione, Scott K. Charbonneau and Daniel J. Rohan, were granted restricted stock units. Due to an inadvertent error by SUA, the corresponding Form 4 statements were not filed with the SEC within the prescribed time period. Upon discovery of the error, SUA immediately filed Form 4 statements on behalf of each executive officer with the SEC on May 27 and May 28, 2008.

STOCKHOLDER PROPOSALS

In the event that the stockholders of SUA do not adopt the merger agreement, stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by SUA for the 2010 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, stockholder proposals must be received at SUA’s principal executive offices no later than the close of business on December 2, 2009, which is the 120th day prior to the first anniversary of the date that SUA released the proxy statement/prospectus to SUA’s stockholders for its 2009 Annual Meeting. Any notice of stockholder proposals received after that date will be considered untimely. To be included in SUA’s proxy materials, your proposal must also comply with SUA’s by-laws and SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If SUA changes the date of the 2010 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before SUA begins to print and mail its proxy materials for the 2010 annual meeting of stockholders. Proposals should be sent to SUA’s Corporate Secretary at Specialty Underwriters’ Alliance, Inc., 222 South Riverside Plaza, Suite 1600, Chicago, Illinois 60606.

Stockholders of record may also nominate directors or make proposals at the 2010 Annual Meeting if such nomination or proposal complies with the notice requirements of SUA’s by-laws. To obtain a copy of SUA’s by-laws at no charge, you may write to SUA’s Corporate Secretary at the above address. A current copy of the by-laws is also available on SUA’s corporate website at www.suainsurance.com. The by-laws may be found on SUA’s website as follows: from SUA’s main web page, first highlight (point to) the tab labeled “Investor Relations,” then click on the heading “Corporate Governance” which drops down. After the Corporate Governance page loads, click on “By-laws” under the “Governance Documents” heading.

DESCRIPTION OF TOWER CAPITAL STOCK

The following summary of Tower capital stock is qualified in its entirety by the provisions of Tower’s amended and restated certificate of incorporation and amended and restated by-laws which are incorporated by reference to Exhibit 3.1 to Tower’s Registration Statement on Form S-1 (Amendment No. 2) filed on July 23, 2004; Exhibit 3.1 to Tower’s Current Report on Form 8-K filed on October 26, 2007; and Exhibit 4.3 to Tower’s Registration Statement on Form S-1 (Amendment No. 3) (No. 333-115310) filed on August 25, 2004, respectively. As of October 7, 2009, there were 145 record holders of Tower common stock, 34 record holders of options currently exercisable (1,043,985 of whose options are fully vested).

Common Stock

Tower is authorized to issue up to an aggregate of 100,000,000 shares of common stock, $0.01 par value per share, of which 40,479,611 shares of common stock were issued and outstanding as of October 7, 2009. Except as described below, Tower common stock has no preemptive rights or other rights to subscribe for additional common stock, and no rights of redemption, conversion or exchange. In the event of liquidation, dissolution or winding-up, the holders of Tower common stock are entitled to share equally in Tower’s assets, if any remain after the payment of all its debts and liabilities and the liquidation preference of any outstanding preferred shares. Holders of Tower common stock are entitled to receive dividends as may be lawfully declared from time to time by Tower’s board of directors. The rights, preferences and privileges of holders of Tower common stock are subject to the terms of any series of preferred stock which Tower may issue in the future.

Preferred Stock

Under Tower’s amended and restated certificate of incorporation, the Tower board of directors is authorized, subject to limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of 2,000,000 shares of preferred stock, $0.01 par value per share, in one or more series and to fix or alter the designations, rights, preferences and any qualifications, limitations or restrictions of the shares of each of these series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control or decreasing the market price of Tower common stock and could adversely affect the voting and other rights of the holders of Tower common stock. On January 26, 2007, all issued and outstanding shares of Tower preferred stock were redeemed in full.

Issuance of Shares

Subject to Tower’s amended and restated by-laws and Delaware law, the board of directors has the power to authorize the issuance of any of Tower’s unissued authorized shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights.

Change of Control Related Provisions in Tower’s Certificate of Incorporation and By-Laws, and Delaware Law

A number of provisions in Tower’s amended and restated certificate of incorporation and amended and restated by-laws and the laws of the State of Delaware deal with matters of corporate governance and the rights of stockholders. The following discussion is a general summary of selected provisions of Tower’s amended and restated certificate of incorporation and amended and restated by-laws that might be deemed to have an anti-takeover effect. These provisions may have the effect of discouraging a future takeover attempt that is not approved by Tower’s board of directors but which individual stockholders might consider favorable. The following description of selected provisions of Tower’s amended and restated certificate of incorporation and amended and restated by-laws and selected provisions of the DGCL are necessarily general and you are referred in each case to Tower’s amended and restated certificate of incorporation and amended and restated by-laws, which are filed as exhibits to Tower’s registration statement of which this proxy statement/prospectus is a part, and to the provisions of those laws.

Classified Board of Directors; Removal of Directors; Filling of Vacancies

Tower’s board of directors consists of no fewer than five and no more than 13 directors and is divided into three classes. After their initial term, directors in each class will serve for a term of three years. The classes serve staggered terms, such that the term of one class of directors expires each year. As a result, any effort to obtain control of Tower’s board of directors by causing the election of a majority of the board of directors may require more time than would be required otherwise.

Tower’s amended and restated by-laws provide that the stockholders may not remove directors except for cause by a vote of a majority of the voting power of the shares entitled to vote in an election of directors. This may have the effect of slowing or impeding a change in membership of Tower’s board of directors that would effect a change of control. A director may be removed for cause by the stockholders or directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose or one of the purposes, of the meeting is the removal of directors.

Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from the removal of a director for cause, may be filled by the vote of a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled, it will be filled by the stockholders at the next annual meeting of stockholders. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in Tower’s board of directors or management.

Tower’s board of directors has the power to increase the number of directors up to a maximum of 13 directors and any vacancies created by such increase may be filled by the vote of a majority of the directors then in office, although less than a quorum. This provision may have the effect of limiting the ability of stockholders to effect a change in Tower’s board of directors or management.

Power to Call Special Meetings of Stockholders; Advance Notice Provisions for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent

Tower’s amended and restated by-laws provide that, unless otherwise required by law, special meetings of stockholders may be called at any time only by the chairman of the board of directors, the chief executive officer, the president or by the board of directors pursuant to a resolution passed by a majority of the entire board of directors. Stockholders are not entitled to call special meetings. This provision may have the effect of limiting the ability of stockholders to effect a change in Tower’s board of directors or management or to accomplish transactions that stockholders may otherwise deem to be in their best interest.

Tower’s amended and restated by-laws require stockholders to provide timely notice in writing to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. In the case of an annual meeting, notice is timely in the following circumstances:

•	If Tower provided a notice of annual meeting of stockholders in the previous year, then a stockholder’s notice must be delivered to or mailed to and received at Tower’s principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the prior year’s annual meeting and in any event at least 45 days prior to the first anniversary of the date on which Tower first mailed its proxy materials for the prior year’s annual meeting.

•	If no proxy materials were mailed by Tower in connection with the preceding year’s annual meeting, or if Tower has changed the date of the meeting to be more than 30 calendar days before or 70 calendar days after the anniversary of the date of the prior year’s annual meeting, different notice provisions apply. In these instances, Tower must receive notice from a stockholder no later than 90 days before the annual meeting or within 10 days following the date on which notice of the date of the annual meeting is given to stockholders or made public, whichever occurs first, and not earlier than 120 days before the annual meeting.

•	In the case of a special meeting of stockholders, the only business that may be brought before a special meeting is that set forth in the notice of the meeting given by SUA. The amended and restated by-laws also specify the form and content of a stockholder’s notice.

•	In addition, under the provisions of Tower’s amended and restated certificate of incorporation and amended and restated by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called meeting.

•	These provisions may make it more difficult for stockholders to place a proposal or nomination on the meeting agenda and therefore may reduce the likelihood that stockholders will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Supermajority Voting Requirement for Amendment of Certain Provisions of Tower’s Certificate of Incorporation.

Tower’s amended and restated certificate of incorporation requires the affirmative vote of at least 75% of the total voting power of the outstanding shares entitled to vote at an election of directors to amend or repeal the provisions of the amended and restated certificate of incorporation with respect to:

•	the election and removal of directors;

•	provisions relating to the liability of Tower’s directors;

•	the provisions of Tower’s amended and restated certificate of incorporation with respect to amendments to such certificate of incorporation; and

•	any provisions inconsistent with such provisions.

Delaware Corporate Law Anti-Takeover Provisions

Pursuant to Section 203 of the DGCL, with certain exceptions, a publicly-held Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that such person became an interested stockholder unless:

•	the transaction that results in a person’s becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•	upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•	on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Tower’s amended and restated certificate of incorporation and amended and restated by-laws do not exclude it from the restrictions imposed under Section 203.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring Tower to negotiate in advance with Tower’s board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in Tower’s board of directors or management. It is further possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

Listing

Tower common stock is listed on the NASDAQ Global Select Market under the symbol “TWGP.”

Transfer Agent and Registrar

The transfer agent and registrar for the Tower common stock is BNY Mellon Shareholder Services.

Indemnification of Tower Officers, Directors and Employees

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to Tower. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Tower’s amended and restated certificate of incorporation provides for indemnification by Tower of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transactions from which the director derived an improper personal benefit. Tower’s amended and restated certificate of incorporation provides for such limitations of liability.

Tower maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to Tower with respect to payments which may be made by Tower to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

COMPARISON OF RIGHTS OF TOWER STOCKHOLDERS AND SUA STOCKHOLDERS

Both Tower and SUA are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are currently governed by the DGCL. Upon the completion of the merger, all outstanding shares of SUA stock will be converted into the right to receive the merger consideration, which consists of Tower common stock. Therefore, upon the completion of the merger, the rights of the former SUA stockholders will be governed by Delaware law, Tower’s certificate of incorporation, and Tower’s by-laws, in each case, subject to the amendments thereto discussed above.

The following discussion is a summary of the current rights of SUA stockholders and the current rights of Tower stockholders. While this summary includes the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, the relevant provisions of the DGCL and the other governing documents which are referenced in this proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of SUA and a stockholder of Tower. Tower and SUA have filed with the SEC their respective governing documents referenced in this summary of stockholder rights and will send copies of these documents to you, without charge, upon your request. See the section entitled “Where You Can Find More Information” below.

	Rights of SUA Stockholders	Rights of Tower Stockholders

Outstanding Capital Stock	As of October 7, 2009, SUA’s outstanding share capital consisted of 14,574,596 shares of common stock, par value $0.01 per share, and 1,354,328 shares of SUA Class B common stock, par value $0.01 per share. SUA common stock trades on the NASDAQ Global Market.	As of October 7, 2009, Tower’s issued and outstanding share capital consisted of 40,479,611 shares of common stock, par value $0.01 per share. Tower common stock trades on the NASDAQ Global Select Market.
Authorized Capital Stock	SUA’s authorized capital stock consists of 30,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of SUA Class B common stock, par value $0.01 per share and 1,000,000 shares of preferred stock, par value $0.01 per share.	Tower’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.
Voting Rights of holders of SUA’s Class B Common Stock	Prior to the merger, under SUA’s amended and restated certificate of incorporation, the holders of the Class B common stock are not entitled to any voting rights, except as otherwise required by law.	Following the merger, former holders of SUA Class B common stock that receive Tower common stock will be entitled to one vote per share of Tower common stock.
Stockholder Action by Written Consent	The DGCL allows action by written consent to be made by the holders of the minimum number of votes that would be needed to approve such a matter at an annual or special meeting of stockholders, unless this right to act by written consent is denied in the certificate of incorporation.

	Rights of SUA Stockholders	Rights of Tower Stockholders

	SUA’s amended and restated certificate of incorporation and amended and restated by-laws provides that action by the stockholders may be taken without a meeting, without prior notice and without a vote of the stockholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.	Tower’s amended and restated certificate of incorporation and amended and restated by-laws provide that any action required or permitted to be taken at any annual or special meeting of stockholders of Tower may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, and may not be taken by written consent of the stockholders pursuant to the DCGL.
Number of Directors	The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors as fixed by the corporation’s certificate of incorporation or by-laws.
	Under SUA’s amended and restated certificate of incorporation and amended and restated by-laws, the board of directors will be 7, and may be altered from time to time by a resolution of the SUA board of directors, but in no event will it consist of less than one director.	Under Tower’s amended and restated certificate of incorporation and amended and restated by-laws, the board of directors will consist of no fewer than five or more than 13 directors, the exact number to be determined from time to time by resolution duly adopted by the board of directors.
Classification	The DGCL provides that the directors of a Delaware corporation may, by the certificate of incorporation or by-laws, be divided into one, two or three classes.
	Under SUA’s amended and restated certificate of incorporation and amended and restated by-laws the board of directors is not classified.	Under Tower’s amended and restated certificate of incorporation and amended and restated by-laws the board of directors is divided into three classes, which means that members of only one of three classes of Tower’s directors are elected each year.
Removal	The DGCL provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except in certain specified situations, including in the case of a corporation whose board of directors is classified and where stockholders may effect such removal only for cause.

	Rights of SUA Stockholders	Rights of Tower Stockholders

	Under SUA’s amended and restated certificate of incorporation and amended and restated by-laws, any director may be removed at any time, either for or without cause, by the affirmative vote of the holders of not less than a majority of the voting power of all the shares of capital stock of SUA issued and outstanding and entitled to vote for the election of such director.	Under Tower’s amended and restated certificate of incorporation and amended and restated by-laws, subject to the DGCL, any of the directors may be removed only for cause by the affirmative vote of a majority of the entire board of directors then in office if there were no vacancies or by a majority of the combined voting power of the then outstanding shares of stock of the corporation entitled to vote at an election of directors. A director may be removed for cause by the stockholders or directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose or one of the purposes of the meeting is the removal of directors.
Amendments to Certificate of Incorporation	Under the DGCL, an amendment to the certificate of incorporation requires (i) the approval of the board of directors, (ii) the approval of a majority of the outstanding stock entitled to vote upon the proposed amendment and (iii) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class.
	Under SUA’s amended and restated certificate of incorporation, SUA reserves the right to amend or repeal any provision contained in its certificate of incorporation in any manner prescribed by the laws of the State of Delaware.	Tower’s amended and restated certificate of incorporation provides that the affirmative vote of at least 75% of the voting power of all of the then outstanding shares of capital stock of Tower is required to adopt any provisions in the certificate of incorporation or the by-laws that amend or contradict those sections in the certificate of incorporation pertaining to, among other things, the election of directors, the liability of Tower’s directors and the amendment of the certificate of incorporation.

LEGAL MATTERS

The validity of the Tower common stock issued in connection with the merger will be passed upon for Tower by Debevoise & Plimpton LLP. Certain tax matters related to the merger will be passed upon for Tower by Debevoise & Plimpton LLP. Certain tax matters related to the merger will be passed upon for SUA by Stroock & Stroock & Lavan LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal controls over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of SUA and its subsidiaries for the fiscal year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements included in this proxy statement/prospectus as Annex D of CastlePoint and its subsidiaries as at December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 have been so included in reliance on the report of PricewaterhouseCoopers (Bermuda), an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Tower and its subsidiaries incorporated by reference in this proxy statement/prospectus have been audited by Johnson Lambert & Co. LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

The historical consolidated financial statements of Hermitage attached to this proxy statement/prospectus as Annex E and the historical consolidated financial statements of Hermitage Insurance Company and subsidiary attached to this proxy statement/prospectus as Annex F have been audited by Amper, Politziner & Mattia, LLP, an independent auditing firm, to the extent and for the periods set forth in their reports included in Annex E and F to this proxy statement/prospectus, and are attached to this proxy statement/prospectus in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Tower has filed a registration statement on Form S-4 to register with the SEC the Tower common stock to be issued to SUA stockholders in the merger, if approved. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Tower in addition to being a proxy statement of SUA. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, or the annexes to the registration statement. Tower and SUA file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Tower and SUA file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from the Internet worldwide web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Tower and SUA may also be inspected at the offices of The NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.

If you are an SUA stockholder, some of the documents previously filed with the SEC may have been sent to you, but you can also obtain any of them through SUA, the SEC or the SEC’s Internet web site as described above. Documents filed with the SEC are available from Tower or SUA without charge, excluding all exhibits, except that, if SUA has specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge.

You may obtain documents filed with the SEC by requesting them in writing or by telephone from the appropriate company at the following addresses:

TOWER GROUP, INC.
120 Broadway, 31st Floor
New York, New York 10271
(212) 655-2000
Attention: Elliot S. Orol

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
222 S. Riverside Plaza
Suite 1600
Chicago, IL 60606-6001
(312) 277-1600
Attention: Scott W. Goodreau

If you would like to request documents, SUA stockholders must do so no later than November 3, 2009 in order to receive them before the SUA special meeting.

You can also get more information by visiting Tower’s website at http://www.twrgrp.com and SUA’s website at http://www.suainsurance.com.

Materials from these websites and other websites mentioned in this proxy statement/prospectus are not incorporated by reference in this proxy statement/prospectus. If you are viewing this proxy statement/prospectus in electronic format, each of the URLs mentioned in this proxy statement/prospectus is an active textual reference only.

The SEC allows Tower and SUA to “incorporate by reference” information in this proxy statement/prospectus, which means that Tower and SUA can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this document.

The documents listed below that Tower and SUA have previously filed with the SEC are considered to be a part of this proxy statement/prospectus. They contain important business and financial information about the companies:

Tower Filings (File No. 000-50990)
Annual Report on Form 10-K	For the fiscal year ended December 31, 2008
Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2009 and June 30, 2009
Current Reports on Form 8-K	Filed on January 15, 2009, January 28, 2009, February 5, 2009, March 2, 2009, May 7, 2009, June 17, 2009, June 22, 2009, June 23, 2009, July 23, 2009, August 5, 2009, and September 9, 2009.
Proxy Statement (Annual Stockholders Meeting)	Filed on March 27, 2009
The description of Tower common stock contained in its registration statements on Form S-1, including any amendment or report filed for the purpose of updating the description.	Filed on May 7, 2004 and August 19, 2005

SUA Filings (File No. 000-50891)
Annual Report on Form 10-K	For the fiscal year ended December 31, 2008
Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2009 and June 30, 2009
Current Reports on Form 8-K	Filed on March 6, 2009, May 5, 2009, May 8, 2009, May 20, 2009, June 11, 2009, June 16, 2009, June 22, 2009, June 23, 2009, July 2, 2009, July 24, 2009 and August 11, 2009.
Proxy Statement (Annual Stockholders Meeting)	Filed on April 1, 2009
The description of shares of SUA common stock contained in its registration statement on Form S-1, including any amendment or report filed for the purpose of updating the description.	Filed on April 22, 2005

Tower and SUA also incorporate by reference into this proxy statement/prospectus each document filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act by Tower or SUA after the date of this proxy statement/prospectus, but before the date of the SUA special meeting. To the extent, however, required by the rules and regulations of the SEC, Tower and SUA will amend this proxy statement/prospectus to include information filed after the date of this proxy statement/prospectus.

Tower has supplied all of the information contained or incorporated by reference in this proxy statement/prospectus relating to Tower, as well as all pro forma financial information, and SUA has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to SUA. This document constitutes the prospectus of Tower and a proxy statement of SUA.

Annex A

EXECUTION COPY

AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER
DATED AS OF JUNE 21, 2009
AMONG
TOWER GROUP, INC.,
TOWER S.F. MERGER CORPORATION
AND
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, executed on July 22, 2009 and dated as of June 21, 2009 (this “Agreement”), is by and among TOWER GROUP, INC., a Delaware corporation (“Parent”), TOWER S.F. MERGER CORPORATION, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and SPECIALTY UNDERWRITERS’ ALLIANCE, INC., a Delaware corporation (the “Company” and, collectively with Parent and Merger Sub, the “parties”).

RECITALS

WHEREAS, the respective Boards of Directors of Parent and Merger Sub have determined that it is in the best interests of their respective companies to enter into this Agreement and to consummate the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to enter into this Agreement and to consummate the Merger, upon the terms and subject to the conditions set forth in this Agreement, and that the Merger is fair to, and in the best interests of, the stockholders of the Company;

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder;

WHEREAS, the parties have entered into that certain Agreement and Plan of Merger, dated as of June 21, 2009 (the “Original Agreement”); and

WHEREAS, the parties wish to amend and restate the Original Agreement in its entirety, effective as of June 21, 2009, to correct certain numbers set forth in Section 3.5 and to correct certain typographical errors.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

THE MERGER; CERTAIN RELATED MATTERS

Section 1.1  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation of the Merger under the DGCL (the “Surviving Corporation”).

Section 1.2  Closing; Effective Time.  Subject to the provisions of Article VII, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York City time, on the fifth Business Day after the satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but the Closing shall be subject to the satisfaction or, to the extent permitted by Law, waiver of those conditions), at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York, unless another time, date or place is agreed to in writing by the parties; provided, however, in the event that the Company delivers a Walk-Away Notice pursuant to Section 8.1(d)(iii) and Parent elects to deliver a Top-Up Notice, subject to the satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in Article VII, the “Closing Date” shall be the third Business Day following delivery of such Top-Up Notice, unless another time, date or place is agreed to in writing by the parties. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the Company shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”). The parties shall make all other filings or recordings required under the DGCL in connection with the Merger.

Section 1.3  Effects of the Merger.  The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.4  Certificate of Incorporation; Bylaws.  At the Effective Time, the Certificate of Incorporation of the Company shall by virtue of the Merger be amended and restated in its entirety to read as set forth on Exhibit A hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation following the Effective Time until thereafter amended in accordance with its terms and applicable Law. At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation following the Effective Time until thereafter amended in accordance with the Constituent Documents of the Surviving Corporation and applicable Law, except that references to Merger Sub’s name shall be replaced by references to “Specialty Underwriters’ Alliance, Inc.” This Section 1.4 shall be subject to the obligations of Parent and the Surviving Corporation under Section 6.10.

Section 1.5  Directors and Officers of Surviving Corporation.  As of the Effective Time, each of the directors of the Company shall resign and the directors of Merger Sub, at the Effective Time, shall be the directors of the Surviving Corporation until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Constituent Documents of the Surviving Corporation. The officers of the Company, at the Effective Time, shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Constituent Documents of the Surviving Corporation.

Section 1.6  Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Each share of (i) common stock, par value $0.01 per share, of the Company (such shares, collectively, the “Common Stock”, and each, a “Common Share”) and (ii) Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Stock”, and each, a “Class B Share”, and the Class B Shares collectively with the Common Shares, the “Company Shares”), in each case issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock or Class B Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares), shall be converted into the right to receive an amount per Company Share (subject to any applicable withholding Tax specified in Section 2.2) equal to an amount of Parent Common Stock equal to the product of one Company Share and the Common Exchange Ratio (which Common Exchange Ratio is subject to adjustment as set forth herein) and any cash paid in lieu of fractional shares in accordance with Section 2.1(d) (collectively, the “Merger Consideration”). At the Effective Time, each Company Share converted into the right to receive the Merger Consideration pursuant to this Article I shall automatically be cancelled and shall cease to exist and each holder of a certificate theretofore representing any such Company Shares (each, a “Certificate”) or non-certificated Company Shares represented by book-entry (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive (i) the Merger Consideration upon surrender of such Certificates or Book-Entry Shares in accordance with Section 2.1(c), without interest (subject to any applicable withholding Tax specified in Section 2.2); and (ii) any dividends and other distributions in accordance with Section 1.8.

(c) Each Company Share held in the treasury of the Company, if any, or otherwise owned by Parent or Merger Sub, or owned by any direct or indirect Subsidiary of any such Person (other than Company Shares held in an investment portfolio), in each case immediately prior to the Effective Time, shall automatically be canceled and retired and cease to exist without any conversion thereof and no consideration shall be paid in exchange therefor.

Section 1.7  Treatment of Options and Other Company Equity Awards

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each stock option issued pursuant to an Incentive Plan (each, an “Option”) and other equity-based awards (excluding Deferred Stock Awards, which are discussed in Section 1.7(b) below) issued pursuant to an Incentive Plan denominated in shares of Common Stock (each such award, a “Company Compensatory Award”) that is outstanding immediately prior to the Effective Time, whether or not then vested, deliverable or exercisable, shall be assumed by Parent and converted automatically at the Effective Time into an option or such other substantially identical equity-based award, as the case may be, denominated in shares of Parent Common Stock and which has other terms and conditions substantially identical to those of the related Company Compensatory Award (including any accelerated vesting provisions therein) except that (i) the number of shares of Parent Common Stock subject to each such award shall be determined by multiplying the number of shares of Common Stock subject to such Company Compensatory Award immediately prior to the Effective Time by the Award Exchange Ratio and (ii) if applicable, the exercise or purchase price per share of Parent Common Stock (rounded upwards to the nearest whole cent) shall equal (x) the per share exercise or purchase price for the shares of Common Stock otherwise purchasable pursuant to such Company Compensatory Award immediately prior to the Effective Time divided by (y) the Award Exchange Ratio; provided, however, that in no case shall the exchange of an Option or any other Company Compensatory Award be performed in a manner that is not in compliance with the adjustment requirements of Section 409A of the Code and in the case of any Option that is intended to be an “incentive stock option” under Section 422 of the Code, such Option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. The portion of any Options that are vested and/or exercisable at the Effective Time shall be converted into vested and/or exercisable options, as applicable, denominated in shares of Parent Common Stock, and the portion of any Options that are unvested and/or not exercisable at the Effective Time shall, after being converted into options denominated in shares of Parent Common Stock, be subject to the same terms and conditions of vesting and exercisability as the applicable Option was immediately prior to the Effective Time.

(b) Prior to the Effective Time, the Board of Directors of the Company or the appropriate committee of the Board of Directors of the Company, if necessary, shall adopt a resolution providing that, at the Effective Time, each deferred stock award in respect of a Company Share issued pursuant to an Incentive Plan (a “Deferred Stock Award”) shall be converted into the right to receive a deferred stock award in respect of a share of Parent Common Stock at the Award Exchange Ratio, rounded down to the nearest whole share (subject to any applicable withholding Tax specified in Section 2.2); provided that such converted deferred stock awards in respect of Parent Common Stock shall remain subject to the same restrictions that applied to the Deferred Stock Award immediately prior to the Effective Time and shall otherwise have the same terms and conditions (including vesting dates and date of settlement in shares) as were in effect with respect to the corresponding Deferred Stock Award immediately prior to the Effective Time. Any portion of any Deferred Stock Award that is vested as of the Effective Time shall be converted into vested deferred stock awards in respect of shares of Parent Common Stock, and any portion of any Deferred Stock Awards that is unvested at the Effective Time shall, after being converted into deferred stock awards denominated in shares of Parent Common Stock, be subject to the same terms and conditions of vesting (including any accelerated vesting provisions therein) and delivery as the applicable Deferred Stock Award was immediately prior to the Effective Time.

(c) Parent shall take such actions as are necessary for the assumption and conversion of the Options and other Company Compensatory Awards pursuant to Section 1.7(a), including the reservation, issuance and listing of shares of Parent Common Stock as is necessary to effectuate the transactions contemplated by Section 1.7(a). As soon as reasonably practicable after the Effective Time, Parent shall deliver to each holder of any Options and other Company Compensatory Awards an appropriate notice setting forth such holder’s rights pursuant to such Options and agreements evidencing the grants of such Company Compensatory Awards, and stating that the Incentive Plans and such Options and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 1.7(a) after giving effect to the Merger and the terms of the Incentive Plans). Parent shall prepare and file with the SEC a registration statement on Form S-8 with respect to the shares of Parent Common Stock issuable upon exercise of the assumed Company Compensatory Awards promptly following the Effective Time (and in no event later than 10 Business Days after the Effective Time) and Parent shall exercise commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed Company Compensatory Awards remain outstanding. The Company and its counsel shall reasonably cooperate with and assist Parent in the preparation of such registration statement.

(d) Subject to Parent’s compliance with the preceding provisions of this Section 1.7, the parties agree that, following the Effective Time, no holder of an Option, a Company Compensatory Award or a Deferred Stock Award or any participant in any Incentive Plan or employee benefit arrangement of the Company or under any employment agreement shall have any right hereunder to acquire any equity interest (including any “phantom” stock or stock appreciation rights) in the Company, any of its Subsidiaries or the Surviving Corporation.

(e) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company’s Board of Directors (or, if appropriate, any committee administering Incentive Plans) shall adopt such resolutions and take such actions that are necessary for the treatment of the Options, Company Compensatory Awards and Deferred Stock Awards pursuant to this Section 1.7.

Section 1.8  Certain Adjustments.  If, between the date of this Agreement and the Effective Time, the Common Stock or Parent Common Stock is changed into a different number of shares or a different class by reason of any reclassification, recapitalization, reorganization, combination or exchange of shares, stock split, reverse stock split or a stock dividend or dividend payable in any other securities or any similar transaction or any transaction having the effect of any of the foregoing, the Merger Consideration shall be appropriately adjusted to provide to the holders of Company Shares and the holders of Options and Deferred Stock Awards the same economic effect as contemplated by this Agreement prior to such action and as so adjusted shall, from and after the date of such event, be the Merger Consideration.

Section 1.9  Appraisal Rights.  Notwithstanding anything in this Agreement to the contrary, Class B Shares that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Stockholders”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead such holder shall be entitled to payment by the Company of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s Class B Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such Class B Share, in accordance with Section 1.6(b), without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Class B Shares, attempted withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL and received by the Company relating to stockholders’ rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL.

ARTICLE II

PAYMENT AND EXCHANGE OF CERTIFICATES; WITHHOLDING

Section 2.1  Payment and Exchange of Certificates.

(a) Following the date of this Agreement and in any event not less than five (5) Business Days prior to the mailing of the Proxy Statement/Prospectus to the stockholders of the Company, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent (the “Exchange Agent”) for purposes of, among other things, paying the Merger Consideration. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Certificates, Book-Entry Shares and Deferred Stock Awards, cash and certificates, or at Parent’s option, shares in book entry form representing the shares of Parent Common Stock to be exchanged in the Merger, in an amount sufficient to pay the aggregate Merger Consideration to which all holders of Company Shares and Deferred Stock Awards become entitled pursuant to Article I and such cash in lieu of fractional shares to be paid pursuant to Section 2.1(d) (the “Aggregate Merger Consideration”) (the Aggregate Merger Consideration, and any proceeds thereof being hereinafter referred to as the “Exchange Fund”).

(b) The Exchange Agent shall invest the cash included in the Exchange Fund as directed in writing by Parent in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest, and (iii) commercial paper obligations rated A-1 or P1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or a combination of the foregoing or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 and, in any such case, no such instrument shall have a maturity exceeding three months. Any interest and other income resulting from such investments shall be paid to and be income of Parent. If for any reason (including losses) the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Exchange Agent hereunder, Parent shall promptly deposit cash into the Exchange Fund in an amount that is equal to the deficiency required to fully satisfy such cash payment obligations.

(c) Promptly, and in any event no later than three (3) Business Days, after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each Person who was a record holder of Company Shares immediately prior to the Effective Time, whose Company Shares were converted pursuant to Article I into the right to receive the Merger Consideration, (A) a form of letter of transmittal for use in effecting the surrender of Certificates in order to receive payment of the Merger Consideration (which letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon actual delivery of the Certificates to the Exchange Agent (or effective affidavits of loss in lieu thereof), and shall otherwise be in customary form and contain customary provisions), and (B) instructions for use in effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Merger Consideration and any dividends or other distributions to which such holder is entitled pursuant to Section 1.8. Upon surrender to the Exchange Agent of a Certificate (or effective affidavit of loss in lieu thereof), together with a properly completed and executed letter of transmittal and any other required documents, the Exchange Agent shall promptly deliver to the holder of the Company Shares represented by the Certificate (or effective affidavit of loss in lieu thereof), or as otherwise directed in the letter of transmittal, the Merger Consideration in the form of shares of Parent Common Stock and cash and any dividends or other distributions to which such holder is entitled pursuant to Section 1.8, with regard to each Company Share represented by such Certificate, less any required withholding Taxes as specified in Section 2.2, and the Certificate shall be canceled. No interest shall be paid or accrued on the Merger Consideration, payable upon the surrender of Certificates. If delivery of the Merger Consideration is to be made to a Person holding a Certificate other than the Person in whose name a surrendered Certificate is registered, it shall be a condition of delivery that the Certificate so surrendered must be properly endorsed or otherwise be in proper form for transfer, and the Person who surrenders the Certificate must provide funds for payment of any transfer or other Taxes required by reason of delivery to a Person other than the registered holder of the surrendered Certificate or establish to the reasonable satisfaction of the Surviving Corporation that all Taxes have been paid or are not applicable. Subject to Section 1.9, after the Effective Time, a Certificate shall represent only the right to receive the Merger Consideration in respect of the Company Shares represented by such Certificate. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent in order to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II.

(d) Notwithstanding anything in this Agreement to the contrary, no fraction of a share of Parent Common Stock will be issued in connection with the Merger, and, in lieu thereof, any Company stockholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock, upon surrender of title to Company Shares for exchange, shall be paid upon such surrender (and after taking into account and aggregating Company Shares represented by all Certificates and Book-Entry Shares surrendered by such holder), cash (without interest) in an amount equal to the product obtained by multiplying (i) the fractional share interest to which such stockholder (after taking into account and aggregating all Company Shares represented by all Certificates and Book-Entry Shares) would otherwise be entitled by (ii) the Closing Date Market Price.

(e) If a Certificate has been lost, stolen or destroyed, Parent and the Surviving Corporation will cause the Exchange Agent to accept an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed instead of the Certificate; provided that the Surviving Corporation may require the Person to whom any Merger Consideration is paid, as a condition precedent to the payment thereof, to give the Surviving Corporation a bond in such reasonable amount as it may direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to the Surviving Corporation against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

(f) At any time which is more than six (6) months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any portion of the Exchange Fund that had been deposited with the Exchange Agent and has not been disbursed in accordance with this Article II (including interest and other income received by the Exchange Agent in respect of the funds made available to it), and after the Exchange Fund has been delivered to Parent, Persons entitled to payment in accordance with this Article II shall be entitled to look solely to Parent (subject to abandoned property, escheat or similar Laws) for payment of the Merger Consideration upon surrender of the Certificates held by them, without any interest thereon. Any portion of the Exchange Fund deposited with the Exchange Agent remaining unclaimed by holders of Company Shares five (5) years after the Effective Time shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto. None of the Surviving Corporation, Parent, Merger Sub, any of their respective Affiliates or the Exchange Agent will be liable to any Person entitled to payment under this Article II for any consideration which is delivered, in accordance with the terms of this Agreement, to Parent in accordance with the immediately preceding sentence or to a public official or Governmental Entity pursuant to any abandoned property, escheat or similar Law.

(g) From and after the Effective Time, the Surviving Corporation shall not record on the stock transfer books of the Company or the Surviving Corporation any transfers of shares of Common Stock or shares of Class B Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares are presented for transfer, they shall be canceled and treated as having been surrendered for the Merger Consideration in respect of the Company Shares represented thereby.

Section 2.2  Withholding Rights.  Each of Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares, Options, Company Compensatory Awards or Deferred Stock Awards such amounts as it is lawfully required to deduct and withhold with respect to the making of such payment under the Code or any provision of state or local Law or the Laws of any other domestic or foreign jurisdiction. To the extent that amounts are so withheld and paid to the appropriate taxing authority by Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares, Options, Company Compensatory Awards or Deferred Stock Awards, as the case may be, in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (x) disclosed in the Company SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (other than statements in the Risk Factors sections contained in the Company SEC Documents or any statements included in any “forward-looking statements” disclaimer contained in the Company SEC Documents) or (y) set forth in the disclosure letter delivered by the Company to Parent on or prior to the date of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as set forth in this Article III. For purposes of the representations and warranties of the Company contained herein, disclosure in any section of the Company Disclosure Schedule of any facts or circumstances shall be deemed to be disclosure of such facts or circumstances with respect to all representations or warranties by the Company to which the relevance of such disclosure to the applicable representation and warranty is reasonably apparent on the face thereof. The inclusion of any information in the Company Disclosure Schedule or other document delivered by the Company pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

Section 3.1  Corporate Existence and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of the Company and its Subsidiaries has all requisite corporate, partnership or other similar powers and authorities and all governmental licenses, authorizations, permits, certificates, registrations, consents, franchises, variances, exemptions, orders and approvals required to own, lease and operate their respective properties and to carry on their respective businesses as currently conducted (the “Company Permits”), except for those powers, licenses, authorizations, permits, consents, franchises, variances, exemptions, orders and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the Constituent Documents of the Company and each of its Subsidiaries as currently in effect.

Section 3.2  Corporate Authorization.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions to which it is a party contemplated hereby subject, in the case of the Merger, to obtaining the affirmative vote of the stockholders of the Company representing a majority of the votes eligible to be cast by such holders approving the Merger and adopting this Agreement at a stockholders meeting duly called and held for such purpose (the “Requisite Stockholder Vote”). The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions to which it is a party contemplated hereby have been duly and validly authorized and approved by the Board of Directors of the Company, and no other corporate action on the part of the Company is necessary to authorize this Agreement or to consummate the transactions to which it is a party contemplated hereby, except that consummation of the Merger is subject to the Requisite Stockholder Vote, and to the effectiveness of the Certificate of Merger with the Secretary of State of the State of Delaware.

(b) The Board of Directors of the Company, at a meeting duly called and held and at which a quorum of directors was present, has by resolutions duly adopted unanimously (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders and declared the Merger to be advisable, (ii) approved and adopted this Agreement and the plan of merger herein providing for the Merger, upon the terms and subject to the conditions set forth herein, (iii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions to which it is a party contemplated hereby, upon the terms and subject to the conditions set forth herein and (iv) resolved, subject to Section 6.3, to recommend approval of each of the matters constituting the Requisite Stockholder Vote by the stockholders of the Company (such recommendation, the “Company Board Recommendation”) and that such matters and recommendation be submitted for consideration at the Company Stockholders Meeting.

(c) This Agreement has been duly executed and delivered by the Company and, assuming due power and authority of, and due execution and delivery by, the other parties, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law) (together, the “Bankruptcy and Equity Exception”). The Requisite Stockholder Vote is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement or approve the transactions to which the Company is a party contemplated hereby.

Section 3.3  Governmental Authorization.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions to which it is a party contemplated hereby require at or prior to the Closing no consent or approval by, or filing with, any Governmental Entity, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable federal or state securities Laws or “blue sky” Laws, (d) compliance with any applicable requirements of Nasdaq, (e) approvals or filings under all applicable state Laws regulating the business of insurance (collectively, “Insurance Laws”) as set forth in Section 3.3 of the Company Disclosure Schedule (the “Company Insurance Approvals”), (f) the Parent Insurance Approvals (assuming the accuracy and completeness of Section 4.3(e)), (g) those consents, approvals or filings as may be required as a result of the business or identity of Parent or any of its Affiliates (assuming the accuracy and completeness of Section 4.3(e)) and (h) any other consents, approvals or filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 3.4  Non-Contravention.  The execution, delivery and performance by the Company of this Agreement do not, and the consummation of the transactions to which it is a party contemplated hereby will not, (a) violate or conflict with or result in any breach of any provision of the Constituent Documents of the Company or any of its Subsidiaries, (b) assuming receipt of the Requisite Stockholder Vote and compliance with the matters referred to in Section 3.3 and Section 4.3 (and assuming the accuracy and completeness of Section 4.3(e)), violate or conflict with any provision of any applicable Law, Order or Company Permit, (c) violate or conflict with or result in any breach or constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled, or require consent by any Person under, any loan or credit agreement, note, mortgage, indenture, lease, Company Benefit Plan, or other agreement, obligation or instrument to which the Company or any Subsidiary of the Company is a party, or by which they or any of their respective properties or assets may be bound or affected and the performance of which involves, alone or together with a series of other related loans, credit agreements, notes, mortgages, indentures, leases, Company Benefit Plans, agreements, obligations or instruments, annual consideration in excess of $250,000 or (d) subject to the receipt of the Parent Insurance Approvals (and assuming the accuracy and completeness of Section 4.3(e)), result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except in the case of clause (b), (c) or (d), as would not, individually or in the aggregate, reasonably be expected to have a

Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 3.5  Capitalization.

(a) The authorized capital stock of the Company consists of (i) thirty million (30,000,000) shares of Common Shares, par value $0.01 per share, (ii) two million (2,000,000) Class B Shares, par value $0.01 per share, and (iii) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of June 19, 2009 (the “Company Capitalization Date”), (A) 14,779,417 Common Shares were issued and 14,571,596 Common Shares were outstanding, (B) 1,333,884 Class B Shares were issued and outstanding and (C) no shares of Company Preferred Stock were issued and outstanding. As of the Company Capitalization Date, (1) Options to purchase an aggregate of 718,066 Common Shares (of which, Options to purchase an aggregate of 713,066 Common Shares were currently exercisable) were issued and outstanding, (2) Deferred Stock Awards in respect of an aggregate of 330,460 Common Shares were issued and outstanding and (3) 207,821 Common Shares were held by the Company in its treasury and 1,414,526 Common Shares were reserved for issuance upon the exercise of outstanding Options and Deferred Stock Awards. Except for issuances of 29,012 Class B Shares to Partner Agents and 1,000 shares of common stock of SUA Insurance Services, Inc. to the Company, from March 31, 2009 to the date hereof, the Company has not issued or permitted to be issued any Company Securities or Company Subsidiary Securities, other than pursuant to and as required by the terms of the Incentive Plans and, from March 31, 2009 to the date hereof, the Company has not issued any stock options or other awards under the Incentive Plans. All outstanding shares of capital stock of the Company have been, and all Common Shares that may be issued pursuant to any Incentive Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of Common Shares that have not yet been issued, will be) fully paid and nonassessable, and free and clear of preemptive or other similar rights, and were not (or, in the case of Common Shares that have not yet been issued, will not be) issued in violation of the Constituent Documents of the Company. No Subsidiary or controlled Affiliate of the Company owns any Company Shares.

(b) Except as set forth in Section 3.5(a), as of the Company Capitalization Date, there are no outstanding (i) shares of capital stock or voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exercisable or exchangeable for shares of capital stock or voting securities of or ownership interests in the Company or (iii) options or other rights to acquire from the Company, or other obligations of the Company to issue or pay cash valued by reference to, any capital stock or other voting securities or ownership interests in or securities convertible into or exercisable or exchangeable for capital stock or voting securities or ownership interests in the Company (the items in clauses (i), (ii), and (iii) being referred to collectively as the “Company Securities”). As of the date of this Agreement, there are no binding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

(c) Since March 31, 2009 through the date of this Agreement, the Company has not declared, set aside, made or paid to the stockholders of the Company any dividends or other distributions (whether in cash, stock or property) in respect of any of its capital stock.

Section 3.6  Subsidiaries.  Section 3.6 of the Company Disclosure Schedule lists, as of the date of this Agreement, each of the Company’s Subsidiaries and its jurisdiction of incorporation, formation or domicile. All of the outstanding capital stock of, or other voting securities or ownership interests in, each of the Company’s Subsidiaries is owned beneficially and of record by the Company, directly or indirectly, free and clear of any Lien and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests, including preemptive or other similar rights (other than those restrictions under applicable Insurance Laws, the Securities Act and the Exchange Act). All outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of the Constituent Documents of such Subsidiary of the Company. There are no outstanding (a) shares of capital stock or voting securities of or ownership interests in any Subsidiary of the Company, (b) securities of the Company or any Subsidiary of the Company convertible into or exercisable or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (c) options or other rights to acquire from the Company or any Subsidiary of the Company, or other obligation of the Company or any Subsidiary of the Company to issue or pay cash valued by reference to, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exercisable or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (a), (b) and (c) being referred to collectively as the “Company Subsidiary Securities”). As of the date of this Agreement, there are no binding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Each of the Subsidiaries of the Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is currently being conducted. Each of the Subsidiaries of the Company is duly qualified, authorized or licensed to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification, authorization or licensing necessary, except to the extent that the failure to be so qualified, authorized or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.7  Company SEC Filings, etc.

(a) The Company has timely filed all reports, schedules, forms, registration statements and other documents required to be filed by the Company with the SEC since January 1, 2007 (together with any documents furnished during such period by the Company to the SEC on a voluntary basis on Current Reports on Form 8-K and any reports, schedules, forms, registration statements and other documents filed with the SEC subsequent to the date hereof, collectively, the “Company SEC Documents”). Each of the Company SEC Documents, as amended prior to the date of this Agreement, complied (and each Company SEC Document filed subsequent to the date hereof will comply) in all material respects with, to the extent in effect at the time of filing or furnishing, the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Documents, and none of the Company SEC Documents when filed or furnished or, if amended prior to the date of this Agreement, as of the date of such amendment, contained, or with respect to Company SEC Documents filed subsequent to the date hereof, will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Company maintains a system of internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company (i) maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) sufficient to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company, as appropriate, to allow timely decisions regarding required disclosure and (ii) has disclosed, based upon the most recent (prior to the date of this Agreement) evaluation by the chief executive officer and chief financial officer of the Company of the Company’s internal control over financial reporting, to its auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent true and complete copies of any such disclosure made by management to the Company’s independent auditors and the audit committee of the Board of Directors of the Company since January 1, 2007.

(c) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents.

Section 3.8  Company Financial Statements.  The consolidated financial statements (including all related notes thereto) of the Company included in the Company SEC Documents (if amended, as of the date of the last such amendment filed prior to the date of this Agreement) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, the changes in stockholder’s equity and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to the absence of information or notes not required by GAAP to be included in interim financial statements) in conformity with GAAP during the periods involved (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis (except as may be indicated therein or in the notes thereto).

Section 3.9  Company SAP Statements.  Since January 1, 2007, each of the Company Insurance Subsidiaries has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith required to be filed with or submitted to the insurance departments of their respective jurisdictions of domicile on forms prescribed or permitted by such department (collectively, the “Company SAP Statements”), except for such failures to file or submit which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent, to the extent permitted by applicable Law, true and complete copies of all annual Company SAP Statements for each Company Insurance Subsidiary for the periods beginning January 1, 2007 and through the date hereof and the quarterly Company SAP Statements for each Company Insurance Subsidiary for the quarterly periods ended March 31, 2009 and, once duly and timely filed, June 30, 2009, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable insurance regulatory authority and true and complete copies of all examination reports of insurance departments and any insurance regulatory authorities received by the Company or any of its Subsidiaries on or after January 1, 2007 and through the date hereof. The Company SAP Statements were prepared in all material respects in conformity with SAP applied on a consistent basis for the periods covered thereby (except as may be indicated in the notes thereto), and the Company SAP Statements fairly present, in all material respects, the statutory financial position of such Company Insurance Subsidiaries as at the respective dates thereof and the statutory results of operations of such Company Insurance Subsidiaries for the respective periods then ended. No material deficiency has been asserted in writing with respect to the Company SAP Statements by the domiciliary state insurance department of such filing Company Insurance Subsidiary that has not been remedied. The annual statutory balance sheets and income statements included in the Company SAP Statements have been, where required by applicable Insurance Law, audited by an independent accounting firm of recognized national or international reputation, and the Company has delivered or made available to Parent true and complete copies of such audit opinions.

Section 3.10  Information Supplied.  The information supplied or to be supplied by the Company specifically for inclusion in the Form S-4 shall not, at the time the Form S-4 is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by or on behalf of Parent or Merger Sub specifically for inclusion in the Form S-4. The Proxy Statement/Prospectus will not, at the date the Proxy Statement/Prospectus is first mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that, in each case, no representation or warranty is made by the Company with respect to statements made therein based on information supplied by or on behalf of Parent or Merger Sub specifically for inclusion in the Proxy Statement/Prospectus.

Section 3.11  Absence of Certain Changes or Events.  Since December 31, 2008, (i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices, (ii) there has not been any event, change, circumstance or effect that has had or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect and (iii) the Company has not taken any action or failed to take any action that would have resulted in a breach of Sections 5.1(a), 5.1(b)(ii), 5.1(b)(iv), 5.1(b)(v), 5.1(b)(vi), 5.1(b)(viii), 5.1(b)(xi), 5.1(b)(xii), 5.1(b)(xiii), 5.1(b)(xvii), 5.1(b)(xviii) (other than with respect to underwriting, claims handling or loss control practices, guidelines or policies), or with respect to the forgoing sections, Section 5.1(b)(xx), had such sections been in effect since December 31, 2008.

Section 3.12  No Undisclosed Material Liabilities.  There are no liabilities or obligations of the Company or any of its Subsidiaries of any nature, whether accrued, contingent, absolute, determined, determinable or otherwise, whether or not required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries other than: (a) liabilities or obligations reflected or reserved against in the Company’s consolidated balance sheet as of March 31, 2009 included in the Company SEC Documents or in the notes thereto; (b) insurance claims or related litigation or arbitration arising in the ordinary course of business since March 31, 2009; (c) liabilities or obligations that were incurred since March 31, 2009 in the ordinary course of business; and (d) liabilities or obligations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.13  Compliance with Laws.

(a) Since January 1, 2007, (i) the business and operations of the Company and its Subsidiaries have been conducted in compliance with all applicable Laws (including Insurance Laws) and (ii) the Company has complied with the applicable listing and corporate governance rules and regulations of Nasdaq except, in each case, where the failure to so conduct such business and operations or comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b) All of the Company Permits of each Company Insurance Subsidiary conducting insurance operations are in full force and effect in accordance with their terms and there is no proceeding or investigation to which the Company or any Subsidiary of the Company is subject before a Governmental Entity that is pending or threatened in writing that would reasonably be expected to result in the revocation, failure to renew or suspension of, or placement of a restriction on, any such Company Permits, except where the failure to be in full force and effect in accordance with their terms, revocation, failure to renew, suspension or restriction would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(c) There is no proceeding to which the Company or any Subsidiaries of the Company is subject before any Governmental Entity pending or threatened in writing regarding whether any of the Subsidiaries of the Company has violated any applicable Laws (including Insurance Laws), nor, any investigation by any Governmental Entity pending or threatened in writing with respect to possible violations of any applicable Laws, except for proceedings or investigations relating to violations or possible violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or prevent or materially delay the consummation of the transactions contemplated by this Agreement. Since January 1, 2007, each Company Insurance Subsidiary has filed all material reports required to be filed by it with its domiciliary state insurance department or such failure to file has been remedied. There are no written agreements, memoranda of understanding, commitment letters or similar undertakings binding on the Company Insurance Subsidiaries to which the Company or any Company Insurance Subsidiary is a party, on the one hand, and any Governmental Entity is a party or addressee, on the other hand, or Orders specifically with respect to the Company or any Company Insurance Subsidiary, that (i) limit in any material respect the ability of any of the Company Insurance Subsidiaries to issue insurance policies under the Company Permits, (ii) impose any requirements on the Company or any of the Company Insurance Subsidiaries in respect of risk-based capital requirements that materially increase or modify the risk-based capital requirements imposed under applicable Insurance Laws, (iii) relate to the ability of any of the Company Insurance Subsidiaries to pay dividends or (iv) restrict in any material respect the conduct of business of the Company or any of the Company Insurance Subsidiaries.

Section 3.14  Litigation.  There is no action, suit, investigation, claim, complaint, demand, summons, cease and desist letter, subpoena, injunction, notice of violation or other proceeding pending against or threatened in writing against the Company or any of its Subsidiaries or pending against or threatened in writing against any present or former officer, director or employee of the Company or any Subsidiary of the Company in connection with which the Company or any Subsidiary of the Company has an indemnification obligation, before any Governmental Entity (other than insurance claims litigation or arbitration arising in the ordinary course of business), which, if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby. There is no Order outstanding against the Company or any of its Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

Section 3.15  Insurance Matters.

(a) Except for immaterial facultative reinsurance placements, Section 3.15 of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all ceded and assumed reinsurance or retrocession treaties, contracts and arrangements, including pooling arrangements (i) in force as of the date of this Agreement to which the Company or any of its Subsidiaries is a party, including any such treaty, contract or arrangement with any Affiliate of the Company and (ii) that have expired or terminated and under which any material liability, obligation or right continues in force as of the date hereof (the treaties, contracts or arrangements referred to in clauses (i) and (ii) collectively, the “Company Reinsurance Agreements”). Neither the Company nor any of its Subsidiaries has any liabilities or obligations under any Company Reinsurance Agreement that has expired or terminated, other than possible reinstatement premiums if the Company makes a claim under the Company Reinsurance Agreements set forth in Section 3.15 of the Company Disclosure Schedule. The Company Reinsurance Agreements are in full force and effect in accordance with their terms. Neither the Company nor any Subsidiary of the Company is in material default as to any material provision of any Company Reinsurance Agreement. Since January 1, 2007, neither the Company nor any of its Subsidiaries has received any written notice to the effect that (i) the financial condition of any reinsurer party to any Company Reinsurance Agreement is materially impaired with the result that a default thereunder may reasonably be anticipated or (ii) there is a dispute with respect to any material amounts recoverable or payable by the Company or any of its Subsidiaries pursuant to any Company Reinsurance Agreement.

(b) With respect to any Company Reinsurance Agreement for which any Company Insurance Subsidiary has taken credit for reinsurance ceded on its Company SAP Statement, (i) there is no written or oral agreement between any of the Company or any Subsidiary of the Company and the assuming reinsurer that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any such Company Reinsurance Agreement, other than inuring contracts that are explicitly defined in any such Company Reinsurance Agreement, (ii) for each such Company Reinsurance Agreement entered into, renewed or amended on or after January 1, 2007, for which risk transfer is not reasonably considered to be self-evident, documentation concerning the economic intent of the transaction and the risk transfer analysis evidencing the proper accounting treatment, as required by SSAP No. 62, is available for review by the domiciliary state insurance departments for each of the Company Insurance Subsidiaries, (iii) from and after January 1, 2007, each of the Company Insurance Subsidiaries complies and has complied in all material respects with all of the requirements set forth in SSAP No. 62 and (iv) from and after January 1, 2007, each of the Company Insurance Subsidiaries has and has had appropriate controls in place to monitor the use of reinsurance and comply with the provisions of SSAP No. 62.

(c) Prior to the date of this Agreement, the Company has made available to Parent a true and complete copy of all actuarial reports prepared by actuaries, independent or otherwise, (i) with respect to any Company

Insurance Subsidiary since January 1, 2007 and (ii) relating to, prepared pursuant to or prepared in connection with, any of the OneBeacon Arrangements, in each case, along with all material attachments, addenda, supplements and modifications thereto (the “Company Actuarial Analyses”). Each Company Actuarial Analysis was based upon, in all material respects, an accurate inventory of policies in force for the Company and the Company Insurance Subsidiaries, as the case may be, at the relevant time of preparation and was prepared in conformity with generally accepted actuarial principles in effect at such time, consistently applied (except as may be noted therein).

(d) Except for regular periodic assessments in the ordinary course of business or assessments based on developments that are publicly known within the insurance industry, as of the date of this Agreement, no material claim or material assessment is pending or threatened in writing against any Company Insurance Subsidiary by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers.

(e) Since January 1, 2007, to the knowledge of the Company, (i) each Partner Agent, at the time such Partner Agent wrote, sold or produced business for or on behalf of the Company or any Subsidiary of the Company that requires a License, was duly licensed and appointed as required by applicable Law, in the particular jurisdiction in which such Partner Agent wrote, sold or produced business and (ii) each of the Partner Agent Agreements and any other agency agreements and appointments between the Partner Agents and the Company and/or any Subsidiary of the Company is valid and binding and in full force and effect in accordance with its terms, except in the case of clause (i) or (ii), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no Partner Agent has been since January 1, 2007, or is currently, in material violation (or with or without notice or lapse of time or both, would be in material violation) of any term or provision of any Law applicable to the writing, sale or production of insurance or other business for the Company or any Subsidiary of the Company. As of the date of this Agreement, no Partner Agent individually accounting for five percent (5%) or more of the total gross premiums of the insurance business of the Company and its Subsidiary for the year ended December 31, 2008 has indicated in writing to the Company or any Subsidiary of the Company that such Partner Agent will be unable or unwilling to continue its relationship as a Partner Agent with the Company or any Subsidiary of the Company within 12 months after the Closing. Since January 1, 2007, no Person other than a Partner Agent has acted as an insurance producer, reinsurance intermediary, agent, managing general agent, wholesaler, broker, solicitor, adjuster or customer representative for or on behalf of the Company or any of the Subsidiaries of the Company, in each case, with respect to writing, selling or producing insurance business.

(f) All policies, binders, slips, certificates, and other agreements of insurance, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Company or the Subsidiaries of the Company and any and all marketing materials, agents agreements, brokers agreements or managing general agents agreements are, to the extent required under applicable Law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the Insurance Laws applicable thereto and, as to premium rates established by the Company or any Subsidiary of the Company which are required to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the Insurance Laws applicable thereto.

(g) Prior to the date of this Agreement, the Company has made available to Parent (i) a true and complete copy of each OneBeacon Arrangement and (ii) true and complete copies of all material consents or approvals received from and all material filings made with any Governmental Entity in connection with the acquisition of Potomac Insurance Company of Illinois by the Company (the “Potomac Acquisition”) and the OneBeacon Arrangements. The Potomac Acquisition and each OneBeacon Arrangement complied, and is currently in compliance, with all requirements under applicable Laws and the Company received all required consents, approvals or non-disapprovals from, and made all required filings with, any Governmental Entity in connection with the Potomac Acquisition and the OneBeacon Arrangements. Except for the OneBeacon

Arrangements, the Company has no risks, liabilities or obligations under any underwriting contract, insurance policy, endorsement, reinsurance contract, facultative contract or retrocession agreement, in each case, written or entered into prior to November 23, 2004.

Section 3.16  Liabilities and Reserves.  The reserves carried on the Company SAP Statements of each Subsidiary of the Company were, as of the respective dates of such Company SAP Statements, in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of such Subsidiary of the Company, were determined in all material respects in accordance with generally accepted actuarial principles in effect at such time, consistently applied and were computed on the basis of methodologies consistent in all material respects with those used in prior periods, except as otherwise noted in the Company SAP Statements to the extent required under SAP; provided, that it is acknowledged and agreed by Parent and Merger Sub that the Company is not making any representation or warranty in this Section 3.16 as to the adequacy or sufficiency of reserves.

Section 3.17  Title to Properties; Absence of Liens.  Section 3.17 of the Company Disclosure Schedule sets forth a true and complete list of all real property leased to or by the Company or any of its Subsidiaries providing for an annual rent of more than $100,000 (collectively, the “Leased Real Property”). The Company or one of its Subsidiaries has in all material respects a valid leasehold interest in all Leased Real Property, in each case as to such leasehold interest, free and clear of all material Liens (other than Permitted Liens). Neither the Company nor any of its Subsidiaries owns any real property or any interests in real property.

Section 3.18  Opinion of Financial Advisor.  The Board of Directors of the Company has received an opinion from FBR Capital Markets & Co., Inc. (“FBR”), dated as of the date of this Agreement and addressed to the Board of Directors of the Company to the effect that, as of the date hereof and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Shares pursuant to this Agreement is fair, from a financial point of view, to such holders of Company Shares (other than Parent and its Subsidiaries, except in the case of Company Shares held in investment portfolios of Parent or any of its Subsidiaries). The Company has been authorized by FBR to include such opinion in its entirety in the Proxy Statement/Prospectus.

Section 3.19  Taxes.

(a) All material Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been duly filed when due (including extensions) in accordance with all applicable Laws, and all such Tax Returns are true, correct and complete in all material respects.

(b) The Company and each of its Subsidiaries has duly and timely paid or has duly and timely withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable, or, where payment is not yet due, has established in accordance with the applicable accounting standard an adequate accrual for all material Taxes on the most recent financial statements contained in the Company SEC Documents and on the Company SAP Statements.

(c) The federal income Tax Returns of the Company and its Subsidiaries, through the Tax year ended December 31, 2004, have closed and no federal income Tax Return has been examined.

(d) There is no claim, audit, action, suit, request for written ruling, proceeding or investigation pending or threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any Tax, Tax Return or Tax Asset which (except in the case of a request for a written ruling) if determined adversely would, individually or in the aggregate, be expected to result in a material Tax deficiency.

(e) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that would otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

(f) The Company and each of its Subsidiaries have withheld all material amounts required to have been withheld by them in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party; such withheld amounts were either duly paid to the appropriate Taxing Authority or set aside in accounts for such purpose. The Company and each of its Subsidiaries have reported such withheld amounts to the appropriate Taxing Authority and to each such employee, independent contractor, creditor, shareholder or any other third party, as required under applicable Law.

(g) Neither the Company nor any of its Subsidiaries is liable for any Taxes of any Person (other than the Company and its Subsidiaries) as a result of being (i) a transferee or successor of such Person, (ii) a member of an affiliated, consolidated, combined or unitary group that includes such Person as a member or (iii) a party to a tax sharing, tax indemnity or tax allocation agreement or any other agreement to indemnify such Person.

(h) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or portion thereof) ending after the Effective Date, as a result of any change in method of accounting for a taxable period ending on or prior to the Effective Date under Section 481 of the Code (or any corresponding provision of state, local or foreign Law).

(i) No Subsidiary of the Company is organized in a jurisdiction other than the United States.

(j) Neither the Company nor any of its Subsidiaries has entered into any transaction that is a “listed transaction”, as defined in Treasury Regulation § 1.6011-4(b)(2).

(k) As of the date of this Agreement, neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(l) All Deferred Stock Awards are in respect of stock entitled to vote within the meaning of Section 368(c) of the Code.

Section 3.20  Employee Benefit Plans and Related Matters; ERISA.

(a) Section 3.20(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement a true and complete list of the Company Benefit Plans, including all Company Benefit Plans subject to ERISA or similar provisions of non-U.S. Law. With respect to each such Company Benefit Plan, the Company has made available to Parent a true and complete copy of such Company Benefit Plan, if written, or a description of the material terms of such Company Benefit Plan if not written, and to the extent applicable, (i) all trust agreements, insurance contracts or other funding arrangements, (ii) the most recent actuarial and trust reports for both ERISA funding and financial statement purposes, (iii) the most recent Form 5500 with all attachments required to have been filed with the IRS or the Department of Labor or any similar reports filed with any comparable Governmental Entity in any non-U.S. jurisdiction having jurisdiction over any Company Benefit Plan and all schedules thereto, (iv) the most recent IRS determination or opinion letter, and (v) all current summary plan descriptions.

(b) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS that the Company Benefit Plan is so qualified, or an advisory or opinion letter that the form of such plan document satisfies the requirements to be so qualified, and, to the knowledge of the Company, there are no existing circumstances or any events that would reasonably be expected to adversely affect the qualified status of any such plan. Each Company Benefit Plan has been administered and operated in all material respects in accordance with its terms and with applicable Law.

(c) Neither the Company nor any of its Subsidiaries, nor any of their ERISA Affiliates contributes to, sponsors or maintains or has in the past sponsored, maintained, contributed to or had any liability in respect of any pension plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

(d) There are no claims pending or threatened in writing with respect to any of the Company Benefit Plans by any employee or otherwise involving any such plan or the assets of any such plan (other than routine claims for benefits), except as would not, individually or in the aggregate, be material.

(e) No Company Benefit Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or is a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA. Neither the Company nor any of its Subsidiaries has at any time during the last six (6) years contributed to or been obligated to contribute to any such type of plan.

(f) Neither the Company nor any of its Subsidiaries has any material liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except as required by Law.

(g) Except as set forth in Section 3.20(g) of the Company Disclosure Schedule, the consummation of the transactions to which the Company is a party contemplated hereby, will not, either alone or in combination with another event, (i) entitle any current or former director, officer or employee of the Company or of any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) result in any payment becoming due, accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, officer or employee, (iii) result in any forgiveness of indebtedness, trigger any funding obligation under any Company Benefit Plan or impose any restrictions or limitations on the Company’s rights to administer, amend or terminate any Company Benefit Plan or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that would reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

Section 3.21  Employees, Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or, to the knowledge of the Company, attempting to represent any employees of the Company or any of its Subsidiaries in their capacity as such.

(b) Since January 1, 2007, there has not occurred or been threatened in writing any material strike, slowdown, work stoppage, concerted refusal to work overtime or other similar labor activity or union organizing campaign with respect to any employees of the Company or any of its Subsidiaries. There are no labor disputes subject to any formal grievance procedure, arbitration or litigation and there is no representation petition pending or threatened in writing with respect to any employee of the Company or any of its Subsidiaries.

Section 3.22  Environmental Matters.  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) neither the Company nor any of its Subsidiaries has received any written notice, demand, request for information, citation, summons or order, and no complaint has been filed, no penalty has been assessed, no liability has been incurred, and no investigation, action, written claim, suit or proceeding is pending or is threatened in writing by any Governmental Entity or other Person with respect to or arising out of any applicable Environmental Law and (b) to the knowledge of the Company, no “release” of a “hazardous substance” (as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.) has occurred at, on, above, under or from any properties that currently or formerly owned, leased, operated or used by the Company, any Subsidiary of the Company or any predecessors in interest that are reasonably likely to result in any cost, liability or obligation of the Company or any Subsidiary of the Company under any applicable Environmental Law.

Section 3.23  Intellectual Property.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and each of its Subsidiaries owns or otherwise has a valid and enforceable license right to use Intellectual Property used in the respective businesses of the Company and each of its Subsidiaries as currently conducted and (ii) all patents and all registrations for trademarks, service marks and copyrights owned by the Company or its Subsidiaries are valid and subsisting.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) there are no claims pending or threatened in writing by any Person alleging that the Company or its Subsidiaries or their respective businesses as conducted on the date of this Agreement infringes the Intellectual Property of any Person and (ii) to the knowledge of the Company, no Person is infringing the Intellectual Property owned by the Company or any of its Subsidiaries.

(c) The Company and its Subsidiaries have established and are in compliance with commercially reasonable security programs that are sufficient to protect (i) the security, confidentiality and integrity of transactions executed through their computer systems, including encryption and/or other security protocols and techniques when appropriate and (ii) the security, confidentiality and integrity of all confidential or proprietary data except, in each case, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has suffered a material security breach with respect to their data or systems, and neither the Company nor any of its Subsidiaries has notified customers or employees of any information security breach.

Section 3.24  Material Contracts.

(a) The Company has made available to Parent a true and complete copy of each Contract to which the Company or any of its Subsidiaries is a party as of the date of this Agreement or by which the Company, any of its Subsidiaries or any of its respective properties or assets is bound as of the date of this Agreement, which: (i) is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC; (ii) contains covenants of the Company or any of its Subsidiaries not to compete or engage in any line of business or compete with any Person in any geographic area; (iii) requires referrals of business or requires the Company or any of its Subsidiaries to make available investment opportunities to any person on a priority, equal or exclusive basis; (iv) pursuant to which the Company or any of its Subsidiaries has entered into a partnership or joint venture with any other Person (other than the Company or any of its Subsidiaries) that is material to the business of the Company and its Subsidiaries, taken as a whole; (v) provides for future payments that are conditioned on, in whole or in part, or that cause an event of default as a result of, a change of control or similar event; (vi) is a Company Reinsurance Agreement; (vii) is a Partner Agent Agreement; (viii) is a OneBeacon Arrangement; (ix) relates to or evidences indebtedness for borrowed money or any guarantee of indebtedness for borrowed money by the Company or any of its Subsidiaries in excess of one hundred thousand dollars ($100,000); (x) evidences any guarantee of obligations of any Person other than a wholly-owned Subsidiary of the Company; or (xi) would prevent or materially delay the consummation or otherwise reduce the contemplated benefits of any of the transactions contemplated by this Agreement. Each instrument of the type described in clauses (i) through (xi) of this Section 3.24 is referred to herein as a “Material Contract”.

(b) Each Material Contract is (assuming due power and authority of, and due execution and delivery by the parties thereto other than the Company or any of its Subsidiaries) a valid and binding obligation of the Company or its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception, except (i) to the extent it has previously expired or terminated in accordance with their terms and (ii) for any failures to be valid and binding which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to any Material Contract is in breach of or in default under any Material Contract, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by any party thereto, except for such breaches and defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.25  Brokers and Finders’ Fees.  Except for FBR, the fees and expenses of which will be paid by the Company, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions to which the Company is a party contemplated hereby.

Section 3.26  Takeover Laws.  No “fair price,” “moratorium,” “control share acquisition”, “interested stockholder” or other anti-takeover statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated hereby by reason of the Company being a party to this Agreement, performing its obligations hereunder and consummating the Merger and the other transactions contemplated hereby.

Section 3.27  Rating.  As of the date hereof, A.M. Best Company has not threatened in writing to lower or place under surveillance any rating presently assigned to the Company or any of its Subsidiaries.

Section 3.28  Affiliate Transactions.  There are no transactions, agreements, arrangements or understandings between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any directors, officers or stockholders of the Company, on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Section 3.29  No Other Representations and Warranties; Disclaimer.

(a) Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Sub, or any of their Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or operations, or (ii) any oral or written information presented to Parent, Merger Sub, or any of their Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that neither Parent, Merger Sub nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article IV hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company or any of its Affiliates or Representatives. Without limiting the generality of the foregoing, the Company acknowledges and agrees that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of its Affiliates or Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as (x) disclosed in the Parent SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (other than statements in the Risk Factors sections contained in the Parent SEC Documents or any statements included in any “forward-looking statements” disclaimer contained in the Parent SEC Documents) or (y) set forth in the disclosure letter delivered by Parent to the Company on or prior to the date of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub represent and warrant to the Company as set forth in this Article IV. For purposes of the representations and warranties of Parent and Merger Sub contained herein, disclosure in any section of the Parent Disclosure Schedule of any facts or circumstances shall be deemed to be disclosure of such facts or circumstances with respect to all representations or warranties by Parent and Merger Sub to which the relevance of such disclosure to the applicable representation and warranty is reasonably apparent on the face thereof. The inclusion of any information in the Parent Disclosure Schedule or other document delivered by Parent or Merger Sub pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

Section 4.1  Corporate Existence and Power.  Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Parent and its Subsidiaries has all requisite corporate, partnership or other similar powers and authorities and all governmental licenses, authorizations, permits, certificates, registrations, consents, franchises, variances, exemptions, orders and approvals required to own, lease and operate their respective properties and to carry on their respective businesses as currently conducted (the “Parent Permits”), except for those powers, licenses, authorizations, permits, consents, franchises, variances, exemptions, orders and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company true and complete copies of the Constituent Documents of Parent and Merger Sub as currently in effect.

Section 4.2  Corporate Authorization.

(a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions to which it is a party contemplated hereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions to which it is a party contemplated hereby have been duly authorized and approved by all necessary corporate or other similar action on the part of Parent and Merger Sub, and no other corporate action on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions to which it is a party contemplated hereby, except that consummation of the Merger is subject to the effectiveness of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due power and authority of, and due execution and delivery by, the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The respective Boards of Directors of Parent and Merger Sub, each at a meeting duly called and held and at which a quorum of directors was present, have by resolutions duly adopted unanimously (i) determined that this Agreement and the Merger are in the best interests of Parent and Merger Sub, respectively, and declared the Merger to be advisable, (ii) approved and adopted this Agreement and the plan of merger herein providing for the Merger, upon the terms and subject to the conditions set forth herein and (iii) approved the execution, delivery and performance by Parent or Merger Sub, as the case may be, of this Agreement and the consummation of the transactions to which Parent or Merger Sub, as the case may be, is a party contemplated hereby, upon the terms and subject to the conditions set forth herein.

(c) Parent, as the sole stockholder of Merger Sub as of the date of this Agreement, has adopted this Agreement. No other vote of the holders of any class or series of capital stock of Parent or Merger Sub is required by Law, the Constituent Documents of Parent or Merger Sub or otherwise for Parent and Merger Sub to issue the shares of Parent Common Stock representing the Merger Consideration or to otherwise consummate the transactions to which they are a party contemplated hereby.

Section 4.3  Governmental Authorization.  The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions to which it is a party contemplated hereby require at or prior to the Closing no consent or approval by, or filing with, any Governmental Entity, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent and Merger Sub are qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any

other applicable federal or state securities Laws or “blue sky” Laws, (d) compliance with any applicable requirements of Nasdaq, (e) approvals or filings under Insurance Laws as set forth in Section 4.3 of the Parent Disclosure Schedule (the “Parent Insurance Approvals” and, with the Company Insurance Approvals, the “Transaction Approvals”), (f) the Company Insurance Approvals (assuming the accuracy and completeness of Section 3.3(e)), (g) those consents, approvals or filings as may be required as a result of the business or identity of the Company or any of its Affiliates (assuming the accuracy and completeness of Section 3.3(e)) and (h) any other consents, approvals or filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 4.4  Non-Contravention.  The execution, delivery and performance by Parent and Merger Sub of this Agreement do not, and the consummation by each of Parent and Merger Sub of the transactions to which it is a party contemplated hereby will not, (a) violate or conflict with or result in any breach of any provision of the Constituent Documents of Parent or any of its Subsidiaries, (b) assuming compliance with the matters referred to in Section 3.3 and Section 4.3 (and assuming the accuracy and completeness of Section 3.3(e)), violate or conflict with any provision of any applicable Law, Order or Parent Permit, (c) violate or conflict with or result in any breach or constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled, or require consent by any Person under, any contracts which are “material contracts” as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC or (d) subject to the receipt of the Company Insurance Approvals (and assuming the accuracy and completeness of Section 3.3(e)), result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except in the case of clause (b), (c) or (d), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 4.5  Capitalization; Interim Operations of Merger Sub.

(a) The authorized capital stock of Parent consists of one hundred million (100,000,000) shares of common stock, $0.01 par value per share (“Parent Common Stock”) and two million (2,000,000) shares of Series A Perpetual Preferred Stock. As of the close of business on June 16, 2009, 40,484,732 shares of Parent Common Stock were issued and outstanding (including shares held in treasury), of which 495,966 were shares of Parent Common Stock subject to vesting or other restrictions and 1,255,066 shares of Parent Common Stock were reserved for issuance upon the exercise or payment of outstanding stock options or other equity related awards (such stock option and restricted share plans and programs, collectively, the “Parent Incentive Plans”), and 73,858 shares of Parent Common Stock were held by Parent in its treasury or by its Subsidiaries. From March 31, 2009 to the date hereof, Parent has not issued or permitted to be issued any shares of capital stock or Parent Securities, other than pursuant to and as required by the terms of the Parent Incentive Plans and, from March 31, 2009 to the date hereof, Parent has not issued any stock options or other awards under the Parent Incentive Plans. All outstanding shares of capital stock of Parent have been, and all shares of Parent Common Stock to be issued in connection with the Merger and the other transactions contemplated by this Agreement, will be, when so issued, validly issued and outstanding, fully paid, nonassessable and free and clear of preemptive or other similar rights, and were not (or, in the case of Parent Common Stock to be issued in the Merger, will not be) issued in violation of the Constituent Documents of Parent.

(b) Except as set forth in Section 4.5(a), as of June 16, 2009, there are no outstanding (i) shares of capital stock or voting securities of or ownership interests in Parent, (ii) securities of Parent convertible into or exercisable or exchangeable for shares of capital stock or voting securities of or ownership interests in Parent or (iii) options or other rights to acquire from Parent, or other obligations of Parent to issue or pay cash valued by reference to, any capital stock or other voting securities or ownership interests in or securities convertible into or exercisable or exchangeable for capital stock or voting securities or ownership interests in Parent (the items in clauses (i), (ii), and (iii) being referred to collectively as the “Parent Securities”). As of the date of this Agreement, there are no binding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Parent Securities.

(c) The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are issued and outstanding and all of which are owned beneficially and of record by Parent. All of the issued and outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued and are fully paid and nonassessable and free and clear of preemptive or other similar rights, and were not issued in violation of the Constituent Documents of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation or contemplated by this Agreement.

Section 4.6  Parent SEC Filings, etc.

(a) Parent has timely filed all reports, schedules, forms, registration statements and other documents required to be filed by Parent with the SEC since January 1, 2007 (together with any documents furnished during such period by Parent to the SEC on a voluntary basis on Current Reports on Form 8-K and any reports, schedules, forms, registration statements and other documents filed with the SEC subsequent to the date hereof, collectively, the “Parent SEC Documents”). Each of the Parent SEC Documents, as amended prior to the date of this Agreement, complied (and each Parent SEC Document filed subsequent to the date hereof will comply) in all material respects with, to the extent in effect at the time of filing or furnishing, the requirements of the Securities Act and the Exchange Act applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed or furnished or, if amended prior to the date of this Agreement, as of the date of such amendment, contained, or with respect to Parent SEC Documents filed subsequent to the date hereof, will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Parent maintains a system of internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent (i) maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) sufficient to ensure that information required to be disclosed by Parent in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by Parent in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of Parent, as appropriate, to allow timely decisions regarding required disclosure and (ii) has disclosed, based upon the most recent (prior to the date of this Agreement) evaluation by the chief executive officer and chief financial officer of Parent of the Parent’s internal control over financial reporting, to its auditors and the audit committee of the Board of Directors of Parent (A) all significant deficiencies and material weaknesses in the design or operation of the Parent’s internal control over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal control over financial reporting. Parent has made available to Company true and complete copies of any such disclosure made by management to Parent’s independent auditors and the audit committee of the Board of Directors of Parent since January 1, 2007.

(c) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in the Parent SEC Documents.

Section 4.7  Parent Financial Statements.  The consolidated financial statements (including all related notes thereto) of Parent included in the Parent SEC Documents (if amended, as of the date of the last such amendment filed prior to the date of this Agreement) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, the changes in stockholder’s equity and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to the absence of information or notes not required by GAAP to be included in interim financial statements) in conformity with GAAP during the periods involved (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis (except as may be indicated therein or in the notes thereto).

Section 4.8  Information Supplied.  The information supplied or to be supplied by Parent or Merger Sub specifically for inclusion in the Form S-4 shall not, at the time the Form S-4 is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made therein based on information supplied by or on behalf of the Company specifically for inclusion in the Form S-4. The information supplied or to be supplied by Parent or Merger Sub specifically for inclusion in the Proxy Statement/Prospectus to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting shall not, on the date the Proxy Statement/Prospectus is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that, no representation or warranty is made by Parent or Merger Sub with respect to statements made therein based on information supplied by or on behalf of the Company specifically for inclusion in the Proxy Statement/Prospectus.

Section 4.9  Absence of Certain Changes or Events.  Since December 31, 2008, (i) Parent and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices, (ii) there has not been any event, change, circumstance or effect that has had or is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect and (iii) Parent has not taken any action or failed to take any action that would have resulted in a breach of Section 5.2, except for Sections 5.2(c) or (d), had such section been in effect since December 31, 2008.

Section 4.10  No Undisclosed Material Liabilities.  There are no liabilities or obligations of Parent or any of its Subsidiaries of any nature, whether accrued, contingent, absolute, determined, determinable or otherwise, whether or not required by GAAP to be reflected on a consolidated balance sheet of Parent and its Subsidiaries other than: (a) liabilities or obligations reflected or reserved against in Parent’s consolidated balance sheet as of March 31, 2009 included in the Parent SEC Documents or in the notes thereto; (b) insurance claims or related litigation or arbitration arising in the ordinary course of business since March 31, 2009; (c) liabilities or obligations that were incurred since March 31, 2009 in the ordinary course of business; and (d) liabilities or obligations which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.11  Compliance with Laws.

(a) Since January 1, 2007, (i) the business and operations of Parent and its Subsidiaries have been conducted in compliance with all applicable Laws (including Insurance Laws) and (ii) Parent has complied with the applicable listing and corporate governance rules and regulations of Nasdaq except, in each case, where the failure to so conduct such business and operations or comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b) All of the Parent Permits of each Parent Insurance Subsidiary conducting insurance operations are in full force and effect in accordance with their terms and there is no proceeding or investigation to which Parent or any Subsidiary of the Parent is subject before a Governmental Entity that is pending or threatened in writing that would reasonably be expected to result in the revocation, failure to renew or suspension of, or placement of a restriction on, any such Parent Permits, except where the failure to be in full force and effect in accordance with their terms, revocation, failure to renew, suspension or restriction would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(c) There is no proceeding to which Parent or any Subsidiary of the Parent is subject before any Governmental Entity pending or, threatened in writing regarding whether any of the Subsidiaries of the Parent has violated any applicable Laws (including Insurance Laws) nor, any investigation by any Governmental Entity pending or threatened in writing with respect to possible violations of any applicable Laws, except for proceedings or investigations relating to violations or possible violations which would not individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or prevent or materially delay the consummation of the transactions contemplated by this Agreement. Since January 1, 2007, each Parent Insurance Subsidiary has filed all material reports required to be filed by it with its domiciliary state insurance department or such failure to file has been remedied. There are no written agreements, memoranda of understanding, commitment letters or similar undertakings binding on the Parent Insurance Subsidiaries to which Parent or any Parent Insurance Subsidiary is a party, on the one hand, and any Governmental Entity is a party or addressee, on the other hand, or Orders specifically with respect to Parent or any Parent Insurance Subsidiary, that (i) limit in any material respect the ability of any of the Parent Insurance Subsidiaries to issue insurance policies under the Parent Permits, (ii) impose any requirements on Parent or any of the Parent Insurance Subsidiaries in respect of risk-based capital requirements that materially increase or modify the risk-based capital requirements imposed under applicable Insurance Laws, (iii) relate to the ability of any of the Parent Insurance Subsidiaries to pay dividends or (iv) restrict in any material respect the conduct of business of Parent or any of the Parent Insurance Subsidiaries.

Section 4.12  Litigation.  There is no action, suit, investigation, claim, complaint, demand, summons, cease and desist letter, subpoena, injunction, notice of violation or other proceeding pending against, or threatened in writing against Parent or any of its Subsidiaries, or pending against or threatened in writing against any present or former officer, director or employee of Parent or any Subsidiary of Parent in connection with which Parent or any Subsidiary of Parent has an indemnification obligation, before any Governmental Entity (other than insurance claims litigation or arbitration arising in the ordinary course of business), which, if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby. As of the date of this Agreement, there is no Order outstanding against Parent or any of its Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

Section 4.13  Taxes.

(a) All material Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, Parent or any of its Subsidiaries have been duly filed when due (including extensions) in accordance with all applicable Laws, and all such Tax Returns are true, correct and complete in all material respects.

(b) Parent and each of its Subsidiaries has duly and timely paid or has duly and timely withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable, or, where payment is not yet due, has established in accordance with the applicable accounting standard an adequate accrual for all material Taxes on the most recent financial statements contained in the Parent SEC Documents.

(c) The federal income Tax Returns of Parent and its Subsidiaries, through the Tax year ended December 31, 2004, have closed and no federal income Tax Return through such year has been examined.

(d) There is no claim, audit, action, suit, request for written ruling, proceeding or investigation pending or threatened in writing against or with respect to Parent or any of its Subsidiaries in respect of any Tax, Tax Return or Tax Asset which (except in the case of a request for a written ruling) if determined adversely would, individually or in the aggregate, be expected to result in a material Tax deficiency.

(e) Neither Parent nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that would otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

(f) Parent and each of its Subsidiaries have withheld all material amounts required to have been withheld by them in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party; such withheld amounts were either duly paid to the appropriate Taxing Authority or set aside in accounts for such purpose. Parent and each of its Subsidiaries have reported such withheld amounts to the appropriate Taxing Authority and to each such employee, independent contractor, creditor, shareholder or any other third party, as required under applicable Law.

(g) Neither Parent nor any of its Subsidiaries is liable for any Taxes of any Person (other than Parent and its Subsidiaries) as a result of being (i) a transferee or successor of such Person, (ii) a member of an affiliated, consolidated, combined or unitary group that includes such Person as a member or (iii) a party to a tax sharing, tax indemnity or tax allocation agreement or any other agreement to indemnify such Person.

(h) Neither Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or portion thereof) ending after the Effective Date, as a result of any change in method of accounting for a taxable period ending on or prior to the Effective Date under Section 481 of the Code (or any corresponding provision of state, local or foreign Law).

(i) Except as set forth in Section 4.13(i) of the Parent Disclosure Schedule, no Subsidiary of Parent is organized in a jurisdiction other than the United States.

(j) Neither Parent nor any of its Subsidiaries has entered into any transaction that is a “listed transaction”, as defined in Treasury Regulation § 1.6011-4(b)(2).

(k) As of the date of this Agreement, neither Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance pertaining to Parent or any of its Subsidiaries that is reasonably likely to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.14  Brokers and Finders’ Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who is entitled to any fee or commission from Parent or any of its Affiliates in connection with the transactions to which Parent or Merger Sub is a party contemplated hereby.

Section 4.15  Interested Stockholder.  At the time immediately preceding the date of this Agreement, neither Parent, Merger Sub nor any of their respective Affiliates is, with respect to the Company, an “interested stockholder,” as such term is defined in Section 203 of the DGCL.

Section 4.16  No Other Representations and Warranties; Disclaimer.

(a) Except for the representations and warranties made by Parent and Merger Sub in this Article IV, neither Parent, Merger Sub nor any other Person makes any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and each of Parent and Merger Sub hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Parent and Merger Sub in this Article IV, neither Parent, Merger Sub nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent, any of its Subsidiaries or their respective businesses, or (ii) any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Company in Article III hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, Merger Sub or any of their respective Affiliates or Representatives. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges and agrees that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent, Merger Sub or any of their respective Affiliates or Representatives.

ARTICLE V

CONDUCT OF BUSINESS

Section 5.1  Conduct of Business by the Company.

(a) From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.1 of the Company Disclosure Schedule or (z) as otherwise expressly contemplated, required or permitted by this Agreement, unless Parent shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice in all material respects and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact in all material respects its business organization and goodwill and relationship with customers, third party payors, including Governmental Entities, and others with which it has material business dealings (including Partner Agents).

(b) In addition to and without limiting the generality of the foregoing, from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.1 of the Company Disclosure Schedule or (z) as otherwise expressly contemplated, required or permitted by this Agreement, unless Parent shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i) amend or propose or agree to amend, in any material respect, any of its Constituent Documents;

(ii) (A) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its capital stock, except for dividends or distributions by any wholly owned Subsidiary of the Company to the Company or to any other wholly owned Subsidiary of the Company, (B) adjust, split, combine or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock or (C) repurchase, redeem or otherwise acquire any Company Security or Company Subsidiary Security, except (1) for repurchases of Company Shares in an aggregate amount not to exceed the amount set forth in Section 5.1(b)(ii) of the Company Disclosure Schedule or (2) for repurchases of Company Shares in connection with the exercise of Options or in connection with the vesting or settlement of other equity and equity-linked awards outstanding as of the date of this Agreement or awarded after the date of this Agreement in accordance with the terms of this Agreement, in each case, as required by the terms of the relevant Incentive Plan (for purposes hereof, an exchange of Class B Shares for Common Shares in accordance with the applicable Securities Purchase Agreement between a Partner Agent and the Company shall not be considered a repurchase, redemption or acquisition of Company Securities);

(iii) issue, sell, grant, pledge, amend, grant any rights in respect of or otherwise encumber, any Company Securities or Company Subsidiary Securities or make any changes (by combination, merger, consolidation, reorganization, liquidation or otherwise) in the capital structure of the Company or any of its Subsidiaries, except for (A) the issuance of Company Shares as required pursuant to Contracts in effect prior to the date of this Agreement and made available to Parent, (B) the issuance of Company Shares, as required by the terms of the relevant Incentive Plan, in connection with the exercise of Options or the vesting or settlement of other equity or equity-linked awards outstanding as of the date of this Agreement, (C) issuances by a wholly owned Subsidiary of the Company of capital stock to the Company or another wholly owned Subsidiary of the Company, or (D) exchanges of Common Shares for Class B Shares in accordance with the applicable Securities Purchase Agreement between a Partner Agent and the Company;

(iv) merge or consolidate with any other Person or acquire any material assets or make a material investment in (whether through the acquisition of stock, assets or otherwise) any other Person, except for (A) acquisitions of inventory, equipment and software in the ordinary course of business or (B) investment portfolio transactions in accordance with the Company’s or any of its Subsidiaries’ investment guidelines;

(v) sell, lease, license, subject to a material Lien, except for a Permitted Lien, or otherwise dispose of any material assets, product lines or businesses of the Company or any of its Subsidiaries (including capital stock or other equity interests of any Subsidiary) except (A) pursuant to Contracts in effect prior to the date of this Agreement, true and correct copies of which have been made available to Parent prior to the date hereof, and ordinary course renewals thereof, (B) investment portfolio transactions in accordance with the Company’s or any of its Subsidiaries’ investment guidelines or (C) sales, leases or licenses of inventory, equipment, software and other assets in the ordinary course of business;

(vi) (A) make any loans, advances or capital contributions to any other Person, except (1) by the Company or any of its Subsidiaries to or in the Company or any of its Subsidiaries and (2) for investment portfolio transactions in accordance with the Company’s or any of its Subsidiaries’ investment guidelines in effect on the date hereof; (B) create, incur, guarantee or assume any indebtedness, except for (1) transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (2) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness on materially no less favorable terms, (3) guarantees by the Company on materially no less favorable terms to replace or renew any existing guarantee of existing indebtedness for borrowed money of Subsidiaries of the Company or (4) indebtedness for borrowed money incurred pursuant to agreements in effect prior to the date of this Agreement and set forth in Section 5.1(b)(vi) of the Company Disclosure Schedule; (C) make or commit to make any capital expenditure other than capital expenditures set forth in the Company’s capital budget for fiscal 2009 previously made available to Parent; or (D) cancel any debts of any Person to the Company or any Subsidiary of the Company or waive any claims or rights of material value, except for cancellations or waivers in the ordinary course of business;

(vii) except as required by Contracts in effect prior to the date of this Agreement, true and correct copies of which have been made available to Parent prior to the date hereof, or Company Benefit Plans, (A) increase the compensation or other benefits payable or provided to the Company’s directors or to employees at or above the Vice President level; (B) except in the ordinary course of business consistent with past practice, increase the compensation or other benefits payable or provided to the Company’s employees below the Vice President level (the ordinary course including, for this purpose, the employee salary and short- and long-term incentive compensation review process and related adjustments substantially as conducted each year), provided that the Company may make cash incentive grants to new hires in a value substantially equivalent to the value of equity awards historically granted to new hires in the ordinary course of business; (C) enter into any employment, change of control, severance or retention agreement with any employee of the Company (except (1) for an agreement, other than a change of control agreement, with an employee below the Vice President level who has been hired to replace a similarly situated employee who is a party to an existing employment agreement (such new agreement to contain substantially similar terms to the existing agreement), (2) for renewals or replacements of existing employment agreements with current employees upon expiration of the term of the applicable agreement on substantially the same terms as the previous agreement, or (3) separation agreements entered into with employees in the ordinary course of business consistent with past practice in connection with terminations of employment; provided, that the Company shall not enter into any separation agreement or arrangement without obtaining a general release of claims from the applicable employee); or (D) except as permitted pursuant to clause (C) above, establish, adopt, enter into or amend any Company Benefit Plan for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as would not result in a material increase in cost to the Company or as is required (x) to comply with Section 409A of the Code or (y) by the terms of such agreement, plan, trust, fund, policy or arrangement;

(viii) (A) settle or compromise any material claim, audit, arbitration, suit, investigation, complaint or other proceeding in excess of the amount of the corresponding reserve established on the consolidated balance sheet of the Company as reflected in the most recent applicable Company SEC Document plus any applicable third party insurance proceeds, except (1) as required by any Contract in effect prior to the date of this Agreement, true and correct copies of which have been made available to Parent prior to the date hereof, (2) for any settlements or compromises of insurance claims or litigation or arbitration arising in the ordinary course of business, or (3) for any settlements or compromises involving total aggregate payments not in excess of the amount set forth in Section 5.1(b)(viii) of the Company Disclosure Schedule, it being understood that this subsection (3) shall be in addition to and not in limitation of subsections (1) and (2) above, or (B) enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material claim or audit that would materially restrict the operations of the business after the Effective Time;

(ix) (A) modify or amend in any materially adverse respect or terminate any Material Contract, (B) enter into any successor agreement to an expiring Material Contract that changes the terms of the expiring Material Contract in a way that is materially adverse to the Company or any Subsidiary of the Company or (C) enter into any new agreement that would have been considered a Material Contract if it were entered into at or prior to the date hereof;

(x) effect or permit a “plant closing” or “mass layoff” as those terms are defined in Worker Adjustment and Retraining Notification Act of 1988 (together with any similar state or local Law, “WARN”) without complying with the notice requirements and all other provisions of WARN;

(xi) except as required by applicable Law or changes in GAAP or SAP, materially change any of its accounting policies (whether for financial accounting or Tax purposes);

(xii) except in the ordinary course of business and in a manner consistent with past practice (A) make or rescind any Tax election, (B) settle or compromise any claim related to Taxes, (C) enter into a written and legally binding agreement with a Taxing Authority relating to Taxes or (D) amend any Tax Return;

(xiii) (A) make a request for a written ruling of a Taxing Authority relating to Taxes or (B) change any of its methods of reporting income or deductions (including changes in methods of accounting) for federal income Tax purposes from those employed in the preparation of its federal income Tax Returns for the taxable year ended December 31, 2007 other than any change that may be required under the Code and the Treasury Regulations promulgated thereunder;

(xiv) take any action that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(xv) enter into or renew or extend any agreements or arrangements that materially limit or otherwise restrict the Company or any Subsidiary of the Company or any of their respective Affiliates or any successor thereto, or that would, after the Effective Time, limit or restrict Parent or any of its Affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

(xvi) terminate, cancel, amend or modify any insurance policies maintained by it covering the Company or any of its Subsidiaries or their respective properties which is not replaced by a comparable amount of insurance coverage;

(xvii) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(xviii) alter or amend in any material respect any existing reinsurance, underwriting, claim handling, loss control, investment, actuarial, financial reporting or accounting practices, guidelines or policies (including compliance policies) or any material assumption underlying an actuarial practice or policy, in each case except as may be required by applicable Law, GAAP or SAP;

(xix) take any action that would reasonably be expected to (A) result in any condition to the Merger set forth in Article VII not being satisfied or (B) prevent, materially delay or materially impede the consummation of the Merger or any other transactions contemplated by this Agreement; or

(xx) authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

Section 5.2  Conduct of Business by Parent.  From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.2 of the Parent Disclosure Schedule or (z) as otherwise expressly contemplated, required or permitted by this Agreement, unless the Company shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a) (A) amend or propose or agree to amend any of its Constituent Documents in such a manner that would cause holders of Common Stock that receive Parent Common Stock pursuant to the Merger to be treated differently than holders of Parent Common Stock or (B) declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to such shares of capital stock or other ownership interests (except that a wholly owned Subsidiary may declare and pay a dividend to its parent and Parent may declare and pay regular quarterly dividends in the ordinary course of business);

(b) take any action that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(c) adopt a plan of complete or partial liquidation or dissolution with respect to Parent or resolutions providing for or authorizing such a liquidation or dissolution;

(d) take any action that would reasonably be expected to (A) result in any condition to the Merger set forth in Article VII not being satisfied or (B) prevent, materially delay or materially impede the consummation of the Merger or any other transactions contemplated by this Agreement; or

(e) authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1  Preparation of the Proxy Statement/Prospectus and Form S-4.

(a) As promptly as reasonably practicable after the date of this Agreement, but in any event within forty (40) days hereof, (i) the Company shall prepare, together with Parent, and file with the SEC the proxy statement (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”) to be mailed to the stockholders of the Company relating to the Company Stockholders Meeting and (ii) Parent shall prepare, together with the Company, and file with the SEC a registration statement on Form S-4 (of which the Proxy Statement/Prospectus shall be a part) with respect to the issuance of Parent Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the “Form S-4”). Each of Parent and the Company shall use its reasonable best efforts to have the Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC, in each case, as promptly as reasonably practicable, and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the other transactions contemplated hereby. Parent shall furnish to the Company all information as may be reasonably requested by the Company in connection with any such action and the preparation, filing and mailing of the Proxy Statement/Prospectus and the Company shall furnish to Parent all information as may be reasonably requested by Parent in connection with any such action and the preparation and filing of the Form S-4. Subject to applicable Law, as promptly as reasonably practicable after the SEC or its staff advises that it has no further comments on the Proxy Statement/Prospectus or that the Company may commence mailing the Proxy Statement/Prospectus, the Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the stockholders of the Company. No filing of, or amendment or supplement to, the Proxy Statement/Prospectus or the Form S-4, as applicable, shall be made by the Company or Parent, as applicable, and no response to any comments of the SEC or its staff with respect thereto shall be submitted by the Company or Parent, as applicable, without providing the other party a reasonable opportunity to review and comment thereon and giving due consideration to inclusion in the Proxy Statement/Prospectus or Form S-4, as applicable, or any such response comments reasonably proposed by either party. If at any time prior to the Effective Time, any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement/Prospectus or Form S-4, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, mailed to the stockholders of the Company. Both parties shall notify the other party promptly of the receipt of notice of the time when the Form S-4 shall become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any comments from the SEC or the staff of the SEC with respect to the Proxy Statement/Prospectus or the Form S-4, as applicable, and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement/Prospectus or Form S-4, as applicable, or for additional information. The Company or Parent, as applicable, shall respond promptly to any comments or requests from the SEC or the staff of the SEC and shall supply the other party with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement/Prospectus or the Form S-4.

(b) None of the information supplied or to be supplied by the Company or Parent for inclusion or incorporation by reference into (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/Prospectus will, at the date of mailing to stockholders and at the time of the Company Stockholders Meeting to be held in connection with the Merger, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, in each case of (i) and (ii), neither party shall be responsible or liable for any statements made or incorporated by reference therein based on information supplied by the other party for inclusion or incorporation by reference therein.

(c) Each of the Company and Parent shall cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder, except that no representation or warranty shall be made by either party with respect to statements made or incorporated by reference therein based on information supplied by the other party for inclusion or incorporation by reference in the Proxy Statement/Prospectus or Form S-4. Parent and the Company shall make any necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder.

(d) Each party will take any action required to be taken under any applicable state or foreign securities Laws in connection with the Merger or, in the case of Parent, the issuance of Parent Common Stock in the

Merger and each party shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action.

Section 6.2  Stockholders Meeting; Company Board Recommendation.  As promptly as reasonably practicable after the SEC or its staff advises that it has no further comments on the Proxy Statement/Prospectus or that the Company may commence mailing the Proxy Statement/Prospectus, but in any event within forty-five (45) days thereof, the Company, acting through its Board of Directors, and in accordance with applicable Law and the rules and regulations of Nasdaq, shall (a) unless this Agreement is validly terminated pursuant to Article VIII, duly call, give notice of, convene and hold a meeting of the stockholders of the Company for the purpose of obtaining the Requisite Stockholder Vote and such other matters as the Board of Directors of the Company may decide (the “Company Stockholders Meeting”) and use reasonable best efforts to solicit and secure the Requisite Stockholder Vote in accordance with applicable legal requirements; provided, however, that the Company shall be permitted to delay or postpone convening the Company Stockholders Meeting (i) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement/Prospectus or the Form S-4 required to be provided to the stockholders of the Company is so provided, (ii) if as of the time at which the Company Stockholders Meeting is originally scheduled there are insufficient shares of Common Stock represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or (iii) for the purpose of soliciting additional proxies, if proxies granted by the time of the Company Stockholders Meeting are insufficient to obtain the Requisite Stockholder Vote; provided, that the Company shall reconvene or reschedule the Company Stockholders Meeting as soon as practicable after such adjournment or postponement; and (b) subject to Section 6.3(d), include in the Proxy Statement/Prospectus the Company Board Recommendation.

Section 6.3  No Solicitation.

(a) The Company agrees that it shall, and shall cause its Subsidiaries, directors, officers and employees to, and shall use its reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Takeover Proposal. Except as permitted by Section 6.3(b), the Company shall not, and shall cause each of its Subsidiaries, directors, officers and employees not to, and shall use its reasonable best efforts to cause its other Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or knowingly facilitate, any Takeover Proposal or the making or consummation thereof or (ii) enter into, continue or otherwise participate in any discussions (except, in response to an inquiry from such Person, to notify such Person of the existence of the provisions of this Section 6.3) or negotiations regarding, or furnish to any Person any non-public material information in connection with, any Takeover Proposal. Except in connection with a Superior Proposal and after complying with the provisions of Section 6.3(d) and Section 6.3(e), including Section 6.3(d)(ii), the Company agrees that it shall not, and shall cause its Subsidiaries, directors, officers and employees not to, and shall use its reasonable best efforts to cause its other Representatives not to, terminate, amend, modify, waive or fail to enforce any provision of any “standstill” or similar obligation of any Person with respect to any Takeover Proposal. The Company agrees that any material violations of the restrictions set forth in this Section 6.3(a) by any Representative of the Company shall be deemed to be a breach by the Company.

(b) Notwithstanding the provisions of the second sentence of Section 6.3(a), at any time prior to obtaining the Requisite Stockholder Vote, in response to an unsolicited, bona fide, written Takeover Proposal received after the date of this Agreement which did not arise as a result of a breach of the Company’s obligations under Section 6.3(a), (A) the Company and its Representatives may contact such Person making such Takeover Proposal (and its representatives) solely to clarify the terms and conditions thereof and (B) if the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel) that the failure to take such actions would, or would reasonably be expected to, be inconsistent with its fiduciary duties under applicable Law, the Company and its Representatives may (1) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its representatives), provided that (A) prior to so furnishing such information the Company has entered into a confidentiality agreement with such Person containing standstill provisions no less restrictive to such Person than the standstill provisions of the Confidentiality Agreement are to Parent, its Affiliates and their respective

Representatives and otherwise on terms not less restrictive in the aggregate to such Person than the provisions of the Confidentiality Agreement are to Parent, its Affiliates and their respective Representatives and (B) all such information has previously been provided or made available to Parent or its Representatives or is provided or made available to Parent or its Representatives prior to or substantially concurrent with the time it is provided to such Person; and (2) participate in discussions or negotiations with the Person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal.

(c) Except as permitted by Section 6.3(d), none of the Board of Directors of the Company nor any committee thereof shall (i) withdraw (or modify or qualify in a manner adverse to Parent) the Company Board Recommendation, including by amendment or supplement to the Joint Proxy Statement/Prospectus or the Form S-4, (ii) fail to include the Company Board Recommendation in the Proxy Statement/Prospectus, (iii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Takeover Proposal (any action described in these clauses (i), (ii) or (iii) being referred to as a “Recommendation Withdrawal”), or (iv) allow the Company or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar Contract (other than a confidentiality agreement referred to in Section 6.3(b)) providing for, with respect to, or in connection with, any Takeover Proposal; provided, however, that (A) the delivery by the Company, the Board of Directors of the Company or any committee thereof of any notice specified in Section 6.3(e) shall not be deemed to be or constitute a Recommendation Withdrawal and (B) the provision of factual information by the Company to its stockholders shall not be deemed to be or constitute a Recommendation Withdrawal so long as the disclosure through which such factual information is conveyed, taken as a whole, is not contrary to or materially inconsistent with the Company Board Recommendation.

(d) Notwithstanding the provisions of Section 6.3(c), at any time prior to obtaining the Requisite Stockholder Vote, and subject in each case to the prior compliance with Section 6.3(e), (i) the Board of Directors of the Company and/or any authorized committee thereof may make a Recommendation Withdrawal if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; or (ii) without limiting the effect of the Section 6.3(c) proviso and Section 6.3(d)(i) and the rights provided for thereunder, in response to an unsolicited, bona fide, written Takeover Proposal which did not arise as a result of a breach of the Company’s obligations under Section 6.3(a) and that the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, the Company may terminate this Agreement pursuant to Section 8.1(d)(ii) and this Section 6.3(d)(ii) and, concurrently with such termination, may enter into a definitive agreement with respect to such Superior Proposal; provided, that Parent shall have the option, exercisable within four (4) Business Days following the notice referred to in Section 6.3(e)(ii)(A), to cause this Agreement and the plan of merger contained herein to be submitted for the Requisite Stockholder Vote and, if Parent exercises this option, then the Board of Directors of the Company shall promptly give notice of, convene and hold the Company Stockholders Meeting and the Company shall not be entitled to terminate this Agreement pursuant to Section 8.1(d)(ii) and this Section 6.3(d)(ii) or to enter into a definitive agreement with respect to such Superior Proposal prior to any termination of this Agreement in accordance with its terms and provided, further, that the Company shall not terminate this Agreement pursuant to Section 8.1(d)(ii) and this Section 6.3(d)(ii), and any such purported termination shall be void and of no force or effect, unless the Company pays to Parent the fee and expenses payable pursuant to Section 8.3(e) prior to or concurrently with such termination. For the avoidance of doubt, Parent’s exercise or failure to exercise its option to force the Company Stockholders Meeting to be convened and held shall in no way affect Parent’s rights to terminate this Agreement or to the Termination Fee or the Transaction Expenses.

(e) Notwithstanding anything to the contrary contained in this Agreement, neither the Board of Directors of the Company nor any authorized committee thereof may make a Recommendation Withdrawal or terminate this Agreement pursuant to Section 8.1(d)(ii) and Section 6.3(d)(ii), unless (i) if such Recommendation Withdrawal is not being made as a result of a Superior Proposal, the Company shall have provided to Parent four (4) Business Days prior written notice advising Parent that the Board of Directors of the Company intends to take such action and specifying the reasons therefor or (ii) if such Recommendation Withdrawal or termination is being made as a result of a Superior Proposal, (A) the Company shall have provided to Parent four (4) Business Days prior written notice advising Parent that the Board of Directors of the Company intends to take such action and specifying the reasons therefor, as well as the material terms and conditions of any Superior Proposal (including the identity of the Person making such Superior Proposal and copies of all documents or correspondence evidencing such Superior Proposal), (B) during such four (4) Business Day period, if requested by Parent, the Company shall have, and shall have caused its Subsidiaries, directors, officers and employees to have, and shall have used its reasonable best efforts to cause its other Representatives to have, engaged in good faith negotiations with Parent regarding any amendment to this Agreement proposed in writing by Parent and (C) at the end of such four (4) Business Day period such Takeover Proposal continues to constitute (in the good faith judgment of the Board of Directors) a Superior Proposal after taking into account any such amendments that Parent shall have agreed to make prior to the end of such four (4) Business Day period. The parties understand and agree that to comply with this Section 6.3(e) any material revisions to the terms of such Superior Proposal shall require the Company to deliver to Parent a new notice and to continue negotiations during a new negotiation period, as contemplated by subclauses (A), (B) and (C) of this Section 6.3(e) above.

(f) In addition to the obligations of the Company set forth in the other provisions of this Section 6.3, the Company shall as promptly as practicable (and in any event within 24 hours after receipt) (i) advise Parent orally and in writing of (A) any Takeover Proposal, the material terms and conditions of any such Takeover Proposal (including any material changes thereto) and the identity of the Person making the Takeover Proposal and (B) any request for non-public information relating to the Company or any Subsidiary of the Company other than requests for information not reasonably expected to be related to a Takeover Proposal and (ii) provide to Parent copies of all documents or correspondence evidencing such Takeover Proposal or request. The Company shall thereafter keep Parent reasonably informed on a reasonably current basis of the status of any such Takeover Proposal (including any material change to the terms thereof) or request.

(g) Nothing contained in this Section 6.3 shall prohibit the Company or the Board of Directors of the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 under the Exchange Act, (ii) making any disclosure to the stockholders of the Company if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law or (iii) informing any Person, in response to an unsolicited inquiry from such Person, of the existence of the provisions contained in this Section 6.3; provided that (A) nothing in Section 6.3(g)(ii) shall limit the Company’s or its Board of Directors’ or authorized committee’s obligation to comply with Section 6.3(c), Section 6.3(d) and 6.3(e) with respect to a Recommendation Withdrawal or a Superior Proposal, and (B) any disclosure made pursuant to Item 1012(a) of Regulation M-A, Rule 14d-9 or Rule 14e-2(a) shall be deemed to be a Recommendation Withdrawal, unless the response of the Company’s Board of Directors or an authorized committee thereof (x) is one of a rejection, (y) an “expression of no opinion” or (z) a statement that it is unable to take a position and in the case of subclauses (y) and (z), concurrently therewith, expressly reaffirms the Company Board Recommendation to the Company’s stockholders, in any event, it being understood that a “stop, look and listen” communication (or any similar communication) to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act shall not be deemed to be or constitute a Recommendation Withdrawal.

(h) For purposes of this Agreement:

“Takeover Proposal” means any proposal or offer relating to (i) any direct or indirect purchase or other acquisition, in one transaction or a series of related transactions, by any Person or group (other than Parent or any of its Subsidiaries) of shares of voting or equity securities of the Company representing more than twenty percent (20%) of the voting securities or such class of equity securities, respectively, of the Company outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or group that, if consummated in accordance with its terms, would result in such Person or group beneficially owning more than twenty percent (20%) of such voting securities or class of equity securities, as the case may be, of the Company outstanding after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase or other acquisition, in one transaction or a series of related transactions, by any Person of assets (including equity securities of any Subsidiary of the Company) or businesses that constitute more than twenty percent (20%) of the assets (measured by the fair market value thereof) or account for more than twenty percent (20%) of the net income of the Company and its Subsidiaries, taken as a whole; or (iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries pursuant to which any Person or group (other than Parent or any of its Subsidiaries) would hold shares of voting or equity securities of the Company representing more than twenty percent (20%) of the voting securities or such class of equity securities, respectively, of the Company or of any resulting parent company of the Company outstanding after giving effect to the consummation of such transaction.

“Superior Proposal” means a bona fide, unsolicited Takeover Proposal (with all references to (i) “more than twenty percent (20%)” when referring to the voting securities or equity securities of the Company (or of any resulting parent company of the Company) in the definition of “Takeover Proposal” being deemed to be a reference to “more than seventy-five percent (75%),” and (ii) “more than twenty percent (20%)” when referring to the assets or the net income of the Company and its Subsidiaries in the definition of Takeover Proposal being deemed to be references to “all or substantially all”) made in writing that is on terms that the Board of Directors of the Company determines in good faith (after consulting with its financial advisor and outside legal counsel), taking into account the legal, financial, regulatory, timing and other aspects of the Takeover Proposal and the Person making the Takeover Proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (A) is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated hereby (including any written offer by Parent capable of acceptance by the Company to amend this Agreement in accordance with Section 6.3(e) which is received prior to the expiration of the applicable negotiation period under Section 6.3(e)), and (B) is fully financed or reasonably capable of being fully financed, reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed.

Section 6.4  Access to Information.  The Company shall, and shall cause each of its Subsidiaries to, afford the Representatives of Parent reasonable access during normal business hours to the Company’s and its Subsidiaries’ properties, books, records, Contracts and personnel, and shall furnish, and shall cause to be furnished, as promptly as reasonably practicable to Parent (a) a copy of each report, schedule and other document received, filed, furnished, published or announced by it during such period pursuant to the requirements of federal or state securities Laws or any Governmental Entity and (b) all other information concerning the Company’s and its Subsidiaries’ business, properties and personnel as Parent may reasonably request; provided that the Company may restrict the foregoing access to those Persons who have entered into or are bound by a confidentiality agreement with the Company or to the extent required by applicable Law. Without limiting the generality of the foregoing, from the date hereof through the Effective Time, to the extent permissible under applicable Law (a) and subject to Parent entering into customary confidentiality agreements, the Company shall, and shall cause each of its Subsidiaries to, make available to Parent and, if desired by Parent, Parent’s actuary, independent or otherwise, a true and complete copy of all actuarial reports prepared by actuaries, independent or otherwise, with respect to any Company Insurance Subsidiary, all material attachments, addenda, supplements and modifications thereto, and all work papers of actuaries, independent or otherwise, with respect thereto and with respect to the Company Actuarial Analyses, in each case, to the extent not provided prior to the date hereof, and the Company shall consult with Parent (and consider in good faith the advice of Parent and Parent’s independent actuary, if any) with respect to setting the Company’s loss and loss adjustment expense reserves and (b) the Company shall, and shall cause each of its Subsidiaries to reasonably cooperate with Buyer in its investigation of the Company and its Subsidiaries and their respective businesses and in its integration planning, including in connection with the integration of the Company’s Insurance Subsidiaries into pooling arrangements with Parent’s insurance company Subsidiaries. All such access shall be subject to reasonable restrictions imposed from time to time with respect to the provision of privileged communications or any applicable confidentiality agreement with any Person. In conducting any inspection of any properties of the Company and its Subsidiaries, Parent and its Representatives shall not (i) materially interfere with the business of the Company or any of its Subsidiaries conducted at such property or (ii) damage any property or any portion thereof. Prior to the Effective Time, Parent and its Representatives shall not have the right to conduct environmental testing or sampling at any of the facilities or properties of the Company or any of its Subsidiaries. All information obtained pursuant to this Section 6.4 shall continue to be governed by the Confidentiality Agreement which shall remain in full force and effect in accordance with its terms. No investigation pursuant to this Section 6.4 shall affect the representations and warranties or conditions to the obligations of the parties contained herein.

Section 6.5  Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each of the Company, Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws and regulations to consummate the transactions contemplated hereby as soon as reasonably possible after the date of this Agreement (and in any event no later than the Outside Date), including (i) preparing and filing as promptly as practicable all documents to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, clearances, waivers, licenses, orders, registrations, authorizations, approvals and permits contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary or advisable to make all necessary filings and obtain all such consents, clearances, waivers, licenses, orders, registrations, authorizations, approvals and permits (including providing all necessary information and documentary material and providing personnel as necessary to attend any regulatory meetings, hearings or other proceedings). In furtherance and not in limitation of the foregoing, each of the Company, Parent and Merger Sub agrees to make, as promptly as reasonably practicable after the date of this Agreement and in any event within twenty-five (25) days of the date of this Agreement, (A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act, (B) appropriate filings required by the Transaction Approvals and (C) all other necessary filings with any other Governmental Entity with respect to the transactions contemplated hereby and to supply as promptly as practicable any additional information and documentary material that may be reasonably requested pursuant to such requirements and to use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of the Transaction Approvals to occur in the most expeditious manner practicable. The Company and Parent will each request early termination of the waiting period with respect to the Merger under the HSR Act.

(b) To the extent permissible under applicable Law or any rule, regulation or restriction of any Governmental Entity, each of the Company, Parent and Merger Sub shall, in connection with the efforts referenced above to obtain all requisite approvals, clearances and authorizations for the transactions contemplated hereby under the HSR Act or any other approval of a Governmental Entity (including the Transaction Approvals), use its reasonable best efforts to (i) cooperate in all respects with each other party in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by any private party, (ii) keep the other parties apprised of the status of matters relating to completion of the transactions contemplated hereby and promptly inform the other parties of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity and of any material communication received or given in connection with any proceeding by any private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the other parties, or the other parties’ legal counsel, to review any filing, submission or other communication given by it to the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by any private party, with any other Person (it being understood that each party shall, without limitation, have the right to review in advance, subject to applicable Laws relating to the exchange of information, all of the information relating to such party, and any of its respective Subsidiaries, which appears in any filing made with, or materials submitted to, any third party or any Governmental Entity, with respect to this Agreement or the Merger), (iv) consult with the other parties in advance of any meeting, conference, conference call, discussion or communication with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by any private party, with any other Person and (v) to the extent permitted by such Governmental Entity or other Person, give the other parties the opportunity to attend and participate in such meetings, conferences, conference calls, discussions and communications.

(c) If any objections are asserted with respect to the transactions contemplated hereby under any applicable Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any applicable Law, each of the Company, Parent and Merger Sub shall use its reasonable best efforts to resolve any such objections or challenges as such Governmental Entity or private party may have to such transactions under such applicable Law so as to permit consummation of the transactions contemplated hereby on the terms set forth in this Agreement as soon as reasonably possible after the date of this Agreement (and in any event no later than the Outside Date).

(d) Notwithstanding anything to the contrary herein, Parent shall not be required to take any actions pursuant to this Section 6.5 (and the Company shall not, and shall cause its Subsidiaries, directors, officers and employees not to, and shall use its reasonable best efforts to cause its other Representatives not to, take any actions, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed)) which if undertaken would, individually or in the aggregate, reasonably be expected to have (1) a Company Material Adverse Effect or (2) a Parent Material Adverse Effect (it being agreed that for purposes of this clause (2) a “Parent Material Adverse Effect” shall be deemed to occur at the level of materiality at which the event, change, circumstance or effect in question, if it were an effect on the Company and its Subsidiaries instead of Parent and its Subsidiaries, would constitute a Company Material Adverse Effect) (clause (1) or (2), a “Regulatory Material Adverse Effect”).

Section 6.6  Employee Matters.

(a) Until the second anniversary of the Effective Time (the “Benefits Continuation Period”), the Surviving Corporation shall provide, or cause to be provided, for those employees of the Company and its Subsidiaries who continue as employees of the Surviving Corporation or any of its Subsidiaries during all or a portion of the Benefits Continuation Period (the “Continuing Employees”), either (i) employee benefits substantially similar in the aggregate to the employee benefits in effect immediately prior to the Effective Time, (ii) Parent’s employee benefit plans on the same terms as similarly-situated employees of Parent and its Subsidiaries or (iii) a combination of (i) and (ii), in each case in the discretion of Parent. Until December 31, 2010, the Surviving Corporation shall provide, or cause to be provided, for Continuing Employees, compensation opportunities (including salary, wages and bonus opportunities but excluding equity incentive opportunities) substantially similar in the aggregate to the compensation opportunities in effect immediately prior to the Effective Time. Nothing herein shall be deemed to be a guarantee of employment for any current or former employee of the Company or any of its Subsidiaries, or to restrict the right of Parent or the Surviving Corporation to terminate any such employee or to give any person any right to any specific terms or conditions of employment.

(b) The Surviving Corporation shall (i) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of Parent or the Surviving Corporation that a Continuing Employee is eligible to participate in following the Effective Time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such Continuing Employee immediately prior to the Effective Time under the analogous Company Benefit Plan in which such Continuing Employee participated, (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements, and (iii) recognize service prior to the Effective Time with the Company and any of its Subsidiaries for purposes of eligibility to participate and vesting and level of benefits (but not for purposes of benefits accrual under any defined benefit pension plan) to the same extent such service was recognized by the Company or any of its Subsidiaries under the analogous Company Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service.

(c) From and after the Effective Time, except as otherwise agreed in writing between Parent and a Company employee, Parent will cause the Surviving Corporation and its Subsidiaries to honor, in accordance with its terms (including any rights of amendment, modification or termination provided therein), (i) each existing employment, change in control, severance and termination protection plan or agreement between the Company or any of its Subsidiaries and any officer, director or employee, (ii) all obligations in effect as of the Effective Time under any bonus, bonus deferral and vacation plans, programs or agreements of the Company or any of its Subsidiaries and (iii) all obligations in effect as of the Effective Time pursuant to any outstanding retention or equity based plans, programs or agreements, and all vested and accrued benefits under any employee benefit, employment compensation or similar plans, programs, agreements or arrangements of the Company or any of its Subsidiaries.

(d) With respect to matters described in this Section 6.6 (and the matters described in Section 1.7), the Company shall consult with Parent (and consider in good faith the advice of Parent) prior to sending any material notices or other material communication materials to its employees or former employees. Prior to the Effective Time, subject to applicable Law, the Company shall provide Parent with reasonable access to such employees and contact information for former employees for purposes of Parent providing reasonable notices or other communication materials regarding Parent compensation and benefit plans and the matters described in this Section 6.6 (and the matters described in Section 1.7), provided that such notices or other communication materials are reasonably approved in advance by the Company.

(e) Notwithstanding anything herein to the contrary, any Continuing Employee who terminates employment during the period ending on the second anniversary of the Effective Time shall be entitled to severance pay and benefits no less favorable than the severance pay and benefits such Continuing Employee would have been entitled to pursuant to the severance plans and arrangements in effect immediately prior to the Effective Time.

(f) Nothing contained herein, whether express or implied, (i) shall be treated as an amendment or other modification of any Company Benefit Plan or (ii) subject to the requirements of this Section 6.6, shall limit the right of Parent or the Surviving Corporation or any of its Subsidiaries to amend, terminate or otherwise modify any Company Benefit Plan following the Closing Date.

Section 6.7  Expenses.  Except as otherwise set forth herein to the contrary, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses. As used in this Agreement, “Expenses” includes all out-of-pocket fees and expenses (including all reasonable fees and expenses of outside counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, filing, printing and mailing of the Proxy Statement/Prospectus and the solicitation of the Requisite Stockholder Vote.

Section 6.8  Transfer Taxes.  The Company and Parent shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer and stamp Taxes, and transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated hereby.

Section 6.9  Tax Treatment.  It is the intention of the parties that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder, and that this Agreement shall constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the US Treasury regulations. Each party shall use commercially reasonable efforts to cause the Merger to so qualify. Each party shall provide the other party with officer’s certificates at such time or times as may be reasonably requested in order to enable the respective counsel of such parties to render the opinions set forth in Sections 7.2(e) and 7.3(d), such certificates to be substantially in the form of Exhibits B and C (allowing for such amendments to such Exhibits as counsel reasonably deem necessary for purposes of rendering such opinions or to account for changes in facts or circumstances as of the Closing Date); provided that no party shall be required to deliver any such certificate if any representations contained therein would be inaccurate or untrue.

Section 6.10  Directors’ and Officers’ Indemnification and Insurance.

(a) From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permitted by Law (including to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors), indemnify and hold harmless (and advance expenses, provided the Person to whom expenses are advanced provides a reasonable and customary undertaking (which shall not include posting of any collateral) to repay such advances if it is ultimately determined that such Person is not entitled to indemnification) the present and former directors and officers of the Company and its Subsidiaries, or any fiduciaries under any Company Benefit Plan (each, an “Indemnified Party”) against any and all costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of, relating to or in connection with any circumstances, developments or matters in existence, or acts or omissions occurring or alleged to occur prior to or at the Effective Time, including the approval of this Agreement or the transactions contemplated hereby or arising out of or pertaining to the transactions contemplated hereby, whether asserted or claimed prior to, at or after the Effective Time, to the same extent such Indemnified Parties are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to the Certificate of Incorporation and Bylaws of the Company and the agreements listed on Section 6.10(e) of the Company Disclosure Schedule between the Company and any of the Indemnified Parties.

(b) Subject to the next sentence, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, at no expense to the beneficiaries, either (i) continue to maintain in effect for six (6) years from the Effective Time directors’ and officers’ liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the Indemnified Parties as the Company’s currently existing directors’ and officers’ liability insurance and fiduciary liability insurance (the “Current Insurance”) with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated hereby), or (ii) purchase a six (6) year extended reporting period endorsement with respect to the Current Insurance (a “Reporting Tail Endorsement”) and maintain this endorsement in full force and effect for its full term. To the extent purchased after the date hereof and prior to the Effective Time, such insurance policies shall be placed through such broker(s) and with such insurance carriers as may be specified by Parent and as are reasonably acceptable to the Company; provided that such insurance carrier has at least an “A−” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance. Notwithstanding the foregoing, in no event shall Parent or the Surviving Corporation be required to expend for any such policies contemplated by this Section 6.10(b) an annual premium (measured for “tail” purposes by reference to 1/6th the premium paid therefor) amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; provided further that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall obtain a policy with, in the Surviving Corporation’s good faith determination, the greatest coverage available for a cost not exceeding such amount. Notwithstanding the first sentence of this Section 6.10(b), but subject to the second and third sentences of this Section 6.10(b), the Company shall be permitted at its sole and exclusive option to purchase a Reporting Tail Endorsement prior to the Effective Time.

(c) The certificate of incorporation and bylaws of the Surviving Corporation shall include provisions for indemnification, advancement of expenses and exculpation of the Indemnified Parties on the same basis as set forth in the Constituent Documents of the Company in effect on the date of this Agreement. Following the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the provisions in its certificate of incorporation and bylaws providing for indemnification, advancement of expenses and exculpation of Indemnified Parties, as applicable, with respect to the facts or circumstances occurring at or prior to the Effective Time, to the fullest extent permitted from time to time under applicable Law, which provisions shall not be amended except as required by applicable Law or except to make changes permitted by applicable Law that would enlarge the scope of the Indemnified Parties’ indemnification rights thereunder.

(d) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provisions to be made prior to the consummation of any transaction of the type described in clause (i) or clause (ii) of this sentence so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.10.

(e) From and after the Effective Time, Parent and the Surviving Corporation agree not to, directly or indirectly, amend, modify, limit or terminate the advancement of expenses, exculpation and indemnification provisions of the agreements listed on Section 6.10(e) of the Company Disclosure Schedule between the Company and any of the Indemnified Parties, or any such provisions contained in the Surviving Corporation’s Constituent Documents.

(f) This Section 6.10 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and their heirs, legal representatives and assigns and shall be binding on all successors and assigns of Parent and the Surviving Corporation. Each Indemnified Party shall be a third-party beneficiary of this Section 6.10, and entitled to enforce the covenants contained in this Section 6.10. If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 6.10 that is denied by Parent and/or the Surviving Corporation, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification, then Parent or the Surviving Corporation shall pay such Indemnified Party’s costs and expenses, including reasonable legal fees and expenses, incurred in connection with pursuing such claim against Parent and/or the Surviving Corporation. The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the Constituent Documents of the Company, the Constituent Documents of any of the Company’s Subsidiaries or the Surviving Corporation or under any applicable Contracts, insurance policies or Laws.

Section 6.11  Public Announcements.  The parties agree that the initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release approved in advance by the Company and Parent. Following such initial press release, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, however, that the restrictions set forth in this Section 6.11 shall not apply to any release or public statement (a) made or proposed to be made by the Company in accordance with Section 6.3 or (b) in connection with any dispute between the parties regarding this Agreement or the transactions contemplated hereby. The Company shall provide Parent with its stockholder lists and allow and facilitate Parent’s contact with the stockholders of and prospective investors in the Company and following a Recommendation Withdrawal, such contacts may be made by Parent and its Representatives without regard to the foregoing limitations of this Section 6.11.

Section 6.12  Notification.  The Company shall promptly notify Parent, and Parent shall promptly notify the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with the transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, (b) any matter (including a breach of any representation, warranty, covenant or agreement contained in this Agreement) that would reasonably be expected to lead to the failure to satisfy any of the conditions to Closing in Article VII and (c) any action, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the transactions contemplated hereby. Failure to comply with this Section 6.12 shall not result in the failure of any condition under Article VII to be satisfied, unless such condition would have otherwise been satisfied but for such failure to comply with this Section 6.12.

Section 6.13  Section 16(b).  The Company and Parent shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company or acquisitions of equity securities of Parent (and, in each case, derivative securities) in connection with the transactions contemplated hereby by each individual who is a director or executive officer of the Company or Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.14  Listing of Parent Common Stock.  Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued and the shares of Parent Common Stock to be reserved for issuance upon exercise of Options to be approved for listing, upon official notice of issuance, on the Nasdaq.

Section 6.15  Delisting of Common Stock.  Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Common Stock from Nasdaq and terminate its registration under the Exchange Act; provided that such delisting and termination shall not be effective until after the Effective Time.

Section 6.16  Principal Executive Offices of the Surviving Corporation.  Parent acknowledges its current intention to maintain the Surviving Corporation’s principal executive offices in Chicago, Illinois following the Effective Time.

Section 6.17  Partner Agent Program Agreement Amendments; Other Partner Agent Matters.  The Company shall, and shall cause its Subsidiaries, directors, officers and employees to, and shall use its reasonable best efforts to cause its other Representatives to, use their reasonable best efforts to negotiate and enter into amendments with the Partner Agents to each of the applicable Partner Agent Program Agreements identified on Schedule 6.17(a) in the form attached hereto as Exhibit D or otherwise in form and substance reasonably acceptable to Parent. Notwithstanding the forgoing, the execution and delivery of any such amendments shall not be a condition to closing under Article VII of this Agreement. The Company shall, and shall cause its Subsidiaries, directors, officers and employees to, and shall use its reasonable best efforts to cause its other Representatives to, use their reasonable best efforts to negotiate and enter into agreements of the type set forth on Schedule 6.17(b) with the Partner Agents identified on such schedule. Notwithstanding the forgoing, the execution and delivery of any such agreements shall not be a condition to closing under Article VII of this Agreement

ARTICLE VII

CONDITIONS

Section 7.1  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or, to the extent permitted by Law, waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval.  The Requisite Stockholder Vote shall have been obtained.

(b) Certain Regulatory Approvals.

(i) All waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; and

(ii) The Transaction Approvals shall have been obtained, without the imposition of any material conditions or restrictions that would, individually or in the aggregate, reasonably be likely to have a Regulatory Material Adverse Effect, or the waiting periods thereunder for the consummation of the Merger applicable thereto shall have terminated or expired, as applicable.

(iii) Parent shall have caused the shares of Parent Common Stock to be issued in the Merger and Parent Common Stock to be reserved for issuance upon exercise of Options to have been authorized for listing on Nasdaq, subject to official notice of issuance.

(iv) The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

(c) No Injunctions or Restraints, Illegality.  No Law shall be in effect and no temporary restraining order, preliminary or permanent injunction or other Order issued by any court in the United States of America or other United States Governmental Entity of competent jurisdiction shall be in effect, having the effect of making consummation of the Merger illegal or otherwise prohibiting consummation of the Merger.

Section 7.2  Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent permitted by Law, waiver by Parent on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company set forth in Section 3.11(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.5 and 3.25 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Except for the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.5, 3.11(ii) and 3.25, each of the representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any qualification or limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification or limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Performance of Obligations of the Company.  The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing.

(c) Officer’s Certificate.  Parent shall have received a certificate from an executive officer of the Company confirming the satisfaction of the conditions set forth in Sections 7.2(a) and 7.2(b).

(d) No Material Governmental Litigation.  There shall not be pending any material suit, action or proceeding brought by any United States Governmental Entity of competent jurisdiction (i) challenging the acquisition by Parent or Merger Sub of Company Shares, (ii) seeking to restrain or prohibit the consummation of the Merger or (iii) seeking to prohibit or limit the ownership or operation by the Company or any of its Subsidiaries or by Parent or any of its Subsidiaries of any material portion of any business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, which, if determined or resolved adversely in accordance with plaintiff’s or claimant’s demands, in the case of clause (iii) above, would, individually or in the aggregate, reasonably be likely to have a Regulatory Material Adverse Effect.

(e) Tax Opinion.  Parent shall have received from Debevoise & Plimpton LLP, counsel to Parent, a written opinion dated the Closing Date to the effect that for U.S. federal income tax purposes (i) the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code and (ii) Parent and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel to Parent shall be entitled to rely upon assumptions and representations provided by Parent and the Company substantially in the form of Exhibits B and C (allowing for such amendments to the representations as counsel to Parent reasonably deems necessary for purposes of providing the opinion referred to in the preceding sentence or to account for changes in facts or circumstances as of the Closing Date).

(f) No Material Adverse Effect.  No event, change, circumstance or effect shall have occurred since the date hereof that has had or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 7.3  Conditions to Obligations of the Company.  The obligations of the Company to effect the Merger are further subject to the satisfaction or, to the extent permitted by Law, waiver by the Company, on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Parent set forth in Section 4.9(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The representations and warranties of Parent set forth in Sections 4.1, 4.2, 4.5 and 4.14 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Except for the representations and warranties of Parent and Merger Sub set forth in Sections 4.1, 4.2, 4.5, 4.9(ii) and 4.14, each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any qualification or limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification or limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing.

(c) Officer’s Certificate.  The Company shall have received a certificate from an executive officer of Parent confirming the satisfaction of the conditions set forth in Sections 7.3(a) and 7.3(b).

(d) Tax Opinion.  The Company shall have received from Stroock & Stroock & Lavan, LLP, counsel to the Company, a written opinion dated the Closing Date to the effect that for U.S. federal income tax purposes (i) the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code and (ii) Parent and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel to the Company shall be entitled to rely upon assumptions and representations provided by Parent and the Company substantially in the form of Exhibits B and C (allowing for such amendments to the representations as counsel to the Company reasonably deems necessary for purposes of providing the opinion referred to in the preceding sentence or to account for changes in facts or circumstances as of the Closing Date).

Section 7.4  Frustration of Closing Conditions.  None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in this Article VII to be satisfied if such party’s failure to act in good faith or to use its reasonable best efforts to consummate the transactions contemplated hereby in accordance with Section 6.5 has been the principal cause of the failure of such condition to be satisfied.

ARTICLE VIII

TERMINATION AND AMENDMENT

Section 8.1  Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Requisite Stockholder Vote (with any termination by Parent also being an effective termination by Merger Sub):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company, if:

(i) the Merger shall not have been consummated on or before December 31, 2009 (the “Initial Outside Date”); provided, however, that if on the Initial Outside Date, any of the conditions to Closing set forth in Section 7.1(a), Section 7.1(b), Section 7.1(c) and Section 7.2(d) shall not have been satisfied but all other conditions to Closing set forth in Article VII shall be satisfied or shall be capable of being satisfied, then the Initial Outside Date shall be extended to February 28, 2010 if Parent or the Company notifies the other in writing on or prior to the Initial Outside Date of its election to extend the Initial Outside Date (as so extended, the “Outside Date”); provided, however, that the right to terminate this Agreement and/or to extend the Initial Outside Date pursuant to this Section 8.1(b)(i) shall not be available to a party whose failure to comply in any material respect with any provision of this Agreement has been the principal cause of the failure of the Merger to be consummated by the Outside Date or the Initial Outside Date, respectively;

(ii) any Governmental Entity in the United States of competent jurisdiction that must grant a Transaction Approval has denied such approval and such denial has become final and non-appealable, any Law shall be in effect which has the effect of making consummation of the Merger illegal or otherwise prohibiting consummation of the Merger or any Governmental Entity in the United States of competent jurisdiction issues an Order or takes any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose failure to comply in any material respect with any provision of this Agreement has been the principal cause of the denial of the application or imposition of such Order or action; or

(iii) the Requisite Stockholder Vote shall not have been obtained upon a vote taken thereon at the Company Stockholders Meeting or at any adjournment or postponement thereof.

(c) by Parent:

(i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (x) (A) is reasonably incapable of being cured by the Company by the Outside Date or (B) if reasonably capable of being cured, has not been cured by the Company within forty-five (45) days following written notice to the Company from Parent or Merger Sub of such breach, which notice states Parent’s intention to terminate this Agreement pursuant to this Section 8.1(c)(i), and (y) individually or in the aggregate with other breaches or failures by the Company, would result in a failure of any condition set forth in Section 7.2(a) or Section 7.2(b); or

(ii) prior to the stockholders of the Company having voted upon approval of this Agreement at the Company Stockholders Meeting, if (A) the Board of Directors of the Company or any committee thereof shall have effected a Recommendation Withdrawal or (B) the Company shall have materially breached its obligations or agreements contained in Section 6.2, Section 6.3(a), Section 6.3(b), Section 6.3(c), Section 6.3(d), Section 6.3(e) or Section 6.3(f); provided, however, that Parent’s right to terminate this Agreement pursuant to this Section 8.1(c)(ii) in respect of a Recommendation Withdrawal (other than a Recommendation Withdrawal in connection with a Takeover Proposal as contemplated by Section 6.3(c)(iii)) under subclause (A) of this Section 8.1(c)(ii) shall terminate ten (10) Business Days following such Recommendation Withdrawal.

(d) by the Company:

(i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (x) (A) is reasonably incapable of being cured by Parent or Merger Sub, as the case may be, by the Outside Date or (B) if reasonably capable of being cured, has not been cured by Parent or Merger Sub, as the case may be, within forty-five (45) days following written notice to Parent or Merger Sub, as the case may be, from the Company of such breach, which notice states the Company’s intention to terminate this Agreement pursuant to this Section 8.1(d)(i), and (y) individually or in the aggregate with other breaches or failures by Parent or Merger Sub, would result in a failure of any condition set forth in Section 7.3(a) or Section 7.3(b);

(ii) prior to obtaining the Requisite Stockholder Vote, in accordance with, and subject to the terms and conditions of, Section 6.3(d)(ii); or

(iii) if (A) the Closing Date Market Price is less than $20.00 and (B) the Company shall have delivered to Parent, by 5:00 p.m., New York City time, on the second Business Day following the last day of the Reference Period, written notice of the Company’s election to terminate this Agreement pursuant to this Section 8.1(d)(iii) (the “Walk-Away Notice”), which election shall be irrevocable (unless Parent shall have otherwise consented in writing) and effective at 5:00 p.m., New York City time, on the second Business Day following Parent’s receipt of the Walk-Away Notice, unless during such two Business Day period, Parent shall have elected, in its sole discretion, by written notice to the Company (a “Top-Up Notice”) to adjust the Common Exchange Ratio such that the product of the Common Exchange Ratio multiplied by the Closing Date Market Price equals or exceeds $6.51; provided that, following a Top-Up Notice, the Common Exchange Ratio and the Merger Consideration shall, for all purposes of this Agreement, be deemed to be as set forth in such Top-Up Notice.

Section 8.2  Effect of Termination.  In the event of any termination of this Agreement as provided in Section 8.1, the obligations of the parties shall terminate and there shall be no liability on the part of any party with respect thereto, except for the confidentiality provisions of Section 6.4 and the provisions of Sections 3.25, 3.29, 4.14, 4.16, 6.7, 8.2, and 8.3 and Article IX, each of which shall survive the termination of this Agreement and remain in full force and effect; provided, however, that subject to Section 8.3(g), neither Parent nor the Company shall be released from any liabilities or damages arising out of any material and intentional breach of this Agreement or fraud prior to such termination.

Section 8.3  Termination Payments.

(a) In the event that this Agreement is validly terminated by either the Company or Parent pursuant to Section 8.1(b)(i) and (x) a Takeover Proposal was publicly proposed or announced by any Person after the date of this Agreement but before such termination and not withdrawn or abandoned as of the time of such termination, and within twelve (12) months after such termination of this Agreement, the Company enters into a definitive agreement with any Person pursuant to which there is eventually consummated a transaction constituting a Takeover Proposal, or there is consummated a transaction constituting a Takeover Proposal with any Person, or (y) a Takeover Proposal was publicly proposed or announced by any Person after the date of this Agreement but before such termination and such proposal was withdrawn or abandoned prior to the time of such termination, and within twelve (12) months after such termination of this Agreement, the Company enters into a definitive agreement with the Person that publicly proposed or announced such Takeover Proposal pursuant to which there is eventually consummated a transaction constituting a Takeover Proposal, or there is consummated a transaction constituting a Takeover Proposal with such Person, then, in the case of either subclause (x) or (y), on the date of consummation of such transaction, the Company shall pay or cause to be paid to Parent (or its designees) Parent’s Transaction Expenses plus the Termination Fee by wire transfer of immediately available funds to an account designated in writing by Parent. For purposes of this Section 8.3(a), each reference to (i) “more than twenty percent (20%)” when referring to the voting securities or equity securities of the Company (or of any resulting parent company of the Company) in the definition of “Takeover Proposal” shall be deemed to be a reference to “more than seventy-five percent (75%),” and (ii) “more than twenty percent (20%)” when referring to the assets or the net income of the Company and its Subsidiaries in the definition of Takeover Proposal shall be deemed to be references to “all or substantially all”.

(b) In the event that this Agreement is validly terminated by either the Company or Parent pursuant to Section 8.1(b)(iii), (x) the Company shall pay or cause to be paid to Parent (or its designees) as promptly as reasonably practicable (and, in any event, within two (2) Business Days) following such termination, Parent’s Transaction Expenses, unless as of the time of the Company Stockholders Meeting, the Closing Date Market Price would be an amount less than $20.00 and Parent has not delivered a Top-Up Notice, and (y) if (A) a

Takeover Proposal was publicly proposed or announced by any Person after the date of this Agreement but before such termination and not withdrawn or abandoned as of the time of the Company Stockholders Meeting, and (B) within twelve (12) months after such termination of this Agreement, the Company enters into a definitive agreement with any Person pursuant to which there is eventually consummated a transaction constituting a Takeover Proposal, or there is consummated a transaction constituting a Takeover Proposal with any Person, then, on the date of consummation of such transaction, the Company shall pay or cause to be paid to Parent (or its designees) the Termination Fee, in each case, by wire transfer of immediately available funds to an account designated in writing by Parent. For purposes of this Section 8.3(b), each reference to (i) “more than twenty percent (20%)” when referring to the voting securities or equity securities of the Company (or of any resulting parent company of the Company) in the definition of “Takeover Proposal” shall be deemed to be a reference to “more than seventy-five percent (75%),” and (ii) “more than twenty percent (20%)” when referring to the assets or the net income of the Company and its Subsidiaries in the definition of Takeover Proposal shall be deemed to be references to “all or substantially all”.

(c) In the event that this Agreement is validly terminated by Parent pursuant to Section 8.1(c)(i), (x) the Company shall pay or cause to be paid to Parent (or its designees) as promptly as reasonably practicable (and, in any event, within two (2) Business Days) following such termination, Parent’s Transaction Expenses, and (y) if, within twelve (12) months after such termination of this Agreement, the Company enters into a definitive agreement with any Person pursuant to which there is eventually consummated a transaction constituting a Takeover Proposal, or there is consummated a transaction constituting a Takeover Proposal with any Person, then, on the date of consummation of such transaction, the Company shall pay or cause to be paid to Parent (or its designees) the Termination Fee, in each case, by wire transfer of immediately available funds to an account designated in writing by Parent; provided that the Company shall not be obliged to make any such payments if at the time of such termination Parent is in material breach of any representation, warranty, covenant or agreement hereunder and such breach is reasonably incapable of being cured by Parent by the Outside Date. For purposes of this Section 8.3(c), each reference to (i) “more than twenty percent (20%)” when referring to the voting securities or equity securities of the Company (or of any resulting parent company of the Company) in the definition of “Takeover Proposal” shall be deemed to be a reference to “more than seventy-five percent (75%),” and (ii) “more than twenty percent (20%)” when referring to the assets or the net income of the Company and its Subsidiaries in the definition of Takeover Proposal shall be deemed to be references to “all or substantially all”.

(d) In the event that this Agreement is validly terminated by the Company pursuant to Section 8.1(d)(i), Parent shall pay or cause to be paid to the Company (or its designees) as promptly as reasonably practicable (and, in any event, within two (2) Business Days) following such termination, the Company’s Transaction Expenses; provided that Parent shall not be obliged to make such payments if at the time of such termination the Company is in material breach of any representation, warranty, covenant or agreement hereunder and such breach is reasonably incapable of being cured by the Company by the Outside Date.

(e) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii), then, immediately prior to and as a condition to such termination, the Company shall pay or cause to be paid to Parent (or its designees) the Termination Fee plus the Parent’s Transaction Expenses by wire transfer of immediately available funds to an account designated in writing by Parent.

(f) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(ii), then the Company shall promptly, but in no event later than two (2) Business Days after the date of such termination, pay or cause to be paid to Parent (or its designees) the Termination Fee plus the Parent’s Transaction Expenses by wire transfer of immediately available funds to an account designated in writing by Parent.

(g) The parties agree and understand that in no event shall (i) the Company be required to pay the Termination Fee or the Parent’s Transaction Expenses, respectively, on more than one occasion and (ii) Parent be required to pay the Company’s Transaction Expenses on more than one occasion. Notwithstanding anything to the contrary in this Agreement, if any party receives any payments from another party in respect of any breach of this Agreement, and the receiving party is entitled to receive or has received the Termination Fee or its Transaction Expenses under this Section 8.3, (x) if the payment in respect of the applicable breach is made before the payment of the Termination Fee and Transaction Expenses, the amount of such Termination Fee and Transaction Expenses shall be reduced by the aggregate amount of any payments made by the breaching party in respect of any such breaches of this Agreement and (y) if the payment of the Termination Fee and Transaction Expenses is made before the payment in respect of the applicable breach, the amount of such payments in respect of the applicable breach shall be reduced by the aggregate amount of the payment in respect of the Termination Fee and Transaction Expenses. The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, the parties would not enter into this Agreement, and that any amounts payable pursuant to this Section 8.3 do not constitute a penalty. If a party fails to pay as directed in writing by the other party the Termination Fee or the Transaction Expenses due pursuant to this Section 8.3 within the time periods specified in this Section 8.3, the party obligated to pay the Termination Fee or Transaction Expenses shall pay the out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) incurred by the other party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

Section 8.4  Procedure for Termination.  A termination of this Agreement pursuant to Section 8.1 shall, in order to be effective, require in the case of each of Parent and Merger Sub, action by its Board of Directors or, to the extent permitted by Law, the duly authorized designee of its Board of Directors, and in the case of the Company, to the extent permitted by Law, action by the Board of Directors of the Company. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of the Company. A terminating party shall provide written notice of termination to the other parties specifying with reasonable particularity the basis for this termination. If more than one provision in Section 8.1 is available to a terminating party in connection with a termination, a terminating party may rely on any or all available provisions in Section 8.1 for any termination.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1  Non-Survival of Representations, Warranties, Covenants and Agreements.  None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

Section 9.2  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first (1st) Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent or Merger Sub, to:

Tower Group, Inc.
120 Broadway (31st Floor)
New York, New York 10271

Attention: General Counsel
Facsimile: (212) 655-2199

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

Attention: Michael W. Blair, Esq.
Facsimile: (212) 909-6836

If to the Company, to:
Specialty Underwriters’ Alliance, Inc.
222 South Riverside Plaza, Suite 1600
Chicago, Illinois 60606

Attention: General Counsel
Facsimile: (312) 277-1816

with a copy to (which shall not constitute notice):

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038

Attention: Christopher J. Doyle, Esq.
Facsimile: (212) 806-6006

Section 9.3  Interpretation.

(a) When a reference is made in this Agreement to a Section, clause or Schedule, such reference shall be to a Section or clause of or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, will be deemed to refer to June 21, 2009. Whenever the content of this Agreement permits, the masculine gender will include the feminine and neuter genders, and a reference to singular or plural will be interchangeable with the other. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(b) References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to “$” and “dollars” are to the currency of the United States of America. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any Schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears.

(c) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(d) No summary of this Agreement or Schedule delivered herewith prepared by or on behalf of any party will affect the meaning or interpretation of this Agreement or any such Schedule.

Section 9.4  Counterparts; Effectiveness.  This Agreement may be executed in two (2) or more counterparts, including by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each party has received counterparts thereof signed and delivered (by electronic communication, facsimile or otherwise) by all of the other parties.

Section 9.5  Entire Agreement; No Third Party Beneficiaries.

(a) This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

(b) This Agreement is not intended to, and shall not, confer upon any other Person other than the parties any rights or remedies hereunder, except (i) as set forth in Section 6.10 and (ii) from and after the Effective Time, the rights of holders of Common Shares, Options and Restricted Stock Awards to receive the Merger Consideration or other payments set forth in Article II.

(c) The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 9.9(b) without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.6  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.7  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 9.8  Amendment.  This Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after the Requisite Stockholder Vote is obtained, but after such approval no amendment shall be made which by Law or in accordance with the rules of any relevant stock exchange requires further approval by the stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 9.9  Extension; Waiver.  At any time prior to the Effective Time, the parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by applicable Law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) to the extent permitted by applicable Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 9.10  Governing Law and Venue; Waiver of Jury Trial.

(a) This Agreement and any disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby (whether in contract, tort or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof that are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

(b) EACH OF THE PARTIES HERETO (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DELAWARE GENERAL CORPORATION LAW, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE) AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE DOCUMENTS REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND (III) IRREVOCABLY AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT AND FURTHER AGREES NOT TO BRING ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OTHER COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE IN CONNECTION WITH THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(c).

Section 9.11  Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable harm would occur and the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the valid and effective termination of this Agreement in accordance with

Article VIII, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 9.12  Definitions.  As used in this Agreement:

An “Affiliate” of any Person means another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

“Aggregate Merger Consideration” has the meaning set forth in Section 2.1(a).

“Agreement” has the meaning set forth in the preamble hereto.

“Award Exchange Ratio” means a fraction, the numerator of which is the per share cash value of the Merger Consideration (valuing the stock portion of such consideration based on the closing price of Parent Common Stock on Nasdaq on the last Business Day immediately preceding the Closing Date, as reported by Bloomberg, L.P., or, if not reported thereby, by another authoritative source mutually agreed by the parties) and the denominator of which is the closing price of Parent Common Stock on Nasdaq on the last Business Day immediately preceding the Closing Date as reported by Bloomberg, L.P., or, if not reported thereby, by another authoritative source mutually agreed by the parties (rounded down to the nearest share).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.2(c).

“beneficially own” (and the related term “beneficial ownership”) has the meaning under Section 13(d) of the Exchange Act.

“Benefits Continuation Period” has the meaning set forth in Section 6.6(a).

“Book-Entry Shares” has the meaning set forth in Section 1.6(b).

“Business Day” means any day other than a Saturday, a Sunday or any day on which Nasdaq is not open for trading.

“Bylaws” means the Amended and Restated Bylaws of the Company, as in effect as of the date of this Agreement.

“Certificate” has the meaning set forth in Section 1.6(b).

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date of this Agreement.

“Certificate of Merger” has the meaning set forth in Section 1.2.

“Class B Share” has the meaning set forth in Section 1.6(b).

“Class B Stock” has the meaning set forth in Section 1.6(b).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Closing Date Market Price” means the volume weighted average price per share of Parent Common Stock on Nasdaq (as reported by Bloomberg, L.P., or, if not reported thereby, by another authoritative source mutually agreed by the parties) for the Reference Period. The Closing Date Market Price shall be calculated to the nearest one-hundredth of one cent.

“Code” has the meaning set forth in the recitals.

“Common Exchange Ratio” means (i) 0.28, if the Closing Date Market Price is greater than or equal to $23.25 and less than or equal to $27.75; (ii) if the Closing Date Market Price is greater than $27.75, that fraction (rounded to the nearest ten-thousandth) equal to the quotient obtained by dividing $7.77 by the Closing Date Market Price; (iii) if the Closing Date Market Price is greater than or equal to $20.00 and less than $23.25, that fraction (rounded to the nearest ten-thousandth) equal to the quotient obtained by dividing $6.51 by the Closing Date Market Price; or (iv) 0.3255, if the Closing Date Market Price is less than $20.00; provided, however, that if Parent shall have given a Top-Up Notice pursuant to Section 8.1(d)(iii), the Common Exchange Ratio shall be as set forth in such notice pursuant to Section 8.1(d)(iii).

“Common Share” has the meaning set forth in Section 1.6(b).

“Common Stock” has the meaning set forth in Section 1.6(b).

“Company” has the meaning set forth in the preamble hereto.

“Company Actuarial Analyses” has the meaning set forth in Section 3.15(c).

“Company Benefit Plans” means each written employee benefit plan, scheme, program, policy, arrangement and contract (including any “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option or other equity-based arrangement, and any collective bargaining, employment, termination, retention, bonus, change in control or severance agreement, plan, program, policy, arrangement or contract) under which any current or former director, officer or employee of the Company or any of its Subsidiaries has any present or future right to benefits, that is maintained, sponsored or contributed to by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has any obligation to maintain, sponsor or contribute, or with respect to which the Company or any of its Subsidiaries would incur any direct or indirect liability under the Code or ERISA or any similar non-U.S. law, whether contingent or otherwise.

“Company Board Recommendation” has the meaning set forth in Section 3.2(b).

“Company Capitalization Date” has the meaning set forth in Section 3.5(a).

“Company Compensatory Award” has the meaning set forth in Section 1.7(a).

“Company Disclosure Schedule” has the meaning set forth in the preamble to Article III.

“Company Insurance Approvals” has the meaning set forth in Section 3.3.

“Company Insurance Subsidiary” means any Subsidiary of the Company that issues insurance policies.

“Company Material Adverse Effect” means any event, change, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute or be considered in determining whether a Company Material Adverse Effect has occurred: (a) changes or fluctuations in the economy or the securities, credit or financial markets generally in the United States; (b) national or international political conditions or changes therein (including the commencement, continuation or escalation of acts of war, armed hostilities, sabotage or other acts of terrorism); (c) changes generally affecting the property and casualty insurance industry or the geographic areas in which the Company and its Subsidiaries operate; (d) except with respect to the representations in Section 3.4, any loss of, or adverse change in, the relationship of the Company or any of its Subsidiaries with its customers, employees, agents or other producers, suppliers, financing sources, business partners or regulators caused by the identity of Parent or the announcement, negotiation, existence or performance of the transactions contemplated by this Agreement; (e) changes in GAAP or SAP, the rules or policies of the Public Company Accounting Oversight Board or interpretation or application of any of the foregoing after the date of this Agreement; (f) any failure by the Company to meet any internal or external projections, forecasts or estimates of revenues or earnings for any period; provided that the exception in this clause (f) shall not preclude a determination that any event, change, circumstance or effect underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect; (g) the suspension of trading in securities on NYSE or Nasdaq or a decline in the price, or a change in the trading volume, of the Common Stock on Nasdaq; provided that the exception in this clause (g) shall not preclude a determination that any event, change, circumstance or effect underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect; or (h) any adverse effect resulting from compliance by the Company with the terms of this Agreement (other than the terms of Section 5.1(a)), including the failure of the Company to take any action prohibited by Article V of this Agreement (other than the terms of Section 5.1(a)), or any actions taken, or failure to take any action, which Parent has requested in writing; provided that the exceptions in clauses (a), (b), (c) and (e) shall apply only to the extent such event, change, circumstance or effect does not (x) relate only to (or have the effect of relating only to) the Company and its Subsidiaries or (y) disproportionately adversely affect the Company and its Subsidiaries, taken as a whole, compared to other companies of similar size operating in the property and casualty insurance industry in similar geographic areas in which the Company and its Subsidiaries operate.

“Company Permits” has the meaning set forth in Section 3.1.

“Company Preferred Stock” has the meaning set forth in Section 3.5(a).

“Company Reinsurance Agreements” has the meaning set forth in Section 3.15(a).

“Company SAP Statements” has the meaning set forth in Section 3.9.

“Company SEC Documents” has the meaning set forth in Section 3.7(a).

“Company Securities” has the meaning set forth in Section 3.5(b).

“Company Shares” has the meaning set forth in Section 1.6(b).

“Company Stockholders Meeting” has the meaning set forth in Section 6.2.

“Company Subsidiary Securities” has the meaning set forth in Section 3.6.

“Confidentiality Agreement” means the confidentiality letter agreement, dated as of April 21, 2009, between FBR Capital Markets & Co., as representative of the Company and Parent.

“Constituent Documents” means, with respect to any entity, the articles or certificate of incorporation, the bylaws of such entity, or any similar charter or other governing documents of such entity.

“Continuing Employees” has the meaning set forth in Section 6.6(a).

“Contract” means all contracts, agreements, commitments, arrangements, leases and other instruments to which any Person is a party.

“Current Insurance” has the meaning set forth in Section 6.10(b).

“Deferred Stock Award” has the meaning set forth in Section 1.7(b).

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenting Shares” has the meaning set forth in Section 1.9.

“Dissenting Stockholders” has the meaning set forth in Section 1.9.

“DOJ” has the meaning set forth in Section 6.5(b).

“Effective Time” has the meaning set forth in Section 1.2.

“Environmental Law” means any foreign, federal, state or local law, treaty, statute, rule, regulation, order, ordinance, decree, injunction, judgment, governmental restriction or any other requirement of Law (including common law) regulating or relating to the protection of human health from exposure to any hazardous substance, natural resource damages or the protection of the environment, including Laws relating to the protection of wetlands, pollution, contamination or the use, generation, management, handling, transport, treatment, disposal, storage, release or threatened release of hazardous substances.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.1(a).

“Exchange Fund” has the meaning set forth in Section 2.1(a).

“Expenses” has the meaning set forth in Section 6.7.

“FBR” has the meaning set forth in Section 3.18.

“Form S-4” has the meaning set forth in Section 6.1(a).

“FTC” has the meaning set forth in Section 6.5(b).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any nation or government, any state, agency, commission, or other political subdivision thereof, any insurance regulatory authority or any entity (including a court) of competent jurisdiction properly exercising executive, legislative, judicial or administration functions of the government.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Incentive Plans” means the 2004 Stock Option Plan of the Company, as amended and restated on November 11, 2004, the 2007 Stock Incentive Plan of the Company, adopted on March 31, 2007 and any other Company employee or director stock option, stock purchase or equity compensation plans, arrangements or agreements.

“Indemnified Party” has the meaning set forth in Section 6.10(a).

“Initial Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Insurance Laws” has the meaning set forth in Section 3.3.

“Intellectual Property” means: (a) trademarks, service marks, logos, trade names and trade dress, and all goodwill associated with the foregoing, (b) domain names, (c) copyrights, software and computer programs, (d) patents, (e) trade secrets, (f) know-how, (g) proprietary information and (h) all registrations and applications for registration of any of the foregoing.

“IRS” means the Internal Revenue Service.

“knowledge” means (a) with respect to Parent, the actual knowledge of the individuals named in Section 9.1 of the Parent Disclosure Schedule and (b) with respect to the Company, the actual knowledge of the individuals named in Section 9.1 of the Company Disclosure Schedule, in each case, as of the date of this Agreement.

“Law” means any statute, law, ordinance, rule or regulation (domestic or foreign) issued, promulgated or entered into by or with any Governmental Entity.

“Leased Real Property” has the meaning set forth in Section 3.17.

“License” means any permit, certification, approval, registration, consent, authorization, franchise, variance, exemption or order issued by a Governmental Entity.

“Liens” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), other charge or security interest.

“Material Contract” has the meaning set forth in Section 3.24(a).

“Merger” has the meaning set forth in the recitals hereto.

“Merger Consideration” has the meaning set forth in Section 1.6(b), subject to adjustment pursuant to Section 1.8, if applicable.

“Merger Sub” has the meaning set forth in the preamble hereto.

“Nasdaq” means the NASDAQ National Market System.

“NYSE” means The New York Stock Exchange.

“OneBeacon Arrangements” means, (i) the Instrument of Transfer and Assumption, dated as of February 10, 2004, between OneBeacon Insurance Company and Potomac Insurance Company of Illinois, (ii) the Amendment No. 1 to the Amended and Restated Reinsurance (Pooling) Agreement, dated as of January 1, 2001, among OneBeacon Insurance Company, OneBeacon America Insurance Company, American Employers’ Insurance Company, The Employers’ Fire Insurance Company, The Northern Assurance Company of America, American Central Insurance Company, OneBeacon Midwest Insurance Company, Potomac Insurance Company of Illinois, The Camden Fire Insurance Association, Pennsylvania General Insurance Company, Homeland Insurance Company of New York, Autoone Insurance Company, PG Insurance Company of New York and Atlantic Specialty Insurance Company and (iv) any other contract, agreement, material notice or material arrangement entered into or made in connection with the Potomac Acquisition, including any indemnity received from OneBeacon Insurance Company or any of its Affiliates.

“Option” has the meaning set forth in Section 1.7(a).

“Order” means any order, writ, injunction, decree, judgment or stipulation issued, promulgated or entered into by or with any Governmental Entity.

“Original Agreement” has the meaning set forth in the recitals hereto.

“other party” means, with respect to the Company, Parent and Merger Sub, and means, with respect to Parent or Merger Sub, the Company, unless the context otherwise requires.

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Parent” has the meaning set forth in the preamble hereto.

“Parent Common Stock” has the meaning set forth in Section 4.5(a).

“Parent Disclosure Schedule” has the meaning set forth in the Preamble to Article IV.

“Parent Incentive Plans” has the meaning set forth in Section 4.5(a).

“Parent Insurance Approvals” has the meaning set forth in Section 4.3.

“Parent Insurance Subsidiary” means any Subsidiary of Parent that issues insurance policies.

“Parent Material Adverse Effect” means any event, change, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute or be considered in determining whether a Parent Material Adverse Effect has occurred: (a) changes or fluctuations in the economy or the securities, credit or financial markets generally in the United States; (b) national or international political conditions or changes therein (including the commencement, continuation or escalation of acts of war, armed hostilities, sabotage or other acts of terrorism); (c) changes generally affecting the property and casualty insurance industry or the geographic areas in which Parent and its Subsidiaries operate; (d) except with respect to the representations in Section 4.4, any loss of, or adverse change in, the relationship of Parent or any of its Subsidiaries with its customers, employees, agents or other producers, suppliers, financing sources, business partners or regulators caused by the identity of the Company or the announcement, negotiation, existence or performance of the transactions contemplated by this Agreement; (e) changes in GAAP or SAP, the rules or policies of the Public Company Accounting Oversight Board or interpretation or application of any of the foregoing after the date of this Agreement; (f) any failure by Parent to meet any internal or external projections, forecasts or estimates of revenues or earnings for any period; provided that the exception in this clause (f) shall not preclude a determination that any event, change, circumstance or effect underlying such decline has resulted in, or contributed to, a Parent Material Adverse Effect; (g) the suspension of trading in securities on NYSE or Nasdaq or a decline in the price, or a change in the trading volume, of the Parent Common Stock on Nasdaq; provided that the exception in this clause (g) shall not preclude a determination that any event, change, circumstance or effect underlying such decline has resulted in, or contributed to, a Parent Material Adverse Effect; or (h) any adverse effect resulting from compliance by Parent with the terms of this Agreement, including the failure of Parent to take any action prohibited by Article V of this Agreement, or any actions taken, or failure to take any action, which the Company has requested in writing; provided that the exceptions in clauses (a), (b), (c) and (e) shall apply only to the extent such event, change, circumstance or effect does not (x) relate only to (or have the effect of relating only to) Parent and its Subsidiaries or (y) disproportionately adversely affect Parent and its Subsidiaries, taken as a whole, compared to other companies of similar size operating in the property and casualty insurance industry in similar geographic areas in which Parent and its Subsidiaries operate.

“Parent Permits” has the meaning set forth in Section 4.1.

“Parent SEC Documents” has the meaning set forth in Section 4.6(a).

“Parent Securities” has the meaning set forth in Section 4.5(b).

“parties” has the meaning set forth in the preamble hereto.

“Partner Agent” means an independent general agent that has entered into a Partner Agent Agreement with the Company and/or a Company Insurance Subsidiary.

“Partner Agent Agreement” means a Partner Agent Program Agreement entered into by and between a Partner Agent and the Company and/or a Company Insurance Subsidiary under which the Partner Agent produces business on behalf of a Company Insurance Subsidiary.

“Permitted Liens” means (a) any Liens for Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, workmen’s, landlords’ or other similar Liens, (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (d) Liens that do not, individually or in the aggregate, materially impair the continued use or operation of the property to which they relate or the conduct of the business of the Company and its Subsidiaries as conducted on the date of this Agreement, (e) statutory Liens arising by operation of Law with respect to a liability incurred in the ordinary course of business and which is not yet due and payable or which is being contested in good faith and by appropriate proceedings and (f) immaterial easements, rights of way or other similar matters or restrictions or exclusions that would be shown by a current title report or other similar report.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, or other entity or group (as such term is defined in the Exchange Act).

“Potomac Acquisition” has the meaning set forth in Section 3.15(g).

“Proxy Statement/Prospectus” has the meaning set forth in Section 6.1(a).

“Recommendation Withdrawal” has the meaning set forth in Section 6.3(c).

“Reference Period” shall mean the fifteen (15) consecutive Business Days immediately preceding the fifth (5th) Business Day prior to the date initially established as the Closing Date (or, in the event that a Walk-Away Notice is delivered by the Company pursuant to Section 8.1(d)(iii), the fifth (5th) Business Day prior to the date that would have been the Closing Date as determined pursuant to Section 1.2 hereof in the absence of a Walk-Away Notice).

“Regulatory Material Adverse Effect” has the meaning set forth in Section 6.5(d).

“Reporting Tail Endorsement” has the meaning set forth in Section 6.10(b).

“Representatives” means, with respect to any party, collectively, each of such party’s Subsidiaries, each of such party’s and its Subsidiaries’ respective officers, directors and employees and any advisors, attorneys, consultants or other representatives (acting in such capacity) retained by such party or any of its controlled Affiliates.

“Requisite Stockholder Vote” has the meaning set forth in Section 3.2(a).

“SAP” means statutory accounting principals prescribed or permitted by the domiciliary state insurance department of the applicable Company Insurance Subsidiary or the Parent Insurance Subsidiary, as the case may be.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SSAP” means a statement of standard accounting practice.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate, is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Superior Proposal” has the meaning set forth in Section 6.3(h).

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Takeover Proposal” has the meaning set forth in Section 6.3(h).

“Tax” means income, gross receipts, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, estimated, alternative or add-on minimum, value added, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest, additions to tax, and any penalties.

“Tax Asset” means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including deductions and credits related to alternative minimum Taxes).

“Tax Return” means any statement, report, return, information return or claim for refund relating to Taxes (including any elections, declarations, schedules or attachments thereto), including, if applicable, any combined or consolidated return for any group of entities that includes the Company or any of its Subsidiaries, or the Parent or any of its Subsidiaries.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.

“Termination Fee” means three million dollars ($3,000,000).

“Top-Up Notice” has the meaning set forth in Section 8.1(d)(iii).

“Transaction Approvals” has the meaning set forth in Section 4.3.

“Transaction Expenses” means with respect to Parent and its Affiliates or the Company and its Affiliates, as applicable, an amount equal to all Expenses incurred by such party and its Affiliates up to a maximum amount of one million dollars ($1,000,000).

“Walk-Away Notice” has the meaning set forth in Section 8.1(d)(iii).

“WARN” has the meaning set forth in Section 5.1(b)(x).

(The remainder of this page is left blank.)

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written in the preamble above.

TOWER GROUP, INC.

By:	/s/ Michael H. Lee
Name:     Michael H. Lee

Title:	President and Chief Executive Officer

TOWER S.F. MERGER CORPORATION

By:	/s/ Elliot S. Orol
Name:     Elliot S. Orol

Title:	Senior Vice President

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:	/s/ Courtney Smith
Name:     Courtney Smith

Title:	President and Chief Executive Officer

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

The undersigned, being the [          ] of Specialty Underwriters’ Alliance, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Specialty Underwriters’ Alliance, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 3, 2003. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 14, 2004 and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 19, 2005.

2. This Amended and Restated Certificate of Incorporation was duly adopted by the stockholders in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provision of the Corporation’s Certificate of Incorporation as heretofore restated and amended.

4. The text of the Amended and Restate Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

FIRST:  The name of the Corporation is Specialty Underwriters’ Alliance, Inc.

SECOND:  The Corporation’s registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:  The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

FIFTH:  The name and mailing address of the incorporator is as follows:

Purvi Shah
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

SIXTH:  The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws of the Corporation, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws of the Corporation.

(b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

(c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws of the Corporation) shall be vested in and exercised by the Board of Directors.

(d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws of the Corporation or this Certificate of Incorporation otherwise provide.

(e) The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Neither the amendment or repeal of this section nor the adoption of any provision of this Certificate of Incorporation inconsistent with this section shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

(f) The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all present and former directors and officers of the Corporation or any fiduciaries under any benefit plan or the Corporation whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expense to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director or officer of the Corporation or fiduciary under any benefit plan of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may have.

SEVENTH:  The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has cause this Amended and Restated Certificate of Incorporation to be signed by [          ], its [          ], this [          ] day of [          ], 20[  ].

Name:
Title:

Exhibit B

Form of
Officers’ Certificate of Tower Group, Inc.
[          ], 2009

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038

Re:	The Amended and Restated Agreement and Plan of Merger, dated as of June 21, 2009, among Tower Group, Inc., Tower S.F. Merger Corporation and Specialty Underwriters’ Alliance, Inc.

Ladies and Gentlemen:

This certificate is being delivered to you in connection with your rendering the tax opinions referred to in section 7.2(e) of the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 21, 2009, among Tower Group, Inc. (“Parent”), Tower S.F. Merger Corporation (“Merger Sub”) and Specialty Underwriters’ Alliance, Inc. (the “Company”). Capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

Parent hereby represents and certifies that the following statements are true, correct and complete as of the date hereof and will be true, correct and complete at the Effective Time:

1. Parent has entered into the Merger Agreement and will effect the Merger for the bona fide business reasons set forth in the Proxy Statement/Prospectus.

2. The Merger will be consummated in compliance with the terms of the Merger Agreement and none of the material terms and conditions thereof has been or will be waived or modified. The Merger Agreement represents the entire understanding among Parent, Merger Sub and the Company with respect to the Merger.

3. The consideration to be received in the Merger by the shareholders of the Company was determined by arms’ length negotiations between Parent and the Company. In connection with the Merger, shareholders of the Company will not receive, directly or indirectly, any consideration other than shares of Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock.

4. To the best of the knowledge of Parent’s management, the shareholders of the Company, other than the owners of the Class B Shares, will have no dissenters’ rights in the Merger.

5. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration.

6. Following the Effective Time, the Company will hold (i) at least 90 percent of the fair market value of the net assets held by the Company immediately prior to the Merger and at least 90 percent of the fair market value of the net assets held by Merger Sub immediately prior to the Merger and (ii) at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger and at least 70 percent of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Merger Sub to dissenters, amounts paid by the Company or by Merger Sub to shareholders who receive cash or other property (including cash in lieu of fractional shares of Parent Common Stock), amounts used by the Company or Merger Sub to pay expenses incurred in connection with the Merger, amounts paid by the Company in connection with all redemptions and amounts distributed or to be distributed

(except for regular, normal dividends), by the Company immediately preceding, in contemplation of, or otherwise as part of an overall plan that includes the Merger, will be considered assets held by the Company or Merger Sub, as the case may be, immediately prior to the Effective Time.

7. No officer, director or representative of Parent or any subsidiary of Parent had any discussions or negotiations with the Company relating to the Merger prior to June 30, 2008.

8. At all times through the Effective Time, Parent has owned and will own all of the stock of Merger Sub and has been and will be in “control” of Merger Sub within the meaning of Section 368(c) of the Code.

9. At the Effective Time, neither Parent nor any person related to Parent within the meaning of Treas. Reg. § 1.368-1(e)(3) will have any agreement, understanding, plan or intention to redeem, purchase or otherwise reacquire any of the Parent Common Stock to be issued to the shareholders of the Company in the Merger or to receive the economic return on such stock.

10. Parent has, and at the Effective Time will have, no plan or intention to (i) liquidate the Company or otherwise cause the Company to cease to be properly treated as a corporation for U.S. federal income tax purposes, (ii) merge the Company with and into another entity (except with respect to the Merger), (iii) sell or otherwise dispose of any of the stock of the Company, except for transfers (including successive transfers) of such stock to one or more corporations “controlled” (within the meaning of Section 368(c) of the Code) by Parent or (iv) cause the Company to sell or otherwise dispose of any of its assets or any of the assets of Merger Sub acquired in the Merger, except for asset dispositions made in the ordinary course of business or asset transfers described in Section 368(a)(2)(C) of the Code or Treas. Reg. § 1.368-2(k).

11. Merger Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities in the Merger. Merger Sub has been newly formed solely for the purpose of engaging in the Merger and has not engaged and will not engage in any activity other than in respect of the Merger as contemplated by the Merger Agreement, and has not, since its formation, owned any assets, other than assets with nominal values, incurred any indebtedness for money borrowed, or issued stock or any other equity to any person other than Parent. No stock of Merger Sub will be issued in the Merger.

12. Following the Merger, members of Parent’s “qualified group” will continue the Company’s “historic business” or use a “significant portion” of the Company’s “historic business assets” in a business, as such terms are used in Treas. Reg. § 1.368-1(d).

13. Parent has paid or will pay the expenses incurred by Parent and Merger Sub in connection with the Merger and the transactions related thereto. To the best of the knowledge of Parent’s management, the Company has paid or will pay its own expenses incurred in connection with the Merger and the transactions related thereto.

14. There is no, and at the Effective Time there will be no, inter-corporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, was acquired, or will be settled at a discount.

15. In the Merger, stock of the Company representing “control” of the Company, within the meaning of Section 368(c) of the Code, will be exchanged solely for shares of Parent Common Stock. Furthermore, no liabilities of any Company stockholder will be assumed by Parent or Merger Sub. For purposes of this representation, stock of the Company exchanged in the Merger for cash or other property originating with funds supplied by Parent or a party related to Parent will be treated as outstanding Company stock on the date of the Merger.

16. To the best of the knowledge of Parent’s management, the Company does not have, and at the Effective Time the Company will not have, outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock of the Company that, if exercised or converted, would affect Parent’s acquisition or retention of “control” of the Company, within the meaning of Section 368(c) of the Code. Merger Sub does not have, and at the Effective Time Merger Sub will not have, outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Merger Sub, or following the Merger, stock in Company.

17. Neither Parent nor, to the best of the knowledge of Parent’s management, the Company, has or at the Effective Time will have, any plan or intention for the Company to issue additional stock that would result in Parent losing “control” of the Company within the meaning of Section 368(c) of the Code.

18. Neither Parent nor any subsidiary of Parent will, directly or indirectly through any affiliated entities, have owned, beneficially or of record, any stock of the Company at any time during the five-year period ending at the Effective Time.

19. Neither Parent nor Merger Sub is, or at the Effective Time will be, an “investment company” within the meaning of Section 368(a)(2)(F)(iii) of the Code or such entity meets, and at the Effective Time will meet, the diversification requirements of Section 368(a)(2)(F)(ii) of the Code.

20. Neither Parent nor Merger Sub is, or at the Effective Time will be, under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code or the subject of any other receivership, insolvency, bankruptcy or similar proceeding.

21. None of Parent, Merger Sub, or, after the Merger, the Company will take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code or with any of the foregoing representations, unless otherwise required by a final “determination” (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

22. The undersigned is authorized to make all of the statements and representations set forth herein on behalf of Parent.

Parent understands and agrees that you will rely on this certificate in rendering your opinion concerning certain U.S. federal income tax consequences of the Merger. Parent hereby agrees to inform you if, for any reason, any of the foregoing representations ceases to be true prior to the Effective Time.

Very truly yours,

Tower Group, Inc.

By:

Title:

Exhibit C

Form of
Officers’ Certificate of Specialty Underwriters’ Alliance, Inc.
[          ], 2009

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022

Re:	The Amended and Restated Agreement and Plan of Merger, dated as of June 21, 2009, among Tower Group, Inc., Tower S.F. Merger Corporation and Specialty Underwriters’ Alliance, Inc.

Ladies and Gentlemen:

This certificate is being delivered to you in connection with your rendering the tax opinions referred to in section 7.3(d) of the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 21, 2009, among Tower Group, Inc. (“Parent”), Tower S.F. Merger Corporation (“Merger Sub”) and Specialty Underwriters’ Alliance, Inc. (the “Company”). Capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

The Company hereby represents and certifies that the following statements are true, correct and complete as of the date hereof and will be true, correct and complete at the Effective Time:

1. The Company has entered into the Merger Agreement and will effect the Merger for the bona fide business reasons set forth in the Proxy Statement/Prospectus.

2. The Merger will be consummated in compliance with the terms of the Merger Agreement and none of the material terms and conditions thereof has been or will be waived or modified. The Merger Agreement represents the entire understanding among Parent, Merger Sub and the Company with respect to the Merger.

3. The consideration to be received in the Merger by the shareholders of the Company was determined by arms’ length negotiations between Parent and the Company. In connection with the Merger, shareholders of the Company will not receive, directly or indirectly, any consideration other than shares of Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock.

4. The shareholders of the Company, other than the owners of the Class B Shares, will have no dissenters’ rights in the Merger.

5. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration.

6. At and immediately following the Effective Time, the Company will hold (i) at least 90 percent of the fair market value of the net assets held by it immediately prior to the Merger and (ii) at least 70 percent of the fair market value of the gross assets held by it immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Merger Sub to dissenters, amounts paid by the Company or by Merger Sub to shareholders who receive cash or other property (including cash in lieu of fractional shares of Parent Common Stock), amounts used by the Company and Merger Sub to pay expenses incurred in connection with the Merger, amounts paid by the Company in connection with all redemptions and amounts distributed or to be distributed (except for regular, normal dividends), by the Company immediately preceding, in contemplation of, or otherwise as part of an overall plan that includes the Merger, will be considered assets held by the Company or Merger Sub, as the case may be, immediately prior to the Effective Time. Without limiting the foregoing, in the last two years, there has been no share repurchase, spin-off or other significant irregular distribution by the Company (other than the repurchase of 275,000 shares of Common Stock during the three months ended June 30, 2008, pursuant to the stock repurchase authority granted to the Company by its Board of Directors in April 2008, all of which took place prior to any discussions or negotiations relating to the Merger), and, other than in the ordinary course of business, there has been no significant debt repayment by the Company.

7. As of the Effective Time, no assets of the Company will have been sold, transferred or otherwise disposed of which would prevent the Company or members of Parent’s “qualified group” from continuing the Company’s “historic business” and from using a “significant portion” of the Company’s “historic business assets” in a business following the Merger, as such terms are used in Treas. Reg. § 1.368-1(d).

8. To the best of the knowledge of the Company’s management, Parent has paid or will pay the expenses incurred by Parent and Merger Sub in connection with the Merger and the transactions related thereto. The Company has paid or will pay its own expenses incurred in connection with the Merger and the transactions related thereto.

9. There is no, and at the Effective Time there will be no, inter-corporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, was acquired, or will be settled at a discount.

10. In the Merger, stock of the Company representing “control” of the Company, within the meaning of Section 368(c) of the Code, will be exchanged solely for shares of Parent Common Stock. Furthermore, no liabilities of any Company stockholder will be assumed by Parent or Merger Sub. For purposes of this representation, stock of the Company exchanged in the Merger for cash or other property originating with funds supplied by Parent or a party related to Parent will be treated as outstanding Company stock on the date of the Merger.

11. The Company does not have, and at the Effective Time the Company will not have, outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock of the Company that, if exercised or converted, would affect Parent’s acquisition or retention of “control” of the Company, within the meaning of Section 368(c) of the Code.

12. The Company does not have, and at the Effective Time the Company will not have, outstanding any capital stock (or any other interest treated as stock for U.S. federal income tax purposes) other than the Company Shares.

13. The Company does not have, and at the Effective Time will not have, any plan or intention for the Company to issue additional stock that would result in Parent losing “control” of the Company within the meaning of Section 368(c) of the Code.

14. To the best of the knowledge of the Company’s management, neither Parent nor any subsidiary of Parent will, directly or indirectly through any affiliated entities, have owned, beneficially or of record, any stock of the Company at any time during the five-year period ending at the Effective Time.

15. The Company is not, and at the Effective Time will not be, an “investment company” within the meaning of Section 368(a)(2)(F)(iii) of the Code or the Company meets, and at the Effective Time will meet, the diversification requirements of Section 368(a)(2)(F)(ii) of the Code.

16. Immediately prior to the Effective Time the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

17. The Company is not, and at the Effective Time will not be, under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code or the subject of any other receivership, insolvency, bankruptcy or similar proceeding.

18. The Company will not take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code or with any of the foregoing representations, unless otherwise required by a final “determination” (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

19. At the Effective Time there will be no accrued, but unpaid, dividends on the stock of the Company.

20. The undersigned is authorized to make all of the statements and representations set forth herein on behalf of the Company.

The Company understands and agrees that you will rely on this certificate in rendering your opinion concerning certain U.S. federal income tax consequences of the Merger. The Company hereby agrees to inform you if, for any reason, any of the foregoing representations ceases to be true prior to the Effective Time.

Very truly yours,

Specialty Underwriter’s Alliance, Inc.

By:

Title:

Exhibit D

AMENDMENT NO. [  ]
TO THE
[SPECIALTY UNDERWRITERS’ ALLIANCE, INC.][SUA INSURANCE COMPANY]
[AMENDED AND RESTATED] PARTNER AGENT PROGRAM AGREEMENT

This amendment (“Amendment”) is made and entered into as of June [  ], 2009 by and [between][among] [Partner Agent] and Specialty Underwriters’ Alliance, Inc.[ and its wholly owned subsidiary SUA Insurance Company], and amends the [Amended and Restated] Partner Agent Program Agreement (“Agreement”) entered into by the parties on [          ][, as amended]. Any capitalized terms used but not defined in this Amendment shall have the same meaning set forth in the Agreement. In the event that any provision of this Amendment and any provision of the Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Amendment shall be and constitute an amendment of the Agreement and shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement.

Now, therefore, in accordance with Section IX, D of the Agreement and in consideration of the mutual agreements and covenants hereinafter set forth, the parties agree to amend the Agreement, effective as of the date hereof, as follows:

1. The reference in the preamble to “[Specialty Underwriters’ Alliance, Inc. and its property and casualty insurance subsidiaries and affiliates (collectively the “Company”)]” shall be deleted and replaced in its entirety with the following: “Specialty Underwriters’ Alliance, Inc. and its property and casualty insurance subsidiaries, including SUA Insurance Company (collectively the “Company”)”.

2. “SUA Insurance Company” means Specialty Underwriters’ Alliance, Inc.’s wholly owned subsidiary SUA Insurance Company, an Illinois domiciled insurance company.

3. Except as modified hereby, the Agreement shall remain in full force and effect.

4. This Amendment may be executed in any number of counterparts and by the parties on different counterparts each in the like form. Each counterpart shall, when executed, be an original but all the counterparts taken together shall constitute one and the same instrument. The execution by a party of one or more such counterparts shall constitute execution by that party of this Amendment. This Amendment shall not be effective until each of the parties has executed at least one counterpart. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day, month and year above written.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:
Name:
Title:

[SUA INSURANCE COMPANY]

By:
Name:
Title:

[PARTNER AGENT]

By:
Name:
Title:

Explanatory Note Regarding Schedules

The following attachments, exhibits and schedules to the merger agreement have not been publicly filed by Tower or SUA. Tower and SUA hereby agree to provide a copy of any such omitted attachments, exhibits and schedules to the SEC upon request.

Parent Disclosure Schedule to the Amended and Restated Agreement and Plan of Merger, executed on July 22, 2009 and effective as of June 21, 2009, by and among Tower Group, Inc., Specialty Underwriters’ Alliance, Inc. and Tower S.F. Merger Corporation.

•	Section 4.3 Parent Insurance Approvals

•	Section 4.5 Capitalization; Interim Operations of Merger Sub

•	Section 4.6 Parent SEC Filings, etc.

•	Section 4.12 Litigation

•	Section 4.13 Taxes

•	Section 9.1 Knowledge

Company Disclosure Schedule to the Amended and Restated Agreement and Plan of Merger, executed on July 22, 2009 and effective as of June 21, 2009, by and among Tower Group, Inc., Specialty Underwriters’ Alliance, Inc. and Tower S.F. Merger Corporation.

•	Section 3.3 Governmental Authorization

•	Section 3.4 Non-Contravention

•	Section 3.5(b) Capitalization

•	Section 3.6 Subsidiaries

•	Section 3.11 Absence of Certain Changes or Events

•	Section 3.15(a) Insurance Matters — Company Reinsurance Agreements

•	Section 3.17 Title to Properties

•	Section 3.19 Taxes

•	Section 3.20(a) Company Benefit Plans

•	Section 3.20(g) Company Benefit Plans — Severance, Acceleration, Etc.

•	Section 5.1(b) Certain Permitted Conduct of Business by the Company

•	Section 6.10(e) Company Indemnification Agreements

•	Section 9.12 Knowledge of the Company

Schedule 6.17(a) — Partner Agent Program Agreement Amendments and Schedule 6.17(b) — Other Partner Agent Matters, in each case, to the Amended and Restated Agreement and Plan of Merger, executed on July 22, 2009 and effective as of June 21, 2009, by and among Tower Group, Inc., Specialty Underwriters’ Alliance, Inc. and Tower S.F. Merger Corporation.

Annex B

June 21, 2009

The Board of Directors
Specialty Underwriters’ Alliance Inc.
222 South Riverside Plaza
Suite 1600
Chicago, IL 60606

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of Common Stock and Class B Common Stock, in each case par value $0.01 per share (collectively, the “Shares”), of Specialty Underwriters’ Alliance Inc. (the “Company”), of the Exchange Ratio (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into among Tower Group, Inc. (“Purchaser”), Tower S.F. Merger Corporation, a wholly-owned subsidiary of the Purchaser (“Merger Sub”) and the Company. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), whereupon the Company will continue as a wholly-owned subsidiary of Purchaser. Each outstanding Share (other than Shares held by the Company or its subsidiaries, the Purchaser or its subsidiaries or Shares to which dissenter rights are perfected) will be converted into the right to receive a fraction (the “Exchange Ratio”) of a share of common stock, par value $.01 per share, of the Purchaser (“Purchaser Common Stock”) equal to (i) 0.28 if such Market Price of the Purchaser Common Stock is greater than or equal to $23.25 and less than or equal to $27.75, (ii) a fraction equal to $7.77 divided by such Market Price if such Market Price is above $27.75, (iii) a fraction equal to $6.51 divided by such Market Price if such Market Price is greater than or equal to $20.00 and less than 23.25 and (iv) 0.3255 if such Market Price is less than $20.00 (it being understood that the Company may terminate the Merger Agreement if the Market Price is less than $20.00 and the Purchaser does not offer additional Purchaser Common Stock to deliver a value per share of $6.51). The “Market Price” is the volume weighted average price per share of Purchaser Common Stock on the Nasdaq Stock Exchange for the 15 consecutive trading days immediately preceding the fifth trading day prior to the date initially established as the closing date of the Merger.

FBR Capital Markets & Co., Inc. (“FBR”), as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as financial advisor to the Company in connection with the proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. In addition, the Company has agreed to indemnify us and certain related parties against certain liabilities and to reimburse us for certain expenses arising in connection with or as a result of our engagement. We and our affiliates provide a wide range of investment banking and financial services, including financial advisory, securities trading, brokerage and financing services. In that regard, we and our affiliates have in the past provided and may in the future provide investment banking and other financial services to the Company, Purchaser and their respective affiliates for which we and our affiliates would expect to receive compensation. In particular, FBR acted as the sole bookrunner and lead manager of the Company’s initial public offering in 2004 and served as its financial advisor in connection with evaluating unsolicited merger proposals in 2008 and 2009, and we acted as a bookrunner and sole lead manager in connection with the initial public offering and follow-on offering of common stock of the Purchaser in 2004 and 2007, acted as the sole initial purchaser and placement agent in

FBR Capital Markets Corporation 1001 Nineteenth Street North Arlington, VA 22209 703.312.9500 800.846.5050 www.fbr.com

the initial equity offering of an affiliate of the Purchaser in 2006 and advised this affiliate in 2008 regarding its acquisition by the Purchaser, which closed earlier this year. In the ordinary course of business, we and our affiliates may trade in the securities and financial instruments of the Company, Purchaser and their affiliates for our and our affiliates’ own accounts and the accounts of customers. Accordingly, we may at any time hold a long or short position in such securities and financial instruments.

In arriving at our opinion, we have, among other things:

(i) reviewed a draft of the Merger Agreement, dated as of June 21, 2009;

(ii) reviewed the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009, certain unaudited interim financial statements and other financial information prepared by the management of the Company with respect to the quarter ended March 31, 2009, which the management of the Company has identified as being the most current financial statements available, and other publicly available financial and operating information;

(iii) reviewed the Purchaser’s Annual Report on Form 10-K for the year ended December 31, 2008, the Purchaser’s Quarterly Report on Form 10-Q for the period ended March 31, 2009, the Purchaser’s earnings release containing certain unaudited interim financial statements and other financial information with respect to the quarter ended March 31, 2009 and other publicly available financial and operating information;

(iv) reviewed the reported stock prices and trading histories of the shares of Common Stock and of the shares of Purchaser Common Stock and a comparison of those trading histories with each other and with those of other companies that we deemed relevant;

(v) met with certain members of the Company’s management to discuss the business and prospects of the Company;

(vi) met with certain members of the Purchaser’s management to discuss the business and prospects of the Purchaser;

(vii) held discussions with certain members of the Company’s management concerning the amounts and timing of cost savings and related expenses expected to result from the Merger as furnished to us by the Company’s management (the “Expected Synergies”);

(viii) reviewed certain pro forma financial effects of the Merger, including the Expected Synergies;

(ix) reviewed certain historical and forward-looking business, financial and other information relating to the Company provided to or discussed with us by the management of the Company;

(x) reviewed certain historical and forward-looking business, financial and other information relating to the Purchaser provided to or discussed with us by the management of the Purchaser;

(xi) reviewed certain financial and stock market data and other information for the Company and the Purchaser and compared that data and information with corresponding data and information for companies with publicly traded securities that we deemed relevant;

(xii) reviewed the financial terms of the proposed Merger and compared those terms with the financial terms of certain other business combinations and other transactions which have recently been effected or announced; and

(xiii) considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that we deemed, in our sole judgment, to be necessary, appropriate or relevant to render the opinion set forth herein.

In preparing our opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information we reviewed, and we have not assumed any responsibility for the independent verification of any of such information. With respect to the financial forecasts provided to or discussed with us by the management of the Company, including the Expected Synergies, the financial forecasts provided to or discussed with us by the management of the Purchaser and the unaudited interim financial statements and other financial information prepared and provided to us by the management of the Company or the management of the Purchaser, we assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company or the Purchaser, as applicable. We have assumed no responsibility for the assumptions, estimates and judgments on which such forecasts, Expected Synergies and interim financial statements and other financial information were based and have not made any independent verification thereof. In addition, we were not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any of its subsidiaries or of the Purchaser or any of its subsidiaries, independently or combined, nor were we furnished with any such evaluations or appraisals. We express no opinion as to the future prospects, plans or viability of the Company or the Purchaser, independently or combined. With regard to the information provided to us by the Company or the Purchaser, we have assumed that all such information is complete and accurate in all material respects and have relied upon the assurances of the management of the Company or the Purchaser, as applicable, that they are unaware of any facts or circumstances that would make such information incomplete or misleading. We have made no independent evaluation of any legal matters involving the Company or the Purchaser and we have assumed the correctness of all statements with respect to legal matters made or otherwise provided to the Company and us by the Company’s counsel or by the Purchaser’s counsel. We have also assumed that there has been no change in the assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of the Company or of the Purchaser since the date of the most recent financial statements made available to us that would be material to our analysis. We have assumed, with your consent, that the Merger will qualify for federal income tax purposes as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. With your consent, we have also assumed that the Merger Agreement, when executed, will conform to the draft reviewed by us in all respects material to our analyses, that in the course of obtaining any necessary regulatory and third party consents, approvals and agreements for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on the Company, the Purchaser or the proposed Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any term, condition or agreement therein that is material to our analysis. Our opinion is necessarily based on financial, economic, market and other circumstances and conditions as they exist on and the information made available to us as of the date hereof. Our opinion can be evaluated only as of the date of this letter and any change in such circumstances and conditions, including a change in stock price of the Purchaser, would require a reevaluation of this opinion, which we are under no obligation to undertake. We assume no responsibility to update, revise or reaffirm our opinion based upon events or circumstances occurring after the date hereof.

This letter does not constitute a recommendation to the Board of Directors of the Company, the stockholders of the Company or any other person as to how to vote or act on any matter related to the Merger, and does not address the relative merits of the Merger over any other alternative transactions which may be available to the Company. We express no opinion as to the underlying business decision of the Company to effect the Merger, the structure or accounting treatment or taxation consequences of the Merger or the availability or the advisability of any alternatives to the Merger. Further, we express no opinion as to the value of the Purchaser Common Stock of the Purchaser upon the announcement or consummation of the Merger or the price at which the common stock of the Purchaser or the Company will trade at any time. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors of the Company to approve or cause the Company to consummate the Merger. This letter addresses only the fairness, from a financial point of view, of the Exchange Ratio pursuant to the Merger Agreement. This letter does not address the fairness of the Merger or of any specific portion of the Merger (including without limitation as to the fairness of the amount or nature of any compensation paid or payable to any of the officers, directors or employees of the Company or its subsidiaries), other than the Exchange Ratio to be received by the holders of the Shares (other than Shares held by the Purchaser or Merger Sub). This opinion has been approved by a fairness committee of FBR.

It is understood that this letter is for the information and use of the Company’s Board of Directors in evaluating the Merger and does not confer rights or remedies upon the Purchaser. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of FBR to the Company, the Company’s Board of Directors or any other party. This opinion is not to be reproduced, summarized, described or referred to or given to any other person or otherwise made public or used for any other purpose, or published or referred to at any time, in whole or in part, without our prior written consent, except that (i) this opinion may be referred to in the Merger Agreement and (ii) this opinion may be referred to, and a copy of this opinion may be included in its entirety, in any filing that the Company is required to make with the Securities and Exchange Commission in connection with the Merger if such inclusion is required by law or regulation.

Based on and subject to the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of shares of Common Stock and Class B Common Stock (other than the Company, the Parent and their respective subsidiaries).

Very truly yours,

FBR CAPITAL MARKETS & CO.

By:	/s/ Joseph Kavanagh
Joseph Kavanagh
Managing Director

By:	/s/ James Neuhauser
James Neuhauser
Executive Vice President & Head of Investment Banking

Annex C

Delaware General Corporation Code — Appraisal Rights (section 262)

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.

Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

CastlePoint Holdings, Ltd.

Consolidated Financial Statements
As at December 31, 2008 and 2007 and
for the years ended
December 31, 2008, 2007 and 2006

Report of Independent Registered Public Accounting Firm

To the Shareholder of Ocean I Corporation,
formerly known as CastlePoint Holdings, Ltd:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and comprehensive income, of shareholder’s equity and of cash flows present fairly, in all material respects, the financial position of CastlePoint Holdings, Ltd. and its subsidiaries at December 31, 2008 and December 31, 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, the Company adopted SFAS No. 157, “Fair Value Measurements” in 2008.

/s/  PricewaterhouseCoopers
PricewaterhouseCoopers

Hamilton, Bermuda
April 6, 2009

CastlePoint Holdings, Ltd.

Consolidated Balance Sheets

	December 31,
	2008	2007
	($ in thousands)

ASSETS
Fixed-maturity securities, available-for-sale, at fair value (amortized cost $510,593 for 2008; $484,489 for 2007)	$473,443	$484,972
Equity securities, available-for-sale, at fair value (cost $43,906 for 2008; $44,036 for 2007)	30,032	42,402
Short-term investments, available-for-sale, at fair value (amortized cost $590 for 2008; $0 for 2007)	590	—

Total available-for-sale investments	504,065	527,374
Investment in Partnership, equity method	—	8,503
Common trust securities — statutory business trusts, equity method	4,022	4,022

Total investments	508,087	539,899
Cash and cash equivalents	292,196	153,632
Accrued investment income	3,960	4,064
Premiums receivable (primarily with related parties — See note 3)	184,251	125,597
Premiums receivable — programs	27,827	9,083
Prepaid reinsurance premiums	25,270	3,475
Reinsurance recoverable on paid losses & loss adjustment expense	748	22
Reinsurance recoverable on unpaid losses & loss adjustment expense	15,526	315
Deferred acquisition costs (primarily with related parties — See note 3)	81,736	73,073
Deferred income taxes	8,868	7,051
Deferred financing fees	3,547	3,673
Other assets	5,263	7,174

Total Assets	$1,157,279	$927,058

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Loss and loss adjustment expenses (primarily with related parties — See note 3)	$273,349	$121,741
Unearned premium (primarily with related parties — See note 3)	262,984	217,518
Losses payable (primarily with related parties — See note 3)	43,702	8,527
Premiums payable (primarily with related parties — See note 3)	53,604	16,257
Accounts payable and accrued expenses	10,001	3,592
Other liabilities	9,319	3,595
Subordinated debentures	134,022	134,022

Total Liabilities	786,981	505,252

Commitments and Contingent Liabilities (Note 11)
Shareholders’ Equity
Common shares ($0.01 par value, 100,000,000 shares authorized, 38,305,735 shares issued as of December 31, 2008 and 38,289,430 shares issued as of December 31, 2007)	383	383
Additional paid-in-capital	387,524	385,057
Accumulated other comprehensive (loss) income	(48,654)	(1,051)
Retained earnings	31,045	37,417

Total Shareholders’ Equity	370,298	421,806

Total Liabilities and Shareholders’ Equity	$1,157,279	$927,058

See accompanying notes to the consolidated financial statements.

CastlePoint Holdings, Ltd.

Consolidated Statements of Income and Comprehensive Income

	Year Ended December 31,
	2008	2007	2006
	($ in thousands except
	per share amounts)

Revenues
Net premiums earned (primarily with related parties — See note 3)	$444,719	$248,364	$78,970
Insurance service revenue (primarily with related parties — See note 3)	37,827	7,453	2,334
Net investment income	31,457	29,506	11,184
Net realized (loss) gain on investments	(17,431)	(8,236)	35

Total Revenues	496,572	277,087	92,523

Expenses
Loss and loss adjustment expenses (primarily with related parties — See note 3)	261,807	131,335	40,958
Commission and other acquisition expenses (primarily with related parties — See note 3)	183,121	91,602	29,405
Other operating expenses	39,341	17,851	12,153
Interest expense	11,418	9,416	557

Total Expenses	495,687	250,204	83,073

Income before income taxes	885	26,883	9,450
Income tax (expense) benefit	(554)	5,857	1,093

Net Income	$331	$32,740	$10,543

Comprehensive Income
Net income	$331	$32,740	$10,543
Other comprehensive income (loss):
Gross unrealized investment holding (losses) gains arising during period	(67,305)	(11,048)	1,696
Less: reclassification adjustment for (losses) gains included in net income	(17,431)	(8,236)	35

	(49,874)	(2,812)	1,661
Income tax benefit (expense) related to items of other comprehensive income (loss)	2,271	104	(4)

Total other comprehensive (loss) income	(47,603)	(2,708)	1,657

Comprehensive Income (loss)	$(47,272)	$30,032	$12,200

See accompanying notes to the consolidated financial statements.

CastlePoint Holdings, Ltd.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2008	2007	2006
	($ in thousands)

Cash flows from operating activities:
Net income	$331	$32,740	$10,543
Adjustments to reconcile net income to net cash provided by (used in) operations:
Loss (Gain) on sale of investments	17,431	8,236	(35)
Depreciation and amortization	380	220	25
Amortization of bond premium or discount	(275)	(586)	(396)
Amortization of stock-based compensation expense	2,467	2,021	998
Amortization of deferred financing fees	126	110	—
Equity in limited partnerships	3,581	1,387	—
Deferred income tax	453	(5,857)	(1,093)
Warrants issued	—	—	4,605
(Increase) decrease in assets:
Accrued investment income	104	(1,853)	(2,211)
Premiums receivable	(58,654)	(80,667)	(44,930)
Premiums receivable — programs	(18,744)	(7,788)	(1,295)
Prepaid reinsurance premiums	(21,795)	(3,475)	—
Reinsurance recoverable on paid losses and loss adjustment expense	(726)	(22)	—
Reinsurance recoverable on unpaid losses and loss adjustment expense	(15,211)	(315)	—
Deferred acquisition costs	(8,663)	(42,710)	(30,363)
Other assets	1,746	(3,776)	(750)
Increase in liabilities:
Loss and loss adjustment expenses	151,608	87,549	34,192
Unearned premium	45,467	131,337	86,181
Losses payable	35,175	5,031	3,496
Premiums payable — programs	37,348	15,185	1,072
Accounts payable and accrued expenses	6,409	1,053	2,538
Other liabilities	5,724	2,913	41

Net cash flows provided by operations	184,282	140,733	62,618

Cash flows from investing activities:
Purchase of fixed assets	(210)	(1,547)	(331)
Purchases of fixed-maturity securities	(557,026)	(492,618)	(418,317)
Purchases of equity securities	(35,808)	(52,867)	(40,000)
Cost of purchase of shell company (net of cash acquired)	—	—	(2,795)
Sales or maturity of fixed-maturity securities	532,157	303,298	127,315
Sale of investment in partnership	4,919	—	—
Sales of other investments	—	40,000	—
Sales of equity securities	17,543	(10,000)	—
Net short-term investments (purchased) sold	(590)	51,626	(51,626)

Net cash flows used in investing activities	(39,015)	(162,108)	(385,754)

Cash flows from financing activities:
Net proceeds from subordinated debentures	—	29,301	96,916
Net proceeds from Tower Group, Inc.	—	—	15,000
Net proceeds from Private Offering	—	—	249,165
Net proceeds from Initial Public Offering	—	114,533	—
Registration costs paid and deferred	—	—	(942)
Dividends to shareholders	(6,703)	(3,611)	(2,219)

Net cash flows (used in) provided by financing activities	(6,703)	140,223	357,920

Increase in cash and cash equivalents	138,564	118,848	34,784
Cash and cash equivalents, beginning of period	153,632	34,784	—

Cash and cash equivalents, end of period	$292,196	$153,632	$34,784

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$275	$19	$—
Cash paid for interest	$11,467	$9,446	$174

See accompanying notes to the consolidated financial statements.

CastlePoint Holdings, Ltd.

Consolidated Statements of Changes in Shareholders’ Equity

		Additional	Accumulated Other	Retained	Total
	Common	Paid-in	Comprehensive	Earnings	Shareholders’
	Shares	Capital	Income (loss)	(Deficit)	Equity
	($ in thousands)

Balance at December 31, 2005	—	—	—	(36)	(36)
Tower Group, Inc., proceeds	26	14,974	—	—	15,000
Private offering, net proceeds	270	248,895	—	—	249,165
Warrant to purchase common shares	—	4,605	—	—	4,605
Net income	—	—	—	10,543	10,543
Net unrealized gains	—	—	1,657	—	1,657
Stock based compensation	—	998	—	—	998
Dividends to shareholders	—	—	—	(2,219)	(2,219)

Balance at December 31, 2006	296	269,472	1,657	8,288	279,713
Initial public offering, net proceeds	87	113,564	—	—	113,651
Net income	—	—	—	32,740	32,740
Net unrealized loss	—	—	(2,708)	—	(2,708)
Stock based compensation	—	2,021	—	—	2,021
Dividends to shareholders	—	—	—	(3,611)	(3,611)

Balance at December 31, 2007	$383	$385,057	$(1,051)	$37,417	$421,806

Net income	—	—	—	331	331
Net unrealized loss	—	—	(47,603)	—	(47,603)
Stock based compensation	—	2,467	—	—	2,467
Dividends to shareholders	—	—	—	(6,703)	(6,703)

Balance at December 31, 2008	$383	$387,524	$(48,654)	$31,045	$370,298

See accompanying notes to the consolidated financial statements.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements
for the years, ended December 31, 2008, 2007 and 2006

Note 1 —	General

CastlePoint Holdings, Ltd. (the “Company”), a Bermuda holding company incorporated on November 16, 2005, was organized to provide, through its subsidiaries, property and casualty insurance and reinsurance business solutions, products and services primarily to small insurance companies and program underwriting managers in the United States. The Company’s subsidiaries are CastlePoint Bermuda Holdings, Ltd. (“CastlePoint Bermuda Holdings”), another holding company, CastlePoint Reinsurance Company, Ltd. (“CastlePoint Re”) an operating reinsurance subsidiary, CastlePoint Management Corp. (“CastlePoint Management”) an insurance management company and CastlePoint Insurance Company (“CastlePoint Insurance Company”) an operating insurance company licensed in New York and New Jersey.

On February 6, 2006, Tower Group, Inc. (“Tower”), a Delaware corporation that is publicly traded in the U.S. and the Company’s sponsor, invested $15.0 million in the Company in consideration of receiving 2,555,000 shares of the Company’s common shares. At that time, the Company and Tower entered into a master agreement (“Master Agreement”) that set forth the terms and conditions under which the companies would do business with each other over the subsequent three years. References herein to “Tower” refer to Tower Group, Inc. and its subsidiaries, which include Tower Insurance Company of New York (“TICNY”), Tower National Insurance Company (“TNIC”) and its managing general agency, Tower Risk Management (“TRM”).

On April 4 and 5, 2006, the Company issued a total of 27,025,000 common shares in a private offering for net proceeds of $249.2 million. The Company used these proceeds and the $15.0 million Tower invested in the Company prior to the private offering as follows: (1) approximately $250.0 million to capitalize the Company’s reinsurance subsidiary, CastlePoint Re; and (2) approximately $14.0 million to capitalize the Company’s intermediate Bermuda holding company, CastlePoint Bermuda Holdings, which owns CastlePoint Re.

On March 28, 2007, the Company completed its initial public offering at an initial offering price per share of $14.50, in which (i) the Company sold 8,697,148 shares it registered on its own behalf, and (ii) certain selling shareholders sold 119,500 shares the Company registered on their behalf. The managing underwriters for the initial public offering were Friedman, Billings, Ramsey & Co., Inc., Keefe, Bruyette & Woods, Inc., Cochran Caronia Waller Securities LLC and Piper Jaffray & Co. The aggregate proceeds of the offering were approximately $127.8 million, of which the gross proceeds to the Company were approximately $126.1 million. Net proceeds to the Company, after deducting underwriting discounts of approximately $8.5 million and other offering expenses of approximately $3.6 million, were approximately $114 million. The gross proceeds to the selling shareholders were approximately $1.7 million in the aggregate, and net proceeds to the selling shareholders were approximately $1.6 million in the aggregate. The Company did not receive any of the proceeds of the sale by the selling shareholders. Following the initial public offering, the Company filed a second Registration Statement on Form S-1, as amended (Registration No. 333-1346628) covering the resale by selling shareholders named therein of 26,646,589 common shares originally issued by the Company in the private offering completed April 2006. The Company did not receive any proceeds from the sales of selling shareholders pursuant to this registration statement. On March 7th 2008, the Company terminated its shelf registration statement that was filed in August 2007 for the shares purchased in the private offering in April 2006. As a result of modifications to the SEC rules that became effective February 15, 2008, non affiliated shareholders who still own the private offering shares may sell their shares in an open market without the shelf registration.

In November and December 2006, CastlePoint Management formed two statutory business trusts, CastlePoint Management Statutory Trust I and CastlePoint Management Statutory Trust II (“Trust I” and “Trust II”, or collectively, the “Trusts”), of which the Company owns all of the common trust securities. In September 2007, CastlePoint Bermuda Holdings formed a statutory business trust, CastlePoint Bermuda

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

Holdings Statutory Trust I (the “CPBH Trust”), of which the Company owns all of the common trust securities. For additional information see Note 15 — “Debt”.

On December 4, 2006, CastlePoint Management purchased 40,000 shares of Tower’s Series A non-cumulative convertible redeemable perpetual preferred stock (“the Tower Preferred Stock”) with a $0.01 par value per share and a $1,000 liquidation preference per share for an aggregate amount of $40 million. As part of this agreement, the Company also obtained an extension of the Master Agreement for one year and the right of first refusal on any loss portfolio transfers that Tower might cede during the life of the Master Agreement. The dividends on Tower Preferred Stock were non-cumulative and payable quarterly at a rate of 8.66% per annum. Tower redeemed all of its perpetual preferred stock held by CastlePoint Management on January 26, 2007, at the redemption price of $40 million in the aggregate plus approximately $0.3 million in interest that was paid in January 2007. The proceeds of such redemption were used to further capitalize CastlePoint Insurance. Although Tower effected such redemption, CastlePoint retained the right of first refusal from Tower, with respect to any insurance companies Tower may acquire during the term of the Master Agreement, subject to the receipt of any necessary regulatory approvals, to assume such companies’ historical losses pursuant to a loss portfolio transfer agreement (which must be on mutually acceptable market competitive terms) if Tower desires to cause these insurance companies to effect loss portfolio transfers.

On December 4, 2006, CastlePoint Management purchased from Tower all of the issued and outstanding capital stock of a company known at that time as Tower Indemnity Company of America, subsequently renamed to CastlePoint Insurance in early 2007. As of December 31, 2008, CastlePoint Insurance Company is a licensed insurer in New York and New Jersey where it writes direct and assumed insurance business, on an admitted basis.

As more fully described in Note 16 — “Subsequent Events,” CastlePoint was acquired by Tower on February 5, 2009, at which time it became a wholly-owned subsidiary of Tower.

Note 2 —	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of CastlePoint Holdings, Ltd. (sometimes referred to as “CastlePoint Holdings” or the “Company”), and its wholly-owned subsidiaries, CastlePoint Bermuda Holdings Ltd. (“CastlePoint Bermuda Holdings”), CastlePoint Reinsurance Company, Ltd. (“CastlePoint Re”), CastlePoint Management Corp. (“CastlePoint Management”) and CastlePoint Insurance Company (“CastlePoint Insurance”). These accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany balances have been eliminated in consolidation. The accompanying financial statements present the financial position of CastlePoint Holdings, Ltd. and its subsidiaries at December 31, 2008 and 2007 and its operations for the years, ended December 31, 2008, 2007 and 2006.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Premiums Earned

Premiums on insurance and reinsurance policies issued by the Company’s operating subsidiaries are considered short-duration contracts. Accordingly, premium revenue, including direct writings and reinsurance assumed, net of premiums ceded to reinsurers, is recognized as earned in proportion to the amount of

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

insurance protection provided on a pro-rata basis over the terms of the underlying policies with the unearned portion being reported as unearned premium. Prepaid reinsurance premiums represent the unexpired portion of reinsurance premiums ceded.

Reinsurance Accounting

Reinsurance arrangements are those that qualify for reinsurance accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts.” Management believes the Company’s reinsurance arrangements qualify for reinsurance accounting in accordance with SFAS 113. Management has evaluated its reinsurance arrangements and determined that insurance risk is transferred to the reinsurers. Reinsurance agreements have been determined to be short-duration prospective contracts and are earned in proportion to the amount of reinsurance protection provided on a pro-rata basis over the terms of the underlying policies with the unearned portion being reported as unearned premium. These premiums can be subject to estimates based upon information received from ceding companies and any subsequent differences arising on such estimates are recorded in the period in which they are determined.

Liability for Loss and Loss Adjustment Expenses

The liability for loss and loss adjustment expenses represents management’s best estimate of the ultimate cost of all reported and incurred but not reported losses that are unpaid as of the balance sheet date. The liability for loss and loss adjustment expenses is estimated on an undiscounted basis, using individual case-basis valuation, statistical analyses, and various actuarial procedures. Management believes that the reserves for loss and loss adjustment expenses are adequate to cover the ultimate cost of losses and claims to date; however, because of the uncertainty from various sources, including changes in reporting patterns, claims settlement patterns, judicial decisions, legislation, and economic conditions, actual loss experience may not conform to the assumptions used in determining the estimated amounts for such liability at the balance sheet date. As adjustments to these estimates become necessary, such adjustments are reflected in current operations.

The Company’s losses and loss adjustment expense reserves, for both reported and unreported claims obligations, are maintained to cover the estimated ultimate liability for all of the Company’s insurance and reinsurance obligations. Losses and loss adjustment expense reserves are categorized in one of two ways: (i) case reserves, which represent unpaid losses and loss adjustment expenses as reported by cedents to the Company or as estimated by the Company’s claims adjusters retained by the Company, and (ii) incurred but not reported reserves, or IBNR reserves, which are reserves for losses and loss adjustment expenses that have been incurred, but have not yet been reported to the Company, as well as additional amounts relating to losses already reported, that are in excess of case reserves. IBNR reserves are estimates based on all information currently available to the Company and are reevaluated on a quarterly basis utilizing the most recent information supplied by the Company’s cedents and by the Company’s own claims adjusters.

For insurance business the Company generally reserves separately by line of business. The Company generally reserves for each reinsurance treaty that the Company reinsures separately, so that the Company is able to take into consideration the underlying loss development patterns of each ceding company to the extent supported in the data reported by each ceding company. While ceding companies may report their own estimates of IBNR, the Company independently analyzes the losses for each treaty, and consequently the Company may choose to establish IBNR reserves in an amount different from the amount reported by the ceding company.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost or amortized cost, which approximates fair value, and include all securities that, at their purchase date, have a maturity of 90 days or less.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

Investments

The Company accounts for its investments generally in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS No. 115”), which requires that fixed-maturity and equity securities that have readily determinable fair values be segregated into categories based upon the Company’s intention for those securities. In accordance with SFAS No. 115, the Company has classified its fixed maturity securities and equity securities as available-for-sale. The Company may sell its available-for-sale securities in response to changes in interest rates, risk/reward characteristics, liquidity needs or other factors. Investments in limited partnerships are accounted for under the equity method, at cost or at fair value, depending upon the nature of the partnership and the Company’s ownership interest. See “— Investments in partnerships and other funds” below. Short term investments are securities with a remaining maturity of less than one year at the date of purchase and are classified as available for sale.

Fixed maturity and equity securities:  Marketable fixed-maturity securities and equity securities are reported at their estimated fair values based primarily on quoted market prices from a recognized pricing service or a broker- dealer, with unrealized gains and losses, net of tax effects, excluded from net income and reported as a separate component of accumulated other comprehensive income in shareholders’ equity. Premiums and discounts on fixed maturity investments are charged or accreted to income over the anticipated life of the investment. Net investment income, consisting of interest and dividends, net of investment expenses, is recognized when earned and included in “Net investment income” in the accompanying statement of income. Realized investment gains and losses on the sale of investments are determined based on the specific identification method and are included in the accompanying statement of income.

Investments in partnerships and other funds:  Investments in limited partnerships where the Company has more than a minor interest are accounted for under the equity method of accounting pursuant to Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” and classified on the balance sheet as “Investments in partnerships, equity method.” The Company’s share of net income is reported in the Company’s net investment income. The Company calculates its share of net income on the basis of the Company’s ownership percentage. Investments in limited partnerships where the Company’s interest is considered to be minor and all other fund investments are accounted for at either cost or fair value and classified on the balance sheet as “Equity securities.” For these investments, net investment income and realized gains and losses are recognized as related distributions are received. Unrealized gains (losses), net of tax effects, are excluded from net income and reported as a separate component of accumulated other comprehensive income in shareholders’ equity. The Company calculates its fair value on the basis of the Company’s ownership percentage generally using the net asset value.

Common trust securities — statutory business trusts:  The Company’s investment in the common trust securities of the trusts are reported as investments separately in the balance sheet. The securities are recorded using the equity basis of accounting, which currently approximates original cost.

Impairment of investment securities and limited partnerships results in a charge to net realized gains or losses on investments when a market value decline below cost is deemed to be other-than-temporary. The Company regularly reviews all investments to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments. In general, attention is focused on those securities where fair value has been less than 80% of the amortized cost or cost, as appropriate, for six or more consecutive months. In evaluating potential impairment, management considers, among other criteria: the current fair value compared to amortized cost or cost, as appropriate; the length of time the security’s fair value has been below amortized cost or cost; management’s intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery in value; specific credit issues related to the issuer; and current economic conditions. Other-than-temporary impairment losses result in a charge to income and a permanent reduction of the cost basis of the underlying investment.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

Premiums Receivable/Payable — Programs

For all policies written, CastlePoint Management has the authority and responsibility to collect, account, provide receipt for and remit premiums; and to hold all monies, including premiums, return premiums and monies received in a fiduciary capacity. Program business is currently produced by an agent appointed by CastlePoint Management; therefore premiums are agency billed and are due to CastlePoint Management net of commission. Net premiums due from agents are recorded as premiums receivable on the balance sheet. Premiums payable to insurance companies, after deducting any management fee due to CastlePoint Management, are recorded as premiums payable — programs.

Commission Income/Expenses — Programs

Direct commission revenue from the Company’s insurance services segment is earned as the related insurance policies are placed in relation to the services discussed below, which are provided in performing the Company’s program business. Agency commission expenses are commissions paid to agents, which are calculated as a percentage of premiums placed and recorded as commission expenses. The services provided by the Company include marketing and oversight of the programs. Fees for services such as policy and claims administration and insurance technology are negotiated at market terms. When such services are rendered, the fees for such services are charged either as an amount per policy or per claim or as a percentage of premium. The Company recognizes such fees as income over the period in which such services are rendered. In addition, the Company may source these services from Tower pursuant to the service and expense sharing agreement described in Note 3 — “Related Party Transactions.”

Assumed Commission Expense

Assumed commission expense on reinsurance premiums assumed is expensed in a manner consistent with the recognition of reinsurance premiums assumed, generally on a pro-rata basis over the terms of the policies reinsured. Certain reinsurance agreements contain provisions where the ceding commission rates vary based on the loss experience under the agreements. The Company records adjustments to the assumed commission expense in the period in which changes in the estimated loss ratio are determined. The Company records such assumed commission expense based on its current estimate of subject losses.

Deferred Acquisition Costs

Acquisition costs represent the costs of writing business that vary with, and are primarily related to, the production of insurance and reinsurance business. Policy and contract acquisition costs, including assumed commissions and other direct operating expenses are deferred and recognized as expense as related premiums are earned. The Company considers anticipated investment income in determining the recoverability of these costs and believes they are fully recoverable.

Debt Issuance Cost

The issuance costs related to the issuance of the junior subordinated debentures by CastlePoint Management and CastlePoint Bermuda Holdings have been recorded as deferred financing fees and are being amortized over the term of the debentures using the effective interest method.

Income Taxes

The Company records taxes on its U.S. subsidiaries in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized for tax payable or refundable for the current year and deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

respective tax bases. In accordance with SFAS No. 109, deferred tax assets and liabilities are determined using enacted tax rates applicable to the period in which the temporary differences are expected to be recovered or settled. Accordingly, the current period income tax provision can be affected by the enactment of new tax rates. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

SFAS No. 109 requires that all deferred income tax assets be given full recognition, subject to the possible provision of an allowance when it is determined that this asset is unlikely to be realized. The Financial Accounting Standards Board (“FASB”) developed a threshold by which the valuation is to be measured, the “more-likely-than-not” criterion. The process of evaluating whether a valuation allowance is needed involves the weighing of both positive and negative factors to determine whether, based on the available evidence, it is more likely than not that the deferred tax assets will be realized. Positive factors (those suggesting that an allowance is not necessary) that the Company considers include: evidence of sufficient future taxable income and evidence of the existence of prudent tax planning strategies that would permit realization of the deferred tax asset.

FIN No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”) , an interpretation of FASB Statement No. 109, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement for uncertain tax positions taken or expected to be taken in income tax returns. The relevant company has to determine whether it is more likely than not that the position would be sustained upon examination by tax authorities. Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that has greater than a 50% likelihood of being realized upon ultimate settlement. The Company reviewed whether it is more likely than not that its tax positions will be sustained upon examination and concluded that it had no uncertain tax positions as of December 31, 2008 that meet the FIN 48 criteria for measurement and disclosure.

Equity Compensation Plans

The Company accounts for its share compensation plans in accordance with SFAS No. 123-R, “Share-Based Payment.” Accordingly, the Company recognizes the compensation expense for awards of stock options and restricted stock, based on the fair value of the award on the date of grant, over the vesting period, which is the requisite service period. The fair value of the awards will amortize ratably over the vesting period as a charge to compensation expense and an increase to additional paid in capital in Shareholders’ Equity.

Offerings and Incorporation Expense

Offering expenses incurred in connection with the Company’s initial public offering in March 2007 and the common share offering in April 2006, were recorded as a reduction in paid in capital. Offering expenses incurred in connection with the Company’s registration statement for an offering by selling shareholders in August 2007, were recorded as expense.

Incorporation expenses not related to the raising of capital are expensed as incurred and included in other operating expense.

Intangible Assets

The Company has recorded, as an identifiable intangible asset, state insurance licenses acquired through the purchase of CastlePoint Insurance Company. The Company believes that these licenses have an indefinite useful life. In accounting for such assets, the Company follows SFAS No. 142, “Goodwill and Other Intangible Assets.” In accordance with SFAS No. 142, the Company does not amortize the licenses but evaluates the recoverability of the assets on an annual basis. An impairment loss is recognized if the carrying value of an

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

intangible asset is not recoverable and its carrying value exceeds its fair value. No impairment losses were recognized in 2008 or 2007.

Fixed Assets

Furniture, computer equipment, leasehold improvements and software are reported at cost less accumulated depreciation and amortization. Depreciation and amortization is provided using the straight line method over the estimated useful lives of the assets. The Company estimates the useful life for computer equipment and software is for three years, servers for five years, furniture for seven years and leasehold improvements for the term of the lease.

Variable Interest Entities

In December 2003, the FASB issued FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46(R)”), which establishes accounting guidance for the identification of a variable interest entity (“VIE”) and the consolidation of a VIE by the party deemed to be the primary beneficiary. The primary beneficiary of a VIE is the party that absorbs a majority of the VIE’s expected losses, receives a majority of the VIE’s expected residual returns, or both, as a result of ownership, controlling interest, contractual relationship or other business relationship with a VIE. The Company has applied the guidance in FIN 46(R) in determining that the Trusts meet the definition of a VIE and that the Company is not the primary beneficiary. See Note 15 — “Debt.”

Recent Accounting Developments

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This new standard provides guidance for using fair value to measure assets and liabilities. Under SFAS 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity operates. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, SFAS 157 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data such as the reporting entity’s own data. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. The provisions of SFAS 157 are effective for financial statements issued for years beginning after November 15, 2007. The Company adopted SFAS No. 157 effective January 1, 2008 and the standard has not had a material impact on the Company’s consolidated financial statements.

In February 2008, the FASB issued FSP No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”) which delays the effective date of SFAS 157 to fiscal years beginning after November 15, 2008 for certain nonfinancial assets and nonfinancial liabilities. Examples of applicable nonfinancial assets and nonfinancial liabilities to which FSP FAS 157-2 applies include, but are not limited to:

•	Nonfinancial assets and nonfinancial liabilities initially measured at fair value in a business combination that are not subsequently remeasured at fair value;

•	Reporting units measured at fair value in the goodwill impairment test as described in SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), and nonfinancial assets and nonfinancial liabilities measured at fair value in the SFAS 142 goodwill impairment test, if applicable; and

•	Nonfinancial long-lived assets measured at fair value for impairment assessment under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

As a result of the issuance of FSP FAS 157-2, the Company did not apply the provisions of SFAS 157 to its intangible assets which are measured annually for impairment testing purposes only.

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP FAS 157-3”). This FSP clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in the determination of the fair value of a financial asset when the market for that asset is not active. The key considerations illustrated in the FSP FAS 157-3 example include the use of an entity’s own assumptions about future cash flows and appropriately risk-adjusted discount rates, appropriate risk adjustments for nonperformance and liquidity risks, and the reliance that an entity should place on quotes that do not reflect the result of market transactions. FSP FAS 157-3 was preceded by a press release that was jointly issued by the Office of the Chief Accountant of the SEC and the FASB staff on September 30, 2008 that provides immediate clarification on fair value accounting based on the measurement guidance of SFAS 157. FSP FAS 157-3 and was effective upon issuance. The adoption of FSP FAS 157-3 did not have a material impact on the Company’s consolidated financial statements.

In January 2009, the FASB has issued FASB Staff Position (FSP) EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20.” This FSP amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets.” The FASB believes this guidance will achieve a more consistent determination of whether an other-than-temporary impairment has occurred. The FSP also retains and emphasizes the objective of an other-than-temporary impairment assessment and the related disclosure requirements in FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, and other related guidance. The Company applied the guidance set forth in this FSP in determining OTTI of certain of its investments at December 31, 2008. The adoption of FSP EITF 99-20-1 did not have a material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This statement permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This standard also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This statement is expected to expand the use of fair value measurement. The standard is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company did not elect to implement the fair value option for eligible financial assets and liabilities as of January 1, 2008.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”). This standard establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS No. 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact that the adoption of SFAS No. 141(R) will have on its consolidated financial statements. The Company has incurred approximately $1.7 million of transaction costs, including legal, accounting and other costs directly related to the acquisition of Hermitage Insurance Group (see Note 16), which has been deferred as at December 31, 2008 and will be expensed in the first quarter of 2009.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (“SFAS No. 160”). This standard establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of SFAS No. 160 to have a material impact on its consolidated financial statements.

Note 3 —	Related Party Transactions

On December 19, 2008 a joint proxy/registration statement was sent to shareholders of Tower and CastlePoint pursuant to a proposed merger of the two companies, which was previously announced on August 5, 2008. See Subsequent Event Note 16. The various reinsurance and service agreements between Tower and CastlePoint remained in effect through December 31, 2008 as described below.

The Company and/or its subsidiaries are parties to a Master Agreement, certain reinsurance agreements, management agreements and service and expense sharing agreements with Tower and/or its subsidiaries. In addition, CastlePoint Re participates as a reinsurer on certain of Tower’s excess of loss reinsurance agreements. The transactions listed below are classified as related party transactions, as each counterparty may be deemed to be an affiliate of the Company.

The Company sub-leases the space in New York, New York for the headquarters of its subsidiaries, CastlePoint Management and CastlePoint Insurance Company, from Tower Insurance Company of New York, a subsidiary of Tower, at its cost.

Reinsurance Agreements:  In April 2006, CastlePoint Re entered into three multi-year quota share reinsurance agreements with Tower’s insurance subsidiaries which were extended and will expire on their current terms in April 2010: the brokerage business quota share reinsurance agreement, the traditional program business quota share reinsurance agreement, and the specialty program business and insurance risk-sharing business quota share reinsurance agreement.

For the three months ended December 31, 3008 CastlePoint Re assumed 17.5% of Tower’s brokerage business under the brokerage business quota share reinsurance agreement as compared to 25% for the three months ended September 30, 2008, 35% for the three months ended June 30, 2008 and 40% for the three months ended March 31, 2008. The change to 25% as of July 1, 2008 was on a new, renewal, and in force basis; thus, there was a return of $31.8 million in unearned premiums as of June 30, 2008 representing the difference between the unearned premiums for policies written subject to this agreement in prior periods at 35% and 40% ceding percentages, respectively, and the 25% ceding percentage as of July 1, 2008. This has been reflected as a reduction of written premiums in the year ended December 31, 2008. For the years ended December 31, 2007 and 2006 Castle Re assumed in a range between 30% and 49%. The ceding commission for this business was 36%, which is the sum of 34% provisional ceding commission and 2% contingent commission based upon the loss ratio. Based upon the loss ratio for brokerage business, the Company has expensed the maximum ceding commission under this agreement. The reduction in the ceding percentage on the reinsurance business from Tower throughout the year reflected the Company’s overall strategic decision to increase the primary business and moderate growth of its reinsurance business. As part of the implementation of this decision the reinsurance from Tower was reduced and primary business managed by Tower and written in CastlePoint Insurance was increased. In addition, CastlePoint Re allocated approximately $130 million of its assets to purchase Hermitage Insurance Company, which effectively reduced the amount of capital that otherwise would be available in CastlePoint Re to underwrite Tower’s business.

During the year ended December 31, 2008 the ceding percentages from Tower pursuant to the traditional program business quota share reinsurance agreement and the specialty program business and insurance risk-sharing business quota share reinsurance agreement remained unchanged such that CastlePoint Re assumed 50% and 85% of Tower’s premiums and losses in those businesses, respectively. The ceding commissions

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

under these agreements reflect the actual costs of commissions, board, bureaus and taxes, and other fees paid to the program underwriting agencies or risk sharing clients on a program by program basis.

In October 2007, the Company, on behalf of CastlePoint Insurance, and Tower jointly submitted two aggregate excess of loss reinsurance agreements for the brokerage business for review by the New York State Insurance Department. These agreements remain subject to regulatory review and are deemed approved and in effect. The purpose of the two aggregate excess of loss reinsurance agreements is to cause the loss ratios for the brokerage business of CastlePoint Insurance and Tower to be approximately equal. Under the first agreement, Tower agrees to reinsure 85% (the percentage will be adjusted to equal Tower’s actual percentage of the total brokerage business written by Tower and CastlePoint Insurance) of CastlePoint Insurance’s brokerage business losses that are in excess of a specified loss ratio for brokerage business written through Tower Risk Management Corp., a subsidiary of Tower and its Managing General Agency. Under the second agreement CastlePoint Insurance agrees to reinsure 15% (the percentage will be adjusted to equal CastlePoint’s actual percentage of the total brokerage business written by Tower and CastlePoint) of Tower’s brokerage business losses that are in excess of a specified loss ratio for brokerage business. Under both agreements, the loss ratio is calculated net of premiums paid for and losses recovered from specific excess reinsurance, property catastrophe reinsurance and facultative reinsurance, if any, which inure to the benefit of the agreement, and before any cessions to quota share reinsurance. For the year ended December 31, 2008, premiums ceded to Tower for the aggregate excess of loss treaty were $3.0 million and premiums assumed from Tower for the same corresponding aggregate excess of loss treaty were $3.0 million. As of December 31, 2008 based upon the relative loss ratios between CastlePoint and Tower prior to the aggregate excess of loss agreements, CastlePoint Insurance had net losses payable to Tower of $2.5 million under the aggregate excess of loss agreements.

Management Agreements:  Tower and CastlePoint have entered into business management agreements with each other for brokerage business and program business; these management agreements have been approved by the New York State Insurance Department.

The business management agreement pertaining to Tower’s brokerage business provides that a portion of Tower’s brokerage business may be written directly in CastlePoint Insurance with Tower Risk Management as the manager of this business. For managing such business, Tower Risk Management Corp. is paid a management fee calculated using the sliding scale formula that was originally intended by the master agreement among the parties to be paid to Tower Insurance Company of New York for managing the brokerage business, net of specific aggregate and property catastrophe excess of loss reinsurance costs. The sliding scale commission provides that Tower Risk Management’s commission for the brokerage business is 31% of net premiums written, which can increase to 33% or decline to 28% depending on the loss ratio.

The business management agreement pertaining to programs business that is managed by CastlePoint Management provides that a portion of program business may be written directly in Tower’s insurance companies and that CastlePoint Management would receive fees for providing certain underwriting and claims services for this business. As manager of the program and risk sharing business, CastlePoint Management performs certain underwriting and claims services with respect to program business and Tower reimburses CastlePoint Management for its actual costs, which include commissions paid to program underwriting agencies, fees paid to third party administrators to adjust claims, plus an allowance to CastlePoint Management for its actual internal costs, which for the year ended December 31, 2008 was approximately 5% of gross premiums written for programs business. Premiums payable and due to Tower for program business at December 31, 2008 and December 31, 2007 were $44.9 million and $8.6 million, respectively. For the years ended December 31, 2008, 2007 and 2006, CastlePoint Management recorded commission revenue of

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

$37.8 million, $6.3 million and $2.3 million, respectively, from Tower. The net underwriting impact related to our reinsurance and management agreements with Tower discussed above is as follows:

	December 31,
	2008	2007	2006
	($ in thousands)

Net premiums earned	$311,893	$201,959	$76,963
Net losses incurred	181,535	103,154	39,940
Net commission expense	117,003	72,835	26,534

The following table summarizes balances with Tower:

	December 31	December 31,
	2008	2007
	($ in millions)

Premiums receivable	$139.5	$105.4
Loss and loss adjustment expenses	200.7	108.8
Unearned premium	203.2	175.2
Losses payable	38.6	1.7
Deferred acquisition costs	69.1	61.7

Service and Expense Sharing Agreements:  CastlePoint Management is a party to service and expense sharing agreements with Tower and certain of its subsidiaries. For the years ended December 31, 2008, 2007 and 2006, Tower charged CastlePoint Management $1.3 million, $0.7 million and $0.5 million, respectively, for services rendered in support of CastlePoint Management’s infrastructure as contemplated by the service and expense sharing agreements.

In addition to the services rendered in support of CastlePoint Management’s infrastructure, Tower rendered services for CastlePoint Management’s program business contemplated by the service and expense sharing agreements. For these services, Tower charged CastlePoint Management $1.1 million, $0.5 million and $0.2 million, respectively, for the years ended December 31, 2008, 2007 and 2006.

As more fully described in Note 16 — “Subsequent Events,” CastlePoint was acquired by Tower on February 5, 2009, at which time it became a wholly-owned subsidiary of Tower.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

Note 4 —	Investments

The amortized cost and fair value of the total available-for-sale investments as of December 31, 2008 and 2007 were as follows (in 000’s):

	Cost or	Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	($ in thousands)

December 31, 2008:
Bonds:
US Government and agencies securities	$6,343	$494	$—	$6,837
Corporate fixed maturities	118,950	965	(9,564)	110,351
Mortgage & asset-backed securities	385,300	4,206	(33,251)	356,255

Total fixed maturities	510,593	5,665	(42,815)	473,443

Equity Securities	43,906	—	(13,874)	30,032

Short term investments	590	—	—	590

Total available-for-sale investments	$555,089	$5,665	$(56,689)	$504,065

December 31, 2007:
Bonds:
US Government and agencies securities	$8,598	$214	$—	$8,812
Corporate fixed maturities	132,268	1,372	(1,370)	132,270
Mortgage & asset-backed securities	343,623	3,124	(2,857)	343,890

Total fixed maturities	484,489	4,710	(4,227)	484,972

Equity Securities	44,036	28	(1,662)	42,402

Total available-for-sale investments	$528,525	$4,738	$(5,889)	$527,374

A summary of the amortized cost and fair value of the Company’s investment in fixed-maturity securities as of December 31, 2008, and 2007 by contractual maturity is shown below. Actual maturity may differ from contractual maturity because certain borrowers may have the right to call or prepay certain obligations with or without call or prepayment penalties.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

Amortized cost and fair value of the Company’s investment in fixed-maturity securities as of December 31, 2008 and 2007 is shown below:

	Amortized	Estimated
	Cost	Fair Value
	($ in thousands)

Years to Maturity December 31, 2008
Less than one year	$25,837	$25,844
One to five years	42,229	40,752
Five to ten years	44,747	42,347
Due after ten years	12,480	8,245
Mortgage and asset-backed securities	385,300	356,255

Total fixed maturities	$510,593	$473,443

December 31, 2007
Less than one year	$25,482	$25,541
One to five years	73,578	74,646
Five to ten years	15,440	15,507
Due after ten years	26,366	25,388
Mortgage and asset-backed securities	343,623	343,890

Total fixed maturities	$484,489	$484,972

Major categories of the Company’s net investment income are as follows:

	December 31,
	2008	2007	2006
	($ in thousands)

Income:
Fixed maturity securities:	$28,960	$23,843	$8,908
Short term investments	257	164	100
Dividends on common stock	190	283	—
Dividends on preferred stock	3,162	498	250
Mutual fund equities	14	1,926	—
Limited partnerships	(3,581)	(1,497)	—
Cash and cash equivalents	3,765	5,523	2,378

Total	$32,767	$30,740	$11,636
Expenses:
Investment expenses	$1,310	$1,234	$452

Net Investment income	$31,457	$29,506	$11,184

Pursuant to the equity method of accounting, the results of the Company’s investment in a limited partnership for the years ended December 31, 2008 and 2007 (loss of $3.6 million and $1.5 million, respectively) were included in net investment income. The 2008 loss is comprised of the Company’s equity share of net investment income of $0.3 million, realized losses of $6.3 million and an unrealized gain of $2.4 million. The partnership was liquidated in June 2008. The 2007 loss is comprised of the Company’s equity share of net investment income of $0.5 million, realized gains of $0.2 million and an unrealized loss of $2.2 million. There were no investments in limited partnerships in 2006.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

Proceeds from the sale or maturity of fixed maturity securities were $532.2 million, $303.3 million and $127.3 million as of December 31, 2008, 2007 and 2006, respectively. The Company’s net realized gains/(losses) and the change in net unrealized appreciation/(depreciation) on investments, net of deferred taxes, are as follows:

	December 31,
	2008	2007	2006
	($ in thousands)

Fixed maturities:
Gross realized gains	$3,124	$864	$41
Gross realized losses	(2,045)	(158)	(6)

Net realized gains	1,079	706	35
Equities:
Gross realized gains	—	—	—
Gross realized losses	(18,553)	(8,945)	—

Net realized losses	(18,553)	(8,945)	—
Cash equivalents:
Gross realized gains	71	9	—
Gross realized losses	(23)	(6)	—

Net realized gains	48	3	—
Short Term:
Gross realized gains	4	—	—
Gross realized losses	(9)	—	—

Net realized gains	(5)		—
Total net realized (losses) gains	$(17,431)	$(8,236)	$35

Change in net unrealized (depreciation) appreciation on investments:
Fixed maturities — available for sale	(37,634)	(1,167)	1,661
Equities — available for sale	(12,240)	(1,645)	—

Total investments	$(49,874)	$(2,812)	$1,661
Deferred taxes	2,271	104	(4)

Change in net unrealized (depreciation) appreciation on investments, net of tax	(47,603)	(2,708)	1,657

Total net realized (losses) gains and change in net unrealized (depreciation) appreciation on investments	$(65,034)	$(10,944)	$1,692

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

The Company’s invested assets that were in an unrealized loss position at December 31, 2008 and 2007 are as follows:

		Less Than 12 Months			More Than 12 Months			Total
	Number	Book	Fair	Unrealized	Book	Fair	Unrealized	Book	Fair	Unrealized
	of Positions	Value	Value	Losses	Value	Value	Losses	Value	Value	Losses
	($ in thousands)

As of December 31, 2008
Corporates	52	$64,401	$58,602	$(5,799)	$8,298	$4,533	$(3,765)	$72,699	$63,135	$(9,564)
Mortgage & asset backed	93	164,621	138,829	(25,792)	9,082	1,624	(7,459)	173,703	140,453	(33,251)

Total fixed maturities	145	229,022	197,431	(31,591)	17,380	6,157	(11,224)	246,402	203,588	(42,815)

Equities	28	35,642	25,258	(10,384)	7,735	4,245	(3,490)	43,377	29,503	(13,874)
Total	173	$264,664	$222,689	$(41,975)	$25,115	$10,402	$(14,714)	$289,779	$233,091	$(56,689)

As of December 31, 2007
Corporates	17	$28,206	$26,836	$(1,370)	$—	$—	$—	$28,206	$26,836	$(1,370)
Mortgage & asset backed	23	77,757	74,911	(2,846)	3,669	3,658	(11)	81,426	78,569	(2,857)

Total fixed maturities	40	105,963	101,747	(4,216)	3,669	3,658	(11)	109,632	105,405	(4,227)

Equities	9	21,383	19,721	(1,662)	—	—	—	21,383	19,721	(1,662)
Total	49	$127,346	$121,468	$(5,878)	$3,669	$3,658	$(11)	$131,015	$125,126	$(5,889)

At December 31, 2008, the Company had 173 securities in a gross unrealized loss position amounting to $56.7 million of which $42.8 million (145 securities) was attributable to fixed maturities and $13.9 million (28 securities) was attributable to equity securities. Of the $42.8 million attributable to fixed maturities, $37.0 million were rated investment grade. The remaining $5.8 million unrealized loss was primarily attributed to 5 Commercial Mortgage-backed Securities (“CMBS”) securities rated BB. There is a non-agency residential mortgage-backed security rated AAA that represents the Company’s single largest unrealized loss in the amount of $2.1 million in a fixed maturity security. This security has been in an unrealized loss position for 6-12 months. The market value at December 31, 2008 of the security is 57% of amortized cost. The largest single unrealized loss in an equity security was $1.8 million, representing a preferred stock investment in Royal Bank of Scotland, an international bank, rated BBB.

Corporate Fixed Maturities — The unrealized loss position of $9.6 million in corporate fixed maturities relates to 52 securities all rated BBB- or above of which $5.8 million was in an unrealized loss position for less than 12 months and $3.8 million was in an unrealized loss position for more than 12 months as of December 31, 2008. The security with the largest unrealized loss in this group is HVB Funding Trust ($1.7 million) issued October 14, 1999, with a coupon of 9.0% and a book yield of 6.9%, rated A-. The finance sector has been negatively impacted by the general market disruptions caused by the significant decline in market liquidity. The remaining corporate securities are distributed over the following industries — banks, brokerage, insurance, other finance, media, pipelines and utilities. The impairment on all fixed corporate maturities, with the exception of Lehman Brothers, is considered temporary at December 31, 2008 and is generally the result of the current market dislocations and lack of liquidity. The Company has both the ability and intent to hold these securities until a full recovery of fair value, which may be maturity.

Mortgage and Asset Backed Securities — The unrealized loss in mortgage and asset backed securities of $33.3 million relates to 93 issues, with 83 issues rated AAA and 1 issue rated A+ ($25.9 million), 1 issue rated BBB- ($1.6 million) and 4 issues rated BB ($5.8 million) and 4 issues not rated ($14,000). All of these securities, except for certain positions with unrealized losses amounting to $7.5 million, had been in an unrealized loss position for less than 12 months as of December 31, 2008. The five securities rated BBB- and below are CMBS and were purchased after June 30, 2007. Since all five securities are rated less than AA, a cash flow analysis was performed pursuant to Emerging Issues Task Force (“EITF”) 99-20-1. None of these securities indicated a reduction in cash flow on a present value basis from what was originally expected at the

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

date of purchase. The impairment on all mortgage and asset backed securities, except as discussed below, is considered temporary at December 31, 2008 and is due to the market disruptions caused by the significant decline in market liquidity affecting this sector. The Company has both the ability and intent to hold these securities until a full recovery of fair value, which may be maturity.

Equity Securities — The unrealized loss in equity securities (primarily preferred securities) of $13.9 million relates to 28 issues. The largest single equity security in an unrealized loss position at December 31, 2008 was an investment in Royal Bank of Scotland noted above. This security has been in an unrealized loss position for 6 — 12 months. The unrealized loss is due to market disruptions caused by the significant decline in market liquidity affecting the overall banking industry. The remaining unrealized loss of $12.0 million is comprised of 25 preferred stock and 2 common stock issues with no one unrealized loss at December 31, 2008 exceeding $1 million. The Company has both the ability and intent to hold all equity securities in a loss position at year end until a full recovery of fair value.

For the year ended December 31, 2008, the company recorded charges for other-than-temporary impairments of $16.7 million primarily relating to Lehman Brothers preferred stock and corporate debt holdings ($6.2 million), a fund investment with a focus primarily on the financial institutions segment of the credit markets (i.e., primarily trust preferred, subordinated debt and preferred securities) which was liquidated in the second quarter of 2008 ($4.1 million), an investment in a bank loan fund ($2.8 million) and four publicly traded mortgage REIT equity securities investing primarily in various mortgage-backed securities, including CMBS and agency and non-agency residential mortgage-backed securities ($1.7 million). The remaining impairment charges ($1.9 million) relate to 4 securities (3 preferred stock securities, 2 of which were sold in the third quarter of 2008, and 1 Residential Mortgage-backed Security (“RMBS”)).

Management believes the securities that are other-than-temporarily impaired at December 31, 2008 have been identified and are properly reflected in the financial statements.

On January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), regarding fair value measurements. The valuation technique used to fair value the financial instruments is the market approach which uses prices and other relevant information generated by market transactions involving identical or comparable assets.

In accordance with SFAS 157, the Company has evaluated the various types of securities in its investment portfolio to determine an appropriate SFAS 157 fair value hierarchy level for each security based upon trading activity and the observability of market inputs. Based on this evaluation, each price was classified into Level 1, 2 or 3. Level 1 inputs are quoted prices in active markets for identical securities. Level 2 inputs are other than quoted prices that are observable for the security, either directly or indirectly. Level 3 inputs are unobservable inputs for the security. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the security at the measurement date.

In accordance with SFAS 157, the Company determined that its investments in publicly-traded equity securities are categorized as Level 1 pricing. Investments in all fixed maturities, including U.S. government securities and preferred stock, are categorized as Level 2 pricing. Through out the year, no securities in the Company’s portfolio were priced using unobservable inputs and, therefore, the Company has not assigned any securities to Level 3.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

As of December 31 2008, the Company’s investments are categorized into Levels as follows:

		Quoted Prices	Significant Other	Significant Other
		in Active	Observable	Unobservable
	Fair Value	Markets	Inputs	Inputs
	Measurements	(Level 1)	(Level 2)	(Level 3)
	($ in thousands)

Fixed maturity investments	$473,443	$—	$473,443	$—
Short-term investments	590	—	590	—
Equity investments	30,032	267	29,765	—

Total	$504,065	$267	$503,798	$—

Note 5 —	Property-Casualty Insurance Activity

(a) Premiums written, ceded and earned are as follows:

	Direct	Assumed	Ceded	Net
	($ in thousands)

2008
Premiums written	$183,258	$381,467	$(96,334)	$468,391
Change in unearned premiums	(40,438)	(5,029)	21,795	(23,672)

Premiums earned	$142,820	$376,438	$(74,539)	$444,719

2007
Premiums written	$86,604	$297,040	$(7,419)	$376,225
Change in unearned premiums	(71,899)	(59,437)	3,475	(127,861)

Premiums earned	$14,705	$237,603	$(3,944)	$248,364

2006
Premiums written	$—	$165,151	$—	$165,151
Change in unearned premiums	—	(86,181)	—	(86,181)

Premiums earned	$—	$78,970	$—	$78,970

(b) The components of the liability for loss and loss adjustment expenses as of December 31, 2008 and 2007 are as follows:

	Gross	Reinsurance
	Liability	Recoverables
	($ in thousands)

December 31, 2008
Case-basis reserves	$134,634	$1,292
IBNR reserves	138,715	14,234

Total	$273,349	$15,526

December 31, 2007
Case-basis reserves	$52,601	$—
IBNR reserves	69,140	315

Total	$121,741	$315

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

Activity in the liability for loss and loss adjustment expenses for 2008 and 2007 is summarized as follows:

	2008	2007	2006
	($ in thousands)

Balance at January 1	$121,741	$34,192	$—
Less reinsurance recoverables	315	—	—

	121,426	34,192	—
Incurred related to:
Current year	260,513	132,585	40,958
Prior years	1,294	(1,250)	—

Total incurred	261,807	131,335	40,958

Loss portfolio transfer	—	—	21
Paid related to:
Current year	77,528	24,348	6,787
Prior years	47,882	19,753	—

Total paid	125,410	44,101	6,787
Net balance at December 31,	257,823	121,426	—
Add reinsurance recoverables	15,526	315	—

Balance at December 31	$273,349	$121,741	$34,192

The Company’s reserves represent management’s best estimate of the ultimate unpaid cost of all losses and loss adjustment expenses incurred. Actuarial methodologies used to estimate reserves include, but are not limited to, the paid and incurred loss development methods, the loss ratio method, and the paid and incurred Bornhuetter-Ferguson methods. Due to the uncertainty associated with the reserving process, the ultimate liability may differ, perhaps significantly, from the amounts currently reserved by the Company.

The Company does not have exposure to asbestos and environmental claims.

The Company does not discount reserves.

Note 6 —	Deferred Acquisition Costs

Acquisition costs incurred that have been deferred and amortized to income in 2008, 2007 and 2006 are as follows:

	December 31,
	2008	2007	2006
	($ in thousands)

Deferred acquisition costs at January 1,	$73,073	$30,363	$—
Cost paid during period:
Commission and brokerage	190,457	133,084	58,794
Other underwriting and acquisition costs	1,327	1,228	974

Total cost paid during period	191,784	134,312	59,768
Amortization	(183,121)	(91,602)	(29,405)

Deferred acquisition costs at December 31,	$81,736	$73,073	$30,363

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

Note 7 —	Capital Stock

(a)	Authorized and issued

The Company’s authorized share capital is 100,000,000 common shares with a par value of $0.01 each, of which there were 38,305,735 and 38,289,430 common shares issued and outstanding as of December 31, 2008 and 2007 respectively. The increase in share count was a result of 16,305 restricted shares issued to the non employee directors.

At December 31, 2008, Tower held 6.7% of the Company’s outstanding common shares. The Company also issued ten-year warrants to Tower to purchase an additional 1,127,000 of the Company’s common shares at an exercise price of $10.00 per share, which shares represented 2.7% of the common shares outstanding on a fully-diluted basis at December 31, 3008. The shares held by Tower, together with the shares issuable upon exercise of the Tower warrants, represented 9.4% of the Company’s outstanding common shares on a fully-diluted basis at December 31, 2008.

The holders of the Company’s common shares are entitled to receive dividends and are allocated one vote per share, provided that, if the controlled shares of any shareholder or group of related shareholders constitute more than 9.5% percent of the outstanding common shares of the Company, their voting power will be reduced to 9.5% percent. There are various restrictions on the ability of certain shareholders to dispose of their shares.

As more fully described in Note 16 — “Subsequent Events,” CastlePoint was acquired by Tower on February 5, 2009, at which time it became a wholly-owned subsidiary of Tower.

(b)	Warrants

The warrants were issued to Tower in recognition of the full value received from Tower as the Company’s sponsor, which included the development of the Company’s business strategy, the development of the private offering to raise initial funds for the Company’s operations, and the transfer of certain executives to the Company. In consideration of Tower’s contribution, the Company issued warrants to Tower to purchase up to 1,127,000 common shares of the Company. The 1,127,000 common shares issuable upon exercise of the warrants represented what the company believed would be an acceptable number of common shares to grant to Tower to compensate Tower for its contributions to the Company. The warrants became effective as of April 6, 2006 and were due to expire on April 6, 2016. The warrants were exercisable at a price per share of $10.00, equal to the price per share paid by investors in the private offering.

The warrants may be settled using either the physical settlement or net-share settlement methods. The warrants have been classified as equity instruments, in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” The warrants were initially measured at an aggregate fair value of $4.6 million and recorded as additional paid-in capital with an offsetting charge to other operating expenses in the Consolidated Statement of Income and Comprehensive Income.

The fair value of the warrants issued was estimated on the date of grant using the Black-Scholes option-pricing model. The volatility assumption used, of 25%, was derived from the historical volatility of the share price of a range of publicly-traded Bermuda reinsurance companies with similar types of business to that of the Company. No allowance was made for any potential illiquidity associated with the absence of public trading of the Company’s shares at that time. The other assumptions in the option pricing model were as follows: risk free interest rate of 5%, expected life of ten years and a dividend yield of 1%.

As more fully described in Note 16 — “Subsequent Events,” CastlePoint was acquired by Tower on February 5, 2009, at which time it became a wholly-owned subsidiary of Tower and the warrants were cancelled.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

Note 8 —	Equity Compensation Plans

2006 Long-Term Equity Compensation Plan

The Company adopted the provision of SFAS No. 123-R effective January 1, 2006 and granted all of its stock compensation after that date. The compensation cost of awards is based on the grant-date value of those awards as calculated under SFAS No. 123-R and amortized over the vesting period. The Company’s 2006 Long-Term Equity Compensation Plan (the “Plan”) provides for grants of any option, stock appreciation right (“SAR”), restricted share, restricted share unit, performance share, performance unit, dividend equivalent or other share-based award. The total number of shares initially reserved for issuance under the Plan was 1,735,021 common shares. In 2007, the number of shares authorized under the Plan was increased by 1 million shares, to a total of 2,735,021. This increase was approved on February 27, 2007 by the Company’s Board of Directors, and by the shareholders at the Company’s Annual General Meeting of Members on July 30, 2007. In 2006, 1,126,166 options were issued to senior management and non-employee directors of the Company and its subsidiaries. In 2007 and 2008, respectively 556,254 and 499,518 options were issued to certain officers and employees and non-employee directors of the Company and its subsidiaries. For the years ended December 31, 2007 and December 31, 2008, respectively each of the Company’s three current non-employee directors received 4,094 and 5,435 restricted common shares. No SARs have been granted to date.

The Plan is administered by the Compensation Committee of the Board of Directors of the Company. The stock options granted to employees vest in three equal installments (14 months) over 42 months of service. For non-employee directors, the cost is expected to be recognized over the vesting period of 12 months for grants dated April 4, 2006 and over the vesting period of 36 months for grants dated March 22, 2007. The cost of the restricted stock granted to non employee directors is expected to be recognized over the vesting period of 12 months for the grants dated in 2007 and 2008.

The fair value of the options granted in 2006 was estimated using the Black-Scholes pricing model as of April 4, 2006, the date of the initial grant, with the following weighted average assumptions: risk free interest rate of 5.0%, dividend yield of 1.0%, volatility factors of the expected market price of the Company’s common shares of 25.0% and a weighted-average expected life of the options of 10 years. The fair value measurement objective of SFAS No. 123-R is achieved using the Black-Scholes model as the model (a) is applied in a manner consistent with the fair value measurement objective and other requirements of SFAS No. 123-R, (b) is based on established principles of financial economic theory and generally applied in that field and (c) reflects all substantive characteristics of the instrument.

The fair value of the options granted in 2007 was estimated using the Black-Scholes pricing model as of March 21, 2007 and April 30, 2007, the date of the grants, respectively, with the following weighted average assumptions: risk free interest rate of 5.0%, dividend yield of 1.0%, volatility factors of the expected market price of the Company’s common shares of 25.0% and a weighted-average expected life of the options of 6.2 years. The fair value of the options granted in 2008 was estimated using the Black-Scholes pricing model as of March 10, 2008, the date of the grants, with the following weighted average assumptions: risk free interest rate of 3.4%, dividend yield of 1.0%, volatility factors of the expected market price of the Company’s common shares of 33.0% and a weighted-average expected life of the options of 6.2 years. The fair value measurement objective of SFAS No. 123-R is achieved using the Black-Scholes model consistent with the paragraph above.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

Stock Options

The following table provides an analysis of stock option activity for the three years ended December 31, 2008:

	2008		2007		2006
		Weighted		Weighted		Weighted
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Shares	Price	Shares	Price	Shares	Price

STOCK OPTIONS
Outstanding, beginning of period	1,618,783	$11.50	1,082,666	$10.00	—	—
Granted at market value 03-10-08, 3-22-07, 04-04-06 respectively	499,518	10.12	539,447	14.50	1,126,166	10.00
Granted at market value 4-30-07	—	—	16,807	15.25	—	—
Forfeitures and expirations	—	—	(20,137)	14.50	(43,500)	10.00
Exercised	—	—	—	—	—	—

Outstanding, end of period	2,118,301	11.18	1,618,783	11.50	1,082,666	10.00

Exercisable, end of period	908,105	10.89	376,133	10.00	—	—

Weighted average fair value per share of options granted		4.11		4.28		4.09

Options outstanding as of the three years ended December 31, 2008 are shown on the following schedules:

	Options Outstanding
		Average		Options Exercisable
		Remaining	Average		Average
	Number of	Contractual	Exercise	Number of	Exercise
Range of Exercise Prices	Shares	Life	Price	Shares	Price

December 31, 2008:
$10 — 2006	1,082,666	7.25 years	$10.00	729,399	$10.00
$14.5 — 03/22/07	519,310	8.25 years	$14.50	173,104	14.50
$15.25 — 04/30/07	16,807	8.33 years	$15.25	5,602	15.25
$10.12 — 03/10/08	499,518	9.19 years	$10.12	—	10.12

Total Options	2,118,301	7.96 years	$11.18	908,105	10.89

December 31, 2007:
$10 — 2006	1,082,666	8.25 years	$10.00	376,133	$10.00
$14.5 — 03/22/07	519,310	9.25 years	$14.50	—	—
$15.25 — 04/30/07	16,807	9.33 years	$15.25	—	—

Total Options	1,618,783	8.58 years	$11.50	376,133	$10.00

December 31, 2006:
$10.00	1,082,666	9.25 years	$10.00	—	—

Total Options	1,082,666	9.25 years	$10.00	—	—

The Company uses the simplified method outlined in the SEC Staff Accounting Bulletin 110 to estimate lives for options granted during the period as historical exercise data is not available and the options meet the requirement set out in this Bulletin.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

As of December 31, 2008, and 2007 there was $3.5 million and $4.0 million of unrecognized compensation costs related to 1,210,196 and 1,242,650 non-vested stock options, respectively. For employees, the cost is expected to be recognized over the vesting periods of the individual options which extend up to 42 months. For non-employee directors, the cost is expected to be recognized over the vesting period of 12 months for grants dated April 4, 2006 and over the vesting period of 36 months for grants dated March 22, 2007. For the years ended December 31, 2008, 2007, and 2006 the Company recognized $2.4 million, $2.0 million and $1.0 million of compensation expense related to share-based compensation, respectively.

As of December 31, 2008 there was less than $0.1 million of unrecognized compensation costs related to 16,305 non-vested restricted stock grants for non-employee directors. These vest over 12 months. As of December 31, 2007 there was less than $0.1 million of unrecognized compensation costs related to 12,282 non-vested restricted stock grants for non-employee directors. Theses were vested in 2008.

As more fully described in Note 16 — “Subsequent Events,” CastlePoint was acquired by Tower on February 5, 2009. Under the terms of this transaction stock options and restricted stock issued by CastlePoint were exchanged for Tower stock options and restricted stock.

Note 9	— Taxation

Bermuda

Under current Bermuda law, the Company has received an undertaking from the Bermuda government exempting it from all local income, withholding and capital gains taxes until March 28, 2016. At the present time, no such taxes are levied in Bermuda.

United States

The Company and its non-U.S. subsidiaries believe that they do not “engage in a trade or business” in the United States. Accordingly, the Company and its non-U.S. subsidiaries have not recorded any provision for U.S. taxation. Subsequent to Tower’s acquisition of CastlePoint, the Company and its non-U.S. subsidiaries will be subject to U.S. taxation.

The Company’s U.S. subsidiaries, CastlePoint Management and CastlePoint Insurance Company, are subject to income taxes and have recorded the appropriate balances for current and deferred income taxes under SFAS No. 109 as follows:

	2008	2007	2006
	($ in thousands)

Current federal income tax expense	$101	$—	$2
Current state income tax expense	—	—	—
Deferred federal and state income tax expense (benefit)	453	(5,857)	(1,095)

Income tax expense (benefit)	$554	$(5,857)	$(1,093)

Deferred tax assets and liabilities are determined using enacted tax rates applicable to the period the temporary differences are expected to be recovered or net operating losses utilized. Accordingly, the current period income tax provision can be affected by the enactment of new tax rates. The net deferred income taxes on the balance sheet reflect temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and income tax purposes, tax effected at a 35% rate for the period.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

The component of deferred taxes is as follows:

	December 31,
	2008	2007
	($ in thousands)

Deferred tax assets:
Claims reserve discount	$1,708	$488
Unearned premium	4,420	5,061
Stock options	1,179	653
Unrealized depreciation of securities, net	4,123	101
Investment impairments	2,105	640
State deferred tax	1,886	976
AMT credit	101	—
Other	83	117
Net operating and capital losses carried forward	9,001	8,230

Total deferred tax assets	$24,606	$16,266
Deferred tax liabilities:
Deferred acquisition costs	7,583	9,215
Other	89	—

Total deferred tax liabilities	7,672	9,215

Valuation allowance	(8,066)	—

Net deferred income tax assets	$8,868	$7,051

The Company has recorded Federal and New York State deferred tax benefits in relation to operating losses. Based upon projections of future taxable income over the periods in which the deferred tax assets are deductible, the Company believes it is more likely than not that it will realize the Federal benefits of these deductible differences and therefore did not establish a valuation allowance for the years ended December 31, 2008 and 2007. In accordance with SFAS No. 109, the Company anticipates that the related deferred tax assets will be realized based on the generation of net commission income by CastlePoint Management and the profitable premium volume written in CastlePoint Insurance Company. For CastlePoint Management, the Company established a valuation allowance on the deferred tax asset pertaining to New York State income taxes because future taxable income is not deemed likely.

In addition, the Company has recorded deferred tax benefits at December 31, 2008 in relation to unrealized losses, Other than temporary impairment, (“OTTI”) unrealized losses and realized capital losses. Based upon the guidance in FAS 109, the Company determined that as of December 31, 2008 there was not sufficient objectively verifiable evidence to support the realization of the deferred tax assets held for unrealized losses and unrealized OTTI losses on equity securities available for sale and realized capital losses. Accordingly, the Company recorded a valuation allowance of $6.2 million (representing a reduction in other comprehensive income of $2.0 million and a charge to income of $4.2 million).

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

The provision for federal income tax incurred is different from that which would be obtained by applying the federal income tax rate to net income before income taxes. The items causing these differences are as follows:

	December 31,	Effective
	2008	Tax Rate
	($ in thousands)

Income tax expense at the Federal Statutory Rate	$310	35%
Tax advantaged investments	(283)	(32)%
State income taxes	(910)	(103)%
Effect of foreign operations	(4,663)	(527)%
Valuation allowance on New York State deferred tax assets	1,886	213%
Valuation allowance on unrealized and realized losses	4,191	474%
Other	23	3%

Income tax expense	$554	63%

	December 31,	Effective
	2007	Tax Rate
	($ in thousands)

Income tax expense at the Federal Statutory Rate	$9,409	35%
Tax advantaged investments	(137)	(1)%
State income taxes	(976)	(4)%
Effect of foreign operations	(14,163)	(53)%
Other	10	0%

Income tax benefit	$(5,857)	(23)%

	December 31,	Effective
	2006	Tax Rate
	($ in thousands)

Income tax expense at the Federal Statutory Rate	$3,307	35%
Effect of foreign operations	(4,407)	(47)%
Other	7	0%

Income tax benefit	$(1,093)	(12)%

The Company adopted the provisions of FIN 48 on January 1, 2007. The Company reviewed whether it is more likely than not that its tax positions will be sustained upon examination and concluded that it had no uncertain tax positions as of December 31, 2008 and 2007 that meet the FIN 48 criteria for measurement and disclosure.

Note 10 —	Employee Benefit Plans

United States

The Company maintains a defined contribution Employee Pre-tax Savings Plan (the “401(k) Plan”) for its employees. The Company contributes 50% of each participant’s contribution up to 8% of the participant’s eligible contribution.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

Bermuda

The Company maintains three separate defined contribution plans for its employees, all of which are managed externally. One plan is for Bermudian employees (the “Bermuda Plan”), one is for non-U.S. and non-Bermudian employees (the “Non-Resident Plan”) and one is for U.S. citizens based in Bermuda (the 401(k) Plan). Employees are only eligible to join these plans on reaching the age of 23. For both the Bermuda and Non-Resident Plans, the Company matches the employees’ contribution at 5% of the participant’s compensation. The Company’s contribution vests over 2 years. For U.S. citizens based in Bermuda, a defined contribution Employee Pre-tax Savings Plan (401(k) Plan) is available. The Company contributes 50% of each participant’s contribution up to 8% of the participant’s eligible contribution.

In 2008, 2007 and 2006, the Company expensed $145,291, $99,395 and $31,042 for its defined contribution retirement plans, respectively. The Company does not provide defined benefit pension plans for its employees.

Note 11 —	Commitments and Contingencies

(a)	Concentrations of credit risk

As of December 31, 2008, the Company’s assets primarily consisted of investments, cash and assumed premium receivable. The Company believes it bears minimal credit risk in its cash on deposit as the banks where cash balances are held participate in the FDIC’s Transaction Account Guarantee Program and the US Treasury Guarantee Program for Money Market Funds. Although there may be credit risk with respect to its assumed premium receivable from Tower Insurance Company of New York, an insurance company subsidiary of Tower, the Company believes these premiums will be fully collectible.

At December 31, 2008, the Company does not have aggregate investments in a single entity that are in excess of 10% of shareholder’s equity.

At December 31, 2008, the Company had exposure to real estate related securities in the form of mortgage backed securities (CMBS, and RMBS), investment in a fund and investment in common stocks in the amount of $325.3 million or 40.6% of cash and invested assets. Of the total year end mortgage related exposure of $325.3 million, $323.4 million is rated AAA, of which $209.5 million is backed by government agencies.

The Company’s exposure to subprime mortgages amounted to $75,000 at December 31, 2008.

(b)	Employment agreements

The Company has entered into various employment agreements, effective April 4, 2006 and thereafter with certain individuals. The employment agreements provide for option awards, executive benefits and severance payments under certain circumstances.

During the year ended December 31, 2008 the company accrued severance expense in the amount of $1.2 million in anticipation of closing the CastlePoint Bermuda office. During the year ended December 31, 2007 the company did not have any accrued severance expense.

(c)	Operating leases

The Company leases and/or subleases space in Hamilton, Bermuda, New York, New York and Lisle, Illinois. CastlePoint Re executed a sublease agreement for premises in Hamilton, Bermuda, as of September 1, 2006, which is expected to terminate on July 1, 2010. CastlePoint Holdings, Ltd. entered in a one-year sublease agreement (on behalf of one employee) for one residential premise in Hamilton, Bermuda as of June 1, 2007. The term of this sublease will expire March 31, 2009. CastlePoint Management currently

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

subleases office space in New York, New York from Tower Insurance Company of New York, at its cost, pursuant to an arrangement covered by the service and expense sharing agreement between these parties. CastlePoint Management entered into an agreement to lease office space in Lisle, Illinois, as of October 1, 2006, which has been extended to expire on June 30, 2009. Future minimum lease commitments for 2009 are $0.2 million and for 2010 $0.1 million and nothing thereafter.

(d)	Security Requirements

As required by the Company’s reinsurance agreements with its cedents, CastlePoint Re is required to collateralize amounts through a letter of credit, cash advance, funds held or a trust account. The amount of the letter of credit or trust is to be adjusted each calendar quarter, and the required amount is to be at least equal to the sum of the following contract amounts: (i) unearned premium reserve, (ii) paid loss and loss adjustment expense payable, (iii) loss and loss adjustment expenses reserves, (iv) loss incurred but not reported, (v) return and refund premiums, and (vi) less premium receivable. As of December 31, 2008 and 2007, CastlePoint Re maintained trusts and a collateralized letter of credit in the amount of $375.2 million and $218.1 million, respectively, at State Street Bank and Trust Company, a Massachusetts trust company. As of December 31, 2008 and 2007 CastlePoint Insurance Company maintained a trust at the same trust company in the amount of $15.7 million and $8.0 million, respectively. Both CastlePoint Re and CastlePoint Insurance Company earn and collect the interest on the trust funds.

Regulatory trusts

At December 31, 2008 and 2007, U.S. Treasury Notes with fair values of approximately $6.6 million and $2.6 million, respectively were on deposit with New York State to comply with the insurance laws of the state of New York, in which CastlePoint Insurance Company is licensed.

Alien Excess or Surplus Lines Insurers

Effective July 31, 2006, CastlePoint Re entered into an “Alien Excess or Surplus Lines” Trust Agreement with State Street Bank and Trust Company, a Massachusetts trust company, to establish a trust fund in the United States as security for U.S. policyholders and third party claimants in connection with seeking to qualify as an eligible or approved excess or surplus lines insurer in certain U.S. jurisdictions. As of December 31, 2008 and 2007, CastlePoint Re maintained an alien excess or surplus lines trust in the amount of zero and $5.8 million, respectively, at State Street Bank and Trust Company. CastlePoint Re earns and collects the interest on the trust funds. On January 28, 2009 CastlePoint Re closed the account.

(e)	Deposit Insurance

The Company maintains its cash balances at financial institutions in both the United States and Bermuda. In the United States, the Federal Deposit Insurance Corporation (“FDIC”) secures accounts up to $250,000 at these institutions. Bermuda laws do not give similar protection to Bermuda depositors or checking account users or savers. Management monitors balances in excess of insured limits and believes they do not represent a significant credit risk to the Company as the banks where cash balances are held participate in the FDIC’s Transaction Account Guarantee Program and the US Treasury Guarantee Program for Money Market Funds.

(f)	Commitments through guarantees

In December 2006, the Company formed two Trusts, of which the Company owns all of the common trust securities, through CastlePoint Management. CastlePoint Holdings, Ltd. has guaranteed, on a subordinated basis, CastlePoint Management’s obligations under its junior subordinated debentures and distributions and other payments due on the Trusts’ preferred securities. These guarantees, relating to $104 million of

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

outstanding debt, provide a full and unconditional guarantee of amounts due on the Trusts’ preferred securities. See Note 15 — “Debt” for additional details.

In September 2007, the Company formed a third Trust, of which the Company owns all of the common trust securities, through CastlePoint Bermuda Holdings. CastlePoint Holdings, Ltd. has guaranteed, on a subordinated basis, CastlePoint Bermuda Holdings’ obligations under its junior subordinated debentures and distributions and other payments due on the Trust’s preferred securities. This guarantee, relating to $31 million of outstanding debt, provides a full and unconditional guarantee of amounts due on the Trust’s preferred securities. See Note 15 — “Debt” for additional details.

(g)	Legal Proceedings

From time to time, the Company is involved in various legal proceedings in the ordinary course of business. For example, to the extent a claim is asserted by a third party in a law suit against one of the Company’s insureds covered by a particular policy, the Company may have a duty to defend the insured party against the claim. The claim may relate to a bodily injury, property damage or other compensable injuries as set forth in the policy. Such proceedings are considered in estimating the liability for loss and loss adjustment expenses. The Company is not subject to any other pending legal proceedings that management believes are likely to have a material effect in the consolidated financial statements.

Note 12 —	Statutory Financial Information and Accounting Policies

Bermuda

CastlePoint Re is registered as a Class 3 reinsurer under The Insurance Act 1978 (Bermuda), amendments thereto and related regulations (the “Insurance Act”). Under the Insurance Act, CastlePoint Re is required to prepare statutory financial statements and to file a Statutory Financial Return. As a Class 3 insurer, the Insurance Act also requires CastlePoint Re to maintain a minimum share capital and surplus of $1,000,000 and to meet a minimum solvency margin. To satisfy these requirements, CastlePoint Re was required to maintain a minimum level of statutory capital and surplus of $53.7 million and $43.0 million at December 31, 2008 and 2007. CastlePoint Re was also required to maintain a minimum liquidity ratio. All requirements were met by CastlePoint Re throughout the year ended December 31, 2008 and 2007.

Subsequent to December 31, 2008, CastlePoint Re’s designation changed to a Class 3B insurer. Currently, there is no change in the financial statement filings or in the maintenance of minimum share capital and surplus requirements.

The statutory assets were approximately $724.0 million and $592.5 million and statutory capital and surplus was approximately $302.0 million and $331.0 million, as of December 31, 2008 and 2007, respectively.

For Bermuda registered companies, there are some differences between financial statements prepared in accordance with GAAP and those prepared on a statutory basis. Certain assets are non-admitted under Bermuda regulations, deferred policy acquisition costs have been fully expensed to income under Bermuda regulations and prepaid expenses and fixed assets have been removed from the statutory balance sheet under Bermuda regulations.

United States

For regulatory purposes, CastlePoint Insurance Company, domiciled in the state of New York, prepares its statutory basis financial statements in accordance with practices prescribed or permitted by the statutory accounting practices of CastlePoint Insurance Company’s state of domicile, New York, which differ in certain significant respects from GAAP. Prescribed statutory accounting practices (SAP) include state laws,

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future.

For the years ended December 31, 2008 and 2007, CastlePoint Insurance Company reported statutory basis surplus with respect to policyholders of $94.1 million and $59.6 million, respectively, and was required to maintain minimum capital and surplus of $4.0 million and $4.0 million, respectively, in accordance with New York Insurance Law.

Note 13 —	Fair Value of Financial Instruments

SFAS No. 107, “Disclosure about Fair Value of Financial Instruments,” requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the balance sheet, for which it is practicable to estimate fair value. The Company’s assets and liabilities in the balance sheet approximate fair value, except for balances relating to reinsurance contracts which are not in the scope of SFAS No. 107. The Company uses the following methods and assumptions in estimating the fair value of the financial instruments presented:

Cash and cash equivalents and short term investments:  The carrying amounts approximate fair values.

Investments:  Fair value disclosures for investments are included in Note 4 — “Investments.”

Subordinated debentures:  The carrying values reported in the accompanying balance sheets for these instruments approximate fair value due to the stability in our credit quality and a reduction since issuance in the risk free rate offset by overall credit spread widening due to tighter liquidity in the market place.

Note 14 —	Dividends Declared

The aggregate amount of dividends declared and paid for the years ended December 31, 2008, 2007 and 2006 were $6.7 million, $3.6 million and $2.2 million respectively.

Note 15 —	Debt

Subordinated Debentures

In November and December 2006, CastlePoint Management formed two Trusts, of which CastlePoint Management owns all of the common trust securities. On December 1, 2006 and December 14, 2006, respectively, the Trusts each issued $50.0 million of trust preferred securities for cash at a fixed rate during the first five years (equal to 8.66% and 8.551% per annum, respectively), after which the interest rate will become floating and equal to the three month London Interbank Offered Rate (LIBOR) plus 3.5% per annum (calculated quarterly). The Trusts invested the proceeds thereof and the proceeds received from the issuance of the common trust securities in exchange for approximately $103.1 million of junior subordinated debentures (the “CPM Debentures”) issued by CastlePoint Management, with terms which mirror those of the trust preferred securities. On September 2007, CastlePoint Bermuda Holdings formed a third Trust, of which CastlePoint Bermuda Holdings owns all of the common trust securities. On September 27, 2007, this Trust issued $30.0 million of trust preferred securities for cash at a fixed rate during the first five years (equal to 8.39% per annum), after which the interest rate will become floating and equal to the three month London Interbank Offered Rate (LIBOR) plus 3.5% per annum (calculated quarterly). The Trust invested the proceeds thereof and the proceeds received from the issuance of the common trust securities in exchange for

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

approximately $30.9 million of junior subordinated debentures (the “CPBH Debentures”) issued by CastlePoint Bermuda Holdings, with terms which mirror those of the trust preferred securities.

The CPM Debentures and the CPBH Debentures are unsecured obligations of CastlePoint Management and CastlePoint Bermuda Holdings, respectively, and are subordinated and junior in right of payment to all present and future senior indebtedness of CastlePoint Management and CastlePoint Bermuda Holdings. The CPM Debentures issued to Trust I for CastlePoint Management bear interest that is fixed at 8.66% until December 1, 2011, and the coupon will float quarterly thereafter at the three months LIBOR rate plus 3.5% per annum calculated quarterly. The CPM Debentures issued to Trust II for CastlePoint Management bear interest that is fixed at 8.551% until December 14, 2011, and the coupon will float quarterly thereafter at the three months LIBOR rate plus 3.5% per annum calculated quarterly. The CPBH Debentures issued to Trust I for CastlePoint Bermuda Holdings bear interest that is fixed at 8.39% until September 27, 2012, and the coupon will float quarterly thereafter at the three months LIBOR rate plus 3.5% per annum calculated quarterly. All of these subordinated debentures have stated maturities of thirty years. CastlePoint Management and CastlePoint Bermuda Holdings have the option to redeem any or all of the debentures beginning five years from the date of issuance, at the principal amount plus accrued and unpaid interest. If CastlePoint Management or CastlePoint Bermuda Holdings choose to redeem their debentures, the Trusts would then redeem the trust preferred securities at the same time. The issuer of the debentures has the right under the indenture to defer payments of interest on the debentures, so long as no event of default has occurred and is continuing, by deferring the payment of interest on the debentures for up to 20 consecutive quarterly periods (“Extension Period”) at any time and from time to time. During any Extension Period, interest will continue to accrue on the debentures.

The Company has guaranteed, on a subordinated basis, CastlePoint Management’s obligations and CastlePoint Bermuda Holdings’ obligations under the debentures and distributions and other payments due on the Trusts’ preferred securities. These guarantees provided a full and unconditional guarantee of amounts due on the Trusts’ preferred securities. Issuance costs of $1.5 million each for Trust I and Trust II for CastlePoint Management respectively were deferred and are being amortized over the term of the subordinated debentures using the effective interest method. Issuance costs of $0.9 million for Trust I for CastlePoint Bermuda Holdings were deferred and are being amortized over the term of the subordinated debentures using the effective interest method. The proceeds of these issuances of subordinated debentures were used for general corporate purposes, including acquisition and capitalization of CastlePoint Insurance Company.

The Trusts are unconsolidated variable interest entities pursuant to FIN 46(R) because the holders of the equity investment at risk do not have adequate decision making ability over the Trusts’ activities.

Note 16 —	Subsequent Events

Acquisition of CastlePoint Holdings Ltd.

On February 5, 2009, Tower completed the acquisition of 100% of the issued and outstanding common stock of the Company, pursuant to the stock purchase agreement (“the Agreement”), dated as of August 4, 2008, by and among Tower and the Company. Accordingly, the Company has been delisted from the National Association of Securities Dealers Automated Quotations. The acquisition will be accounted for using the purchase method in accordance with SFAS No. 141R, “Business Combinations” (“SFAS 141R”). Under the terms of the Agreement, Tower acquired the Company for approximately $489.5 million comprised of 16,802,845 shares of Tower common stock with an aggregate value of approximately $419.7 million, plus $65.4 million of cash. The purchase consideration also includes the fair value of the warrants held by Tower

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

of approximately $4.4 million which were surrendered unexercised as part of the merger agreement and is presented as follows:

2008
($ in thousands)

Purchase consideration	$489,509
Estimated fair value of outstanding CastlePoint stock options	4,001

Total purchase consideration	493,510
Fair value of investment in CastlePoint	34,673
Fair value of CastlePoint acquisition	$528,183

Tower will begin to consolidate the financial statements as of the closing date and in accordance with SFAS 141R, the purchase consideration will be allocated to the assets acquired and liabilities assumed, including separately identified intangible assets, based on their fair values as of the close of the acquisition, with the amounts exceeding the fair value recorded as goodwill. Direct costs of the acquisition are accounted for separately from the business combination and are expensed as incurred. As the values of certain assets and liabilities are preliminary in nature, they are subject to adjustment as additional information is obtained, including, but not limited to, valuation of separately identifiable intangibles, fixed assets, and deferred taxes. The valuations will be finalized within 12 months of the close of the acquisition. When the valuations are finalized, any changes to the preliminary valuation of assets acquired or liabilities assumed may result in adjustments to separately identifiable intangibles and goodwill.

Because of the merger, it was mutually decided with Tower that they would not cede any business under the brokerage, specialty and traditional programs quota share reinsurance contracts for new and renewal business beginning January 1, 2009, and that as of April 1, 2009 a new quota share treaty would be put into effect that would cede a percentage of all business written on Tower insurance subsidiaries’ paper to CastlePoint Re, with that percentage ceded to be decided and at a ceding commission at cost with no sliding scale commission. Also, as of December 31, 2008 the aggregate excess of loss treaties between Tower and CastlePoint Insurance for brokerage business were terminated. And, as of January 1, 2009 CastlePoint Re decided not to participate on any of the Tower excess of loss ceded treaties that renewed as of that date.

As a result of the merger, the Company will become a “controlled foreign corporation” for U.S. tax purposes. Under the applicable controlled foreign corporation tax rules, most or all of the Company’s income following the merger will be included as taxable income by Tower and hence be subject to U.S. taxation.

Acquisition of Hermitage Insurance Group

On February 27, 2009, CastlePoint Reinsurance completed the acquisition of HIG, Inc (“Hermitage”), a specialty property and casualty insurance holding company, from a subsidiary of Brookfield Asset Management Inc. for $130 million. This transaction was previously announced on August 27, 2008. Hermitage offers both admitted and excess and surplus lines products and wrote over $100 million of premiums in 2008.

CastlePoint will begin to consolidate the financial statements as of the closing date and in accordance with SFAS 141R; the purchase consideration will be allocated to the assets acquired and liabilities assumed, including separately identified intangible assets, based on their fair values as of the close of the acquisition, with the amounts exceeding the fair value recorded as goodwill. Direct costs of the acquisition are accounted for separately from the business combination and are expensed as incurred. As the values of certain assets and liabilities are preliminary in nature, they are subject to adjustment as additional information is obtained, including, but not limited to, valuation of separately identifiable intangibles, fixed assets, and deferred taxes. The valuations will be finalized within 12 months of the close of the acquisition. When the valuations are finalized, any changes to the preliminary valuation of assets acquired or liabilities assumed may result in adjustments to separately identifiable intangibles and goodwill.

CastlePoint Holdings, Ltd.

Notes to Consolidated Financial Statements — (Continued)

The Company has incurred approximately $1.7 million of transaction costs, including legal, accounting and other costs directly related to the acquisition which will be expensed in the first quarter of 2009. The Company expects to record goodwill arising from the acquisition in the range of $15 to $20 million. The goodwill consists largely of the synergies and economies of scale expected from combining the operations of the Company and Hermitage.

CastlePoint Florida Insurance Company

In December 2008, the state of Florida authorized the establishment of CastlePoint Florida Insurance Company as a Florida domestic company. It was capitalized with a statutory surplus of $10,000,000 in January 2009, and it received a certificate of authority from Florida to transact business in February 2009.

Annex E

HIG, Inc.

Consolidated Financial Statements
Years Ended December 31, 2008 and 2007

HIG, Inc.

Independent Auditors’ Report

To the Board of Directors of
HIG, Inc.

We have audited the consolidated balance sheets of HIG, Inc. (the “Company”) as of December 31, 2008, and 2007, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HIG, Inc. as of December 31, 2008 and 2007 and the results of operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 17 to the consolidated financial statements, on February 27, 2009, Company was acquired by CastlePoint Reinsurance Company, Ltd., a subsidiary of Tower Group, Inc.

As discussed in Note 6 to the consolidated financial statements as of December 31, 2007, while within an acceptable range, there is a significant potential for material deviation in the Company’s loss and loss adjustment expense reserves as a result of the Company’s newly implemented enhanced reserve estimation methodology, combined with the relatively small volume of reserves, and the frequency and severity of two of its lines of business.

/s/  Amper, Politziner & Mattia, LLP

June 30, 2009
Edison, New Jersey

HIG, Inc.

Consolidated Balance Sheets

	December 31,
	2008	2007
	(000’s omitted, except share and per share data)

ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost:
2008 — $100,700; 2007 — $140,085)	$100,152	$142,166
Common stock, available-for-sale, at fair value (cost $3,094 — 2008 and 2007)	2,404	3,812
Short-term investments, at cost, which approximates fair value	123	4,765

Total investments	102,679	150,743
Cash and cash equivalents	84,748	14,509
Accrued investment income	1,098	1,431
Premiums receivable (net of allowance: 2008 — $5,247; 2007 — $2,100)	13,178	9,946
Reinsurance recoverable on:
Paid losses and loss expenses	1,838	490
Unpaid losses and loss expenses	13,962	12,557
Deferred policy acquisition costs	12,125	9,847
Prepaid reinsurance premiums	7,184	4,246
Deferred tax asset, net	3,934	910
Intangible assets, net	910	1,050
Fixed assets, net	1,759	1,298
Other assets	266	158

Total assets	$243,681	$207,185

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss expenses	$92,646	$69,814
Reinsurance payable on paid losses	1,677	7
Unearned premiums	45,686	33,233
Commissions payable	1,505	1,236
Accounts payable and accrued expenses	4,435	2,918
Income taxes payable	—	411
Reinsurance payable	6,857	8,774
Due to policyholders	964	—
Other liabilities	23	1,032

Total liabilities	153,793	117,425

Commitments and contingencies
Stockholders’ equity:
Common stock, par value $2,832 per share: authorized, issued and outstanding — 1,095 shares	3,101	3,101
Preferred stock	—	3,000
Additional paid-in capital	71,843	66,948
Accumulated other comprehensive income (loss)	(1,343)	1,281
Retained earnings	16,287	15,430

Total stockholders’ equity	89,888	89,760

	$243,681	$207,185

See accompanying notes to consolidated financial statements.

HIG, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For Year Ended December 31,
	2008	2007
	(000’s omitted, except share and per share data)

Revenues:
Net earned premiums	$84,100	$53,172
Net investment income	7,045	7,444
Realized loss on sales of investments	(3,065)	(893)
Other revenues	48	—

Total revenues	88,128	59,723

Losses and expenses:
Losses and loss expenses	48,736	3,202
Commissions	19,617	11,118
Operating expenses	18,911	10,870

Total losses and expenses	87,264	25,190

Income (loss) before provision (benefit) for Federal income taxes	864	34,533
Provision (benefit) for Federal income taxes	(128)	12,115

Net income	992	22,418

Comprehensive income (loss), net of tax:
Unrealized holding gains (losses) on securities available-for-sale	(2,624)	856
Reclassification adjustment for losses (gains) included in earnings		579

Comprehensive income (loss)	$(1,632)	$23,853

See accompanying notes to consolidated financial statements.

HIG, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

	Common Stock		Preferred Stock			Accumulated Other	Retained
	Number of		Number of		Additional Paid-	Comprehensive	Earnings
	Shares	Amount	Shares	Amount	in Capital	Income (Loss)	(Deficit)	Total
	(000’s omitted, except share and per share data)

Balance, January 1, 2007	1,095	$3,101	385	$3,000	$55,913	$(154)	$(1,916)	$59,944
Other comprehensive income	—	—	—	—	—	1,435	—	1,435
Deemed contribution	—	—	—	—	11,035	—	—	11,035
Net income	—	—	—	—	—	—	22,418	22,418
Dividends	—	—	—	—	—	—	(5,072)	(5,072)

Balance, December 31, 2007	1,095	3,101	385	3,000	66,948	1,281	15,430	89,760
Prior Period Adjustment	—	—	—	—	—	—	(135)	(135)

Adjusted balance, January 1, 2008	1,095	3,101	385	3,000	66,948	1,281	15,295	89,625
Other comprehensive (loss)	—	—	—	—	—	(2,624)	—	(2,624)
Deemed contribution	—	—	—	—	1,895	—	—	1,895
Net income	—	—	—	—	—	—	992	992
Preferred Stock Cancellation	—	—	(385)	(3,000)	3,000	—	—	—

Balance, December 31, 2008	1,095	$3,101	—	$—	$71,843	$(1,343)	$16,287	$89,888

See accompanying notes to consolidated financial statements.

* See note 5 to these consolidated financial statements regarding prior period adjustment for fixed assets.

HIG, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2008	2007
	(000’s omitted, except share and per share data)

Cash flows from operating activities:
Net income	$992	$22,418
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of bond premium	332	149
Amortization of intangible assets	140	140
Depreciation of fixed assets	649	374
Realized losses on sales of investments	3,065	893
Income taxes incurred but not paid	(128)	12,115
Change in assets and liabilities:
Accrued investment income	333	10
Premiums receivable	(3,232)	(3,604)
Reinsurance recoverable	(2,753)	17,134
Deferred policy acquisition costs	(2,278)	(3,574)
Prepaid reinsurance premium	(2,938)	(1,583)
Other assets	(108)	30
Unpaid losses and loss expenses	22,832	(35,132)
Reinsurance payable on paid losses	1,670	—
Unearned premiums	12,453	10,004
Commissions payable	269	(1,800)
Accounts payable and accrued expenses	1,517	635
Income taxes payable	(411)	—
Reinsurance payable	(1,917)	3,645
Due to policyholders	964	—
Other liabilities	(1,009)	(462)
Miscellaneous	(19)	12

Net cash provided by operating activities	30,423	21,404

Cash flows from investing activities
Sale of fixed maturity securities	59,319	20,414
Purchase of fixed maturity securities	(23,035)	(25,437)
Net sales (purchases) of short-term investments	4,642	(3,323)
Purchase of fixed assets	(1,110)	(958)

Net cash provided by (used in) investing activities	39,8l6	(9,304)

Cash flows from financing activities:
Dividends paid	—	(5,072)

Net cash used in financing activities	—	(5,072)

Net increase in cash and cash equivalents	70,239	7,028
Cash and cash equivalents, beginning of period	14,509	7,481

Cash and cash equivalents, end of period	$84,748	$14,509

See accompanying notes to consolidated financial statements.

HIG, Inc.

Notes to Consolidated Financial Statements
(000’s omitted, except share and per share data)

1.	Nature of Operations

The consolidated financial statements of HIG, Inc. (the “Company”) include its accounts and those of its wholly-owned insurance subsidiaries, Hermitage Insurance Company (“Hermitage”) and Kodiak Insurance Company (“Kodiak”).

Hermitage was incorporated in the State of New York in 1984, to underwrite commercial property and liability risks. Business is received from a number of excess and surplus lines wholesale producers. The Company is domiciled in New York, is admitted in New York, Georgia, New Jersey, Pennsylvania, and Rhode Island and qualifies as an approved non-admitted insurer in thirty additional states.

As also noted in Note 17- Subsequent Events, on August 27, 2008, the shareholders of the Company signed a Stock Purchase Agreement with CastlePoint Reinsurance Company, Ltd. (“CastlePoint”), a subsidiary of Tower Group, Inc. (“Tower”) to sell all outstanding shares of the Company to CastlePoint. The transaction received all of the required regulatory approvals and closed on February 27, 2009. Under the terms of the Stock Purchase Agreement, dated August 27, 2008 and amended February 23, 2009, CastlePoint acquired the Company for approximately $130 million.

Pursuant to a transaction that closed on June 3, 2005, Hermitage was purchased by 2005662 Ontario Limited (“Ontario Limited”), a wholly-owned subsidiary of Brookfield Asset Management, each of which is incorporated in the Province of Ontario, Canada. As part of the transaction, Brookfield Asset Management, formerly Brascan Corporation, acquired Hermitage and its subsidiaries, Kodiak and Vantage Data Corporation (“Vantage Data”). The acquisition was approved by the State of New York Insurance Department on March 18, 2005 and the State of New Jersey Department of Banking and Insurance on April 7, 2005.

On December 21, 2005, Hermitage was conveyed from Ontario Limited to Brookfield Asset Management. On December 22, 2005, Hermitage was transferred from Brookfield Asset Management to Brascan US Holdings, Inc., a wholly-owned subsidiary of Brookfield Asset Management incorporated in the Province of Ontario, Canada. On December 31, 2005, Hermitage was transferred from Brascan US Holdings, Inc. to Brookfield US Corporation, a wholly-owned subsidiary of Brookfield Asset Management incorporated in the State of Delaware.

On March 18, 2008, ownership of Hermitage was transferred from Brookfield US Corporation (“BUSC”) to Brookfield Insurance Holdings, Inc., a wholly-owned subsidiary of BUSC incorporated in the State of Delaware. As this transfer was between entities under common control, no adjustment to net book value was required. On March 31, 2008, Brookfield Insurance Holdings, Inc. changed its name to HIG, Inc. The financial statements contained herein have been adjusted to reflect this transfer as though Hermitage was owned by HIG, Inc. for all periods presented. Accordingly, the common stock and additional paid-in capital amounts that are present reflect HIG, Inc.’s capital structure.

In 1997, Hermitage purchased 100% of the outstanding stock of Kodiak for $2,500 and subsequently contributed additional capital in the form of cash and investments with a cost of $3,113. The acquisition was approved by the State of New Jersey Department of Banking and Insurance on November 24, 1997. On December 31, 2007, Hermitage accrued a surplus contribution to Kodiak in the amount of $5,100. This transaction was submitted to the New York State Insurance Department for approval and was ultimately settled on February 5, 2008. Kodiak is domiciled in the State of New Jersey and is licensed to write certain property and casualty lines in New Jersey and ten additional states.

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

2.	Summary of Significant Accounting Policies

(a)	Principles of Consolidation

The accompanying financial statements include the consolidated accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

(b)	Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

(c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future, as more information becomes known which could impact the amounts reported and disclosed herein.

(d)	Investments

All of the Company’s fixed maturity and equity securities are classified as available-for-sale securities, and are stated at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity, net of applicable deferred taxes.

The Company does not invest in, hold or issue any derivative financial instruments.

Premium and discount amounts are amortized into income based on the stated contractual lives of the securities. The Company recognizes income for the mortgage-backed and asset-backed bond portion of its fixed maturity securities portfolio using the constant effective yield method.

Net investment income, consisting of interest and dividends, net of investment expense, is recognized when earned. Realized gains and losses on investments are recognized when investments are sold or redeemed on a specific identification basis.

(e)	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost, which approximates their fair values. Investments having an original maturity of less than one year at the date of acquisition are classified as short-term investments. Securities having maturities of less than three months are classified as cash equivalents.

(f)	Insurance Premiums

Premiums including amounts related to ceded reinsurance are earned pro rata over the terms of the policies. The reserve for unearned premiums is determined on a daily pro-rata basis.

(g)	Deferred Policy Acquisition Costs

Deferred policy acquisition costs are costs that vary with and are primarily related to the production of new and renewal business. Such costs include commissions, premium taxes and certain underwriting and policy issuance costs which are deferred when incurred and amortized to expense as the related written premiums are earned.

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

(h)	Losses and Loss Expenses

The Company’s reserves for loss and loss adjustment expenses include a) estimates for claims reported prior to the close of the accounting period, b) estimates for claims incurred but not reported as of the close of the accounting period, c) development of claims paid and/or reported prior to the close of the accounting period and d) deductions for anticipated reinsurance recoverables related to these items.

Losses and loss adjustment expenses represent the estimated ultimate net cost of all reported and unreported amounts incurred through December 31 of each period presented. The Company does not discount loss and loss adjustment expense reserves. The reserves for unpaid losses and loss adjustment expenses are estimated using individual case-basis valuations and statistical analyses. Those estimates are subject to the effects of trends in loss severity and frequency, and were based on the best data available to the Company; however, due to the size of the Company and its limited spread of risk, those estimates are subject to a significant degree of inherent variability. Those estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations. Although management believes that the estimates of the reserves for unpaid losses and loss adjustment expenses at December 31, 2008 and 2007 are reasonable in the circumstances, it is possible that the Company’s actual incurred losses and loss adjustment expenses not conform to the assumptions inherent in the determination of the reserves; accordingly, the ultimate settlement of losses and loss adjustment expenses may vary significantly from the estimates included in the Company’s financial statements. The Company does not reserve for salvage and subrogation recoveries.

(i)	Reinsurance

Reinsurance premiums ceded are charged against income ratably over the life of the contract. Amounts recoverable from reinsurers are estimated in a manner consistent with the liability for unpaid losses and loss adjustment expenses associated with the reinsured policies. Reserves for losses and loss adjustment expenses and unearned premiums ceded to reinsurers have been reported as assets in the consolidated balance sheets. Amounts shown in the accompanying consolidated statements of operations and comprehensive income (loss) for earned premiums, losses and loss adjustment expenses, commissions and operating expenses include both direct and assumed business and are presented net of reinsurance ceded.

(j)	Fixed Assets

Depreciation on leasehold improvements is computed using the straight-line method over the lease term. Depreciation on furniture and equipment, computer hardware and software is computed using the straight-line method over the estimated useful lives of three years.

Expenditures for major renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged to income as incurred. When fixed assets are retired, or otherwise disposed of, the cost thereof and related accumulated depreciation are eliminated from the accounts. Any gain or loss on disposal is credited or charged to operations.

(k)	Income Taxes

The Company accounts for income taxes using the liability method. Accordingly, deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates expected to apply in the years in which the differences are expected to reverse.

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

(I)	Intangibles

The Company’s acquisition by Ontario Limited in June 2005 resulted in additional intangibles of $1,400. The Company recorded the intangibles and additional paid-in capital for this amount in accordance with SFAS No. 141. The intangibles consist of the following:

		Useful
		Lives

Distribution network	$300	5 years
Trade names	400	Indefinite
Software	400	5 years
State licenses	300	Indefinite

	$1,400

	December 31,
	2008	2007

Intangible assets	$1,400	$1,400
Accumulated amortization	(490)	(350)

Net	$910	$1,050

The Company recorded amortization expense of $140 in 2008 and in 2007.

The Company performs an annual impairment analysis to identify potential impairment related to indefinite life intangible assets and measures the amount of impairment loss, if any, to be recognized. This annual test is performed on December 31 of each year or more frequently if events or circumstances change that require the Company to perform the impairment analysis on an interim basis.

(m)	Other Comprehensive Income (Loss)

Other comprehensive income (loss) consists of net unrealized investment gains or losses on available-for-sale securities and is presented separately in Note 4. These amounts are reported net of deferred income taxes.

(n)	Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, premium receivables and accounts payable approximate those assets and liabilities fair values due to the short-term nature of the instruments. The fair value of investments is addressed in Note 4.

(o)	New Accounting Pronouncements

In September 2005, the Accounting Standards Executive Committee issued Statement of Position 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts (SOP 05-1). SOP 05-1 provides guidance on accounting by insurance enterprises for deferred acquisition costs on internal replacements of insurance and investment contracts. SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. The adoption of SOP 05-1 effective January 1, 2007, did not have a material impact on the Company’s financial condition or results of operations.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” (“SFAS No. 157”). SFAS No. 157 defines fair

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

value, establishes a framework for measuring fair value and expands disclosure about fair value measurements. It applies to other pronouncements that require or permit fair value but does not require any new fair value measurements. The statement defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” SFAS No. 157 establishes a fair value hierarchy to increase consistency and comparability in fair value measurements and disclosures. The hierarchy is based on the inputs used in valuation and gives the highest priority to quoted prices in active markets. The Company adopted the provisions of SFAS No. 157 on January 1, 2008, which did not have an effect on the Company’s consolidated financial condition or results of operation. See Note 4 for further financial statement disclosure required pursuant to SFAS 157.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of SFAS No. 115” (“SFAS No. 159”). This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions in SFAS No. 159 are elective; however, the amendment to SFAS No. 115 applies to all entities with available-for-sale and trading securities. The FASB’s stated objective in issuing this standard is as follows: “to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.” The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. SFAS No. 159 is effective as of the beginning of the entity’s first fiscal year that begins after November 15, 2007. The Company did not elect to implement the fair value option for eligible financial assets and liabilities as of January 1, 2008 or during the year ended December 31, 2008.

In February 2008, the FASB issued FSP No. FAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (“FSP FAS 157-1”). FSP FAS 157-1 provides a scope exception from SFAS 157 for the evaluation criteria on lease classification and capital lease measurement under SFAS No. 13, “Accounting for Leases” and other related accounting pronouncements. Accordingly, the Company did not apply the provisions of SFAS 157 in determining the classification of and accounting for leases and the adoption of FSP FAS 157-1 did not have an impact on the Company’s consolidated financial statements.

In February 2008, the FASB issued FSP No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”) which delays the effective date of SFAS 157 to fiscal years beginning after November 15, 2008 for certain nonfinancial assets and nonfinancial liabilities. Examples of applicable nonfinancial assets and nonfinancial liabilities to which FSP FAS 157-2 applies include, but are not limited to:

•	Nonfinancial assets and nonfinancial liabilities initially measured at fair value in a business combination that are not subsequently remeasured at fair value;

•	Reporting units measured at fair value in the goodwill impairment test as described in SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), and nonfinancial assets and nonfinancial liabilities measured at fair value in the SFAS 142 goodwill impairment test, if applicable; and

•	Nonfinancial long-lived assets measured at fair value for impairment assessment under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

As a result of the issuance of FSP FAS 157-2, the Company did not apply the provisions of SFAS 157 to the nonfinancial assets and nonfinancial liabilities within the scope of FSP FAS 157-2.

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP FAS 157-3”). This FSP clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in the determination of the fair value of a financial asset when the market for that asset is not active. The key considerations illustrated in the FSP FAS 157-3 example include the use of an entity’s own assumptions about future cash flows and appropriately risk-adjusted discount rates, appropriate risk adjustments for nonperformance and liquidity risks, and the reliance that an entity should place on quotes that do not reflect the result of market transactions. FSP FAS 157-3 was preceded by a press release that was jointly issued by the Office of the Chief Accountant of the SEC and the FASB staff on September 30, 2008 that provides immediate clarification on fair value accounting based on the measurement guidance of SFAS 157. FSP FAS 157-3 was effective upon issuance. The Company applied the guidance set forth in this FSP in determining the fair value of certain of its investments at December 31, 2008.

In January 2009, the FASB issued FASB Staff Position (FSP) EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20.” This FSP amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets.” The FASB believes this guidance will achieve a more consistent determination of whether an other-than-temporary impairment has occurred (“OTTI”). The FSP also retains and emphasizes the objective of an other-than-temporary impairment assessment and the related disclosure requirements in FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, and other related guidance. The Company applied the guidance set forth in this FSP in determining both the fair value and OTTI of certain of its investments at December 31, 2008.

(p)	Future Adoption of New Accounting Standards

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (“SFAS No. 160”). This standard establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after December 15, 2008. The Company adopted SFAS No. 160 on January 1, 2009 and does not expect the adoption to have a material effect on its consolidated financial condition or results of operations.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”). This standard establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS No. 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after December 15, 2008. The Company will evaluate the effect that the adoption of SFAS No. 141(R) will have on its consolidated financial condition and results of operations on a transaction by transaction basis as the effect is fact specific.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142. FSP FAS 142-3 amends paragraph 11(d) of SFAS 142 to require an entity to use its own assumptions about renewal or extension of an arrangement, adjusted for the entity-specific factors in paragraph 11 of SFAS 142, even when there is likely to be substantial cost or material modifications. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

interim periods within those fiscal years, with early adoption prohibited. The provisions of FSP FAS 142-3 are to be applied prospectively to intangible assets acquired after January 1, 2009 for the Company, although the disclosure provisions are required for all intangible assets recognized as of or subsequent to January 1, 2009. The Company adopted FSP FAS 142-3 on January 1, 2009, and does not expect the adoption to have a material effect on the Company’s consolidated financial condition and results of operations.

In April 2009, the FASB issued FSP FAS 115-2, FAS 124-2, and EITF 99-20-b, “Recognition and Presentation of Other-Than-Temporary Impairments” (“FSP FAS 115-2”). FSP FAS 115-2 includes changes to the guidance for other-than-temporary impairments (“OTTI”). Previously, an entity was required to assess whether it has the intent and ability to hold a security to recovery in determining whether an impairment of that security is other-than-temporary. In addition, FSP FAS 115-2 requires entities to initially apply the provisions of the final standard to previously other-than-temporarily impaired instruments existing as of the effective date by making a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The cumulative-effect adjustment reclassifies the noncredit portion of a previously other-than-temporarily impaired instrument held as of the effective date to accumulated other comprehensive net loss from retained earnings. FSP FAS 115-2 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. However, FSP FAS 157-4 and FSP 115-2 must be adopted concurrently. In addition an entity that elects to early adopt FSP FAS 107-1 must early adopt FSP FAS 157-4 and FSP 115-2. The Company adopted the provisions of FSP FAS 115-2, on January 1, 2009. See Note 4 — “Fair Value of Financial Instruments” for further information about the impact of applying this standard.

3.	Investments

The amortized cost and fair value of investments are as follows:

	December 31, 2008
	Gross	Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Fixed maturity securities:
U.S. Government securities	$4,168	$285	$—	$4,453
Mortgage and asset-backed securities	42,671	1,409	(1,897)	42,183
Corporate securities	31,182	243	(1,912)	29,513
Agency securities	16,501	1,303	—	17,804
Municipal securities	6,178	120	(99)	6,199

Total fixed maturity securities	100,700	3,360	(3,908)	100,152
Equity securities	3,094	—	(690)	2,404

Total	$103,794	$3,360	$(4,598)	$102,556

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

	December 31, 2007
	Gross	Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Fixed maturity securities:
U.S. Government securities	$6,563	$328	$—	$6,891
Mortgage and asset-backed securities	57,209	949	(345)	57,813
Corporate securities	73,051	1,486	(340)	74,197
Agency securities	2,751	3	(5)	2,749
Municipal securities	511	5	—	516

Total fixed maturity securities	140,085	2,771	(690)	142,166
Equity securities	3,094	718	—	3,812

Total	$143,179	$3,489	$(690)	$145,978

The amortized cost and fair value of investments in fixed maturity securities at December 31, 2008, by contractual maturity, are as follows:

	Amortized	Fair
	Cost	Value

Due in one year or less	$3,608	$3,583
Due after one year through five years	21,965	24,301
Due after five years through ten years	27,066	26,659
Due after ten years	3,483	3,426
Mortgage and asset-backed securities	44,578	42,183

Total	$100,700	$100,152

The above maturity table includes maturities which may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Proceeds from the sale of available-for-sale fixed maturity securities for the years ended December 31, 2008 and 2007 were $59,319 and $20,414 respectively.

Net investment income by category of investment consisted of the following:

	Year Ended
	December 31,
	2008	2007

Fixed maturity securities	$6,902	$7,229
Equity securities	268	74
Cash and short-term investments	254	634
Other investments	146	1

Total investment income	7,570	7,938

Investment expenses	(525)	(494)

Net investment income	$7,045	$7,444

At December 31, 2008 and 2007, fixed maturity securities of $4,290 and $2,378, respectively, were on deposit with the various states where the insurance companies conduct business.

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

The change in net unrealized gains (losses) on investments, and related tax effect, is as follows:

	2008	2007

Unrealized holding gains/(losses) on fixed maturity securities	$(548)	$2,081
Unrealized holding gains (losses) on equity securities	(690)	718

	(1,238)	2,799
Tax effect	435	(978)

Net of tax	(803)	1,821

Change in unrealized gains/(losses) on securities, net of tax	$(2,624)	$1,435

The Company has reviewed its mortgage-backed security portfolio and determined that the majority of these investments are in pools that are backed by loans made to well-qualified borrowers or in tranches that have minimal default risk. Predominately, all of the Company’s mortgage-backed securities that were issued by financial institutions participating in subprime lending activities are of investment grade quality. However, the estimated fair values of these investments are subject to fluctuation and unrealized holding gains and losses are generally recorded in other comprehensive income. However, if a decline in fair value is determined to be other-than-temporary, the cost basis is written down to estimated fair value through earning. During the year ended December 31, 2007 the Company recognized $967 in other-than-temporary impairment losses on certain of its asset-backed fixed maturity securities that it did not have the intent to hold into a period where recovery would occur. There were no securities that were considered other-than-temporarily impaired as of December 31, 2008. Management believes that the unrealized losses represent temporary impairment of the securities, as the Company has the intent and ability to hold these investments until maturity or market price recovery.

The table below summarizes the gross unrealized losses of fixed maturity securities as of December 31, 2008 and 2007 based on the duration that the security has remained in an unrealized loss position:

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss

December 31, 2008
Mortgage and asset-backed securities	—	—	$7,591	$(1,897)	$7,591	$(1,897)
Corporate securities	1,455	(45)	13,265	(1,941)	14,720	(1,986)
Municipal securities	146	(4)	1,694	(21)	1,840	(25)

Total fixed maturity securities	$1,601	$(49)	$22,550	$(3,859)	$24,151	$(3,908)

December 31, 2007
Mortgage and asset-backed securities	$4,182	$(155)	$16,919	$(190)	$21,101	$(345)
Corporate securities	11,361	(247)	12,359	(93)	23,720	(340)
Agency securities	—	—	895	(5)	895	(5)

Total fixed maturity securities	$15,543	$(402)	$30,173	$(288)	$45,716	$(690)

The fixed maturity securities with continuous unrealized losses for less than 12 months were primarily due to the impact of higher market interest rates rather than a decline in credit quality.

4.	Fair Value of Financial Instruments

The Company’s estimates of fair value for financial assets and financial liabilities are based on the framework established in SFAS No. 157. The framework is based on the inputs used in valuation and gives the highest priority to quoted prices in active markets and requires that observable inputs be used in the valuations

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

when available. The disclosure of fair value estimates in the SFAS No. 157 hierarchy is based on whether the significant inputs into the valuation are observable. In determining the level of the hierarchy in which the estimate is disclosed, the highest priority is given to unadjusted quoted prices in active markets and the lowest priority to unobservable inputs that reflect the Company’s significant market assumptions. The three levels of the hierarchy are as follows:

Level 1

Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities traded in active markets. Included are those investments traded on an active exchange, such as the NASDAQ Global Select Market.

Level 2

Inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and market-corroborated inputs. Included are investments in U.S. Treasury securities and obligations of U.S. government agencies, municipal bonds, corporate debt securities, commercial mortgage and asset-backed securities and certain residential mortgage-backed securities.

Level 3

Inputs to the valuation methodology are unobservable for the asset or liability and are significant to the fair value measurement. Included are investments in certain illiquid commercial and residential mortgage-backed securities.

The following table presents the level within the fair value hierarchy at which the Company’s financial assets and financial liabilities are measured on a recurring basis as of December 31, 2008:

	Total	Level 1	Level 2	Level 3

Assets:
Fixed maturity securities available-for-sale	$100,152	$—	$99,902	$250
Equity securities	2,404	2,404	—	—

Total	$102,556	$2,404	$99,902	$250

5.	Fixed Assets, net

Fixed assets, net of accumulated depreciation, consist of the following:

	Year Ended December 31,
	2008	2007

Automobiles	$44	$—
Leasehold improvements	118	110
Furniture and equipment	360	347
Computer hardware and software	2,938	1,893

	3,460	2,350
Less: Accumulated depreciation	1,701	1,052

Fixed assets, net	$1,759	$1,298

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

Depreciation expense was $649 and $374 for the years ended December 31, 2008 and 2007, respectively.

In 2008, the Company recorded a prior period adjustment to decrease stockholders’ equity by $135 due to the incorrect capitalization of certain vendor invoices as internal software development.

6.	Unpaid Losses and Loss Expenses

The following table provides a reconciliation of the beginning and ending balances for unpaid losses and loss adjustment expenses for 2008 and 2007:

	Year Ended December 31,
	2008	2007

Balance, January 1,	$69,814	$104,946
Less: reinsurance recoverables	12,557	28,870

Net balance, January 1,	57,257	76,076

Incurred losses and loss expenses:
Provision for current year claims	47,179	27,361
Decrease in provision for prior years’ claims	1,557	(24,159)

Total incurred losses and loss expenses	48,736	3,202

Payment for losses and loss expenses:
Payment on current year claims	(12,504)	(5,159)
Payment on prior years’ claims	(14,805)	(16,862)

Total payments for losses and loss expenses	(27,309)	(22,021)

Net balance, December 31,	78,684	57,257
Plus: Reinsurance recoverables	13,962	12,557

Balance, December 31,	$92,646	$69,814

The provision for incurred losses and loss adjustment expenses of the prior years increased in 2008 as a result of the normal re-estimation process of unpaid loss and loss adjustment expenses primarily related to the “other liability” line of business offset to an extent by the release of unpaid loss and loss adjustment expenses related to the commercial multi-peril line of business.

In 2007, the provision for incurred losses and loss adjustment expenses of prior years decreased as a result of the Company’s enhanced reserve estimation methodology, principally in the commercial multi-peril, other liability and products liability lines of business. While within an acceptable range, there is a significant potential for material deviation in the Company’s loss and loss adjustment expense reserves. The effect on loss and loss adjustment expense reserves caused by the change in estimate was $24,159.

7.	Reinsurance

Certain premiums and claims are assumed from and ceded to other insurance companies under various reinsurance agreements. Reinsurance contracts do not relieve the Company from its obligations to policyholders and failure of reinsurers to honor their obligations could result in losses to the Company.

In the ordinary course of business, the Company reinsures a significant portion of its policies with reinsurance companies through excess of loss agreements. Such agreements serve to limit the Company’s potential loss from any one risk or total losses in the aggregate. The Company ceded losses in excess of $150 from January 1, 1999 through June 30, 2000, in excess of $175 from July 1, 2000 through December 31,

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

2000, in excess of $200 during 2001 and 2002, in excess of $225 during 2003 and 2004, in excess of $250 during 2005 and 2006, in excess of $350 during 2007, and in excess of $250 during 2008.

On December 20, 2007, the Company entered into a 100% Quota Share Reinsurance Agreement with American Resources Insurance Company (“ARIC”). In accordance with the agreement, the Company assumes all policies written by ARIC, excluding those issued in the Auto Warranty line of business, with an effective date on or after October 1, 2007. As of December 31, 2008 and 2007, the Company had an assumed premium receivable of $48 and $2,294, respectively, and assumed reinsurance payable on paid losses and loss adjustment expenses of $251 and $7, respectively related to this treaty. Subsequent to December 31, 2007, this agreement was terminated, effective January 1, 2008.

On February 8, 2008, Kodiak entered into a 100% Quota Share Reinsurance Agreement with ARIC. In accordance with the agreement, the Company assumes all policies written by ARIC, excluding those issued in the Auto Warranty line of business, with an effective date on or after January 1, 2008.

On July 31, 2008, Kodiak entered into an additional 100% Quota Share Reinsurance Agreement with ARIC. In accordance with the agreement, Kodiak assumed the unearned premium on all policies in force at October 1, 2007, excluding those issued in the Auto Warranty line of business, and also assumes the losses arising under such policies occurring on or after October 1, 2007. This agreement was approved by the New Jersey Department of Banking and Insurance on July 17, 2008 and the State of Alabama Insurance Department on July 28, 2008.

The Company continually evaluates the financial condition of their reinsurers and monitor concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize their exposure to significant losses from future reinsurer insolvencies.

The effect of reinsurance on premiums written and earned is as follows:

	2008		2007
	Written	Earned	Written	Earned

Direct	$89,276	$76,718	$68,838	$62,304
Assumed	19,036	19,141	3,959	489
Ceded	(14,697)	(11,759)	(11,204)	(9,621)

Net	$93,615	$84,100	$61,593	$53,172

The reinsurance ceded is as follows:

	2008	2007

Unpaid losses and loss adjustment expenses	$13,962	$12,557
Prepaid premiums	7,184	4,246
Losses and loss adjustment expenses incurred	6,696	(9,182)

8.	Income Taxes

The Company’s Federal income tax return is consolidated with Brascan (US) Corporation and, on a consolidated basis, had no Federal income tax liability. The Company is not a party to any tax allocation or tax sharing agreement at this time. In accordance with SFAS No. 109, the financial statements include a provision for Federal income taxes incurred even though payment of this item was not contractually required. Due to the absence of a tax allocation or tax sharing agreement, an offsetting amount was reported through stockholders’ equity and deemed as a capital contribution.

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

Significant components of the provision (benefit) for income taxes are as follows:

	Year Ended December 31,
	2008	2007

Total current provision (benefit)	$1,484	$10,988
Total deferred provision (benefit)	(1,612)	1,127

Total provision (benefit)	$(128)	$12,115

The reconciliation of income tax computed at the Company’s U.S. Federal statutory rate of 35% to the reported income tax provision (benefit) is as follows:

	Year Ended December 31,
	2008	2007

Income tax provision at prevailing corporate income tax rates applied to pretax income	$302	$12,087
Increase (decrease) in:
Nontaxable investment income	(24)	(8)
Federal/foreign tax/(benefit) incurred	(411)	—
Other	5	36

Net income tax (benefit) provision	$(128)	$12,115

Deferred tax asset and liabilities are determined using the enacted tax rates applicable to the period the temporary differences are expected to be recovered. Accordingly, the current period income tax provision can be affected by the enactment of new tax rates. The net deferred income tax asset on the balance sheet reflects the temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and income tax purposes, tax effected at a 35% rate. Significant components of the Company’s net deferred tax assets as of December 31, 2008 and 2007 are as follows:

	December 31,
	2008	2007

Deferred tax assets:
Unearned premium reserves	$2,693	$2,027
Unpaid loss reserves	3,534	2,603
Allowance for doubtful accounts	1,837	735
Net unrealized losses on securities	433	—
Impairment related losses	—	338

Total deferred tax assets	8,497	5,703

Deferred tax liabilities:
Deferred policy acquisition costs	4,244	3,446
Intangible assets	319	368
Net unrealized gains on securities	—	979

Total deferred tax liabilities	4,563	4,793

Net deferred tax asset	$3,934	$910

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

In assessing the valuation of the deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. No valuation allowance against deferred tax assets has been established as the Company believes it is more likely than not the deferred tax assets will be realized.

At December 31, 2008, the Company had no unused net operating loss carryforwards or alternative minimum tax credit carryforwards to offset against future taxable income.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense which were zero as of December 31, 2008.

9.	Statutory Financial Statements

The insurance companies prepare their statutory financial statements in accordance with accounting practices prescribed or permitted by the respective Departments of Insurance in which they are domiciled (“SAP”).

Prescribed SAP includes a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted SAP encompass all other accounting policies allowed by various departments of insurance.

The consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with GAAP, which differ in certain respects from SAP.

The principal differences relate to (1) acquisition costs incurred in connection with acquiring new and renewal business are charged to expense under SAP but under GAAP are deferred and amortized as the related premiums are earned; (2) limitations on net deferred tax assets created by the tax effects of temporary differences; (3) loss and loss adjustment expense and unearned premium reserves are presented gross of reinsurance with a corresponding asset recorded; and (4) fixed maturity securities that qualify as available -for-sale are carried at fair value and changes in fair value are reflected directly in stockholders’ equity, net of related deferred taxes.

Statutory basis surplus and statutory basis net income of the Company are as follows:

	Statutory	GAAP	Statutory	GAAP
	Surplus	Equity	Net Income	Net Income

As of and for the year ended December 31, 2008	$73,428	$89,888	$1,317	$992

As of and for the year ended December 31, 2007	$76,871	$89,760	$30,876	$22,418

10.	Preferred Stock

The preferred stock was cancelled on August 5, 2008 and consisted of 385 shares at a par value of $7.792. Upon cancellation of the preferred stock, the total par value of $3,000 was contributed as additional paid in capital.

The annual dividend rate of the preferred stock had been 4%. The liquidation value of the preferred stock was $7.792 per share plus unpaid cumulative preferred dividends. Each convertible preferred shareholder had the right at any time and from time to time to convert all or any part of the convertible preferred shares held by such shareholder into common shares on the basis of one (1) common share for each convertible preferred share converted into a common share, all such common shares issued to the holder of convertible preferred shares on such conversion to be fully paid and non-assessable shares.

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

11.	Dividend Restrictions

Insurance companies are required by law to maintain certain minimum surplus on a statutory basis, and are subject to risk-based capital requirements and to regulations under which payment of a dividend from statutory surplus is restricted and may require prior approval of regulatory authorities. Applying the current regulatory restrictions as of December 31, 2008, and to the extent that statutorily defined surplus is available, $7,455 would be available for distribution without prior approval. Distribution by the Insurance Companies of the excess of GAAP stockholders’ equity over statutory capital and surplus to the Company is prohibited by law.

The Company did not declare or pay any dividends on common stock during the year ended December 31, 2008. The Company declared and paid dividends on common stock of $5,072 during the year ended December 31, 2007.

12.	Risk-Based Capital

Insurance companies are subject to certain risk-based capital (“RBC”) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a property and casualty insurance company is to be determined based on the various risk factors related to it. At December 31, 2008 and 2007, each of the insurance companies met or exceeded its minimum RBC requirements.

13.	Retirement Benefit Plan

The Company maintains a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code for all employees. The Company matches an amount equal to one hundred percent of each participating employee’s pretax contribution to a maximum of 4% of annual gross salary. The Company’s contributions to the plan for 2008 and 2007 were $259 and $133, respectively.

14.	Lease Obligations

The Company and its subsidiary lease office space suitable to conduct its operations, including its home office in White Plains, New York, and office facilities in Atlanta, Georgia , Glastonbury, Connecticut and Mobile, Alabama under varying terms and expiration dates. These leases are considered operating leases for financial reporting purposes. Some of these leases have options to extend the length of the leases and contain clauses for cost of living, operating expense and real estate tax adjustments. Rental expense was $642 and $436 in 2008 and 2007, respectively.

At December 31, 2008, future minimum lease payments under non-cancelable real estate leases (without provisions for sublease income) are as follows:

Year Ending December 31,

2009	$595
2010	506
2011	474
2012	57

Total	$1,632

Certain rental commitments have renewal options extending through the year 2011. Some of these renewals are subject to adjustments in future periods.

HIG, Inc.

Notes to Consolidated Financial Statements — (Continued)

15.	Related Party Transactions

For the years ended December 31, 2008 and 2007, written premiums of $1,731 and $1,859, respectively, with related commissions of $381 and $409, respectively, were produced by an entity for which one of its principals is on the Company’s Board of Directors. At December 31, 2008 and 2007, amounts included in premiums receivable from this entity were $186 and $174, respectively.

16.	Contingencies

The Company is involved in litigation in the claims settlement process in the normal course of business. However, the Company is not subject to any current or pending legal proceedings that management believes are likely to have a material adverse effect on the accompanying financial statements.

17.	Subsequent Events

On August 27, 2008, the shareholders of the Company signed a Stock Purchase Agreement with CastlePoint Reinsurance Company, Ltd. (“CastlePoint”), a subsidiary of Tower Group, Inc. (“Tower”) to sell all outstanding shares of the Company to CastlePoint. The transaction received all of the required regulatory approvals and closed on February 27, 2009. Under the terms of the Stock Purchase Agreement, dated August 27, 2008 and amended February 23, 2009, CastlePoint acquired the Company for approximately $130 million.

Annex F

Hermitage Insurance Company and Subsidiary

Consolidated Financial Statements
Years Ended December 31, 2007 and 2006 and
Periods from June 3, 2005 to December 31, 2005 (Successor)
and January 1, 2005 to June 2, 2005 (Predecessor)

Hermitage Insurance Company and Subsidiary

Independent Auditors’ Report

To the Board of Directors of
Hermitage Insurance Company and Subsidiary

We have audited the consolidated balance sheets of Hermitage Insurance Company and Subsidiary (the “Company”) as of December 31, 2007, 2006, and 2005 and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006. We have also audited the accompanying consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity and cash flows for the periods January 1, 2005 through June 2, 2005 and June 3, 2005 through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hermitage Insurance Company and Subsidiary as of December 31, 2007, 2006 and 2005 and the results of operations and cash flows for the years ended December 31, 2007 and 2006 and for the periods January 1, 2005 through June 2, 2005 and June 3, 2005 through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6 to the consolidated financial statements, the Company’s loss and loss adjustment expense reserves have been actuarially determined to be within an acceptable range. However, there is a significant potential for material deviation therein, as a result of a change implemented during 2007 in the Company’s reserve estimation methodology, when combined with the relatively small volume of reserves, and the frequency and severity of loss within two of its lines of businesses.

/s/  Amper, Politziner & Mattia, LLP

September 15, 2008
Edison, New Jersey

Hermitage Insurance Company and Subsidiary

Consolidated Balance Sheets

	December 31,
	2007	2006	2005
	(000’s omitted, except share and
	per share data)

ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost: 2007 — $140,085; 2006 — $136,116; 2005-$121,154)	$142,166	$136,114	$120,313
Common stock, available-for-sale, at fair value (cost $3,094 — 2007, 2006 and 2005)	3,812	3,688	3,250
Short-term investments, at cost, which approximates fair value	4,765	1,442	22

Total investments	150,743	141,244	123,585
Cash and cash equivalents	14,509	7,481	9,210
Accrued investment income	1,431	1,441	1,325
Premiums receivable (net of allowance: 2007-$2,100; 2006-$1,100; 2005-$1,100)	9,946	6,342	5,909
Reinsurance recoverable on:
Paid losses and loss expenses	490	1,311	(56)
Unpaid losses and loss expenses	12,557	28,870	29,374
Deferred policy acquisition costs	9,847	6,273	5,178
Prepaid reinsurance premiums	4,246	2,663	3,479
Deferred tax asset, net	910	2,762	3,665
Intangible assets, net	1,050	1,190	1,330
Fixed assets, net	1,298	714	111
Other assets	158	188	244

Total assets	$207,185	$200,479	$183,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss expenses	$69,814	$104,946	$104,127
Unearned premiums	33,233	23,229	20,379
Commissions payable	1,236	3,036	2,640
Accounts payable and accrued expenses	2,918	2,283	2,778
Income taxes payable	411	411	393
Reinsurance payable	8,781	5,136	2,754
Other liabilities	1,032	1,494	587

Total liabilities	117,425	140,535	133,658

Commitments and contingencies
Stockholders’ equity:
Common stock, par value $2,832 per share: authorized, issued and outstanding — 1,095 shares	3,101	3,101	3,101
Preferred stock, par value $7,792 per share: authorized, issued and outstanding — 385 shares	3,000	3,000	3,000
Additional paid-in capital	66,948	55,913	53,056
Accumulated other comprehensive income (loss)	1,281	(154)	(983)
Retained earnings (deficit)	15,430	(1,916)	(8,478)

Total stockholders’ equity	89,760	59,944	49,696

	$207,185	$200,479	$183,354

See accompanying notes to consolidated financial statements.

Hermitage Insurance Company and Subsidiary

Consolidated Statements of Operations and Comprehensive Income (Loss)

			Period from
			June 3,	Period from
			2005 to	January 1,
			December 31,	2005 to June 2,
	Year Ended December 31,		2005	2005
	2007	2006	(Successor)	(Predecessor)
	(000’s omitted, except share and per share data)

Revenues:
Net earned premiums	$53,172	$44,268	$23,275	$17,074
Net investment income	7,444	6,136	2,603	1,635
Realized (losses) gains on sales of investments	(893)	(484)	(15)	736
Other revenues	—	61	137	90

Total revenues	59,723	49,981	26,000	19,535

Losses and expenses:
Losses and loss expenses	3,202	21,667	21,221	1,645
Commissions	11,118	10,907	5,670	4,041
Operating expenses	10,870	7,493	5,966	1,843

Total losses and expenses	25,190	40,067	32,857	7,529

Income (loss) before provision (benefit) for Federal income taxes	34,533	9,914	(6,857)	12,006
Provision (benefit) for Federal income taxes	12,115	3,352	(2,609)	3,673

Net income (loss)	22,418	6,562	(4,248)	8,333

Comprehensive income (loss), net of tax:
Unrealized holding gains (losses) on securities available-for-sale	856	351	(987)	(1,086)
Reclassification adjustment for losses (gains) included in earnings	579	478	4	474

Comprehensive income (loss)	$23,853	$7,391	$(5,231)	$7,721

See accompanying notes to consolidated financial statements.

Hermitage Insurance Company and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

	Years Ended December 31, 2007 and 2006 and Periods from June 3, 2005 to December 31, 2005 (successor) and January 1, 2005 to June 2, 2005 (Predecessor)
						Accumulated
	Common Stock		Preferred Stock			Other	Retained
	Number of		Number of		Additional	Comprehensive	Earnings
	Shares	Amount	Shares	Amount	Paid-in Capital	Income (Loss)	(Deficit)	Total
	(000’s omitted, except share and per share data)

Predecessor company
Balance, January 1, 2005	1,095	$3,101	385	$3,000	$10,454	$1,151	$23,915	$41,621
Other comprehensive loss	—	—	—	—	—	(612)	—	(612)
Net income	—	—	—	—	—	—	8,333	8,333

Balance, June 2, 2005	1,095	3,101	385	3,000	10,454	539	32,248	49,342

Successor company
Balance, June 3, 2005	1,095	3,101	385	3,000	10,454	539	32,248	49,342
Paid-in capital — change in ownership	—	—	—	—	34,187	(539)	(32,248)	1,400
Deferred tax related to intangible assets	—	—	—	—	—	—	(490)	(490)
Additional contribution	—	—	—	—	7,000	—	—	7,000
Deemed contribution	—	—	—	—	1,415	—	—	1,415
Other comprehensive loss	—	—	—	—	—	(983)	—	(983)
Net loss	—	—	—	—	—	—	(4,248)	(4,248)
Prior period tax adjustment	—	—	—	—	—	—	(3,740)	(3,740)

Balance, December 31, 2005	1,095	3,101	385	3,000	53,056	(983)	(8,478)	49,696
Other comprehensive income	—	—	—	—	—	829	—	829
Deemed contribution	—	—	—	—	2,857	—	—	2,857
Net income	—	—	—	—	—	—	6,562	6,562

Balance, December 31, 2006	1,095	3,101	385	3,000	55,913	(154)	(1,916)	59,944
Other comprehensive income	—	—	—	—	—	1,435	—	1,435
Deemed contribution	—	—	—	—	11,035	—	—	11,035
Net income	—	—	—	—	—	—	22,418	22,418
Dividends	—	—	—	—	—	—	(5,072)	(5,072)

Balance, December 31, 2007	1,095	$3,101	385	$3,000	$66,948	$1,281	$15,430	$89,760

See accompanying notes to consolidated financial statements.

Hermitage Insurance Company and Subsidiary

Consolidated Statements of Cash Flows

			Period from	Period from
			June 3, 2005 to	January 1, 2005 to
			December 31,	June 2,
	Year Ended December 31,		2005	2005
	2007	2006	(Successor)	(Predecessor)
	(000’s omitted, except share and per share data)

Cash flows from operating activities:
Net income (loss)	$22,418	$6,562	$(4,248)	$8,333
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of bond discount	149	499	434	394
Amortization of intangible assets	140	140	70	—
Depreciation of fixed assets	374	164	55	58
Loss on disposal of fixed assets	—	6	4	4
Realized (losses) gains on sales of investments	893	484	15	(736)
Income taxes incurred but not paid	12,115	3,352	(2,609)	3,673
Change in assets and liabilities:
Accrued interest income	10	(116)	(101)	(207)
Premiums receivable	(3,604)	(433)	968	(300)
Reinsurance recoverable	17,134	(863)	(6,063)	1,691
Deferred policy acquisition costs	(3,574)	(1,095)	263	154
Prepaid reinsurance premium	(1,583)	816	(232)	840
Other assets	30	56	(23)	105
Unpaid losses and loss expenses	(35,132)	819	19,125	(7,115)
Unearned premiums	10,004	2,850	(294)	(2,121)
Commissions payable	(1,800)	396	379	(281)
Accounts payable and accrued expenses	635	(495)	2,337	(708)
Reinsurance payable	3,645	2,382	(802)	502
Other liabilities	(462)	907	(265)	274
Miscellaneous	12	(14)	(251)	82

Net cash provided by operating activities	21,404	16,417	8,762	4,642

Cash flows from investing activities:
Sale of fixed maturity securities	20,414	65,085	17,877	4,156
Sale of equity securities	—	—	—	4,192
Purchase of fixed maturity securities	(25,437)	(81,038)	(32,029)	(9,772)
Purchase of equity securities	—	—	—	(3,094)
Net (purchases) sales of short-term investments	(3,323)	(1,420)	118	(120)
Purchase of fixed assets	(958)	(773)	(21)	(16)

Net cash used in investing activities	(9,304)	(18,146)	(14,055)	(4,654)

Cash flows from financing activities:
Dividends paid	(5,072)	—	—	—
Capital contribution	—	—	7,000	—

Net cash (used in) provided by financing activities	(5,072)	—	7,000	—

Net increase (decrease) in cash and cash equivalents	7,028	(1,729)	1,707	(12)
Cash and cash equivalents, beginning of period	7,481	9,210	7,503	7,515

Cash and cash equivalents, end of period	$14,509	$7,481	$9,210	$7,503

Supplemental disclosures of noncash information:
Cash paid during the period for:
Effect of pushed down accounting related to capital contribution of intangible assets	—	—	$1,400	—

See accompanying notes to consolidated financial statements.

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements
(000’s omitted, except share and per share data)

1.	Nature of Operations

The consolidated financial statements of Hermitage Insurance Company (the “Company”) include its accounts and those of its wholly-owned insurance subsidiary company, Kodiak Insurance Company (“Kodiak”).

The Company was incorporated in the State of New York in 1984, to underwrite commercial property and liability risks. Business is received from a number of excess and surplus lines wholesale producers. The Company is domiciled in New York, is admitted in New York, Georgia, New Jersey, Pennsylvania, and Rhode Island and qualifies as an approved non-admitted insurer in thirty-one additional states.

Pursuant to a transaction that closed on June 3, 2005, the Company was purchased by 2005662 Ontario Limited (“Ontario Limited”), a wholly-owned subsidiary of Brookfield Asset Management, each of which are incorporated in the Province of Ontario, Canada. As part of the transaction, Brookfield Asset Management, formerly Brascan Corporation, acquired the Company and its subsidiaries, Kodiak and Vantage Data Corporation (“Vantage Data”). The acquisition was approved by the State of New York Insurance Department on March 18, 2005 and the State of New Jersey Department of Banking and Insurance on April 7, 2005.

On December 21, 2005, the Company was conveyed from Ontario Limited to Brookfield Asset Management. On December 22, 2005, the Company was transferred from Brookfield Asset Management to Brascan US Holdings, Inc., a wholly-owned subsidiary of Brookfield Asset Management incorporated in the Province of Ontario, Canada. On December 31, 2005, the Company was transferred from Brascan US Holdings, Inc. to Brookfield US Corporation, a wholly-owned subsidiary of Brookfield Asset Management incorporated in the State of Delaware.

In 1997, the Company purchased 100% of the outstanding stock of Kodiak for $2,500 and subsequently contributed additional capital in the form of cash and investments with a cost of $3,113. The acquisition was approved by the State of New Jersey Department of Banking and Insurance on November 24, 1997. On December 31, 2007, the Company accrued a surplus contribution to Kodiak in the amount of $5,100. This transaction was submitted to the New York State Insurance Department for approval and was ultimately settled on February 5, 2008. Kodiak is domiciled in the State of New Jersey and is licensed to write certain property and casualty lines in New Jersey.

2.	Acquisition

As a result of Ontario Limited’s acquisition of ownership interest of the Company, the Company adopted the “push down” method of accounting effective June 3, 2005. Under this method, and in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, the assets and liabilities of the Company were revalued to reflect Ontario Limited’s cost basis, which is based on the fair values of such assets and liabilities on the date Ontario Limited’s ownership interests were acquired. In accordance with SFAS No. 141, the cost of the acquisition was allocated to assets acquired and liabilities assumed based on the fair values as of the close of acquisition. As a result, the Company recorded intangible assets in the amount of $1,400. No other adjustments were made to the carrying value of other assets or

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

liabilities. The effect of the use of the push down accounting as a result of Ontario Limited’s acquisition of common stock is as follows:

Assets:
Investments	$111,374
Cash	7,503
Accounts receivable, net	6,877
Reinsurance recoverable	23,256
Deferred policy acquisition costs	5,441
Prepaid insurance premiums	3,247
Deferred tax asset	3,690
Intangible assets	1,400
Fixed assets, net	149
Other assets	1,445

Total assets	164,382

Liabilities:
Unpaid losses and loss expenses	85,002
Unearned premiums	20,673
Other liabilities	7,965

Total liabilities	113,640

Total purchase price	$50,742

The effect of the new basis of accounting and acquisition of common stock on the Company’s equity was recorded through additional paid-in capital. For purposes of identification and description, the Company is referred to as “Predecessor” for the period from January 1, 2005 to June 2, 2005 and as “Successor” for the period from June 3, 2005 to December 31, 2005.

3.	Summary of Significant Accounting Policies

(a)	Principles of Consolidation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and reflect the consolidated accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated.

(b)	Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

(c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future, as more information becomes known which could impact the amounts reported and disclosed herein.

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

(d)	Investments

All of the Company’s fixed maturity and equity securities are classified as available-for-sale securities, and are stated at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity, net of applicable deferred taxes.

The Company does not invest in, hold or issue any derivative financial instruments.

Premium and discount amounts are amortized into income based on the stated contractual lives of the securities. The Company recognizes income for the mortgage-backed and asset-backed bond portion of its fixed maturity securities portfolio using the constant effective yield method.

Net investment income, consisting of interest and dividends, net of investment expense, is recognized when earned. Realized gains and losses on investments are recognized when investments are sold or redeemed on a specific identification basis.

(e)	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost, which approximates their fair values. Investments having an original maturity of less than one year at the date of acquisition are classified as short-term investments. Securities having maturities of less than three months are classified as cash equivalents.

(f)	Insurance Premiums

Premiums including amounts related to ceded reinsurance are earned pro rata over the terms of the policies. The reserve for unearned premiums is determined on a daily pro-rata basis.

(g)	Deferred Policy Acquisition Costs

Deferred policy acquisition costs are costs that vary with and are primarily related to the production of new and renewal business. Such costs include commissions, premium taxes and certain underwriting and policy issuance costs which are deferred when incurred and amortized to expense as the related written premiums are earned.

(h)	Losses and Loss Expenses

The Company’s reserves for loss and loss adjustment expenses include a) estimates for claims reported prior to the close of the accounting period, b) estimates for claims incurred but not reported as of the close of the accounting period, c) development of claims paid and/or reported prior to the close of the accounting period and d) deductions for anticipated reinsurance recoverables related to these items.

Losses and loss adjustment expenses represent the estimated ultimate net cost of all reported and unreported amounts incurred through December 31 of each period presented. The Company does not discount loss and loss adjustment expense reserves. The reserves for unpaid losses and loss adjustment expenses are estimated using individual case-basis valuations and statistical analyses. Those estimates are subject to the effects of trends in loss severity and frequency, and were based on the best data available to the Company; however, due to the size of the Company and its limited spread of risk, those estimates are subject to a significant degree of inherent variability. Those estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations. Although management believes that the estimates of the reserves for unpaid losses and loss adjustment expenses at December 31, 2007, 2006, and 2005 are reasonable in the circumstances, it is possible that the Company’s actual incurred losses and loss adjustment expenses not conform to the assumptions inherent in the determination of the reserves; accordingly, the ultimate settlement of losses and loss adjustment

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

expenses may vary significantly from the estimates included in the Company’s financial statements. The Company does not reserve for salvage and subrogation recoveries.

(i)	Reinsurance

Reinsurance premiums ceded are charged against income ratably over the life of the contract. Amounts recoverable from reinsurers are estimated in a manner consistent with the liability for unpaid losses and loss adjustment expenses associated with the reinsured policies. Reserves for losses and loss adjustment expenses and unearned premiums ceded to reinsurers have been reported as assets in the consolidated balance sheets. Amounts shown in the accompanying consolidated statements of operations and comprehensive income (loss) for earned premiums, losses and loss adjustment expenses, commissions and operating expenses include both direct and assumed business and are presented net of reinsurance ceded.

(j)	Fixed Assets

Depreciation on leasehold improvements is computed using the straight-line method over the lease term. Depreciation on furniture and equipment, computer hardware and software is computed using the straight-line method over the estimated useful lives of three years.

Expenditures for major renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged to income as incurred. When fixed assets are retired, or otherwise disposed of, the cost thereof and related accumulated depreciation are eliminated from the accounts. Any gain or loss on disposal is credited or charged to operations.

(k)	Income Taxes

The Company accounts for income taxes using the liability method. Accordingly, deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates expected to apply in the years in which the differences are expected to reverse.

(l)	Intangibles

The Company’s acquisition by Ontario Limited in June 2005 resulted in additional intangibles of $1,400. The Company recorded the intangibles and additional paid-in capital for this amount in accordance with SFAS No. 141. The intangibles consist of the following:

		Useful Lives

Distribution network	$300	5 years
Trade names	400	Indefinite
Software	400	5 years
State licenses	300	Indefinite

	$1,400

	December 31,
			2005
	2007	2006	(Successor)

Intangible assets	$1,400	$1,400	$1,400
Accumulated amortization	(350)	(210)	(70)

Net	$1,050	$1,190	$1,330

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

The Company recorded amortization expense of $140 in 2007 and 2006 and $70 during the period from June 3, 2005 to December 31, 2005.

The Company performs an annual impairment analysis to identify potential impairment related to indefinite life intangible assets and measures the amount of impairment loss, if any, to be recognized. This annual test is performed on December 31 of each year or more frequently if events or circumstances change that require the Company to perform the impairment analysis on an interim basis.

(m)	Other Comprehensive Income (Loss)

Other comprehensive income (loss) consists of net unrealized investment gains or losses on available-for-sale securities and is presented separately in Note 4. These amounts are reported net of deferred income taxes.

(n)	Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, premium receivables and accounts payable approximate those assets and liabilities fair values due to the short-term nature of the instruments. The fair value of investments is addressed in Note 4.

(o)	New Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, an amendment of FASB Statements No. 133 and 140. SFAS No. 155 requires that beneficial interests in securitized financial assets be analyzed to determine whether they are freestanding derivatives or hybrid instruments that contain an embedded derivative requiring bifurcation and permits entities to fair value any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s fiscal year that begins after September 15, 2006. In January 2007, the FASB released Statement 133 Implementation Issue No. B40, “Embedded Derivatives: Application of Paragraph 13(b) to Securitized Interests in Prepayable Financial Assets” (“B40”). Implementation Issue No. B40 provides a limited scope exception from paragraph 13(b) of SFAS No. 133 for securitized interests that contain only an embedded derivative that is tied to the prepayment risk of the underlying prepayable financial assets if certain criteria are met. Implementation Issue No. B40 is effective upon the adoption of SFAS No. 155 with certain exceptions. The Company adopted SFAS No. 155 effective January 1, 2007 and it did not have a material impact on its financial condition or results of operations.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109)” (“FIN 48”) to be effective for fiscal years beginning after December 15, 2007. FIN 48 sets forth criteria for recognition and measurement of tax positions taken or expected to be taken in a tax return. FIN 48 requires that companies recognize the impact of a tax position if that position is “more likely than not” of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest, penalties, accounting in interim periods and disclosure. The Company does not believe the adoption will have a material impact on its financial condition and results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and enhances disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

periods within those fiscal years. The Company does not believe the adoption will have a material impact on its financial condition or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which provides reporting entities an option to report selected financial assets, including investment securities designated as available-for-sale, and liabilities, including most insurance contracts, at fair value. SFAS No. 159 establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The standard also requires additional information to aid financial statement users’ understanding of a reporting entity’s choice to use fair value on its earnings and also requires entities to display on the face of the balance sheet the fair value of those assets and liabilities which the reporting entity has chosen to measure at fair value. SFAS No. 159 is effective as of the beginning of a reporting entity’s first fiscal year beginning after November 15, 2007. The Company has elected not to apply the provisions of SFAS No. 159 to its eligible financial assets and financial liabilities on the date of the adoption. Accordingly, the initial application of SFAS No. 159 has no effect on the Company.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”. SFAS No. 141 (R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree and recognizes and measures the goodwill acquired in any business combination or a gain from any bargain purchase. SFAS No. 141(R) also sets forth the disclosures required to be made in the financial statements to evaluate the nature and financial effects of any business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, SFAS No. 141(R) will be applied by the Company to business combinations occurring on or after January 1, 2009.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”. SFAS No. 160 establishes accounting and reporting standards that require that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity; the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; and changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. SFAS No. 160 also requires that any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value when a subsidiary is deconsolidated. SFAS No. 160 also sets forth the disclosure requirements to identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. SFAS No. 160 must be applied prospectively as of the beginning of the fiscal year in which SFAS No. 160 is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements are applied retrospectively for all periods presented. The Company does not have any noncontrolling interests and, therefore, does not believe the adoption will have a material impact on its financial condition or results of operations.

In September 2006, the Securities and Exchange Commission (the “SEC”) released SEC Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”, which addresses how uncorrected errors in previous years should be considered when quantifying errors in current-year financial statements. SAB No. 108 requires registrants to consider the effect of all carry-over and reversing effects of prior year misstatements when quantifying

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

errors in current year financial statements. SAB No. 108 does not change the SEC staff’s previous guidance on evaluation of the materiality of errors. It allows registrants to record the effects of adopting the guidance as a cumulative effect adjustment to retained earnings. This adjustment must be reported as of the beginning of the first fiscal year ending after November 15, 2007 (January 1, 2006 for calendar year-end companies in either the 2006 year-end Form 10-K or third quarter Form 10-Q). The adoption of SAB No. 108 did not have a material impact on the financial condition or results of operations of the Company.

Statement of Position 05-1, “Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts” (“SOP 05-1”), became effective January 1, 2007. SOP 05-1 provides guidance on accounting for deferred acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in SFAS No. 97, “Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments”. SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverage that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. The adoption of SOP 05-1 did not have a material impact on the financial condition or results of operations of the Company.

4.	Investments

The amortized cost and fair value of investments are as follows:

	December 31, 2007
	Gross	Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Fixed maturity securities:
U.S. Government securities	$6,563	$328	$—	$6,891
Mortgage and asset-backed securities	57,209	949	(345)	57,813
Corporate securities	73,051	1,486	(340)	74,197
Agency securities	2,751	3	(5)	2,749
Municipal securities	511	5	—	516

Total fixed maturity securities	140,085	2,771	(690)	142,166
Equity securities	3,094	718	—	3,812

Total	$143,179	$3,489	$(690)	$145,978

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

	December 31, 2006
	Gross	Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Fixed maturity securities:
U.S. Government securities	$7,233	$54	$(44)	$7,243
Mortgage and asset-backed securities	53,130	479	(525)	53,084
Corporate securities	69,265	612	(473)	69,404
Agency securities	5,946	—	(115)	5,831
Municipal securities	542	10	—	552

Total fixed maturity securities	136,116	1,155	(1,157)	136,114
Equity securities	3,094	594	—	3,688

Total	$139,210	$1,749	$(1,157)	$139,802

	December 31, 2005
	Gross	Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Fixed maturity securities:
U.S. Government securities	$10,478	$10	$(168)	$10,320
Mortgage and asset-backed securities	24,851	73	(491)	24,433
Corporate securities	85,825	468	(733)	85,560

Total fixed maturity securities	121,154	551	(1,392)	120,313
Equity securities	3,094	167	(11)	3,250

Total	$124,248	$718	$(1,403)	$123,563

The amortized cost and fair value of investments in fixed maturity securities at December 31, 2007, by contractual maturity, are as follows:

	Amortized	Fair
	Cost	Value

Due in one year or less	$9,375	$9,352
Due after one year through five years	40,292	40,829
Due after five years through ten years	27,869	28,654
Due after ten years	5,340	5,518
Mortgage and asset-backed securities	57,209	57,813

Total	$140,085	$142,166

The above maturity table includes maturities which may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Proceeds from the sale of available-for-sale fixed maturity securities for the years ended December 31, 2007 and 2006 were $20,414 and $65,085, respectively, and for the periods from June 3, 2005 to December 31, 2005 and January 1, 2005 to June 2, 2005 were $17,877 and $4,156, respectively.

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

Net investment income by category of investment consisted of the following:

			Period from	Period from
			June 3, 2005	January 1, 2005
			to	to
	Year Ended December 31,		December 31, 2005	June 2, 2005
	2007	2006	(Successor)	(Predecessor)

Fixed maturity securities	$7,229	$5,964	$2,648	$1,734
Equity securities	74	70	42	20
Cash and short-term investments	634	510	179	66
Other investments	1	2	15	—

Total investment income	7,938	6,546	2,884	1,820
Investment expenses	(494)	(410)	(281)	(185)

Net investment income	$7,444	$6,136	$2,603	$1,635

At December 31, 2007, 2006, and 2005, fixed maturity securities of $2,378, $2,290 and $2,267, respectively, were on deposit with the various states where the insurance companies conduct business.

The change in net unrealized gains (losses) on investments, and related tax effect, is as follows:

	December 31,		December 31, 2005	June 2, 2005
	2007	2006	(Successor)	(Predecessor)

Unrealized holding gains/(losses) on fixed maturity securities	$2,081	$(2)	$(841)	$777
Unrealized holding gains on equity securities	718	594	156	51

	2,799	592	(685)	828
Tax effect	(978)	(206)	242	(288)

Net of tax	1,821	$386	$(443)	$540

Change in unrealized gains/(losses) on securities, net of tax	$1,435	$829	$(983)	$(612)

The Company has reviewed its mortgage-backed security portfolio and determined that the majority of these investments are in pools that are backed by loans made to well qualified borrowers or in tranches that have minimal default risk. Predominately, all of the Company’s mortgage-backed securities that were issued by financial institutions participating in subprime lending activities are of investment grade quality. However, the estimated fair values of these investments are subject to fluctuation and unrealized holding gains and losses are generally recorded in other comprehensive income. However, if a decline in fair value is determined to be other-than-temporary, the cost basis is written down to estimated fair value through earnings. During the year ended December 31, 2007, the Company recognized $967 in other-than-temporary impairment losses on certain of its asset-backed fixed maturity securities that it does not have the intent to hold into a period where recovery may occur.

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

The table below summarizes the gross unrealized losses of fixed maturity securities as of December 31, 2007, 2006 and 2005 based on the duration that the security has remained in an unrealized loss position:

	December 31, 2007
	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss

Mortgage and asset-backed securities	$4,182	$(155)	$16,919	$(190)	$21,101	$(345)
Corporate securities	11,361	(247)	12,359	(93)	23,720	(340)
Agency securities	—	—	895	(5)	895	(5)

Total fixed maturity securities	$15,543	$(402)	$30,173	$(288)	$45,716	$(690)

	December 31, 2006
	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss

U.S. Government securities	$2,647	$(13)	$1,865	$(31)	$4,512	$(44)
Mortgage and asset-backed securities	4,732	(19)	19,437	(506)	24,169	(525)
Corporate securities	13,922	(64)	16,919	(409)	30,841	(473)
Agency securities	—	—	5,831	(115)	5,831	(115)

Total fixed maturity securities	$21,301	$(96)	$44,052	$(1,061)	$65,353	$(1,157)

	December 31, 2005
	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss

U.S. Government securities	$10,320	$(168)	$—	$—	$10,320	$(168)
Mortgage and asset-backed securities	24,433	(491)	—	—	24,433	(491)
Corporate securities	85,560	(733)	—	—	85,560	(733)

Total fixed maturity securities	$120,313	$(1,392)	$—	$—	$120,313	$(1,392)

The fixed maturity securities with continuous unrealized losses for less than 12 months were primarily due to the impact of higher market interest rates rather than a decline in credit quality.

5.	Fixed Assets, net

Fixed assets, net of accumulated depreciation, consist of the following:

	December 31,
	2007	2006	2005

Leasehold improvements	$110	$110	$97
Furniture and equipment	347	283	288
Computer hardware and software	1,893	999	386

	2,350	1,392	771
Less: Accumulated depreciation	1,052	678	660

Fixed assets, net	$1,298	$714	$111

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

Depreciation expense was $374 and $164 for the years ended December 31, 2007 and 2006, respectively, and $55 and $58 for the periods from June 3, 2005 to December 31, 2005 and January 1, 2005 to June 2, 2005, respectively.

6.	Unpaid Losses and Loss Expenses

The following table provides a reconciliation of the beginning and ending balances for unpaid losses and loss adjustment expenses for 2007, 2006, and 2005:

	2007	2006	2005

Balance, January 1,	$104,946	$104,127	$92,116
Less: reinsurance recoverables	28,870	29,374	24,087

Net balance, January 1,	76,076	74,753	68,029

Incurred losses and loss expenses:
Provision for current year claims	27,361	25,428	28,862
Decrease in provision for prior years’ claims	(24,159)	(3,761)	(5,996)

Total incurred losses and loss expenses	3,202	21,667	22,866

Payment for losses and loss expenses:
Payment on current year claims	(5,159)	(3,493)	(5,317)
Payment on prior years’ claims	(16,862)	(16,851)	(10,825)

Total payments for losses and loss expenses	(22,021)	(20,344)	(16,142)

Net balance, December 31,	57,257	76,076	74,753
Plus: Reinsurance recoverables	12,557	28,870	29,374

Balance, December 31,	$69,814	$104,946	$104,127

The provision for incurred losses and loss adjustment expenses of prior years decreased in 2006 and 2005 primarily as a result of the re-estimation of unpaid loss and loss adjustment expenses principally in the “other liability” line of business.

In 2007, the provision for incurred losses and loss adjustment expenses of prior years decreased as a result of the Company’s newly implemented enhanced reserve estimation methodology, principally in the commercial multi-peril, other liability and products liability lines of business. While within an acceptable range, there is a significant potential for material deviation in the Company’s loss and loss adjustment expense reserves. The effect on loss and loss adjustment expense reserves caused by the change in estimate was $24,159.

7.	Reinsurance

Certain premiums and claims are assumed from and ceded to other insurance companies under various reinsurance agreements. Reinsurance contracts do not relieve the Company from its obligations to policyholders and failure of reinsurers to honor their obligations could result in losses to the Company.

In the ordinary course of business, the Company reinsures a significant portion of its policies with reinsurance companies through excess of loss agreements. Such agreements serve to limit the Company’s potential loss from any one risk or total losses in the aggregate. The Company ceded losses in excess of $150 from January 1, 1999 through June 30, 2000, in excess of $175 from July 1, 2000 through December 31, 2000, in excess of $200 during 2001 and 2002, in excess of $225 during 2003 and 2004, in excess of $250 during 2005 and 2006 and in excess of $350 during 2007.

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

On December 20, 2007, the Company entered into a 100% Quota Share Reinsurance Agreement with American Resources Insurance Company (“ARIC”). In accordance with the agreement, the Company assumes all policies written by ARIC, excluding those issued in the Auto Warranty line of business, with an effective date on or after October 1, 2007. As of December 31, 2007, the Company had an assumed premium receivable of $2,294 and assumed reinsurance payable on paid losses and loss adjustment expenses of $7 related to this treaty. Subsequent to December 31, 2007, this agreement was terminated, effective January 1, 2008.

The Company continually evaluates the financial condition of their reinsurers and monitor concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize their exposure to significant losses from future reinsurer insolvencies.

The effect of reinsurance on premiums written and earned is as follows:

		Year Ended December 31,
	2007		2006
	Written	Earned	Written	Earned

Direct	$68,838	$62,304	$54,000	$51,097
Assumed	3,959	489	138	189
Ceded	(11,204)	(9,621)	(6,202)	(7,018)

Net	$61,593	$53,172	$47,936	$44,268

	Period from
	June 3, 2005 to December 31, 2005		Period from
	(Successor)		January 1, 2005 to June 2, 2005 (Predecessor)
	Written	Earned	Written	Earned

Direct	$27,848	$28,122	$18,650	$20,755
Assumed	269	289	57	65
Ceded	(5,369)	(5,136)	(2,913)	(3,746)

Net	$22,748	$23,275	$15,794	$17,074

The reinsurance ceded is as follows:

	2007	2006	2005

Unpaid losses and loss adjustment expenses	$12,557	$28,870	$29,374
Prepaid premiums	4,246	2,663	3,479
Losses and loss adjustment expenses incurred	(9,182)	6,831	8,244

Losses and loss adjustment expenses ceded for the periods from June 3, 2005 to December 31, 2005 and January 1, 2005 to June 2, 2005 were $8,609 and $(365), respectively.

8.	Income Taxes

The Company’s Federal income tax return is consolidated with Brascan (US) Corporation and, on a consolidated basis, had no Federal income tax liability. The Company is not a party to any tax allocation or tax sharing agreement at this time. In accordance with SFAS No. 109, the financial statements include a provision for Federal income taxes incurred even though payment of this item was not contractually required. Due to the absence of a tax allocation or tax sharing agreement, an offsetting amount was reported through stockholders’ equity and deemed as a capital contribution.

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

Significant components of the provision (benefit) for income taxes are as follows:

			Period from	Period from
			June 3, 2005	January 1,
	Year Ended		to	2005 to
	December 31,		December 31, 2005	June 2, 2005
	2007	2006	(Successor)	(Predecessor)

Total current provision (benefit)	$10,988	$2,848	$(1,761)	$3,254
Total deferred provision (benefit)	1,127	504	(848)	419

Total provision (benefit)	$12,115	$3,352	$(2,609)	$3,673

The reconciliation of income tax computed at the Company’s U.S. Federal statutory rate of 35% to the reported income tax provision (benefit) is as follows:

			Period from	Period from
	Year Ended		June 3, 2005 to	January 1, 2005 to
	December 31,		December 31, 2005	June 2, 2005
	2007	2006	(Successor)	(Predecessor)

Income tax provision (benefit) at prevailing corporate income tax rates applied to pretax income	$12,087	$3,470	$(2,400)	$4,202
Increase (decrease) in:
Nontaxable investment income	(8)	(199)	(272)	(158)
Other	36	81	63	(371)

Net income tax provision (benefit)	$12,115	$3,352	$(2,609)	$3,673

Significant components of the Company’s net deferred tax assets as of December 31, 2007, 2006, and 2005 are as follows:

	December 31,
	2007	2006	2005

Deferred tax assets:
Unearned premium reserves	$2,027	$1,440	$1,149
Unpaid loss reserves	2,603	3,757	3,806
Allowance for doubtful accounts	735	385	385
Deferred compensation	—	—	363
Impairment related losses	338	—	—

Total deferred tax assets	5,703	5,582	5,703

Deferred tax liabilities:
Deferred policy acquisition costs	3,446	2,197	1,811
Intangible assets	368	417	466
Unrealized gains (losses) on securities	979	206	(239)

Total deferred tax liabilities	4,793	2,820	2,038

Net deferred tax asset	$910	$2,762	$3,665

At December 31, 2007, the Company had no unused operating loss carryforwards or alternative minimum tax credit carryforwards to offset against future taxable income.

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

Management periodically evaluates the reliability of its net deferred tax asset and adjusts the level of the valuation allowance if it is deemed more likely than not that all or a portion of the asset is not realizable.

9.	Statutory Financial Statements

The insurance companies prepare their statutory financial statements in accordance with accounting practices prescribed or permitted by the respective Departments of Insurance in which they are domiciled (“SAP”).

Prescribed SAP includes a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted SAP encompass all other accounting policies allowed by various departments of insurance.

The consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with GAAP, which differ in certain respects from SAP.

The principal differences relate to (1) acquisition costs incurred in connection with acquiring new and renewal business are charged to expense under SAP but under GAAP are deferred and amortized as the related premiums are earned; (2) limitations on net deferred tax assets created by the tax effects of temporary differences; (3) loss and loss adjustment expense and unearned premium reserves are presented gross of reinsurance with a corresponding asset recorded; and (4) fixed maturity securities that qualify as available-for-sale are carried at fair value and changes in fair value are reflected directly in stockholders’ equity, net of related deferred taxes.

Statutory basis surplus and statutory basis net income of the Company are as follows:

	As of and for the Year Ended December 31, 2007
	Statutory	Gaap	Statutory	Gaap
	Surplus	Equity	Net Income	Net Income

Company	$76,871	$89,760	$30,876	$22,418

	As of and for the Year Ended December 31, 2006
	Statutory	Gaap	Statutory	Gaap
	Surplus	Equity	Net Income	Net Income

Company	$50,724	$59,944	$7,401	$6,562

	As of and for the Period from June 3, 2005 to December 31, 2005
	Statutory	Gaap	Statutory	Gaap
	Surplus	Equity	Net Income	Net Income

Company	see note	$49,696	see note	$(4,248)

	As of and for the Period from January 1, 2005 to June 2, 2005
	Statutory	Gaap	Statutory	Gaap
	Surplus	Equity	Net Income	Net Income

Company	see note	$49,342	see note	$8,333

The Company’s statutory basis surplus and net income for the twelve months ended December 31, 2005 were $41,847 and $8,286, respectively.

10.	Preferred Stock

The preferred stock consists of 385 shares at a par value of $7.792 with the following terms. The annual dividend rate of the preferred stock is 4%. The liquidation value of the preferred stock is $7.792 per share plus unpaid cumulative preferred dividends.

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

Each convertible preferred shareholder shall have the right at any time and from time to time to convert all or any part of the convertible preferred shares held by such shareholder into common shares on the basis of one (1) common share for each convertible preferred share converted into a common share, all such common shares issued to the holder of convertible preferred shares on such conversion to be fully paid and non-assessable shares.

11.	Dividend Restrictions

Insurance companies are required by law to maintain certain minimum surplus on a statutory basis, and are subject to risk-based capital requirements and to regulations under which payment of a dividend from statutory surplus is restricted and may require prior approval of regulatory authorities. Applying the current regulatory restrictions as of December 31, 2007, and to the extent that statutorily defined surplus is available, $7,687 would be available for distribution without prior approval. Distribution by the Insurance Companies of the excess of GAAP stockholders’ equity over statutory capital and surplus to the Company is prohibited by law.

The Company declared and paid dividends on common stock of $5,072 during the year ended December 31, 2007. The Company did not declare or pay any dividends on common stock during the years ended December 31, 2006 and 2005.

12.	Risk-Based Capital

Insurance companies are subject to certain risk-based capital (“RBC”) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a property and casualty insurance company is to be determined based on the various risk factors related to it. At December 31, 2007, 2006, and 2005, each of the insurance companies met or exceeded its minimum RBC requirements.

13.	Retirement Benefit Plan

The Company maintains a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code for all employees. The Company matches an amount equal to one hundred percent of each participating employee’s pretax contribution to a maximum of 4% of annual gross salary. The Company’s contributions to the plan for 2007 and 2006 were $128 and $136, respectively, and for the periods from June 3, 2005 to December 31, 2005 and January 1, 2005 to June 2, 2005 were $80 and $54, respectively.

14.	Lease Obligations

The Company and its subsidiary lease office space suitable to conduct its operations, including its home office in White Plains, New York, and office facilities in Atlanta, Georgia and Glastonbury, Connecticut under varying terms and expiration dates. These leases are considered operating leases for financial reporting purposes. Some of these leases have options to extend the length of the leases and contain clauses for cost of living, operating expense and real estate tax adjustments. Rental expense was $436 and $408 in 2007 and 2006, respectively, and $220 and $146 for the periods from June 3, 2005 to December 31, 2005 and January 1, 2005 to June 2, 2005, respectively.

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

At December 31, 2007, future minimum lease payments under non-cancelable real estate leases (without provisions for sublease income) are as follows:

Year Ending
December 31,

2008	$440
2009	441
2010	443
2011	118

Certain rental commitments have renewal options extending through the year 2011. Some of these renewals are subject to adjustments in future periods.

15.	Related Party Transactions

For the years ended December 31, 2007, 2006 and 2005, written premiums of $1,859, $1,661 and $1,157, respectively, with related commissions of $409, $366 and $257, respectively, were produced by an entity for which one of its principals is on the Company’s Board of Directors. At December 31, 2007, 2006, and 2005, amounts included in premiums receivable from this entity were $174, $219 and $72, respectively.

16.	Contingencies

The Company is involved in litigation in the claims settlement process in the normal course of business. However, the Company is not subject to any current or pending legal proceedings that management believes are likely to have a material adverse effect on the accompanying financial statements.

17.	Subsequent Events

On February 8, 2008, Kodiak entered into a 100% Quota Share Reinsurance Agreement with ARIC. In accordance with the agreement, the Company assumes all policies written by ARIC, excluding those issued in the Auto Warranty line of business, with an effective date on or after January 1, 2008.

On July 31, 2008, Kodiak entered into an additional 100% Quota Share Reinsurance Agreement with ARIC. In accordance with the agreement, Kodiak assumed the unearned premium on all policies in force at October 1, 2007, excluding those issued in the Auto Warranty line of business, and also assumes the losses arising under such policies occurring on or after October 1, 2007. This agreement was approved by the New Jersey Department of Banking and Insurance on July 17, 2008 and the State of Alabama Insurance Department on July 28, 2008.

On March 18, 2008, the Company was transferred from Brookfield US Corporation to Brookfield Insurance Holdings, Inc., a wholly-owned subsidiary incorporated in the State of Delaware. On March 31, 2008, Brookfield Insurance Holdings, Inc. changed its name to HIG, Inc. (“HIG”).

On August 27, 2008, Tower Group, Inc. (“Tower”) and CastlePoint Holdings, Ltd. (“CastlePoint”) announced that CastlePoint Reinsurance Company, Ltd., a Bermuda-based subsidiary of CastlePoint, entered into a definitive agreement to acquire HIG. Under the terms of the agreement, CastlePoint will pay Brookfield US Corporation $27,000 in cash plus the adjusted closing book value of HIG.

On August 5, 2008, Tower announced that it had entered into a definitive agreement to acquire CastlePoint. As a result of the purchase of HIG, Tower and CastlePoint entered into a separate agreement pursuant to which, following CastlePoint’s acquisition of HIG, Tower agreed to buy HIG’s operating assets including rights to policy renewals and producer appointments. Tower and CastlePoint do not expect to consummate this renewal rights transaction unless Tower’s acquisition of CastlePoint is not consummated or is delayed. If this renewal rights transaction were to close, Tower and CastlePoint have agreed to extend all of

Hermitage Insurance Company and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

the reinsurance, management and service agreements between themselves or their respective subsidiaries for one additional year upon their expiration, currently scheduled for March 31, 2010, at commission and management fee terms which have been set to approximate current market terms, provided that, under certain limited circumstances, the extension will be for 6 months.

Upon the sale of the operating assets to Tower, CastlePoint will retain HIG’s financial assets including capital in the operating insurance companies, insurance licenses, loss and loss adjustment expense reserves and unearned premium reserves. In addition, Tower’s managing general agency, Tower Risk Management, will manage HIG’s operating insurance companies on behalf of CastlePoint based upon the terms of existing management and service agreements between Tower and CastlePoint.

The transactions between HIG and CastlePoint and those between Tower and CastlePoint, including any ancillary agreements, are subject to customary regulatory approvals.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
SPECIAL MEETING OF STOCKHOLDERS — NOVEMBER 10, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of Specialty Underwriters’ Alliance, Inc., a Delaware corporation (the “Company”), hereby appoints Courtney C. Smith, Peter E. Jokiel, and Scott W. Goodreau and each of them the proxies of the undersigned with power to vote at the Special Meeting of Stockholders of the Company to be held at 9 a.m. local time on November 10, 2009 at 222 South Riverside Plaza, 19th Floor, in the Lake County Room, Chicago, IL 60606, and at any adjournment or postponement thereof (the “Special Meeting”), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Special Meeting and instructs the proxies to vote as directed on the reverse side.
(Continued and to be signed on the reverse side)
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on November 10, 2009:
The notice and Proxy Statement are available at www.suainsurance.com.
•	How to request a copy of materials for this Special Meeting or future stockholder meetings:
     1. By Internet — www.suainsurance.com
     2. By telephone — (888) 782-4672
     3. By email — InvestorRelations@suainsurance.com
•	To obtain directions to the Special Meeting, please contact Investor Relations at (312) 277-1600.

SPECIAL MEETING OF STOCKHOLDERS
OF
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
November 10, 2009
Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.

- Please detach along perforated line and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

☐ To change the address on your account, please check the box at left and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder____________________ Date ________ Signature of Stockholder____________________ Date ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.